Free Writing Prospectus
Pursuant to Rule 433
Registration Number: 333-177891
***************************************************************************

-----Original Message-----
From: Rbs Abs Syndicate (RBS SECURITIES INC) [mailto:rbsgc.abs@bloomberg.net]
Sent: Monday, March 03, 2014 3:12 PM
Subject: NEW ISSUE CMBS: WFRBS 2014-C19 *PRE-MARKETING TOP 10 & ANNEX A*

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov . Alternatively, RBS Securities Inc. will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071.

-------------------------------------------------------------------------------
This communication has been prepared by RBS plc, RBS N.V. or affiliate. It may constitute an invitation to consider a derivatives transaction. It is not within the requirements to promote the independence of research or an offering document and is not an offer, recommendation, nor confirmation of terms. Certain transactions mentioned may give rise to substantial risks and may not be suitable for all investors. RBS may have positions, deal or make markets in these securities or related derivatives. Prices are based on current information and are subject to change. RBS makes no representation or warranties to accuracy or completeness. http://www.rbsm.com/psp/public/pagebuilder.aspx?page=co0150

********************************************************************
Invitation to consider a derivatives transaction: This communication, where prepared by the sales and trading desk or desk strategists, may be marketing material, desk strategy and/or trader commentary.  It is not a product of the research department.  This material may constitute an invitation to consider entering into a derivatives transaction under U.S. CFTC Regulations §§ 1.71 and 23.605, where applicable, but is not a binding offer to buy/sell any financial instrument.  The views of the author may differ from others at The Royal Bank of Scotland plc, The Royal Bank of Scotland N.V. and/or RBS Securities Inc. (collectively "RBS").

This message (including any attachments) is confidential and/or privileged. It is to be used by the intended recipients only. If you have received it by mistake please notify the sender by return e-mail and delete this message from your system. Any unauthorized use or dissemination of this message in whole or in part is strictly prohibited. Please note that e-mails are inherently insecure and susceptible to change. The Royal Bank of Scotland Group, plc ("RBS") and its subsidiaries, and affiliates and subsidiary undertakings, including but not limited to, RBS plc New York and Connecticut Branches, RBS Securities Inc., The Royal Bank of Scotland N.V. New York and Chicago Branches (formerly named ABN AMRO Bank N.V.), Citizens Financial Group, Inc. and RBS Citizens, N.A., shall not be liable for the improper or incomplete transmission of the information contained in this communication or Attachment nor for any delay in its receipt or damage to your system. RBS does not guarantee that the integrity of this communication has been maintained nor that this communication is free of viruses, interceptions or interference. For the protection of RBS and its clients and customers, and in compliance with regulatory requirements, the contents of both incoming and outgoing e-mail communications, which could include proprietary information and non-public personal information (‘NPPI’), may be reviewed. RBS and its subsidiaries and affiliates do not guarantee the accuracy of any email or attachment, that an email will be received or that RBS or its affiliates and subsidiaries will respond to an email. RBS makes no representations that any information contained in this message (including any attachments) are appropriate for use in all locations or that transactions, securities, products, instruments or services discussed herein are available or appropriate for sale or use in all jurisdictions, or by all investors or counterparties. Those who utilize this information do so on their own initiative and are responsible for compliance with applicable local laws or regulations.

USA PATRIOT Act Customer Notice: To help the government fight the funding of terrorism and money laundering activities, federal law requires all U.S. financial institutions to obtain, verify, and record information that identifies each customer who opens an account. What this means to our customers: When we open an account on your behalf or we provide services to a business entity, we will ask for its name and address as well as a tax identification number for U.S. entities or other government issued identification number for non-US entities. In addition, we may also ask for documents and/or information relating to the business's formation as well as its principals and/or beneficial owners.

********************************************************************

Free Writing Prospectus
Preliminary Collateral Information

$1,103,631,380
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

WFRBS Commercial Mortgage Trust 2014-C19
as Issuing Entity

RBS Commercial Funding Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
NCB, FSB
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C19

March 3, 2014

RBS	Wells Fargo Securities
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

Deutsche Bank Securities Co-Manager

FREE WRITING PROSPECTUS EXPECTED TO BE DATED March 3, 2014

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

RBS is a trade name for the investment banking business of RBS Securities Inc. (“RBSSI”).  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA and SIPC, and Wells Fargo Bank, National Association.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes (due to, among other things, the possibility that the mortgage loans that comprise the pool may become delinquent or defaulted, may be removed or replaced and that similar or different mortgage loans may be added to the pool or may not be funded) at any time prior to issuance or availability of a final prospectus.  Such certificates are being offered on a “when, as and if issued” basis.  Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued with characteristics (including with respect to the underlying assets) that differ from the characteristics described in these materials.  The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates that are actually issued and the transaction having the characteristics described in these materials.  If the underwriters determine that one or more conditions are not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor any underwriter will have any obligation to such prospective investor to deliver any portion of the certificates that such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained in this free writing prospectus is preliminary as of the date hereof, supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.  These materials are subject to change, completion, supplement or amendment from time to time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Transaction Contact Information

Questions may be directed to any of the following individuals:

RBS Securities Inc.		Wells Fargo Securities, LLC

Todd Jaeger	Tel. (203) 897-2900	Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

Adam Ansaldi	Tel. (203) 897-0881	A.J. Sfarra	Tel. (212) 214-5613
	Fax (203) 873-3542		Fax (212) 214-8970

Jim Barnard	Tel. (203) 897-4417	Alex Wong	Tel. (212) 214-5608
	Fax (203) 873-4310		Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Renaissance Chicago Downtown

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody's):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$90,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$90,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	8.2%			Size:	553 rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$162,749
Borrower Name:	CWI Chicago Hotel, LLC			Year Built/Renovated:	1991/2012
Sponsor(1):	Carey Watermark Investors Incorporated			Title Vesting:	Leasehold
Mortgage Rate:	4.710%			Property Manager:	Renaissance Hotel Operating Company
Note Date:	December 20, 2013			3rd Most Recent Occupancy (As of):	73.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	72.9% (12/31/2011)
Maturity Date:	January 1, 2021			Most Recent Occupancy (As of):	78.0% (12/31/2012)
IO Period:	36 months			Current Occupancy (As of):	78.0% (10/31/2013)
Loan Term (Original):	84 months
Seasoning:	2 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(54),O(4)			3rd Most Recent NOI (As of):	$9,462,180 (12/31/2011)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$11,500,400 (12/31/2012)
Additional Debt:	None			Most Recent NOI (As of):	$12,210,541 (TTM 10/31/2013)
Additional Debt Type:	NAP
				U/W Revenues:	$49,356,889
				U/W Expenses:	$37,441,478
				U/W NOI:	$11,915,411
				U/W NCF:	$9,941,136
Escrows and Reserves(2):				U/W NOI DSCR:	2.12x
				U/W NCF DSCR:	1.77x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.2%
Taxes	$1,588,159	$264,693	NAP	U/W NCF Debt Yield:	11.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value(3):	$139,000,000
FF&E Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	December 1, 2013
PIP Reserve	$17,963,407	$0	NAP	Cut-off Date LTV Ratio(3):	64.7%
Deferred Maintenance	$1,301,722	$0	NAP	LTV Ratio at Maturity or ARD(3):	60.6%

(1)	The Renaissance Chicago Downtown mortgage loan is related to the loan identified in Annex A as WP Carey Extra Space Florida Portfolio.
(2)	See “Escrows” section.
(3)
The appraiser concluded to an “as renovated” value of $163,000,000, which assumes the property renovation is completed by December 1, 2014.  Based on the “as renovated” appraised value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 55.2% and 51.7%, respectively.

The Mortgage Loan.  The mortgage loan (the “Renaissance Chicago Downtown Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a full service hotel located in Chicago, Illinois (the “Renaissance Chicago Downtown Property”).  The Renaissance Chicago Downtown Mortgage Loan was originated on December 20, 2013 by Wells Fargo Bank, National Association. The Renaissance Chicago Downtown Mortgage Loan had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and accrues interest at an interest rate of 4.710% per annum.  The Renaissance Chicago Downtown Mortgage Loan had an initial term of 84 months, has a remaining term of 82 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Renaissance Chicago Downtown Mortgage Loan matures on January 1, 2021.

Following the lockout period, the borrower has the right to defease the Renaissance Chicago Downtown Mortgage Loan in whole, but not in part, on any date before October 1, 2020.  In addition, the Renaissance Chicago Downtown Mortgage Loan is prepayable without penalty on or after October 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHICAGO DOWNTOWN

Sources and Uses

Sources			Uses
Original loan amount	$90,000,000	55.5%	Purchase price	$139,000,000	85.7%
Sponsor’s new cash contribution	72,152,932	45.5	Reserves	2,889,881	1.8
			PIP reserve	17,963,407	11.1
			Closing costs	2,299,644	1.4
Total Sources	$162,152,932	100.0%	Total Uses	$162,152,932	100.0%

The Property.  The Renaissance Chicago Downtown Property is a 553-room, 27-story, full service hotel located in Chicago, Illinois. The Renaissance Chicago Downtown Property was constructed in 1991 and opened as the Stouffer Hotel and was rebranded as the Renaissance Hotel by Marriott in 2005.  The Renaissance Chicago Downtown Property underwent a $10.2 million renovation in 2012 which included upgrades to guest rooms and renovations to the lobby bar and the ballroom.  In addition, the sponsor is in the process of completing a $20.0 million self-directed property improvement plan (“PIP”), which is expected to be completed by December 2014.  The PIP includes a full renovation of all guest rooms, lobby, meeting space, kitchen, restaurant and bar area, elevators, windows and the HVAC system.  The Renaissance Chicago Downtown Property features 342 king bedroom guestrooms, 153 double queen bedroom guestrooms, 40 suite guestrooms and 18 executive guestrooms.  Amenities at the Renaissance Chicago Downtown Property include two restaurants and a café that is open for breakfast and lunch, a fitness center, swimming and whirlpool, spa, gift shop, business center, approximately 34,867 square feet of meeting space across 17 rooms and a 10,640 square foot Grand Ballroom.  The management agreement with Marriott expires in December 2025 with three 10-year renewal options at the property manager’s option.  The Renaissance Chicago Downtown Property was foreclosed upon by the prior lender in 2012 and the Renaissance Chicago Downtown Mortgage Loan is providing acquisition financing for the purchase of the property from the prior lender.  See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Renaissance Chicago Downtown Property:

Cash Flow Analysis

	2011		2012		TTM 10/31/2013		U/W		U/W $ per Room
Occupancy	72.9%		78.0%		78.0%		78.0%
ADR	$203.30		$208.41		$222.24		$222.24
RevPAR	$148.28		$162.52		$173.40		$173.40

Total Revenue	$44,085,565		$48,680,790		$49,356,889		$49,356,889		$89,253
Total Department Expenses	18,392,910		19,706,707		19,861,471		19,290,833		34,884
Gross Operating Profit	$25,692,655		$28,974,083		$29,495,418		$30,066,056		$54,369

Total Undistributed Expenses	11,603,426		12,657,521		12,377,268		12,377,254		22,382
Profit Before Fixed Charges	$14,089,229		$16,316,562		$17,118,150		$17,688,802		$31,987

Total Fixed Charges	4,627,049		4,816,162		4,907,609		5,773,391		10,440

Net Operating Income	$9,462,180		$11,500,400		$12,210,541		$11,915,411		$21,547
FF&E	1,763,423		1,947,232		1,974,294		1,974,276		3,570
Net Cash Flow	$7,698,757		$9,553,168		$10,236,247		$9,941,136		$17,977

NOI DSCR	1.69	x	2.05	x	2.18	x	2.12	x
NCF DSCR	1.37	x	1.70	x	1.83	x	1.77	x
NOI DY	10.5%		12.8%		13.6%		13.2%
NCF DY	8.6%		10.6%		11.4%		11.0%

Appraisal.  As of the appraisal valuation date of December 1, 2013, the Renaissance Chicago Downtown Property had an “as-is” appraised value of $139,000,000.  The appraiser concluded to an “as renovated” value of $163,000,000, which assumes the PIP is completed by December 1, 2014.

Environmental Matters.  According to the Phase I environmental site assessment dated November 1, 2013, there was no evidence of any recognized environmental conditions at the Renaissance Chicago Downtown Property.

Market Overview and Competition.  The Renaissance Chicago Downtown Property is located in Chicago, Illinois along the south side of West Wacker Drive, just south of the Chicago River and at the north end of State Street.  The Renaissance Chicago Downtown Property is also located in the State Street retail district and less than a half a mile from the Magnificent Mile, Millennium Park and Navy Pier.  Chicago is the headquarters for Fortune 500 companies that include Abbott Laboratories, Boeing, Kraft Foods, All-State, McDonalds, Sears Holdings and Walgreens. In addition, the Renaissance Chicago Downtown Property is located less than one-half mile away from large corporate demand generators that include Accenture, AT&T, Citadel, Pricewaterhouse Coopers, Blue Cross and Blue Shield and the Chicago Board of Trade. The Chicago Metropolitan Statistical Area (“MSA”) contains more than 100,000 hotel rooms and benefits from tourism and business convention demand. According to the appraisal, as of the second

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHICAGO DOWNTOWN

quarter of 2013, hotel room occupancy within the Chicago MSA increased 2.0% from the prior year and ADR and RevPAR also increased 5.2% and 6.7%, respectively during the same time period.

The following table presents certain information relating to the Renaissance Chicago Downtown Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Renaissance Chicago Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2013 TTM	74.6%	$207.91	$155.04	78.1%	$218.93	$170.96	104.7%	105.3%	110.3%
11/30/2012 TTM	74.0%	$205.49	$152.00	78.0%	$208.67	$162.70	105.4%	101.5%	107.0%
11/30/2011 TTM	72.3%	$198.46	$143.43	72.6%	$204.27	$148.35	100.5%	102.9%	103.4%

(1)
Information obtained from a third party hospitality report.  According to such third party hospitality report, the competitive set includes the following hotels: Marriott Chicago Downtown Magnificent Mile, Hilton The Drake Hotel Chicago, Swissotel Chicago, InterContinental Chicago Magnificent Mile, Fairmont Chicago and Westin River North.

The Borrower.  The borrower is CWI Chicago Hotel, LLC, a Delaware limited liability company and a single purpose entity with one independent director.  Legal counsel delivered a non-consolidation opinion in connection with the origination of the Renaissance Chicago Downtown Mortgage Loan.  Carey Watermark Investors Incorporated (“CWI”), is the guarantor of certain nonrecourse carveouts under the Renaissance Chicago Downtown Mortgage Loan.

The Sponsor.  The sponsor, CWI, is a private non-listed hospitality real estate investment trust.  CWI was formed in March 2008 to target lodging assets and CWI’s real estate portfolio is comprised of ownership interests in 18 hotels located in the following markets: Sonoma, California; New Orleans, Louisiana; Atlanta, Georgia; San Diego, California; Memphis, Tennessee; and Birmingham, Alabama.

Escrows.  The loan documents provide for upfront escrows in the amount of $1,588,159 for real estate taxes, $1,301,722 for deferred maintenance and $17,963,407 for a PIP reserve.  The loan documents provide for monthly escrows in the amount of $264,963 for real estate taxes.  Ongoing monthly deposits into an FF&E reserve are not required as long as the property manager holds in an FF&E reserve account in an amount equal to at least 4.0% of operating income for the calendar month immediately preceding each monthly payment date.  If the property manager does not hold an amount equal to at least 4.0% of operating income for the calendar month preceding a monthly payment, then the borrower will be required to make an FF&E deposit equal to the difference between 4.0% of operating income for the calendar month immediately preceding the monthly payment date and the monthly percentage of operating income held by the property manager in the FF&E reserve account.  Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Renaissance Chicago Downtown Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The Renaissance Chicago Downtown Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the property manager to deliver all receipts payable with respect to the Renaissance Chicago Downtown Property directly into the lockbox account.  The loan documents also require all revenues received by the borrower or the property manager to be deposited into the lockbox account within three business days of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower.  During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a cash management account controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.30x at the end of any calendar quarter, commencing July 1, 2014.  A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default, or with regard to clause (ii), upon the earlier of (a) the date that the amortizing debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters or equal to or greater than 1.45x for one calendar quarter or (b) the payment of funds by the borrower into a reserve account or in lieu of posting funds into a reserve account, posting of a letter of credit that will be held as additional security during the loan term, such that, if applied to reduce the outstanding principal balance of the Renaissance Chicago Downtown Mortgage Loan, the amortizing debt service coverage ratio would be equal to or greater than 1.45x.

Property Management.  The Renaissance Chicago Downtown Property is managed by Renaissance Hotel Operating Company.

Assumption.  The borrower has the two-time right to transfer the Renaissance Chicago Downtown Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody's that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHICAGO DOWNTOWN

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  The Renaissance Chicago Downtown Mortgage Loan is secured by a first mortgage encumbering the borrower's leasehold interest in one ground lease that expires on June 30, 2087.  The initial ground lease rent payment was $600,000 and increases 3.0% each year from June 1, 2000 through June 1, 2018.  Furthermore, the base rent will reset on July 1, 2018 and every 10 years thereafter.  Base rent will be equal to the greater of (i) 7.0% of the fair market value of the land at the time of the payment reset or (ii) the base rent for the immediately preceding lease year, and will increase at 3.0% per year for each year thereafter. The ground lessee must also pay 2.0% of the gross room revenue per year in addition to base rent.

Ground rent payments were underwritten at approximately $2.3 million, which is greater than the ground rent payments of approximately $1.6 million as of the trailing 12-months ending October 31, 2013.  Underwritten ground rent is the forecasted average of the remaining ground rent payments during the Renaissance Chicago Downtown Mortgage Loan term.  The 2018 through 2020 ground rent payments are based on an assumed fair market unencumbered land value of $32.4 million and assumed room revenue of $37.1 million.  Room revenue as of the trailing 12-month period ending October 31, 2013 was $35.0 million.   See “Description of the Mortgage Pool – Ground Leases” in the Free Writing Prospectus.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Renaissance Chicago Downtown Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Life Time Fitness Portfolio

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$80,000,000	Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$79,784,225	Location:	Various – See Table
% of Initial Pool Balance:	7.2%	Size:	526,671 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$151.49
Borrower Name:	LTF Real Estate CMBS II, LLC	Year Built/Renovated:	Various – See Table
Sponsor:	Life Time Fitness, Inc.	Title Vesting:	Fee
Mortgage Rate:	5.060%	Property Manager:	Tenant-managed
Note Date:	January 28, 2014	3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	February 1, 2024	Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	None	Current Occupancy (As of):	100.0% (3/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	240 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI(2):	NAV
Call Protection:	L(24),GRTR 1% or YM(89),O(7)	Most Recent NOI(2):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$11,019,991
U/W Expenses:	$330,600
U/W NOI:	$10,689,392
U/W NCF:	$10,143,258
U/W NOI DSCR:	1.68x
U/W NCF DSCR:	1.59x
U/W NOI Debt Yield:	13.4%
Escrows and Reserves(1):	U/W NCF Debt Yield:	12.7%
As-Is Appraised Value:	$134,560,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date(3):	Various
Taxes	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.3%
Insurance	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	37.5%

(1)	See “Escrows” section.
(2)	Historical financial statements are not available, as the Life Time Fitness Portfolio properties are owned by an affiliate of the tenant, and a lease was not previously in-place.
(3)	See “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “Life Time Fitness Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering five single-tenanted retail buildings occupied by Life Time Fitness and located in four states (the “Life Time Fitness Portfolio Properties”).  The Life Time Fitness Portfolio Mortgage Loan was originated on January 28, 2014 by Wells Fargo Bank, National Association.  The Life Time Fitness Portfolio Mortgage Loan had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $79,784,225 and accrues interest at an interest rate of 5.060% per annum.  The Life Time Fitness Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 20-year amortization schedule.  The Life Time Fitness Portfolio Mortgage Loan matures on February 1, 2024.

Following the lockout period, the borrower has the right to prepay the Life Time Fitness Portfolio Mortgage Loan in whole, or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid, on any date before August 1, 2023.  In addition, the Life Time Fitness Portfolio Mortgage Loan is prepayable without penalty on or after August 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$80,000,000	100.0%	Loan payoff(1)	$0	0.0%
			Closing costs	984,926	1.2%
			Return of equity	79,015,074	98.8%
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)
The Life Time Fitness Portfolio Properties were previously unencumbered.  Based on the sponsor’s total cost basis of approximately $110.3 million, $30.3 million of cash equity remains ahead of the Life Time Fitness Portfolio Mortgage Loan.

The Properties.  The Life Time Fitness Portfolio Properties comprise five class A single tenant fitness centers containing 526,671 square feet and located in Arizona, Illinois, Texas (two properties) and Virginia. The Life Time Fitness Portfolio Properties were built between 1999 and 2007 and are subject to a single master lease with Life Time Fitness through January 31, 2029.  Amenities at the Life Time Fitness Portfolio Properties include indoor and outdoor swimming pools, racquetball and squash courts, basketball courts, weight training areas, yoga and cycle studio rooms, day care facilities, men’s & women’s locker rooms, cafes and spas.  Each of the Life Time Fitness Portfolio Properties contains between 528 and 636 surface parking spaces, resulting in parking ratios ranging from 5.5 to 5.8 spaces per 1,000 square feet of rentable area.  As of March 1, 2014, the Life Time Fitness Portfolio Properties were 100.0% occupied by Life Time Fitness.

The following table presents certain information relating to the Life Time Fitness Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Life Time Fitness – Gilbert, AZ	$17,178,541	21.5%	100.0%	2003/NAP	108,890	$28,900,000
Life Time Fitness – Orland Park, IL	$16,854,417	21.1%	100.0%	2001/NAP	108,890	$28,500,000
Life Time Fitness – Centreville, VA	$15,956,845	20.0%	100.0%	1999/NAP	90,956	$27,000,000
Life Time Fitness – Austin, TX	$15,682,587	19.7%	100.0%	2007/NAP	109,045	$26,400,000
Life Time Fitness – San Antonio, TX	$14,111,835	17.7%	100.0%	2005/NAP	108,890	$23,760,000

Total/Weighted Average	$79,784,225	100.0%	100.0%		526,671	$134,560,000

The following table presents certain information relating to the tenant at the Life Time Fitness Portfolio Properties:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF		Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant

Life Time Fitness	NR/NR/NR	526,671	100.0%	$21.40	(1)	$11,269,392	100.0%	1/31/2029

Total Major Tenant		526,671	100.0%	$21.40		$11,269,392	100.0%

Vacant Space		0	0.0%

Collateral Total		526,671	100.0%

(1)
Life Time Fitness occupies all five of the Life Time Fitness Portfolio Properties under a single master lease.  The Annual U/W Base Rent PSF at the Gilbert, Orland Park, Centreville, Austin and San Antonio properties is $22.00, $23.00, $24.50, $20.00 and $18.00, respectively, all on a triple-net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Life Time Fitness Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	526,671	100.0%	526,671	100.0%	$11,269,392	$21.40
Vacant	0	0	0.0%	526,671	100.0%	$0	$0.00
Total/Weighted Average	1	526,671	100.0%			$11,269,392	$21.40

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Life Time Fitness Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2014
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Life Time Fitness Portfolio Properties:

Cash Flow Analysis(1)

	U/W		U/W $ per SF
Base Rent	$11,269,392		$21.40
Grossed Up Vacant Space	0		0.00
Total Reimbursables	314,069		0.60
Other Income	0		0.00
Less Vacancy & Credit Loss	(563,470	)(2)	(1.07)
Effective Gross Income	$11,019,991		$20.92

Total Operating Expenses	$330,600		$0.63

Net Operating Income	$10,689,392		$20.30
TI/LC	440,800		0.84
Capital Expenditures	105,334		0.20
Net Cash Flow	$10,143,258		$19.26

NOI DSCR	1.68	x
NCF DSCR	1.59	x
NOI DY	13.4%
NCF DY	12.7%

(1)	Historical financial statements are not available, as the Life Time Fitness Portfolio Properties are owned by an affiliate of the tenant, and a lease was not previously in-place.
(2)	The underwritten economic vacancy is 5.0%. The Life Time Fitness Portfolio Properties were 100.0% physically occupied as of March 1, 2014.

Appraisal.  As of the appraisal valuation dates ranging from December 5, 2013 to December 7, 2013, the Life Time Fitness Portfolio Properties had an aggregate “as-is” appraised value of $134,560,000.  In addition, the appraisals concluded to an aggregate “go dark” value of $82,340,000.

Environmental Matters.  According to the Phase I environmental assessments dated from December 6, 2013 to December 9, 2013, there was no evidence of any recognized environmental conditions at the Life Time Fitness Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

Market Overview and Competition.  The Life Time Fitness Portfolio Properties are located in Gilbert, Arizona; Orland Park, Illinois; Centreville, Virginia; Austin, Texas; and San Antonio, Texas.

Gilbert, Arizona

The Gilbert, Arizona property is situated approximately 22 miles southeast of the Phoenix central business district, on the southeast border of The Islands master-planned community.  The Islands comprises 780 acres with approximately 2,600 residential homes, man-made lakes and canals, parks and walking paths throughout.  The Gilbert, Arizona property is located approximately five miles east of the Loop 101 freeway, which runs north and south and connects with the US-60 and Loop 202 freeways.  As of 2013, the population within a one-, three- and five-mile radius of the Gilbert, Arizona property was 14,440, 122,298 and 306,268, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $80,299, $78,629 and $71,601, respectively.

According to a third party market research report, the Gilbert, Arizona property is located within the Gilbert submarket of the Phoenix retail market.  As of year-end 2013, the submarket reported total inventory of 673 retail properties totaling 13.6 million square feet with an 8.0% vacancy rate.  The appraiser concluded that the in-place rent at the Gilbert, Arizona property ($22.00 per square foot, triple-net) is consistent with market rent.

Orland Park, Illinois

The Orland Park, Illinois property is located in southwest Cook County, approximately 23 miles southwest of the Chicago central business district.  The Orland Park, Illinois property is situated within the Main Street Village Shopping Center, which features upscale shops and restaurants, a Homewood Suites by Hilton hotel, an apartment community and a Marcus Cinema.  Interstate 80 is located approximately two miles south of the Orland Park, Illinois property and connects the surrounding neighborhood with the remainder of the Chicago metropolitan expressway system.  As of 2013, the population within a one-, three- and five-mile radius of the Orland Park, Illinois property was 6,368, 55,164 and 138,834, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $88,643, $87,687 and $81,221, respectively.

According to a third party market research report, the Orland Park, Illinois property is situated within the South Route 45 submarket of the Chicago retail market.  As of year-end 2013, the submarket reported total inventory of 577 retail properties totaling 12.3 million square feet with a 7.3% vacancy rate.  The appraiser concluded that the in-place rent at the Orland Park, Illinois property ($23.00 per square foot, triple-net) is consistent with market rent.

Centreville, Virginia

The Centreville, Virginia property is located in the western portion of Fairfax County, approximately 20 miles southwest of Washington, D.C. and four miles south of Washington Dulles Airport.  The Centreville, Virginia property is located approximately two miles south of Interstate 66 and is situated within the Trinity Centre mixed-use development.  Trinity Centre includes a Springhill Suites by Marriott hotel, four office buildings and three restaurants.  As of 2013, the population within a one-, three- and five-mile radius of the Centreville, Virginia property was 21,317, 98,672 and 203,183, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $102,239, $141,647 and $138,086, respectively.

According to a third party market research report, the Centreville, Virginia property is situated within the Route 28 Corridor South submarket of the Washington D.C. retail market.  As of year-end 2013, the submarket reported total inventory of 198 retail properties totaling 5.0 million square feet with a 2.8% vacancy rate.  The appraiser concluded that the in-place rent at the Centreville, Virginia property ($24.50 per square foot, triple-net) is consistent with market rent.

Austin, Texas

The Austin, Texas property is located approximately five miles southwest of the Austin central business district.  The Austin, Texas property is situated just north of Circle C Ranch, a 3,500-lot single family subdivision that includes an 18-hole golf course, multiple parks and hiking and biking trails.  The Austin, Texas property is located just south of Highway 290, which also provides access to Interstate 35, Austin’s primary north/south arterial.  As of 2013, the population within a one-, three- and five-mile radius of the Austin, Texas property was 10,018, 90,445 and 224,384, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $70,439, $77,228 and $77,862, respectively.

According to a third party market research report, the Austin, Texas property is situated within the South submarket of the Austin retail market.  As of year-end 2013, the submarket reported total inventory of 1,128 retail properties totaling 12.8 million square feet with a 2.7% vacancy rate.  The appraiser concluded that the in-place rent at the Austin, Texas property ($20.00 per square foot, triple-net) is consistent with market rent.

San Antonio, Texas

The San Antonio, Texas property is located approximately 13 miles north of the San Antonio central business district and six miles north of the San Antonio International Airport.  Situated within the northeast quadrant of the interchange of US Highway 281 and Loop 1604, the San Antonio, Texas property is located just outside of the Stone Oak master-planned development.  The San Antonio, Texas property is located in close proximity to multiple major employment centers and is situated just south of the Chase and Clear Channel corporate campuses.  In addition, the San Antonio, Texas property is located just east of the Methodist Stone Oak Hospital and approximately two miles east of the North Central Baptist Hospital.  As of 2013, the population within a one-, three- and five-mile radius of the San Antonio, Texas property was 4,780, 74,989 and 205,117, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $95,287, $107,596 and $104,874, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

According to a third party market research report, the San Antonio, Texas property is situated within the Far North Central submarket of the San Antonio retail market.  As of year-end 2013, the submarket reported total inventory of 270 retail properties totaling 5.9 million square feet with a 7.1% vacancy rate.  The appraiser concluded that the in-place rent at the San Antonio, Texas property ($18.00 per square foot, triple-net) is consistent with market rent.

The Borrower.  The borrower is LTF Real Estate CMBS II, LLC, a limited liability company and single purpose entity with an independent director.  Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Life Time Fitness Portfolio Mortgage Loan.  Life Time Fitness, Inc. is the guarantor of certain nonrecourse carveouts under the Life Time Fitness Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Life Time Fitness, Inc. (“Life Time”).  As of September 16, 2013, Life Time operated 108 centers under the Life Time Fitness and Life Time Athletic brands, primarily in suburban locations, in 22 states and 28 major markets.  As of December 31, 2013, Life Time reported annual revenues of $1.2 billion with a net income of $121.7 million.  Life Time’s reported net income for 2013 represents a 9.1% increase over 2012 and a 31.4% increase over 2011.

Escrows.  The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the tenant is making tax payments directly to the taxing authorities in accordance with its lease; and (iii) the borrower provides the lender with timely proof of payment.  The loan documents do not require monthly escrows for insurance provided the following conditions are met: (a) no event of default has occurred and is continuing; (b) the tenant maintains insurance in accordance with the loan documents; and (c) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct the tenant to deposit all rents directly into such lockbox account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) Life Time Fitness going and remaining dark at three or more of the Life Time Fitness Portfolio Properties for a period of 60 days.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the date on which Life Time Fitness is fully operational and open for business at three or more of the Life Time Fitness Portfolio Properties.

Property Management.  The Life Time Fitness Portfolio Properties are managed by the tenant.

Assumption.  The borrower has a three-time right to transfer the Life Time Fitness Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Right of First Offer.  Life Time Fitness (as tenant) has a right of first offer (“ROFO”) to purchase the Life Time Fitness Portfolio Properties.  The ROFO is not extinguished by a foreclosure of the Life Time Fitness Portfolio Properties; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release.  Following the lockout period, as long as no event of default has occurred and is continuing, the borrower is permitted to release up to four properties in one or more transactions (in connection with the payment of any applicable yield maintenance or prepayment penalties) subject to certain conditions, including (i) reducing the principal balance by 120% of the released property’s outstanding allocated loan balance; (ii) following the release, the debt yield of the remaining properties must be equal to or greater than the debt yield as of the closing date of the Life Time Fitness Portfolio Mortgage Loan; (iii) following the release, the loan-to-value ratio of the remaining properties must be less than or equal to 59.5%; (iv) as of the date of release, the net cash flow for the remaining properties must be equal to or greater than the net cash flow for the remaining properties as of the closing date of the Life Time Fitness Portfolio Mortgage Loan; (v) delivery of a legal opinion to the lender to demonstrate that the release will satisfy REMIC requirements; and (vi) rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Real Estate Substitution.  The borrower may obtain a release of up to two properties from the lien of the Life Time Fitness Portfolio Mortgage Loan in connection with the substitution of a different property subject to certain conditions, including (i) following the substitution, the debt yield of the remaining properties and the substitute property must be equal to or greater than the debt yield of the Life Time Fitness Portfolio Properties immediately preceding the substitution; (ii) following the substitution, the loan-to-value ratio for the remaining properties and the substitute property must be less than or equal to the loan-to-value ratio of the Life Time Fitness Portfolio Properties immediately preceding the substitution; (iii) the earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the substitute properties must be equal to or greater than the EBITDA for the substituted property as of the date immediately preceding the substitution; (iv) rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

Parent Pledge.  The loan documents permit certain sponsor affiliates to pledge indirect ownership interests subject to certain conditions, including (i) the holder of the debt facility shall be an institutional lender regularly engaged in the making of such loans; (ii) the debt facility is secured by all or substantially all of the pledger’s assets, and is secured by substantial collateral unrelated to the borrower or the Life Time Fitness Portfolio Properties; and (iii) repayment of the debt facility is not specifically tied to the cash flow from the Life Time Fitness Portfolio Properties.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lifetime Fitness Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Nordic Cold Storage Portfolio

Loan Information				Property Information
Mortgage Asset Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$53,950,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$53,950,000			Location(3):	Various – See Table
% of Initial Pool Balance:	4.9%			Size:	907,304 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$59.46
Borrower Name:	AGNL Freezer, L.P.			Year Built/Year Renovated(3):	Various – See Table
Sponsor:	Angelo, Gordon & Company			Occupancy %:	100.0%
Mortgage Rate:	4.932%			Occupancy % Source Date:	March 1, 2014
Note Date:	February 11, 2014			Title Vesting(3):	Fee
Anticipated Repayment Date:	March 6, 2024			Property Manager:	Tenant-managed
Maturity Date:	March 6, 2044			3rd Most Recent Occupancy (As of)(4):	NAV
IO Period:	60 months			2nd Most Recent Occupancy (As of)(4):	NAV
Loan Term (Original):	120 months			Most Recent Occupancy (As of)(4):	NAV
Seasoning:	0 months			Current Occupancy (As of):	100.0% (3/1/2014)
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing ARD			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24), GRTR 1% or YM(89),O(7)			3rd Most Recent NOI (As of)(4):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4):	NAV
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	NAV
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$6,175,000
				U/W Expenses:	$185,250
				U/W NOI:	$5,989,750
Escrows and Reserves(2):				U/W NCF:	$5,743,033
				U/W NOI DSCR:	1.74x
				U/W NCF DSCR:	1.67x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.1%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.6%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$83,800,000
TI/LC Reserve	$0	Springing	$2,000,000	As-Is Appraisal Valuation Date:	January 7, 2014
Deferred Maintenance	$1,072,783	$0	NAP	Cut-off Date LTV Ratio:	64.4%
Replacement Reserves	$0	Springing	$1,000,000	LTV Ratio at Maturity or ARD:	59.3%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Ground Lease/Tax Abatement” section.
(4)	Historical statements and occupancy are unavailable because this transaction constitutes a sale-leaseback.

The Mortgage Loan. The mortgage loan (the “Nordic Cold Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering eight industrial cold storage facilities located in four states (collectively, the “Nordic Cold Storage Portfolio Properties”). The Nordic Cold Storage Portfolio Mortgage Loan was originated on February 11, 2014 by The Royal Bank of Scotland. The Nordic Cold Storage Portfolio Mortgage Loan had an original principal balance of $53,950,000, has an outstanding principal balance as of the Cut-off Date of $53,950,000, and accrues interest at an interest rate of 4.932% per annum. The Nordic Cold Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Anticipated Repayment Date (“ARD”) is March 6, 2024, and the final maturity date is March 6, 2044.  If the Nordic Cold Storage Portfolio Mortgage Loan is not paid in full on or before the ARD, the Nordic Cold Storage Portfolio Mortgage Loan will have a remaining term of 240 months and will accrue interest at a rate equal to the greater of (i) 7.932% and (ii) the interpolated 20-year treasury rate as of the ARD plus 3.0%.  The failure of the borrower to pay the outstanding principal balance of the Nordic Cold Storage Portfolio Mortgage Loan on the ARD will trigger a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance.

Following the lockout period, the borrower has the right to prepay the Nordic Cold Storage Portfolio Mortgage Loan in whole, or in part, on any business day before September 6, 2023, provided that the borrower pays the greater of a yield maintenance premium or a prepayment penalty equal to 1% of the principal amount being repaid. The Nordic Cold Storage Portfolio Mortgage Loan is prepayable without penalty on or after September 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$53,950,000	100.0%	Return of equity(1)	$53,256,876	98.7%
			Closing costs	693,124	1.3
Total Sources	$53,950,000	100.0%	Total Uses	$53,950,000	100.0%

(1)	The Nordic Cold Storage Portfolio was purchased all cash in a sale-leaseback transaction in December 2013.

The Properties. The Nordic Cold Storage Portfolio Properties consist of eight single-tenant industrial cold storage facilities, totaling approximately 907,304 square feet and located in four states: North Carolina (4), Mississippi (2), Georgia (1) and Alabama (1). As of March 1, 2014 the Nordic Cold Storage Portfolio Properties were 100.0% occupied by two affiliated tenants, Nordic Logistics and Warehousing, LLC and Nordic Savannah, LLC, under a triple net (“NNN”) master lease between such entities and the borrower (the “Nordic Lease”). The Nordic Lease commenced on December 11, 2013 and has an initial term of 20 years, along with six five-year renewal options. On December 1, 2017, and every five years thereafter, rental escalations will equate to the lesser of 12% or the cumulative increase in the CPI during the most recent five-year period.

Pooler, Georgia (38.1% of Cut-off Date Principal Balance)

The facility, located in Pooler, Georgia was built in 2013, contains approximately 170,268 square feet and is located just west of the Port of Savannah. The facility is situated along Nordic Way with access to Jimmy Deloach Parkway in Pooler, a northern suburb of Savannah, Georgia. The facility is an insulated steel freezer building containing 13 dock-high doors. The dock area has 18-feet clear ceiling height while the majority of the building is freezer space that has 55-feet clear ceiling heights. In total, the facility contains approximately 7,400,000 cubic feet of freezer space and allows 20,000 pallet positions.

Benson, North Carolina (10.6% of Cut-off Date Principal Balance)

The facility, located in Benson, North Carolina was built in stages with completion dates in 1985, 1986, 1992 and 2004, contains approximately 135,772 square feet, and is located in the proximity of the Port of Wilmington and the Port of Hampton Roads. The facility is situated along Hodges Chapel Road with frontage along Route 301 in an unincorporated rural area located in Harnett County, North Carolina. The facility is an insulated steel freezer building containing 15 dock-high doors with a 31-feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 3,550,000 cubic feet of freezer space, and allows 12,500 pallet positions.

Lumberton, North Carolina (10.5% of Cut-off Date Principal Balance)

The facility, located in Lumberton, North Carolina was built in stages from 1982 to 1992, contains approximately 127,665 square feet, and is located in the proximity of the Port of Wilmington and Port of Hampton Roads. The facility is situated along Cold Storage Road in unincorporated Robeson County just west of the City of Lumberton, North Carolina. The facility is an insulated steel freezer building containing 15 dock-high doors with a 30 feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 3,350,000 cubic feet of freezer space, and allows 7,200 pallet positions.

Oxford, Alabama (9.6% of Cut-off Date Principal Balance)

The facility, located in Oxford, Alabama was built in stages with completion dates in 1990 and 1998, contains approximately 110,330 square feet, and is located north of the Port of South Louisiana and the Port of Pascagoula. The facility is situated along the northern side of Airport Road, just south of Interstate 20 and north of the runways of the Anniston Metropolitan Airport in Oxford, Alabama. The facility is an insulated steel freezer building containing 13 dock-high doors. The dock area has an 18-feet clear ceiling height while the majority of the building is freezer space with 28-feet clear ceiling heights. In total, the facility contains approximately 2,500,000 cubic feet of freezer space, and allows 8,000 pallet positions.

Charlotte, North Carolina (9.2% of Cut-off Date Principal Balance)

The facility, located in Charlotte, North Carolina was built in stages between 1988 and 1989, contains approximately 100,856 square feet, and is located in the proximity of the Port of Wilmington and Port of Hampton Roads.  The facility is situated along David Cox Road at the northern edge of the City of Charlotte, North Carolina. The facility is an insulated steel freezer building containing 12 dock-high doors with a 31-feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 2,560,000 cubic feet of freezer space, and allows 6,500 pallet positions.

Goldsboro, North Carolina (8.9% of Cut-off Date Principal Balance)

The facility, located in Goldsboro, North Carolina was built in stages with completion dates in 1995 and 1998, contains approximately 104,197 square feet, and is located in the proximity of the Port of Wilmington and Port of Hampton Roads. The facility is situated along Commerce Court just north of Highway 70 at the eastern boundaries of the City of Goldsboro, North Carolina. The facility is an insulated steel freezer building containing 12 dock-high doors with a 30-feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 2,570,000 cubic feet of freezer space and allows 6,900 pallet positions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

Forest, Mississippi (8.7% of Cut-off Date Principal Balance)

The facility, located in Forest, Mississippi was built in stages with completion dates in 1990 and 1993, contains approximately 103,361 square feet, and is located north of the Port of South Louisiana and the Port of Pascagoula. The facility is situated at the southeast corner of South 1st Avenue and East 1st Street in the southeastern quadrant of Forest, Mississippi. The facility is an insulated steel freezer building containing 13 dock-high doors. The dock area has an 18-feet clear ceiling height while the majority of the building is freezer space with 28-feet clear ceiling heights. In total, the facility contains approximately 2,400,000 cubic feet of freezer space, and allows 7,000 pallet positions.

Hattiesburg, Mississippi (4.4% of Cut-off Date Principal Balance)

The facility, located in Hattiesburg, Mississippi was built in 1995, contains approximately 54,855 square feet, and is located north of the Port of South Louisiana and the Port of Pascagoula. The facility is situated at the southwest corner of Bonhomie Road and McInnis Loop and East 1st Street in the southern part of Hattiesburg, Mississippi. The facility is an insulated steel freezer building containing seven dock-high doors. The dock area has an 18-feet clear ceiling height while the majority of the building is freezer space with 28-feet clear ceiling heights. In total, the facility contains approximately 1,100,000 cubic feet of freezer space, and allows 3,800 pallet positions.

The following table presents certain information relating to the Nordic Cold Storage Portfolio Properties:

Property Name	Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Cold Storage (Cubic Feet)	Appraised Value
Nordic - Savannah GA	Pooler, GA	$20,573,800	38.1%	100.0%	2013/NAP	170,268	7,400,000	$32,000,000
Nordic - Benson	Benson, NC	$5,732,350	10.6%	100.0%	1985,1986,1992(1)/2004	135,772	3,550,000	$8,900,000
Nordic - Lumberton	Lumberton, NC	$5,668,650	10.5%	100.0%	1982/1992	127,665	3,350,000	$8,800,000
Nordic - Oxford AL	Oxford, AL	$5,159,050	9.6%	100.0%	1990, 1998(1)/NAP	110,330	2,500,000	$8,000,000
Nordic - Charlotte	Charlotte, NC	$4,967,950	9.2%	100.0%	1988/1989	100,856	2,560,000	$7,700,000
Nordic - Goldsboro	Goldsboro, NC	$4,777,500	8.9%	100.0%	1995, 1998(1)/NAP	104,197	2,570,000	$7,400,000
Nordic - Forest	Forest, MS	$4,713,800	8.7%	100.0%	1990, 1993(1)/NAP	103,361	2,400,000	$7,300,000
Nordic - Hattiesburg	Hattiesburg, MS	$2,356,900	4.4%	100.0%	1995/NAP	54,855	1,100,000	$3,700,000
Total/Weighted Average		$53,950,000	100.0%	100.0%		907,304	25,430,000	$83,800,000

(1)	Built in stages during years listed.

The Tenant. Nordic Cold Storage Holdings II, LLC (“Nordic”) is a multi-region cold storage chain provider that has been operating in the southeastern United States region for over 60 years. The company is the largest provider of refrigerated warehouse services to the poultry industry in the southeastern United States and has the capacity to blast freeze a billion pounds of poultry each year. Nordic is ranked as the seventh largest frozen warehouse company in North America and is the second largest in the southeastern United States market. Nordic currently operates a network of 13 facilities totaling nearly 70 million cubic feet of refrigerated or freezer space. Over the past two fiscal years Nordic has posted base business revenues of $45.8 million and $51.3 million in 2011 and 2012, respectively. The forecast for 2013 was $60.8 million and was anticipated to increase to $68.4 million in 2014.

The following table presents certain information relating to the tenant at the Nordic Cold Storage Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Nordic Cold Storage Holdings II, LLC	NR/NR/NR	907,304	100.0%	$7.16	$6,500,000	100.0%	12/31/2033

Occupied Collateral Total		907,304	100.0%	$7.16	$6,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Nordic Cold Storage Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	907,304	100.0%	907,304	100.0%	$6,500,000	$7.16
Vacant	0	0	0.0%	0	0.0%	$0	$0.00
Total/Weighted Average	1	907,304	100.0%			$6,500,000	$7.16

(1)	Information obtained from the underwritten rent roll.
(2)
The Nordic Cold Storage Portfolio Properties consist of eight single-tenant industrial cold storage facilities. The leased premises are under a NNN master lease between Nordic Logistics and Warehousing, LLC, Nordic Savannah, LLC, and the borrower.

The following table presents historical occupancy percentages at the Nordic Cold Storage Portfolio Properties:

Historical Occupancy(1)

3/1/2014(2)
100.0%

(1)	Information obtained from the borrower.
(2)	Historical occupancy is unavailable because this transaction constitutes a sale-leaseback.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Nordic Cold Storage Portfolio Properties:

Cash Flow Analysis(1)(2)

	U/W		U/W $ per SF
Base Rent	$6,500,000		$7.16
Grossed Up Vacant Space	0		0.00
Total Reimbursables	0		0.00
Other Income	0		0.00
Less Vacancy & Credit Loss	(325,000	)(3)	(0.36)
Effective Gross Income	$6,175,000		$6.81

Total Operating Expenses	$185,250		$0.20

Net Operating Income	$5,989,750		$6.60
TI/LC	110,621		0.13
Capital Expenditures	136,096		0.15
Net Cash Flow	$5,743,033		$6.33

NOI DSCR	1.74	x
NCF DSCR	1.67	x
NOI DY	11.1%
NCF DY	10.6%

(1)	Cash Flow Analysis is based upon in-place rent roll as of January 15, 2014 for all eight of the Nordic Cold Storage Portfolio Properties.
(2)	Historical statements are unavailable because this transaction constitutes a sale-leaseback.
(3)	The underwritten economic vacancy is 5.0%. The Nordic Cold Storage Portfolio Properties were 100.0% physically occupied as of March 1, 2014.

Appraisal. As of the appraisal valuation date of January 7, 2014, the Nordic Cold Storage Portfolio Properties had an aggregate “as-is” appraised value of $83,800,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

Environmental Matters. According to the Phase I environmental site assessments dated from November 18, 2013 to November 19, 2013, there was no evidence of any recognized environmental conditions at the Nordic Cold Storage Portfolio Properties.

Market Overview and Competition. The Nordic Cold Storage Portfolio Properties are located in North Carolina, Georgia, Mississippi and Alabama, comprise a total of 907,304 square feet and collectively have 25.4 million cubic feet of storage capacity. Per the appraisals, information about each market relevant to the Nordic Cold Storage Portfolio Properties is detailed below.

Cold storage facilities include many types of artificially cooled warehouses and freezing facilities. Cold storage facilities may be operated as public, private, or semi-private enterprises, depending upon whether operators store commodities for others, only themselves, or both. Cold storage customers include manufacturers, producers, food service providers and retailers. The product assortment includes various agricultural commodities, packaged goods, prepared frozen meals, ice cream and other refrigerated products.  Temperature-controlled storage facilities are a critical component of the food distribution supply chain, linking producers, distributors, and retailers of refrigerated, frozen and perishable food products. Because the cost allocable to food storage is minimal compared to other costs and may require significant capital investment, producers typically outsource the storage component of their distribution chain.

North Carolina

The four Nordic Cold Storage Portfolio Properties in North Carolina are located in Benson, Lumberton, Charlotte and Goldsboro. North Carolina is a major producer and exporter of turkey, poultry, pork and sweet potatoes, and is expected to see continual growth in these industries. North Carolina’s $70 billion agriculture industry relies heavily on transporting goods and keeping items properly stored during the transportation process. According to a third party research report, as of December 2013, the South Atlantic region in the United States contains nearly 440 million pounds of frozen poultry in cold storage, representing an approximate 8.3% increase from the previous year. Furthermore, this region contains 73.1 million pounds of frozen potatoes, which is a 14.3% increase from the previous year.

Georgia

The Nordic Cold Storage Portfolio Property in Pooler, Georgia is located just west of the Port of Savannah. Since 2006, refrigerated exports through the Port of Savannah have increased 130%. In 2012, the Georgia Ports Authority saw a 3.9% increase in refrigerated cargo exports, totaling nearly 108,000 20-foot equivalent container units. In 2016, the Port of Savannah is expected to complete the deepening of the port to accommodate the new Panamax ships. Georgia is also located in the South Atlantic region.

Mississippi and Alabama

The three Nordic Cold Storage Portfolio Properties in Mississippi and Alabama are located in Forest, Mississippi, Hattiesburg, Mississippi and Oxford, Alabama, north of the Port of South Louisiana and the Port of Pascagoula. The Port of South Louisiana is the largest volume shipping port in the Western Hemisphere and ninth largest in the world. This port, along with the Ports of New Orleans and Baton Rouge, serve as a gateway for approximately 55% to 70% of all U.S. exported corn, soy and wheat. Imports to these ports include steel, rubber, coffee, fruits and vegetables. The Port of Pascagoula is the largest seaport in the state of Mississippi. Over 35 million tons of cargo move through the port annually. One of the port's major exports is frozen poultry. According to a third party market research report, as of the fourth quarter 2013, the East South Central region in the United States contains over 173 million pounds of frozen poultry in cold storage, representing an approximate 5% increase from the previous year.

The Borrower.  The borrower, AGNL Freezer, L.P., is a Delaware limited partnership and single purpose entity, the general partner of which has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Nordic Cold Storage Portfolio Mortgage Loan. AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of certain nonrecourse carveouts under the Nordic Cold Storage Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Angelo, Gordon & Company, which, when including affiliates, has over 305 employees, including more than 116 investment professionals, and has offices in New York, Los Angeles, Hong Kong, Seoul, Tokyo and Shanghai. Angelo, Gordon & Company has been investing in commercial real estate since 1993 and has acquired over $13 billion of properties. The loan sponsor has extensive experience in real estate investment and management, including acquisition, financing, disposition, leasing, and construction management, and specializes in sub-performing real estate properties across a broad range of geographical markets and product types. Angelo, Gordon & Company's Net Lease Group  (AG Net Lease) provides real estate sale-leaseback financing to less-than-investment grade owner-occupiers of corporate real estate as well as to financial sponsors and their portfolio companies. AG Net Lease focuses on office, industrial, distribution, retail, R&D, and warehouse properties, targeting transactions between $5 million and $200 million.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $1,072,783 for deferred maintenance.  Monthly escrow deposits for taxes or insurance are waived, provided the following conditions are satisfied: (i) no Cash Management Period (as defined below) or Lease Sweep Period (as defined below) has occurred and is continuing and (ii) the borrower delivers satisfactory evidence to the lender that taxes and insurance premiums are being made in a timely manner.  No monthly replacement reserve escrow is required so long as (i) no Cash Management Period has occurred and is continuing and (ii) the tenants under the Nordic Lease are maintaining the Nordic Cold Storage Portfolio Properties in accordance with the terms of the Nordic Lease.  No monthly deposits for tenant improvement and leasing commission reserves are required so long as no Cash Management Period is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

A “Cash Management Period” will commence upon the earlier to occur of: (i) the ARD; (ii) an event of default under the Nordic Cold Storage Portfolio Mortgage Loan; (iii) the amortizing debt service coverage ratio falling below 1.20x as of the end of any calendar quarter; (iv) the commencement of a Lease Sweep Period; or (v) the making of any approved mezzanine loan. A Cash Management Period will end with respect to clause (ii) above, when such event of default has been cured; with respect to clause (iii) above, when an amortizing debt service coverage ratio of at least 1.20x has been achieved for two consecutive calendar quarters; or with respect to clause (iv) above, when such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) any Major Lease (as defined below) at the Nordic Cold Storage Portfolio Properties is surrendered, cancelled or terminated prior to its then-current expiration date; (ii) any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; or (iii) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.  A Lease Sweep Period will end with respect to clause (i) above, on the date which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; with respect to clause (ii) above, when the tenant under the Major Lease commences operations again at its premises in accordance with the terms of the Major Lease; and with respect to clause (iii) above, when the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated within 90 days of commencement and the Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A “Major Lease” is defined as the Nordic Lease and any other lease entered into which demises more than 20.0% of the rentable area of the Nordic Cold Storage Portfolio Properties.

Lockbox and Cash Management.  The Nordic Cold Storage Portfolio Mortgage Loan requires a lender-controlled lockbox, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents and other monies received by the borrower or the property manager relating to the Nordic Cold Storage Portfolio Properties be deposited into such lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account will be swept into the borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account will be swept on a daily basis into a cash management account under control of the lender.

Property Management. The Nordic Cold Storage Portfolio Properties are managed by the tenants under the Nordic Lease.

Assumption. The borrower has the right to transfer the Nordic Cold Storage Portfolio Properties, in whole but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, replacement property manager and management agreement are satisfactory to the lender and applicable rating agencies; (iii) such transfer does not violate the SEDA Ground Lease or SEDA Bond (each as defined below) documents and (iv) rating agency confirmation from each of Fitch, KBRA and Moody’s that the transfer will not result in a downgrade; withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates (unless Angelo, Gordon & Co., L.P. controls the transferee and owns at least 51% of all equity interests (direct or indirect) in such transferee borrower) or the requirement for such rating agency confirmation has been waived by each of Fitch, KBRA and Moody’s.

Right of First Offer.  Nordic (as tenant) has a right of first offer (“ROFO”) to purchase the Nordic Cold Storage Portfolio Properties in the event the borrower desires to sell all or any portion, for so long as there is no event of default continuing under the Nordic Lease.  The ROFO is not extinguished by a foreclosure of the Nordic Cold Storage Portfolio Properties; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof. The Nordic ROFO is extinguished in the event of a tenant default under the tenant's lease."

Partial Release. The borrower may obtain the release of up to two properties (other than the Nordic – Savannah GA property) from the lien of the Nordic Cold Storage Portfolio Mortgage Loan at any time, upon the sale of such properties to a bona fide third party pursuant to the terms of the Nordic Lease, subject to certain conditions including: (i) payment of a release price equal to 110% of the allocated loan amount for the applicable property plus any applicable yield maintenance premium; (ii) after giving effect to the release, the amortizing debt service coverage ratio is no less than the greater of (a) the amortizing debt service coverage ratio immediately preceding such release and (b) 1.67x; (iii) after giving effect to the release, the loan-to-value ratio is no greater than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 64.4%; (iv) that any such release is permitted by, and does not cause an event of default under the terms of the Nordic Lease; and (v) satisfaction of the REMIC requirements.

Real Estate Substitution.  Following the lockout period, the borrower may release an individual property which is determined to be a “Non-Economic Facility,” which is a facility that does not maintain an EBITDAR coverage of at least 0.75 times the allocated rent for such property for any consecutive 12-month period, from the lien of the Nordic Cold Storage Portfolio Mortgage Loan by simultaneously substituting another property for the released property, subject to certain conditions including: (i) after giving effect to the substitution, the rent payable under the Nordic Lease is no less than the rent payable immediately prior to the substitution; (ii) the amortizing debt service coverage ratio after giving effect to such substitution is no less than 1.67x; (iii) after giving effect to such substitution, the loan-to-value ratio for the remaining properties is no greater than 64.4%; (iv) such substitution is permitted by and exercised in accordance with the terms of the Nordic Lease and the lender has approved any amendments to such lease; (v) the aggregate sum of all allocated loan amounts for all released properties does not exceed 25% of the original principal amount of the Nordic Cold Storage Portfolio Mortgage Loan; (vi) satisfaction of the REMIC requirements; and (vii) receipt of a rating agency confirmation from each of Fitch, KBRA and Moody’s that such substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

Subordinate and Mezzanine Indebtedness. The borrower has the right to incur future mezzanine financing subject to the satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and Fitch, KBRA and Moody’s; (iii) the combined amortizing debt service coverage ratio will not be less than 1.30x; (iv) the combined loan-to-value ratio will not be greater than 72.5%; (v) the combined debt yield will not be less than 9.50%; (vi) the mezzanine loan documents are reasonably acceptable to the lender; and (vii) receipt of rating agency confirmation from each of Fitch, KBRA and Moody’s that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Ground Lease/Tax Abatement.  To obtain certain real estate tax abatements, the borrower’s predecessor-in-interest transferred the fee interest in the property located in Pooler, Georgia to the Savannah Economic Development Agency (“SEDA”) in exchange for an economic development bond from SEDA (the “SEDA Bond”).  SEDA also leased the property back to the borrower’s predecessor-in-interest pursuant to a ground lease (the “SEDA Ground Lease”) which expires in September, 2022.  The rental payments under the SEDA Ground Lease and the amounts due to the holder of the SEDA Bond are equal, so that for so long as the holder of the SEDA Bond and the lessee under the SEDA Ground Lease are affiliates, no actual payments are required to be made.  All documents (and rights thereunder) related to the SEDA Bond and the SEDA Ground Lease were assigned to the borrower in connection with borrower’s acquisition of the Nordic Cold Storage Portfolio Properties, and were further collaterally assigned to the lender in connection with the origination of the Nordic Cold Storage Portfolio Mortgage Loan.  For so long as the SEDA Ground Lease is in place, the property benefits from a real estate tax abatement.  The lender has standard notice and cure rights under the SEDA Ground Lease so that it can maintain the tax benefit in the event of a default or an early termination of the SEDA Ground Lease.  Upon the expiration of the SEDA Ground Lease, the borrower is required to purchase the fee interest from SEDA for $1.00 (plus any related costs and expenses), which such purchase is contemplated under the terms of the SEDA Ground Lease, at which time full, unabated real estate taxes will be due. See “Risk Factors - Increases in Real Estate Taxes May Reduce Net Operating Income” in the Free Writing Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Nordic Cold Storage Portfolio Properties or if TRIPRA is no longer in effect and no U.S. government backstop is in effect, the borrower will be required to obtain a stand alone policy providing as much coverage for terrorism as is commercially available at a cost not to exceed 150% of the cost of all other insurance coverage combined as required by the loan agreement. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Southern Highlands Marketplace

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$35,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$35,000,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	3.2%			Size(2):	180,640 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$193.76
Borrower Name:	O & O Enterprises, L.L.C.			Year Built/Renovated:	2003/NAP
Sponsor:	Garry V. Goett			Title Vesting:	Fee
Mortgage Rate:	4.870%			Property Manager:	Self-managed
Note Date:	January 31, 2014			3rd Most Recent Occupancy (As of):	87.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	84.4% (12/31/2011)
Maturity Date:	February 1, 2024			Most Recent Occupancy (As of):	83.9% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of):	87.9% (12/13/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,963,377 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,196,774 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$3,262,540 (TTM 10/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,632,167
				U/W Expenses:	$1,094,099
				U/W NOI:	$3,538,068
				U/W NCF:	$3,311,796
Escrows and Reserves(1):				U/W NOI DSCR:	1.59x
				U/W NCF DSCR:	1.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.1%
Taxes	$48,659	$24,329	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$60,358	$5,030	NAP	As-Is Appraised Value:	$52,760,000
Replacement Reserve	$3,140	$3,140	NAP	As-Is Appraisal Valuation Date:	December 3, 2013
TI/LC Reserve	$15,000	$15,000	$400,000	Cut-off Date LTV Ratio:	66.3%
Paul Mitchell Reserve	$60,270	$0	NAP	LTV Ratio at Maturity or ARD:	57.2%

(1)	See “Escrows” section.
(2)
The total square footage of the Southern Highlands Marketplace property excludes square footage associated with ground lease tenants. Terrible Herbst and The Nevada State Bank own their improvements and are lessees under ground leases with the borrower. The Nevada State Bank ground lease improvements consist of 5,346 square feet. Terrible Herbst ground lease improvements consist of 7,473 square feet.

The Mortgage Loan.  The mortgage loan (the “Southern Highlands Marketplace Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Las Vegas, Nevada (the “Southern Highlands Marketplace Property”). The Southern Highlands Marketplace Mortgage Loan was originated on January 31, 2014 by Prudential Mortgage Capital Company, LLC. The Southern Highlands Marketplace Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and accrues interest at an interest rate of 4.870% per annum.  The Southern Highlands Marketplace Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Southern Highlands Marketplace Mortgage Loan matures on February 1, 2024.

Following the lockout period, the borrower has the right to defease the Southern Highlands Marketplace Mortgage Loan in whole, but not in part, on any date before November 1, 2023. In addition, the Southern Highlands Marketplace Mortgage Loan is prepayable without penalty on or after November 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHERN HIGHLANDS MARKETPLACE

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan payoff	$31,051,396	88.7%
			Reserves	187,427	0.5
			Closing costs	663,491	1.9
			Return of equity	3,097,686	8.9
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Property.  The Southern Highlands Marketplace Property is an anchored retail center containing approximately 180,640 square feet, plus two tenants (Terrible Herbst, Nevada State Bank) that own their improvements and are subject to ground leases, in Las Vegas, Nevada. The borrower acquired the land for this development in 2000, and the improvements were built in two phases, the first in 2003 and the second in 2005. Currently, the Southern Highlands Marketplace Property comprises four buildings and two ground leased parcels and is anchored by Smith’s Food and Drug Centers (“Smith’s”), Ace Hardware and Walgreens. The Southern Highlands Marketplace Property is situated on a 20.3-acre parcel and provides approximately 1,015 surface parking spaces, resulting in a parking ratio of 5.6 spaces per 1,000 square feet of net rentable area.  As of December 13, 2013, the Southern Highlands Marketplace Property was 87.9% leased to 37 tenants.

The following table presents certain information relating to the tenancy at the Southern Highlands Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF		% of NRSF	Annual U/W Base Rent PSF		Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)		Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenants
Smith’s	BBB/Baa2/BBB	58,019		32.1%	$16.33		$947,589	26.1%	NAV		NAV	12/31/2023(4)
Walgreens	NR/Baa1/BBB	13,650		7.6%	$30.04		$410,000	11.3%	$282		13.2%	9/16/2079(5)
Ace Hardware	NR/NR/NR	17,808		9.9%	$14.85		$264,449	7.3%	$96	(6)	21.6%(6)	12/31/2021(7)
Total Anchor Tenants		89,477		49.5%	$18.13		$1,622,038	44.7%

Major Tenants

Nevada State Bank	BBB-/Ba1/BBB-		(8)	(8)		(8)	$198,375	5.5%	NAV		NAV	3/31/2024
Terrible Herbst	NR/NR/NR		(8)	(8)		(8)	$183,120	5.0%	NAV		NAV	6/30/2025
Fitness 19	NR/NR/NR	7,008		3.9%	$22.11		$154,951	4.3%	NAV		NAV	4/30/2017

Total Major Tenants		7,008		3.9%	$22.11	(8)	$536,446	14.8%

Non-Major Tenants		62,288		34.5%	$23.63		$1,471,967	40.5%

Occupied Collateral Total		158,773		87.9%	$20.46	(8)	$3,630,451	100.0%

Vacant Space		21,867		12.1%

Collateral Total		180,640		100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Sales and Occupancy Costs are for the year to date period ending September 30, 2013 and have been annualized.
(3)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(4)	Smith’s has six, five-year extension options.
(5)	Walgreens has the right to terminate its lease every five years after September 2029, which is the 25th year after its lease commencement.
(6)	Sales PSF shown for ACE Hardware are for 2012 sales, as 2013 sales were not available.
(7)	Ace Hardware has three, five-year extension options.
(8)
Nevada State Bank and Terrible Herbst own their own improvements and are lessees under ground leases from the borrower, which have no attributed square footage. The Annual U/W Base Rent PSF for Total Major Tenants and Occupied Collateral Total exclude the Annual U/W Base Rent associated with these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHERN HIGHLANDS MARKETPLACE

The following table presents certain information relating to the historical sales and occupancy costs at the Southern Highlands Marketplace Property:

Historical Sales (PSF) and Occupancy Cost(1)

Tenant Name	2011	2012	2013(2)	Occupancy Cost(3)
Walgreens	$267	$275	$282	13.2%
Ace Hardware	$92	$96	NAV	21.6%(4)
Vision Source	NAV	$451	$499	6.7%
Cigarettes & Fragrances	NAV	NAV	$494	6.9%
Mailboxes, Etc./UPS Store	$456	$450	$443	9.6%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	Unless otherwise noted, Sales and Occupancy Costs are for the year to date period ending September 30, 2013 and have been annualized.
(3)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(4)	Occupancy Cost for Ace Hardware is derived from 2012 sales, as 2013 sales were not available.

The following table presents certain information relating to the lease rollover schedule at the Southern Highlands Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2014	3	5,918	3.3%	5,918	3.3%	$132,491	3.6%	$22.39
2015	4	5,417	3.0%	11,335	6.3%	$174,696	4.8%	$32.25
2016	7	18,302	10.1%	29,637	16.4%	$291,586	8.0%	$15.93
2017	7	17,807	9.9%	47,444	26.3%	$421,480	11.6%	$23.67
2018	3	5,014	2.8%	52,458	29.0%	$149,979	4.1%	$29.91
2019	6	11,538	6.4%	63,996	35.4%	$284,030	7.8%	$24.62
2020	1	3,500	1.9%	67,496	37.4%	$126,000	3.5%	$36.00
2021	1	17,808	9.9%	85,304	47.2%	$264,449	7.3%	$14.85
2022	1	1,800	1.0%	87,104	48.2%	$46,656	1.3%	$25.92
2023	1	58,019	32.1%	145,123	80.3%	$947,589	26.1%	$16.33
2024	1	0	0.0%	145,123	80.3%	$198,375	5.5%	$0.00(5)
Thereafter	2	13,650	7.6%	158,773	87.9%	$593,120	16.3%	$30.04
Vacant	0	21,867	12.1%	180,640	100.0%	$0	0.0%	$0.00
Total/Weighted Average	37	180,640	100.0%			$3,630,451	100.0%	$20.46

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Annual U/W Base Rent for ground leased tenants is excluded from the Annual U/W Base Rent PSF.
(5)	Nevada State Bank owns its own improvements and is a lessee under a ground lease from the borrower, which expires in 2024 and has no attributed square footage.

The following table presents historical occupancy percentages at the Southern Highlands Marketplace Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	12/13/2013
87.4%	84.4%	83.9%	87.9%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHERN HIGHLANDS MARKETPLACE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southern Highlands Marketplace Property:

Cash Flow Analysis

	2011		2012		TTM 10/31/2013		U/W		U/W $ per SF
Base Rent	$4,513,861		$4,419,775		$4,150,147		$3,630,451		$20.10
Grossed Up Vacant Space	0		0		0		524,808		2.91
Percentage Rent	0		0		0		0		0.00
Total Reimbursables	1,046,878		1,112,869		1,007,583		1,094,100		6.06
Other Income	21,822		24,352		20,434		20,434		0.11
Less Vacancy & Credit Loss	(2,532,624	)(1)	(1,339,229)		(897,283)		(637,625	)(2)	(3.53)
Effective Gross Income	$3,049,937		$4,217,767		$4,280,881		$4,632,167		$25.64

Total Operating Expenses	$1,086,560		$1,020,993		$1,018,341		$1,094,099		$6.06

Net Operating Income	$1,963,377		$3,196,774		$3,262,540		$3,538,068		$19.59
TI/LC	0		0		0		188,590		1.04
Capital Expenditures	0		0		0		37,682		0.21
Net Cash Flow	$1,963,377		$3,196,774		$3,262,540		$3,311,796		$18.33

NOI DSCR	0.88	x	1.44	x	1.47	x	1.59	x
NCF DSCR	0.88	x	1.44	x	1.47	x	1.49	x
NOI DY	5.6%		9.1%		9.3%		10.1%
NCF DY	5.6%		9.1%		9.3%		9.5%

(1)
A new management practice in which tenants that vacated or paying reduced rent, were written off the books was implemented, and management changed the books for 2011 to reflect all tenants that vacated in previous reporting periods as well, which resulted in the large increase in bad debt.

(2)	The underwritten economic vacancy is 12.1%. The Southern Highlands Marketplace Property was 87.9% physically occupied as of December 13, 2013.

Appraisal.  As of the appraisal valuation date of December 3, 2013, the Southern Highlands Marketplace Property had an “as-is” appraised value of $52,760,000.

Environmental Matters.  According to a Phase I environmental site assessment dated December 4, 2013, there was no evidence of any recognized environmental condition at the Southern Highlands Marketplace Property.

Market Overview and Competition.  The Southern Highlands Marketplace Property is located in Las Vegas, Nevada, within the Southern Highlands master planned community. The Southern Highlands Marketplace Property is situated in the far southwest portion of the Las Vegas Valley at the southeast corner of Southern Highlands Parkway and West Cactus Avenue, the major north/south throughway traversing the Southern Highlands master planned community.   The Southern Highlands master planned community encompasses 2,500 acres and is located approximately 11 miles southwest of the McCarran International Airport and the Las Vegas Strip. The Southern Highlands neighborhood amenities include a 220-acre private luxury golf course. According to a third party market research report, the population from 2010 to 2014 within a one-, three-, and five-mile radius of the Southern Highlands Marketplace Property increased 16.0%, 16.4% and 12.9%, respectively. The projected median household income in 2014 for the same one-, three-, and five-mile radii is $82,623, $67,808 and $61,103, respectively.

According to the appraisal, the Southern Highlands Marketplace Property is located in the Southwest Las Vegas retail submarket. The submarket contains 6.1 million square feet of inventory. According to a third party market research report, as of the third quarter 2013 the overall retail vacancy rate for the submarket was 14.9%. Neighborhood shopping centers had a lower vacancy of 13.1% during the same period. Average asking rents at neighborhood shopping centers for the third quarter 2013 were $20.69 per square foot on a triple-net basis.

The following table presents certain information relating to some comparable retail centers for the Southern Highlands Marketplace Property:

Competitive Set(1)

	Southern Highlands Marketplace (Subject)	Eastgate	Centennial Gateway	Eastern Beltway	Centennial Center
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	––	13.3 miles	25.8 miles	6.0 miles	26.0 miles
Property Type	Neighborhood Center	Neighborhood Center	Neighborhood Center	Power Center	Power Center
Year Built/Renovated	2003/NAP	2002/NAP	2008/NAP	1998/NAP	2001/NAP
Anchors	Smith’s, Ace Hardware, Walgreens	Office Depot, 99 Cent Only, Party City	24-Hour Fitness, Sportsman Warehouse, Fresh N Easy, Walgreens	Wal-Mart Super Center, Sam’s Club	Wal-Mart Super Center, Sam’s Club, Home Depot
Total GLA	180,640 SF	96,604 SF	193,009 SF	272,817 SF	316,929 SF
Total Occupancy	88%	93%	96%	99%	96%

(1)	Information obtained from the borrower's rent roll and the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHERN HIGHLANDS MARKETPLACE

The Borrower.  The borrower is O & O Enterprises, L.L.C., a Nevada limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Southern Highlands Marketplace Mortgage Loan. Garry Goett holds the controlling interest in the borrower and is the guarantor of certain nonrecourse carveouts under the Southern Highlands Marketplace Mortgage Loan.

The Sponsor.  The sponsor is Garry V. Goett, founder of Olympia Companies (“Olympia”). Olympia’s subsidiaries and related entities actively engage in all phases of real estate development from land investment to participating in residential, commercial and retail development in southern Nevada. Olympia’s current portfolio includes real estate projects in the Las Vegas area, such as the Southern Highlands master planned community, the Casino Fandango and attached Galaxy theater, a 100-room Courtyard by Marriott hotel, digital and vinyl billboards and self storage facilities.

The sponsor reported that, in its role as guarantor for a property other than the Southern Highlands Property, it is subject to a proceeding seeking the deficiency between the foreclosure sale amount and the loan amount, equal to approximately $18,627,732. See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus. Additionally, please refer to “- Litigation Considerations” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $48,659 for real estate taxes, $60,358 for insurance, $3,140 for replacement reserves, $15,000 for future tenant improvements and leasing commissions and $60,270, which will be released once tenant Paul Mitchell is in occupancy, paying full unabated rent and open for business. The loan documents also provide for ongoing monthly escrows in the amount of $24,329 for real estate taxes, $5,030 for insurance, $3,140 for replacement reserves and $15,000 for tenant improvements and leasing commissions (subject to a cap of $400,000).

Lockbox and Cash Management.  The Southern Highlands Marketplace Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay rents directly into such lockbox account.  The loan documents also require all rents received by the borrower be deposited into the lockbox account within two business days after receipt thereof.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into an account designated by the borrower on a daily basis. Upon the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a daily basis.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.20x for two consecutive calendar quarters; or (iii) the occurrence of a Major Tenant Trigger Event (as defined below).  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive quarters; or with respect to the matters described in clause (iii) above, upon the occurrence of a Major Tenant Trigger Event Cure (as defined below).

A “Major Tenant Trigger Event” will occur if either of the tenants Smith’s or Walgreens (i) is the subject of any bankruptcy proceedings, (ii) has vacated all or substantially all of its space (with or without prior notice to the borrower or guarantor), or (iii) has provided notification of its intention to vacate its space.

A “Major Tenant Trigger Event Cure” will occur upon the earlier of the following: (i) any bankruptcy proceeding of which Smith’s or Walgreens is the subject has been terminated and the applicable lease has been affirmed or (ii) the borrower has entered into a new lease for the associated rentable space (a) with a new tenant acceptable to the lender, (b) the term of such lease is for no less than five years, and (c) the new tenant has completed all improvements, is open for business and has commenced regular base rent payments.

Property Management.  The Southern Highlands Marketplace Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Southern Highlands Marketplace Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from Fitch, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not Permitted.

Subordinate and Mezzanine Indebtedness: Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage, from terrorism in an amount equal to the full replacement cost of the Southern Highlands Marketplace Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Waltonwood Cary Parkway

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$32,000,000			Specific Property Type:	Independent Living
Cut-off Date Principal Balance:	$32,000,000			Location:	Cary, NC
% of Initial Pool Balance:	2.9%			Size:	133 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$240,602
Borrower Name:	Waltonwood Cary IL, LLC			Year Built/Renovated:	2010/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	5.150%			Property Manager:	Singh Senior Living LLC
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of)(3):	65.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	92.2% (12/31/2012)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	96.1% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	96.2% (1/13/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,398,588 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,258,003 (12/31/2012)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of)(4):	$3,007,799 (TTM 11/30/2013)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None			U/W Revenues:	$5,955,112
Additional Debt Type:	NAP			U/W Expenses:	$2,988,034
				U/W NOI:	$2,967,077
				U/W NCF:	$2,927,177
				U/W NOI DSCR:	1.42x
				U/W NCF DSCR:	1.40x
Escrows and Reserves(2):				U/W NOI Debt Yield:	9.3%
				U/W NCF Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$46,400,000
Taxes	$86,039	$21,510	NAP	As-Is Appraisal Valuation Date:	December 10, 2013
Insurance	$22,431	Springing	NAP	Cut-off Date LTV Ratio:	69.0%
Replacement Reserve	$0	$3,325	NAP	LTV Ratio at Maturity or ARD:	57.0%

(1)	See “The Sponsors” section. The Waltonwood Cary Parkway Mortgage Loan is related to the mortgage loan identified in Annex A as Waltonwood at Lakeside.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Waltonwood Cary Parkway Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an independent living senior housing property located in Cary, North Carolina (the “Waltonwood Cary Parkway Property”).  The Waltonwood Cary Parkway Mortgage Loan was originated on February 25, 2014 by Basis Real Estate Capital II, LLC.  The Waltonwood Cary Parkway Mortgage Loan had an original principal balance of $32,000,000, has an outstanding principal balance as of the Cut-off Date of $32,000,000 and accrues interest at an interest rate of 5.150% per annum.  The Waltonwood Cary Parkway Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Waltonwood Cary Parkway Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Waltonwood Cary Parkway Mortgage Loan in whole, but not in part, on any date before January 1, 2024.  In addition, the Waltonwood Cary Parkway Mortgage Loan is prepayable without penalty on or after January 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD CARY PARKWAY

Sources and Uses

Sources			Uses
Original loan amount	$32,000,000	100.0%	Loan payoff	$18,914,792	59.1%
			Reserves	108,471	0.3
			Closing costs	261,455	0.8
			Return of equity	12,715,283	39.7
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

The Property. The Waltonwood Cary Parkway Property is a 133-unit independent living, senior housing property situated on a 13.8-acre parcel and consists of seven, four-story buildings located in Cary, North Carolina.  The Waltonwood Cary Parkway Property was built in 2010 and includes 56 one bedroom/one bathroom units, 65 two bedroom/two bathroom units and 12 two-bedroom cottages.  The cottages each contain a one-car garage, front porch and back patio.  Amenities at the Waltonwood Cary Parkway Property include a movie theater, internet lounge, putting green, gazebos, cafe, hair salon, information center, indoor swimming pool, spa, exercise center, libraries, activity centers, general store and mature landscaping with walking paths. On-site health screening, 24-hour emergency call systems, social activities, bi-monthly housekeeping, two daily meals, secured and monitored entry systems, and personal transportation are also offered.  The units contain full kitchens with washers and dryers. The Waltonwood Cary Parkway Property provides 123 uncovered parking spaces and 16 covered parking spaces, for a parking ratio of 1.0 space per unit. As of January 13, 2014, the Waltonwood Cary Parkway Property was 96.2% occupied.

Attached to the Waltonwood Cary Parkway Property is a two-story, 43-unit assisted living and memory care facility (the “Assisted Living Facility Unit”), which is not part of the collateral.  The Waltonwood Cary Parkway Property and the Assisted Living Facility Unit have separate entrances, dining areas and amenities, but do share a commercial kitchen, which is located in the Assisted Living Facility Unit.  Pursuant to the condominium board documents, the Waltonwood Cary Parkway Property has an easement for access to the kitchen and the right to meals at the same price as served to the Assisted Living Facility Unit. Ownership of the Waltonwood Cary Parkway Property and the Assisted Living Facility Unit is structured as a two-unit condominium.  The Waltonwood Cary Parkway Property is one unit and the Assisted Living Facility Unit, which is not security for the Waltonwood Cary Parkway Mortage Loan, is the other unit. The condominium documents provide that the borrower controls the condominium board because the Waltonwood Cary Parkway Property comprises approximately 76.9% of the total common area interest of the two units.  Accordingly, all major decisions by the condominium board, including material changes to the condominium documents, require the consent of the borrower, and each unit owner has easement rights to the common areas, which includes the shared kitchen.  Affiliates of the borrower own the Assisted Living Facility Unit. The Waltonwood Cary Parkway Property and the Assisted Living Facility Unit offer residents a continuum of care (independent/assisted) within one development. As residents’ needs change, they have the ability to move from the independent living portion to the assisted living portion without relocating. The continuum of care concept allows a spouse who needs assisted living to remain in the same facility with a spouse who is able to live independently. The continuum of care concept is a competitive advantage for the Waltonwood Cary Parkway Property as most of the competitive properties offer only independent living services.

The following table presents certain information relating to the unit mix of the Waltonwood Cary Parkway Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Occupied Unit
1 Bedroom/1 Bath	56	42.1%	769	$3,498
2 Bedroom/2 Bath	77	57.9%	1,177	$4,060
Total/Weighted Average	133	100.0%	1,005	$3,823

(1)	Information obtained from the borrower’s rent roll.

The following table presents historical occupancy percentages at the Waltonwood Cary Parkway Property:

Historical Occupancy

12/31/2011(1)(2)	12/31/2012(1)	12/31/2013(1)	1/13/2014
65.9%	92.2%	96.1%	96.2%

(1)	Information obtained from the borrower.
(2)	The Waltonwood Cary Parkway Property opened in April 2010 at the peak of the recession, and was ramping up to stabilized occupancy through 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD CARY PARKWAY

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waltonwood Cary Parkway Property:

Cash Flow Analysis

	2011		2012		TTM 11/30/2013		U/W		U/W $ per Unit
Base Rent	$5,975,395		$5,973,212		$5,894,259		$6,107,388		$45,920
Grossed Up Vacant Space	0		0		0		0		0
Less Concessions	(30,761)		(153,390)		(135,399)		(135,399)		(1,018)
Other Income	259,293		250,196		240,287		371,879		2,796
Less Vacancy & Credit Loss	(2,957,709)		(1,490,381)		(129,937)		(388,756	)(1)	(2,923)
Effective Gross Income	$3,246,219		$4,579,637		$5,869,209		$5,955,112		$44,775

Total Operating Expenses	$1,847,631		$2,321,634		$2,861,410		$2,988,034		$22,466

Net Operating Income	$1,398,588		$2,258,003		$3,007,799		$2,967,077		$22,309
Replacement Reserves	4,717		9,403		16,784		39,900		300
Net Cash Flow	$1,393,871	(2)	$2,248,600	(2)	$2,991,015	(2)	$2,927,177		$22,009

NOI DSCR	0.67	x	1.08	x	1.43	x	1.42	x
NCF DSCR	0.66	x	1.07	x	1.43	x	1.40	x
NOI DY	4.4%		7.1%		9.4%		9.3%
NCF DY	4.4%		7.0%		9.3%		9.1%

(1)	The underwritten economic vacancy is 8.1%. The Waltonwood Cary Parkway Property was 96.2% physically occupied as of January 13, 2014.
(2)	The Waltonwood Cary Parkway Property opened in April 2010 at the peak of the recession, and was ramping up to stabilized occupancy through 2012.

Appraisal. As of the appraisal valuation date of December 10, 2013, the Waltonwood Cary Parkway Property had an “as-is” appraised value of $46,400,000.

Environmental Matters.  According to the Phase I environmental site assessment dated November 25, 2013, there was no evidence of any recognized environmental conditions at the Waltonwood Cary Parkway Property.

Market Overview and Competition.  The Waltonwood Cary Parkway Property is located on SE Cary Parkway directly off of State Route 64 in Cary, North Carolina.  The Waltonwood Cary Parkway Property is located within the western portion of Wake County and is approximately 11 miles west of Raleigh and 14 miles south of the Raleigh-Durham International Airport.  According to the appraisal, the Raleigh-Cary metropolitan statistical area (“MSA”) is the 47th largest MSA in the United States in terms of area and has an estimated 2013 population of approximately 1.2 million.  The population and average household income within a five-mile radius of the Waltonwood Cary Parkway Property, considered to be the primary trade area, is 158,666 and $85,267, respectively.  Access to the Waltonwood Cary Parkway Property is provided by State Route 64 and Interstate 40, which is approximately three miles northeast of the Waltonwood Cary Parkway Property. The Town of Cary is located in the middle of the Research Triangle area, named after the Research Triangle Park which is home to numerous companies including Cisco, Ericsson, GlaxoSmithKline and Monsanto Corporation.

The appraisal identified a competitive set of four independent living facilities, which exhibit occupancy rates ranging from 93.0% to 100.0%, with a weighted average occupancy of 97.0%.  In comparison, a third party market research report indicates average occupancy for independent living facilities in the Raleigh MSA to be 93.4%. The appraiser concluded a 6.0% vacancy rate. The appraiser also concluded monthly market rents of $3,500 to $4,000 for the one-bedroom/one-bathroom units, $4,050 to $4,430 for the two-bedroom/two-bathroom units, and $4,395 for the two-bedroom cottages.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD CARY PARKWAY

The following table presents certain information relating to some comparable independent living properties for the Waltonwood Cary Parkway Property:

Competitive Set(1)

	Waltonwood Cary Parkway (Subject)	The Gardens at Wakefield	Jordan Oaks	Abbotswood of Stonehenge	Magnolia Glen	Bartlett Reserve Senior Living	Woodland Terrace	Cambridge Village at Apex
Location	Cary, NC	Raleigh, NC	Cary, NC	Raleigh, NC	Raleigh, NC	Durham, NC	Cary, NC	Apex, NC
Distance to Subject	--	18.1 miles	3.1 miles	9.3 miles	8.6 miles	12.3 miles	1.0 mile	5.1 miles
Property Type	Independent Living	Independent Living	Independent Living	Independent Living	Independent and Assisted Living	Independent and Assisted Living	Independent and Assisted Living and Dementia Care	Independent Living
Number of Units	133	121	118	120	160	99	104	121
1BR/Unit Monthly Rent	$3,306-$3,980	$2,560-$3,150	$2,844	$2,800	$3,685	$2,395-$2,795	$3,710	$2,885-$3,600
2BR/Unit Monthly Rent	$3,703-$4,332	$3,450	$5,373	$3,380	$4,305	$2,745-$3,100	$4,275-$4,350	$3,710-$4,430
Total Occupancy	96%	85%	93%	100%	100%	100%	100%	NAV

(1)	Information obtained from the appraisal and borrower provided rent roll.

The Borrower.  The borrower is Waltonwood Cary IL, LLC, a Delaware limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waltonwood Cary Parkway Mortgage Loan. Gurmale S. Grewal, Jeat S. Grewal, Lushman S. Grewal, the Gurmale Singh Grewal Amended and Restated Revocable Trust, the Jeat Singh Grewal Amended and Restated Revocable Trust and the Lushman Singh Grewal Amended and Restated Revocable Trust are the guarantors of certain nonrecourse carveouts under the Waltonwood Cary Parkway Mortgage Loan.

The Sponsors.  The sponsors are Gurmale S. Grewal, Jeat S. Grewal and Lushman S. Grewal. The Grewals are principals of Singh Development Co., Ltd., which is a family owned, real estate development company with offices in West Bloomfield, Michigan; Cary, North Carolina; Fort Lauderdale, Florida; and Chandigarh, India. Singh Development Co. Ltd. was formed in 1973 and owns and operates a portfolio of 10 senior housing communities under the brand of Waltonwood located throughout Southeast Michigan and North Carolina totaling 1,571 units. In addition to the senior housing communities, Singh Development Co. Ltd.’s portfolio includes nine office properties and two industrial properties totaling over 445,000 square feet and 24 multifamily communities comprising over 3,800 units.  There is a pending lawsuit that was filed by two passive investors in Singh Development Co. Ltd. seeking to exercise a corporate buyout option.  The lawsuit names as defendants all of the family members and all of the entities that hold the family investments, including the borrower.  According to the sponsors, the parties to the lawsuit are working in good faith to settle the matter.  See “Description of the Mortgage Pool - Litigation Considerations” in the Free Writing Prospectus.  In addition, the sponsors have been involved in mortgage defaults unrelated to the Waltonwood Cary Parkway Mortgage Loan.  See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront escrows in the amount of $86,039 for real estate taxes and $22,431 for insurance. The loan documents provide for ongoing monthly reserves in the amount of $21,510 for real estate taxes and $3,325 for replacement reserves.  The collection of ongoing monthly insurance reserves has been waived provided: (i) there is no event of default continuing; (ii) the borrower escrows three months of the annual insurance premium with the lender and such escrow is maintained for the term of the loan; and (iii) the lender receives evidence that the premiums are paid timely. The upfront insurance escrow is available to pay insurance premiums.

Lockbox and Cash Management. The Waltonwood Cary Parkway Mortgage Loan requires a lender-controlled lockbox account (the “Restricted Account”) to be established in the event that the debt service coverage ratio for the trailing 12-month period falls below 1.15x (the “Lockbox Trigger Event”).   Following a Lockbox Trigger Event, the borrower and/or the property manager are required to deposit all rents directly into the Restricted Account within two business days of receipt.  For so long as a Cash Trap Event Period (as defined below) is in effect, funds deposited into the Restricted Account shall be transferred to the lender-controlled cash management account and all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar month. A Cash Trap Event Period will expire with regard to (i), upon the cure of such event of default; and with regard to (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Waltonwood Cary Parkway Property is managed by Singh Senior Living LLC.

Assumption. The borrower has the right to transfer the Waltonwood Cary Parkway Property at any time after February 25, 2015 subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and the applicable rating agencies; (iii) rating agency confirmation from Fitch, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates; (iv) payment of a transfer fee equal to 1% of the original loan amount; and (v) receipt of all required documentation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD CARY PARKWAY

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Waltonwood Cary Parkway Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Brunswick Square

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody's):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$30,000,000			Location:	East Brunswick, NJ
% of Initial Pool Balance:	2.7%			Size:	292,685 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$263.08
Borrower Name:	Brunswick Square Mall, LLC			Year Built/Renovated:	1973/2012
Sponsor:	Simon Property Group			Title Vesting:	Fee
Mortgage Rate:	4.796%			Property Manager:	SPG Management Associates III, LLC
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of)(3):	97.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	98.1% (12/31/2011)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of)(3):	99.3% (12/31/2012)
IO Period:	None			Current Occupancy (As of)(3):	99.2% (1/9/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$7,339,255 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,455,862 (12/31/2012)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$8,213,357 (TTM 11/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$12,242,344
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$4,275,457
				U/W NOI:	$7,966,887
				U/W NCF:	$7,473,300
				U/W NOI DSCR(1):	1.64x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.54x
				U/W NOI Debt Yield(1):	10.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.7%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$113,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 15, 2014
Replacement Reserves	$0	Springing	$273,600	Cut-off Date LTV Ratio(1):	68.1%
TI/LC Reserve	$0	Springing	$711,600	LTV Ratio at Maturity or ARD(1):	55.7%

(1)
The Brunswick Square Loan Combination, totalling $77,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and will be contributed to the WFRBS 2014-C19 Trust.  The controlling Note A-1 had an original principal balance of $47,000,000 and is expected to be contributed to a future trust.  All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Brunswick Square Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants.

The Mortgage Loan.  The mortgage loan (the “Brunswick Square Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in East Brunswick, New Jersey (the “Brunswick Square Property”). The Brunswick Square Loan Combination was originated on February 11, 2014 by The Royal Bank of Scotland. The Brunswick Square Loan Combination had an original principal balance of $77,000,000, has an outstanding principal balance as of the Cut-off Date of $77,000,000 and accrues interest at an interest rate of 4.796% per annum.  The Brunswick Square Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 30 year amortization schedule. The Brunswick Square Loan Combination matures on March 1, 2024.

Note A-2, which represents the non-controlling interest in the Brunswick Square Loan Combination and will be contributed to the WFRBS 2014-C19 Trust, had an original principal balance of $30,000,000 and has an outstanding principal balance as of the Cut-off Date of $30,000,000. Note A-1 (the “Brunswick Square Companion Loan”) had an original principal balance of $47,000,000, is currently held by the related Mortgage Loan Seller and is expected to be contributed to a future trust and represents the controlling interest in the Brunswick Square Loan Combination.  Note A-1 is permitted to be split into additional notes and the related Mortgage Loan Seller has not provided any assurance that Note A-1 will not be split further.  See “Description of the Mortgage Pool - Additional Indebtedness - The Loan Combination - The Brunswick Square Loan Combination” and “The Pooling and Servicing Agreement - Servicing of the Loan Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

Prior to the open period (prior to, and including August 1, 2023), the borrower may voluntarily prepay the Brunswick Square Loan Combination, in full or in part, which the lender may accept, in its sole discretion, upon payment of an amount equal to the greater of (a) 3% of the outstanding principal balance of the Brunswick Square Loan Combination and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest remaining, assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest is paid on the maturity date, over (ii) the principal amount being prepaid.

Following the lockout period, the borrower has the right to defease the Brunswick Square Loan Combination in whole, but not in part, on any due date before September 1, 2023.  In addition, the Brunswick Square Loan Combination is prepayable without penalty on or after September 1, 2023. Borrower can prepay after August 1, 2023 without penalty, provided that the borrower would be required to pay the amount of interest which would have accrued on the note if such prepayment occurred on September 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$77,000,000	99.3%	Loan payoff(1)	$76,923,676	99.2%
Sponsor's new cash contribution	544,775	0.7%	Closing costs	621,099	0.8
Total Sources	$77,544,775	100.0%	Total Uses	$77,544,775	100.0%

(1)	The Brunswick Square Property was previously securitized in CSFB 2004-C4.

The Property.  The Brunswick Square Property is a single story regional mall located on Route 18 in East Brunswick, New Jersey approximately four miles south of exit nine on the New Jersey Turnpike and 30 miles southwest of New York City. The Brunswick Square mall contains 760,311 square feet of retail space, of which 292,685 square feet serve as collateral for the Brunswick Square Mortgage Loan, and is situated on an 81.1-acre parcel of land. The Brunswick Square Property is anchored by Macy's, JC Penney (neither of which is part of the collateral), and a 13-screen Starplex Cinemas (part of the collateral).  The Brunswick Square Property contains 4,400 parking spaces, resulting in a parking ratio of 5.8 spaces per 1,000 square feet of rentable area. The Brunswick Square Property was constructed in 1973 and renovated in 1999 and 2012. The 1999 renovation included new floors, lighting, ceilings and a new entrance. Barnes & Noble was also added in 1999 and the existing theater was expanded to a 13-screen cinema with stadium seating. The 2012 renovation included an upgrade of the mall entrances and parking lot, as well as a reconfiguration in which two new food tenants, Panera Bread and Tilted Kilt were added. In addition, Starplex Cinemas added luxury seating and is currently undergoing additional renovations to concession stands, restrooms and the lobby. As of year-end 2013, tenants occupying 10,000 square feet or less had comparable in-line sales of $326 per square foot with an average occupancy cost of 15.6%. As of January 9, 2014, the Brunswick Square Property was 99.2% occupied by 71 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

The following table presents certain information relating to tenancy at the Brunswick Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody's /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Macy's	BBB/Baa2/BBB+	244,000	ANCHOR OWNED - NOT PART OF THE COLLATERAL
JC Penney	NR/Caa1/CCC+	223,626	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Starplex Cinemas	NR/NR/NR	49,313	16.8%	$10.00	$493,130	6.5%	(5)	24.8%	5/31/2022
Total Anchor Tenants - Collateral		49,313	16.8%	$10.00	$493,130	6.5%

Other Major Tenants - Collateral
Forever 21	NR/NR/NR	12,508	4.3%	$37.10	$464,006	6.2%	$234	16.3%	1/31/2020
Barnes & Noble	NR/NR/NR	24,833	8.5%	$16.11	$400,000	5.3%	$168	10.2%	7/31/2019
New York & Company	NR/NR/NR	10,248	3.5%	$14.64	$150,000	2.0%	$123	12.0%	1/31/2015
Against All Odds	NR/NR/NR	10,594	3.6%	$12.74	$135,000	1.8%	$104	12.3%	8/31/2015
Old Navy(6)	BBB-/Baa3/BBB-	15,856	5.4%	$0.00	$0	0.0%	$243	6.0%	MTM
Total Other Major Tenants - Collateral		74,039	25.3%	$15.52	$1,149,006	15.3%

Non-Major Retail Tenants - Collateral		167,128	57.1%	$35.24	$5,889,097	78.2%

Total Occupied Collateral(7)		290,480	99.2%	$25.93	$7,531,234	100.0%

Total Vacant Space		2,205	0.8%

Collateral Total		292,685	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2014.
(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)
Starplex Cinemas began its lease in May 2012, and underwent a renovation including the addition of luxury seating. Starplex Cinemas currently operates with 13 screens at the Brunswick Square Property and reported sales per screen of $271,308 resulting in an occupancy cost of 24.8% for 2013, although the theater was not open for business for all of the year.

(6)	Old Navy is in negotiations with management to renew its lease through January 2018. Old Navy currently pays rent on a month-to-month basis.
(7)	Occupancy includes temporary and seasonal tenants.

The following table presents certain information relating to the historical sales and occupancy costs at the Brunswick Square Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	2013
Against All Odds	$96	$110	$111	$104
Barnes & Noble	$199	$192	$185	$168
Forever 21	$248	$229	$236	$234
New York and Company	$157	$135	$128	$123
Old Navy	$234	$219	$232	$243
Starplex Cinemas	NAP	NAP	NAP	$271,308(2)

Total In-line (<10,000 square feet)(3)	$283	$307	$334	$326
Occupancy Costs(3)	16.9%	17.3%	15.0%	15.6%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)
Starplex Cinemas began its lease in May 2012, and underwent a renovation including the addition of luxury seating. Historical Sales for Starplex Cinemas are reported on a per screen basis. Starplex Cinemas operates with 13 screens at the Brunswick Square Property and reported sales per screen of $271,308 for 2013, although the theater was not open for business for all of the year.

(3)	Represents tenants occupying less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

The following table presents certain information relating to the lease rollover schedule at the Brunswick Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	17,165	5.9%	17,165	5.9%	$120,000	$6.99
2014	0	0	0.0%	17,165	5.9%	$0	$0.00
2015	18	63,396	21.7%	80,561	27.5%	$1,934,483	$30.51
2016	8	14,765	5.0%	95,326	32.6%	$534,539	$36.20
2017	12	35,824	12.2%	131,150	44.8%	$915,185	$25.55
2018	3	5,178	1.8%	136,328	46.6%	$262,333	$50.66
2019	8	51,646	17.6%	187,974	64.2%	$1,292,583	$25.03
2020	2	12,776	4.4%	200,750	68.6%	$513,008	$40.15
2021	1	632	0.2%	201,382	68.8%	$117,229	$185.49
2022	11	75,782	25.9%	277,164	94.7%	$1,348,593	$17.80
2023	4	5,699	1.9%	282,863	96.6%	$292,790	$51.38
2024	2	7,617	2.6%	290,480	99.2%	$200,490	$26.32
Thereafter	0	0	0%	290,480	99.2%	$0	$0.00
Vacant(4)	0	2,205	0.8%	292,685	100.0%	$0	$0.00
Total/Weighted Average	71	292,685	100.0%			$7,531,234	$25.93

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy includes temporary and seasonal tenants.

The following table presents historical occupancy percentages at the Brunswick Square Property:

Historical Occupancy(1)

12/31/2010(2)	12/31/2011(2)	12/31/2012(2)	1/9/2014
97.4%	98.1%	99.3%	99.2%

(1)	Occupancy includes temporary and seasonal tenants.
(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating performance and the Underwritten Net Cash Flow at the Brunswick Square Property:

Cash Flow Analysis

	2011		2012		TTM 11/30/2013		U/W		U/W $ per SF
Base Rent	$6,123,850		$6,799,547		$7,219,905		$7,531,234		$25.73
Grossed Up Vacant Space	0		0		0		169,585		0.58
Percentage Rent	804,368		665,459		562,768		485,033	(1)	1.66
Total Reimbursables	3,670,290		3,598,651		3,388,058		3,788,753		12.94
Other Income	1,081,756		879,245		857,441		857,441		2.93
Less Vacancy & Credit Loss	(74,984)		(154,634)		(11,113)		(589,701	)(2)	(2.01)
Effective Gross Income	$11,605,280		$11,788,268		$12,017,059		$12,242,344		$41.83

Total Operating Expenses	$4,266,025		$4,332,406		$3,803,702		$4,275,457		$14.61

Net Operating Income	$7,339,255		$7,455,862		$8,213,357		$7,966,887		$27.22
TI/LC	0		0		0		356,026		1.22
Replacement Reserves	0		0		0		137,562		0.47
Net Cash Flow	$7,339,255		$7,455,862		$8,213,357		$7,473,300		$25.53

NOI DSCR(3)	1.51	x	1.54	x	1.69	x	1.64	x
NCF DSCR(3)	1.51	x	1.54	x	1.69	x	1.54	x
NOI DY(3)	9.5%		9.7%		10.7%		10.3%
NCF DY(3)	9.5%		9.7%		10.7%		9.7%

(1)	Underwritten Percentage Rent is based on individual tenant sales for the trailing 12 months ending November 2013.
(2)	The underwritten economic vacancy is 5.0%. The Brunswick Square Property was 99.2% physically occupied inclusive of seasonal and temporary tenants as of January 9, 2014.
(3)	DSCRs and debt yields are based on the Brunswick Square Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

Appraisal. As of the appraisal valuation date of January 15, 2014, the Brunswick Square Property had an “as-is” appraised value of $113,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated January 23, 2014, there was no evidence of any recognized environmental conditions at the Brunswick Square Property.

Market Overview and Competition. The Brunswick Square Property is located in East Brunswick, New Jersey, on the west side of State Route 18, and approximately four miles south of the New Jersey Turnpike (I-95). The Brunswick Square Property is located within Middlesex County, in the Central New Jersey region approximately 30 miles southwest of New York City. The Central New Jersey region comprises six New Jersey counties in which the transportation and utilities industry has the largest employment share. According to the appraisal, the Brunswick Square Property has a primary trade area that encompasses a 10-mile radius within the New York/New Jersey core based statistical area. The 2013 population and average household income for the 10-mile trade area were reported at approximately 746,706 and $100,032, respectively.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $28.99 per square foot on a triple net basis and used an estimate of $2.00 per square foot for anchor tenants on a modified gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 2.5% within the primary trade area.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Brunswick Square Property:

Competitive Set(1)

	Brunswick Square (Subject)	Menlo Park Mall	Woodbridge Center	Freehold Raceway	Bridgewater Commons
Market	East Brunswick, NJ	Edison, NJ	Woodbridge, NJ	Freehold, NJ	Bridgewater, NJ
Distance from Subject	--	12 miles	14 miles	14 miles	20 miles
Property Type	Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1973/1999,2012	1942/2003	1971/2003	1990/2007	1988/2005
Anchors	Macy's, JC Penney, Starplex Cinemas	Macy's, Nordstrom, AMC Movie Theaters	Macy's, JC Penney, Sears, Lord & Taylor	Macy's, JC Penney, Sears, Lord & Taylor, Nordstrom	Macy's, Lord & Taylor, Bloomingdale's
Total GLA	760,311 SF(2)	1,243,361 SF	1,633,000 SF	1,665,399 SF	992,000 SF
Total Occupancy	99%(2)	95%	92%	97%	99%

(1)	Information obtained from the borrower's rent roll and the appraisal.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower. The borrower is Brunswick Square Mall, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brunswick Square Loan Combination. Simon Property Group, L.P. is the guarantor of the nonrecourse carveouts under the Brunswick Square Loan Combination.

The Sponsor. The sponsor, Simon Property Group (NYSE:SPG) (“SPG”), is an S&P 100 company and currently has an interest in more than 325 retail real estate properties in North America, Europe, and Asia comprising approximately 243 million square feet. SPG is headquartered in Indianapolis, Indiana and employs approximately 5,500 people in the United States. SPG has the right to transfer sponsorship to its proposed SpinCo REIT (“SpinCo”), to be known as Washington Prime Group (“WPG”), which is expected to initially own or have an interest in 54 strip centers and 44 malls. WPG is expected to operate a large, diversified portfolio of strip centers and malls in the United States, having 53 million total square feet in 23 states. Occupancy at these strip centers and malls was 94.2% and 90.4%, respectively, as of September 30, 2013.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement or rollover reserves so long as no Lockbox Event (as defined below) has occurred and is continuing under the Brunswick Square Loan Combination. In the event that a Lockbox Event has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default has occurred and is continuing, the borrower will not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage to substantially all of the other properties managed by the property manager or its affiliates; (ii) for replacements and repairs in an amount equal to $11,400 (subject to a cap of $273,600); and (iii) for tenant improvement and leasing commission in an amount equal to $29,650 (subject to a cap of $711,600).

A “Lockbox Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy or insolvency proceeding of the borrower or the property manager (if the property manager is an affiliate of the borrower); or (iii) the debt service coverage ratio falling below 1.20x for two consecutive calendar quarters.  A Lockbox Event will end with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion), provided that the lender has not accelerated the Brunswick Square Loan Combination, moved for a receiver or commenced foreclosure proceedings; with respect to clause (ii) above, if the borrower replaces the property manager with a replacement property manager pursuant to a replacement management agreement, each qualified pursuant to the terms of the Brunswick Square Loan Combination documents or such bankruptcy or insolvency proceeding of the property manager is discharged or dismissed within 90 days; or with respect to clause (iii) above, when a debt service coverage ratio of at least 1.20x

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

has been achieved for two consecutive calendar quarters; provided, however, that (x) no event of default has occurred and is continuing under the loan agreement or any of the other Brunswick Square Loan Combination documents; (y) the borrower has paid all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Lockbox Event including, reasonable attorney’s fees and expenses; and (z) a Lockbox Event may not be cured more than five times in the aggregate during the term of the Brunswick Square Loan Combination.

Lockbox and Cash Management.  The Brunswick Square Loan Combination requires a lender controlled lockbox, which is already in place, and springing cash management.  The Brunswick Square Loan Combination documents requires that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt.  Prior to the occurrence of a Lockbox Event, all funds on deposit in the lockbox account will be released to the borrower on a weekly basis.  From and after the occurrence and continuation of a Lockbox Event, funds on deposit in the lockbox account will be swept on a weekly basis (or each business day, during the continuance of an event of default into a lender controlled cash management account.

Property Management. The Brunswick Square Property is managed by SPG Management Associates III, LLC.

Assumption. The borrower has the right to transfer the Brunswick Square Property, or greater than 50% of the aggregate interests in the borrower, in one or a series of related transactions to one or more Qualified Transferees (as defined below), 60 days after the Series 2014-C19 Trust closing date upon at least 30 days’ prior notice to the lender, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to delivery of an additional insolvency opinion.

The borrower also has the right transfer the Brunswick Square Property or 100% of the aggregate interests in the borrower to a non-Qualified Transferee, provided that no event of default has occurred and is continuing, the conditions with respect to transfers to non-Qualified Transferee’s and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from Fitch, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

A “Qualified Transferee” is (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates (i) at least five “shopping centers” and (ii) retail properties and shopping centers totaling in the aggregate at least 3,000,000 square feet of gross area; (b) any person who has a net worth in excess of $250,000,000; or (c) any person, provided the lender has received written confirmation by Fitch, KBRA and Moody's that the transfer to such person will not, in and of itself, cause a downgrade withdrawal or qualification of the then current ratings of the Series 2014-C19 Certificates and similar confirmations with respect to ratings of any securities backed by the Brunswick Square Companion Loan; provided, however, that no person will be deemed to be a Qualified Transferee if such person (x) is an embargoed person, (y) except for General Growth Properties or its affiliates, is or has during the previous seven years been the subject of a bankruptcy or insolvency proceeding or (z) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

Free Release. Provided that no event of default has occurred and is continuing, the borrower may: (i) make transfers of immaterial or non-income producing portions of the Brunswick Square Property in connection with takings or condemnations of any portion of the Brunswick Square Property; (ii) make transfers of non-income producing portions of the Brunswick Square Property to third parties or affiliates of the borrower; and (iii) dedicate portions of the Brunswick Square Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to certain conditions, including: (a) evidence that the transferee is not an affiliate of the borrower; (b) with respect to any of the transfers described in (ii) and (iii) above, delivery of an officer’s certificate evidencing that such transfer, conveyance or encumbrance will not result in a material adverse effect on the value of the Brunswick Square Property, the business operations or financial condition of the borrower or the ability of the borrower to repay the Brunswick Square Loan Combination; and (c) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness.  Not Permitted.

Ground Lease.  None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Brunswick Square Property or if TRIPRA is no longer in effect, the borrower will be required to obtain a stand alone policy providing the same coverage for terrorism; provided, however (a) that the borrower will not be required to pay annual premiums in excess of two times the then-current annual premiums for the “all risk” insurance policy (excluding the catastrophic coverage of flood, earthquake and wind) and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to and reasonable for the geographic region where the Brunswick Square Property is located, so long as in no event shall such deductible exceed 5% of the total insured values. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 365 days from the date that the Brunswick Square Property is repaired or replaced and operations are resumed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Prada Waikiki

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$29,950,000	Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$29,950,000	Location:	Honolulu, HI
% of Initial Pool Balance:	2.7%	Size:	5,840 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$5,128
Borrower Name:	K Properties, Inc.	Year Built/Renovated:	1995/2005
Sponsors(1):	Various	Title Vesting:	Fee
Mortgage Rate:	4.780%	Property Manager:	Tenant-managed
Note Date:	February 25, 2014	3rd Most Recent Occupancy:	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	March 1, 2024	Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	None	Current Occupancy (As of):	100.0% (3/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$2,033,183 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,169,488 (12/31/2012)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of)(3):	$2,374,465 (12/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$3,075,397
Additional Debt Type:	NAP	U/W Expenses:	$167,910
U/W NOI(3):	$2,907,487
U/W NCF:	$2,821,302
U/W NOI DSCR:	1.55x
U/W NCF DSCR:	1.50x
U/W NOI Debt Yield:	9.7%
Escrows and Reserves(2):	U/W NCF Debt Yield:	9.4%
As-Is Appraised Value:	$45,500,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	December 12, 2013
Taxes	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.8%
Insurance	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	53.7%

(1)	See “The Sponsors” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Prada Waikiki Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single tenant, freestanding retail building located in Honolulu, Hawaii (the “Prada Waikiki Property”).  The Prada Waikiki Mortgage Loan was originated on February 25, 2014 by Wells Fargo Bank, National Association.  The Prada Waikiki Mortgage Loan had an original principal balance of $29,950,000, has an outstanding principal balance as of the Cut-off Date of $29,950,000 and accrues interest at an interest rate of 4.780% per annum.  The Prada Waikiki Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Prada Waikiki Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Prada Waikiki Mortgage Loan in whole, but not in part, on any date before December 1, 2023.  In addition, the Prada Waikiki Mortgage Loan is prepayable without penalty on or after December 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$29,950,000	100.0%	Loan payoff(1)	$10,067,958	33.6%
			Reserves	0	0.0
			Closing costs	637,987	2.1
			Return of equity	19,244,055	64.3
Total Sources	$29,950,000	100.0%	Total Uses	$29,950,000	100.0%

(1)	The Prada Waikiki Property was previously securitized in CSMC 2006-C1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRADA WAIKIKI

The Property.  The Prada Waikiki Property is a two-story, single tenant luxury boutique retail building occupied by Prada USA Corp. with a lease expiring December 31, 2025.  Built in 1995 and renovated in 2005, the Prada Waikiki Property contains approximately 5,840 square feet and is situated on a 0.11-acre parcel located in Honolulu, Hawaii.  The Prada Waikiki Property has been 100.0% occupied since 1996.  Prada USA Corp. is a subsidiary of the Prada Group which, as of January 31, 2013, operates in more than 70 countries through 461 stores, 25 franchise operated stores and a network of selected multibrand stores located in luxury department stores.  The Prada brand is a fashion and luxury goods provider with net sales totaling €2.6 billion in 2012.

The Prada Group engages in the design, production and distribution of luxury handbags, leather goods, footwear, ready-to-wear apparel, accessories, eyewear and fragrances with brands including Prada, Miu Miu, Car Shoe and Church’s.  The Prada Group’s net revenue for the twelve month period ending January 31, 2013 totaled €3.3 billion, a 29% increase from the net revenue for the twelve month period ending January 31, 2012.  As of January 31, 2013, the Prada Group employed more than 10,000 people and had a market capitalization of approximately €17.0 billion based on the Hong Kong Stock exchange share price.

The following table presents certain information relating to the tenant at the Prada Waikiki Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenant
Prada USA Corp.(1)	NR/NR/NR	5,840	100.0%	$440.60	$2,573,122	100.0%	$1,961	27.3%	12/31/2025
Total Major Tenant		5,840	100.0%	$440.60	$2,573,122	100.0%

(1)	The lease is guaranteed by the parent company PRADA Asia Pacific Limited until December 31, 2015, at which time the guaranty expires.
(2)
Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average contractual rent over the loan term.  Prada USA Corp. is currently paying an annual base rent of $1,902,000 ($325.68 per square foot) with annual rent increasing to $2,510,640 on January 1, 2016 and to $3,043,200 on January 1, 2021.

(3)
Sales PSF and Occupancy Cost represent the trailing 12-month period ending December 31, 2013.  Occupancy Cost includes percentage rent equivalent to 12.0% of gross sales in excess of $7,000,000.  2013 gross sales were $11,452,650 ($1,961 per square foot).

The following table presents certain information relating to the historical sales at the Prada Waikiki Property:

Historical Sales(1)

12/31/2010	12/31/2011	12/31/2012	12/31/2013
$1,370	$1,850	$1,940	$1,961

(1) Historical Sales (PSF) are based on historical statements provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRADA WAIKIKI

The following table presents certain information relating to the lease rollover schedule at the Prada Waikiki Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	5,840	100.0%	5,840	100.0%	$2,573,122	$440.60
Vacant	0	0	0.0%	5,840	100.0%	$0	$0.00
Total/Weighted Average	1	5,840	100.0%			$2,573,122	$440.60

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Prada Waikiki Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2014
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prada Waikiki Property:

Cash Flow Analysis

	2011		2012		2013		U/W		U/W $ per SF
Base Rent	$1,635,720		$1,711,800		$1,902,000		$2,573,122	(1)	$440.60	(1)
Grossed Up Vacant Space	0		0		0		0		0.00
Percentage Rent	397,463		457,688		472,465		472,465		80.90
Total Reimbursables	0		0		0		158,466		27.13
Other Income	0		0		0		0		0.00
Less Vacancy & Credit Loss	0		0		0		(128,656	)(2)	(22.03)
Effective Gross Income	$2,033,183		$2,169,488		$2,374,465		$3,075,397		$526.61

Total Operating Expenses	$0		$0		$0		$167,910		$28.75

Net Operating Income	$2,033,183		$2,169,488		$2,374,465		$2,907,487		$497.86

TI/LC	0		0		0		84,725		14.51
Capital Expenditures	0		0		0		1,460		0.25
Net Cash Flow	$2,033,183		$2,169,488		$2,374,465		$2,821,302		$483.10

NOI DSCR	1.08	x	1.15	x	1.26	x	1.55x	(3)
NCF DSCR	1.08	x	1.15	x	1.26	x	1.50x	(3)
NOI DY	6.8%		7.2%		7.9%		9.7%	(3)
NCF DY	6.9%		7.2%		7.9%		9.4%	(3)

(1)
Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average contractual rent over the loan term.  Prada USA Corp. is currently paying an annual base rent of $1,902,000 ($325.68 per square foot) with annual rent increasing to $2,510,640 on January 1, 2016 and to $3,043,200 on January 1, 2021.

(2)	The underwritten economic vacancy is 5.0%. The Prada Waikiki Property was 100.0% physically occupied as of March 1, 2014.
(3)	Based on the in-place rent the U/W NOI DSCR, U/W NCF DSCR, U/W NOI DY and U/W NCF DY are 1.22x, 1.18x, 7.6% and 7.4%, respectively.

Appraisal.  As of the appraisal valuation date of December 12, 2013, the Prada Waikiki Property had an “as-is” appraised value of $45,500,000.  The appraisal also concluded to a “go dark” value of $32,500,000.

Environmental Matters.  According to the Phase I environmental site assessment dated December 13, 2013, there was no evidence of any recognized environmental conditions at the Prada Waikiki Property.

Market Overview and Competition.  The Prada Waikiki Property is located in Waikiki Beach in Honolulu, Hawaii.  The Prada Waikiki Property is located on the heavily trafficked Kalakaua Avenue; traffic count along Kalakaua Avenue is reported to be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRADA WAIKIKI

approximately 50,797 vehicles per day.  Kalakaua Avenue is home to luxury retail stores including Chanel, Tiffany & Co., Gucci, Tod’s and Bottega Veneta and the Royal Hawaiian Shopping Center that features tenants such as Fendi, Hermes, Kate Spade, Tory Burch, Salvatore Ferragamo and Cartier.  The Prada Waikiki Property is located within a half mile of hospitality properties including the Royal Hawaiian, Sheraton Princess, Hyatt Regency Waikiki Beach Resort and Spa and Trump International Hotel & Tower.

According to a third party market research report, the Prada Waikiki Property is located within the Waikiki submarket.  As of the fourth quarter of 2013, the submarket reported an estimated inventory of 94 retail properties, totaling approximately 2.4 million square feet with a 4.0% vacancy rate and average asking rents of $99.30 per square foot, on a triple net basis.

The following table presents certain information relating to comparable retail properties for the Prada Waikiki Property:

Competitive Set(1)

	Prada Waikiki (Subject)	2100 Kalakaua Shops	Royal Hawaiian Shopping Center
Location	Honolulu, HI	Waikiki District, HI	Waikiki District, HI
Distance from Subject	--	0.1 miles	0.1 miles
Property Type	Single Tenant	Free Standing Retail	Neighborhood Center
Year Built/Renovated	1995/2005	2002/NAV	1970/2006
Anchors	Prada	Tiffany & Co., Gucci, Chanel	Omega, Laura Piana
Total GLA	5,840 SF	95,000 SF	310,000 SF
Total Occupancy	100%	89%	93%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is K Properties, Inc., a single purpose entity.  Yoko Kimura, Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust and Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust are the guarantors of certain nonrecourse carveouts under the Prada Waikiki Mortgage Loan. However, the lender has agreed that it will not enforce its rights and remedies arising under the guaranty or the other loan documents against the Akiko Kimura Revocable Living Trust and the Yuko Kimura-Drye Revocable Living Trust unless the lender has determined that (i) Yoko Kimura is deceased or legally incompetent; (ii) Yoko Kimura is insolvent or subject to any proceedings under the bankruptcy code; (iii) Yoko Kimura has failed to perform her obligations under the guaranty or the lender has determined that Yoko Kimura will be unable to perform her obligations under the guaranty; or (iv) Yoko Kimura has instituted or joined in any action which delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with the efforts of the lender to exercise any rights and remedies available under the guaranty or other loan documents.

The Sponsors. The loan sponsors are Yoko Kimura, Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust and Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust. Yoko Kimura has approximately 42 years of commercial real estate experience and has owned the Prada Waikiki Property since 1982.  The loan documents require Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust and Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust to maintain a collective minimum net worth and liquidity of $15,000,000 and $2,500,000, respectively.

Escrows. Ongoing monthly reserves for real estate taxes are not required provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the tenant’s lease is in full force and effect; (iii) the tenant continues to be obligated under its lease to pay taxes directly to the taxing authority; (iv) the tenant is making tax payments directly to the taxing authority in accordance with its lease and the borrower provides the lender with timely proof of full payment; (v) there has been no material reduction in the credit rating of the tenant; and (vi) a Cash Trap Event Period (as defined below) does not exist.  The loan documents do not require monthly escrows for insurance provided: (i) no event of default has occurred and is continuing; (ii) the tenant is obligated to maintain the insurance in accordance with its lease; (iii) the tenant is making insurance payments directly to the insurer; (iv) the tenant’s lease is in full force and effect and neither the landlord nor the tenant is in default of any of its obligations beyond applicable notice and cure periods; (v) there has been no material reduction in the credit rating of the tenant; and (vi) a Cash Trap Event Period does not exist.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period, the borrower is required to establish a lender-controlled lockbox account into which the borrower and the tenant are required to deposit all rents within one business day of receipt.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount.

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) Prada USA Corp. or its parent company filing for bankruptcy; (iii) the tenant going dark or notifying the borrower that it intends to go dark; (iv) the tenant terminating its lease or notifying the borrower that it intends to terminate its lease; or (v) the occurrence of any monetary or material non-monetary default under the tenant’s lease.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), when either (x) the bankruptcy filing has been discharged, stayed, dismissed or terminated and the tenant’s lease has been affirmed, assumed or assigned in a manner satisfactory to lender

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRADA WAIKIKI

and tenant delivers to the lender an estoppel certificate or (y) a Replacement Tenant Event (as defined below) has occurred; with regard to clause (iii), upon (a) the tenant has resumed operations and been open for business for two consecutive calendar quarters and tenant delivers an estoppel acceptable to the lender, (b) the tenant has entered into a lease extension, renewal or modification acceptable to the lender and is in occupancy, open for business and paying full, unabated rent or (c) a Replacement Tenant Event has occurred; with regard to clause (iv), when either (a) the tenant has entered into a lease extension, renewal or modification acceptable to the lender and is in occupancy, open for business and paying full, unabated rent or (b) a Replacement Tenant Event has occurred; and with regard to clause (v), when either (a) the lease default has been cured and the tenant has delivered to the lender an estoppel confirming that the lease is in full force and effect or (b) a Replacement Tenant Event has occurred.

A “Replacement Tenant Event” will commence on the date on which a satisfactory replacement tenant is in occupancy, paying full, unabated rent, open for business in the space currently leased to Prada USA Corp. and the borrower delivers to the lender a copy of the lease, tenant estoppel certificate and a subordination, non-disturbance and attornment agreement both of which must be acceptable to the lender.

Property Management.  The Prada Waikiki Property is managed by the tenant.

Assumption. The borrower has a two-time right to transfer the Prada Waikiki Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Prada Waikiki Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Charlottesville Apartment Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$29,750,000			Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$29,750,000			Location:	Charlottesville, VA
% of Initial Pool Balance:	2.7%			Size:	462 beds
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Bed:	$64,394
Borrower Name:	Neighborhood Investments – UVA, LP			Year Built/Renovated:	Various – See Table
Sponsor:	Richard T. Spurzem			Title Vesting:	Fee
Mortgage Rate:	4.851%			Property Manager:	Self-managed
Note Date:	February 28, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	March 1, 2014			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	100.0% (2/23/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,924,274 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,899,007 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,282,111 (12/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$3,658,993
Additional Debt Type:	NAP			U/W Expenses:	$1,032,091
				U/W NOI(2):	$2,626,903
				U/W NCF:	$2,564,539
				U/W NOI DSCR:	1.39x
Escrows and Reserves(1):				U/W NCF DSCR:	1.36x
				U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.6%
Taxes	$101,608	$25,402	NAP	As-Is Appraised Value:	$41,900,000
Insurance	$5,693	$5,693	NAP	As-Is Appraisal Valuation Date:	January 6, 2014
Replacement Reserves	$0	$5,190	NAP	Cut-off Date LTV Ratio:	71.0%
Deferred Maintenance	$52,000	$0	NAP	LTV Ratio at Maturity or ARD:	58.1%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Charlottesville Apartment Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four property parcels containing 14 multifamily buildings in Charlottesville, Virginia (the “Charlottesville Apartment Portfolio Properties”).  The Charlottesville Apartment Portfolio Mortgage Loan was originated on February 28, 2014 by Wells Fargo Bank, National Association.  The Charlottesville Apartment Portfolio Mortgage Loan had an original principal balance of $29,750,000, has an outstanding principal balance as of the Cut-off Date of $29,750,000 and accrues interest at an interest rate of 4.851% per annum.  The Charlottesville Apartment Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Charlottesville Apartment Portfolio Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Charlottesville Apartment Portfolio Mortgage Loan in whole, or in part, on any date before December 1, 2023.  In addition, the Charlottesville Apartment Portfolio Mortgage Loan is prepayable without penalty on or after December 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$29,750,000	76.7%	Purchase price	$38,000,000	97.9%
Sponsor’s new cash contribution	9,048,305	23.3%	Reserves	159,301	0.4%
			Closing costs	639,004	1.6%
Total Sources	$38,798,305	100.0%	Total Uses	$38,798,305	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHARLOTTESVILLE APARTMENT PORTFOLIO

The Properties.  The Charlottesville Apartment Portfolio Properties consist of four property parcels containing 14 student housing multifamily buildings located throughout the downtown area of Charlottesville, Virginia (home of the University of Virginia (“UVA”)).  The Charlottesville Apartment Portfolio Properties consist of 176 units and 462 bedrooms and were built between 1850 and 2013.  The largest of the four property parcels contains 11 buildings totaling 128 units and 345 bedrooms located on Wertland Street and comprises 74.8% of the total portfolio Cut-off Date Principal Balance (the “Wertland Street Parcel”).  The 1029 Wertland Street and 1115 Wertland Street buildings, which are situated adjacent to one another on the Wertland Street Parcel, contain a total of 80 units and 240 bedrooms and account for approximately 53.0% of the total underwritten base rent of the Charlottesville Apartment Portfolio Properties.  The 1029 Wertland Street building was built in 2013 and contains 48 two-, three- and four-bedroom units totaling 144 bedrooms.  The 1115 Wertland Street building was built in 2008 and contains 32 two- and four-bedroom units totaling 96 bedrooms.  The apartments at the 1029 Wertland Street and 1115 Wertland Street buildings feature hardwood floors in common areas, large living rooms, ample closet space and in-unit washers and dryers.  The remaining 96 units and 222 bedrooms are spread across 12 buildings.  All leases at the Charlottesville Apartment Portfolio Properties are 12-month leases.  As of February 23, 2014, the Charlottesville Apartment Portfolio Properties were 100.0% occupied and approximately 98% pre-leased for the 2014-2015 school year.

The following table presents certain information relating to the Charlottesville Apartment Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated(1)	No. of Units	No. of Beds
Wertland Street Parcel(2)	$22,250,000	74.8%	100.0%	Various/NAP	128	345
1029 Wertland Street			100.0%	2013/NAP	48	144
1115 Wertland Street			100.0%	2008/NAP	32	96
1203 Wertland Street			100.0%	2001/NAP	16	40
1027 Wertland Street			100.0%	1999/NAP	8	20
1025 Wertland Street			100.0%	1900/NAP	1	4
1107 Wertland Street			100.0%	1892/NAP	4	6
1109 Wertland Street			100.0%	1893/NAP	4	7
1121 Wertland Street			100.0%	1895/NAP	5	6
1201 Wertland Street			100.0%	1850/NAP	1	6
1205 Wertland Street			100.0%	1885/NAP	4	9
1213 Wertland Street			100.0%	1900/NAP	5	7
10 University Circle	$3,500,000	11.8%	100.0%	1926/NAP	18	48
324 John Street	$2,000,000	6.7%	100.0%	1998/NAP	10	37
68 University Way	$2,000,000	6.7%	100.0%	1927/NAP	20	32

Total/Weighted Average	$29,750,000	100.0%	100.0%		176	462

(1)	General capital improvements are made, as needed, at the end of each school year.
(2)	The Wertland Street Parcel comprises 11 buildings totaling 128 units and 345 bedrooms.

The following table presents certain information relating to the unit mix of the Charlottesville Apartment Portfolio Properties:

Apartment Unit Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Beds	Average Unit Size (SF)	Average U/W Monthly Rent per Bed
1 Bedroom	36	36	7.8%	617	$785
2 Bedroom	58	116	25.1%	940	$658
3 Bedroom	20	60	13.0%	1,103	$571
4 Bedroom	61	244	52.8%	1,425	$603
6 Bedroom	1	6	1.3%	2,211	$633
Total/Weighted Average	176	462	100.0%	1,068	$655

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHARLOTTESVILLE APARTMENT PORTFOLIO

The following table presents historical occupancy percentages at the Charlottesville Apartment Portfolio Properties:

Historical Occupancy(1)

12/31/2011(2)	12/31/2012(2)	12/31/2013(2)	2/23/2014(3)
100.0%	100.0%	100.0%	100.0%

(1)
The Charlottesville Apartment Portfolio Properties have been 100.0% occupied since 2004 (with the exception of the 1029 Wertland Street and 1115 Wertland Street buildings, which were built in 2013 and 2008, respectively). The 1029 Wertland Street and 1115 Wertland Street buildings have been 100.0% occupied since their respective opening dates.

(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Charlottesville Apartment Portfolio Properties:

Cash Flow Analysis(1)

	2011		2012		2013		U/W	(1)	U/W $ per Bed
Base Rent	$2,412,712		$2,396,988		$2,825,561		$3,691,572		$7,990
Grossed Up Vacant Space	0		0		0		0		0
Other Income	110,367		116,893		152,825		152,000		329
Less Concessions	0		0		0		0		0
Less Vacancy & Credit Loss	(34,336)		(32,275)		(29,581)		(184,579	)(2)	(400)
Effective Gross Income	$2,488,743		$2,481,607		$2,948,805		$3,658,993		$7,920

Total Operating Expenses	$564,469		$582,600		$666,694		$1,032,091		$2,234

Net Operating Income	$1,924,274		$1,899,007		$2,282,111		$2,626,903		$5,686
Capital Expenditures	0		0		0		62,364		135
Net Cash Flow	$1,924,274		$1,899,007		$2,282,111		$2,564,539		$5,551

NOI DSCR	1.02	x	1.01	x	1.21	x	1.39	x
NCF DSCR	1.02	x	1.01	x	1.21	x	1.36	x
NOI DY	6.5%		6.4%		7.7%		8.8%
NCF DY	6.5%		6.4%		7.7%		8.6%
(1)
Underwritten base rent and net operating income are higher than historicals due to the recent construction of the 1029 Wertland Street building, which contains 144 bedrooms and was built in 2013. The underwritten base rent for the 1029 Wertland Street building ($1,173,228) is based on executed leases for the 2014-2015 school year, which are approximately 22% higher than the pre-construction rents signed for the 2013-2014 school year.

(2)	The underwritten economic vacancy is 5.0%. The Charlottesville Apartment Portfolio Properties were 100.0% physically occupied as of February 23, 2014.

Appraisal.  As of the appraisal valuation date of January 6, 2014, the Charlottesville Apartment Portfolio Properties had an “as-is” appraised value of $41,900,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from January 31, 2014 to February 14, 2014, there was no evidence of any recognized environmental conditions at any of the Charlottesville Apartment Portfolio Properties.

Market Overview and Competition.  The Charlottesville Apartment Portfolio Properties are located in Charlottesville, Virginia, approximately 117 miles southwest of Washington, D.C. and within four blocks of the UVA main campus.  Total enrollment at UVA for the 2012-2013 school year was 21,095, and approximately 58% of undergraduate students live in off-campus housing.  Land use within the area surrounding the Charlottesville Apartment Portfolio Properties is predominantly associated with UVA, and any new development would likely require razing existing improvements.  Due to their proximity to the UVA main campus and UVA Hospital Medical Center, the Charlottesville Apartment Portfolio Properties serve as suitable living arrangements for both undergraduate and graduate students as well as UVA employees.  Primary access to the Charlottesville area is provided by U.S. Route 29 from the north and south and Interstate 64 from the east and west.

According to a third-party market research report, the Charlottesville Apartment Portfolio Properties are located within the Charlottesville apartment market, which reported a 5.6% vacancy rate as of the fourth quarter of 2013.  The appraiser identified a competitive set of six properties (including the Charlottesville Apartment Portfolio Properties, which were treated as one property) totaling 490 units with an average occupancy of 99.5%.  The appraiser concluded that the in-place rents at the Charlottesville Apartment Portfolio Properties are consistent with market rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHARLOTTESVILLE APARTMENT PORTFOLIO

The following table presents certain information relating to comparable multifamily properties for the Charlottesville Apartment Portfolio Properties:

Competitive Set(1)

	Charlottesville Apartment Portfolio (Subject)	Carrollton Place	Grandmarc at UVA	The Pointe at 14th Street	The V	Virginia Avenue Apartments
Location	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA
Distance from Subject	--	1.1 – 1.7 miles	0.2 – 0.5 miles	0.5 – 0.8 miles	0.2 – 0.6 miles	0.2 – 0.6 miles
Properties Type	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing
Year Built/Renovated	Various/NAP	2005/NAP	2007/NAP	2008/NAP	2006/NAP	1987/2011
Number of Units	176	24	224	28	34	4
Number of Beds	462	NAV	NAV	NAV	NAV	NAV
Average Monthly Rent per Bed
1 Bedroom	$785	NAP	$1,369	NAP	$1,350	NAP
2 Bedroom	$658	$730	$829	NAP	$700	NAP
3 Bedroom	$571	$642	NAP	$775-$875	$725	NAP
4 Bedroom	$603	$540-$560	$749	$700	$680	$645
6 Bedroom	$633	NAP	NAP	NAP	NAP	NAP

Total Occupancy	100%	100%	98%	99%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is Neighborhood Investments – UVA, LP, a single purpose entity.  Richard T. Spurzem is the guarantor of certain nonrecourse carveouts under the Charlottesville Apartment Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Richard T. Spurzem, who is the founder of Neighborhood Properties and has over 32 years of experience in owning and managing student housing at UVA.  Excluding the Charlottesville Apartment Portfolio Properties, Mr. Spurzem currently owns over 500 multifamily units in the Charlottesville area valued at approximately $75 million.

Escrows.  The loan documents provide for upfront escrows in the amount of $101,608 for real estate taxes, $5,693 for insurance and $52,000 for deferred maintenance.  The loan documents also provide for ongoing monthly escrow deposits of $25,402 for real estate taxes, $5,693 for insurance and $5,190 for replacement reserves.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and cause all rents to be deposited directly into such lockbox account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio falling below 1.10x at the end of any calendar month.  A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management.  The Charlottesville Apartment Portfolio Properties are managed by an affiliate of the borrower.

Assumption.  The borrower has the two-time right to transfer the Charlottesville Apartment Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release.  Following the lockout period, the borrower has the right to release any of the (i) the Wertland Street Parcel, having an allocated loan amount equal to approximately 74.8% of the total amount of the Charlottesville Apartment Portfolio Mortgage Loan, and (ii) the three remaining property parcels (the “Other Properties”), subject to certain conditions, including (a) defeasance of a portion of the Charlottesville Apartment Portfolio Mortgage Loan in an amount equal to 110% of the allocated loan amount for the Wertland Street Parcel or 100% of the allocated loan amount for any of the Other Properties; (b) the post-release debt yield of the remaining properties shall be greater than 9% if the Wertland Street Parcel is released, or greater than 8% if any of the Other Properties are released; (c) confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates; and (d) delivery of a legal opinion to the lender to demonstrate that the release will satisfy REMIC requirements.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHARLOTTESVILLE APARTMENT PORTFOLIO

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Charlottesville Apartment Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a three-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Euclid Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$27,900,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$27,900,000			Location:	Anaheim, CA
% of Initial Pool Balance:	2.5%			Size:	130,165 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$214.34
Borrower Name:	DK Euclid, LP			Year Built/Renovated:	1961/2003
Sponsor:	David Diamond			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Milan Capital Management, Inc.
Note Date:	February 26, 2014			3rd Most Recent Occupancy (As of):	93.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.9% (12/31/2011)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	95.9% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	95.9% (12/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,266,548 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,274,523 (12/31/2012)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$2,543,400 (12/31/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,505,266
				U/W Expenses:	$956,372
				U/W NOI:	$2,548,894
				U/W NCF:	$2,376,142
Escrows and Reserves(1):				U/W NOI DSCR:	1.46x
				U/W NCF DSCR:	1.36x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.1%
Taxes	$160,757	$34,100	NAP	U/W NCF Debt Yield:	8.5%
Insurance	$24,398	Springing	NAP	As-Is Appraised Value:	$41,000,000
Replacement Reserves	$0	$2,712	NAP	As-Is Appraisal Valuation Date:	January 15, 2014
TI/LC Reserve	$0	$10,847	$275,000	Cut-off Date LTV Ratio:	68.0%
Environmental Reserve(2)	$100,000	$0	NAP	LTV Ratio at Maturity or ARD:	55.5%

(1)	See “Escrows” section.
(2)	See “Environmental Matters” section.

The Mortgage Loan.  The mortgage loan (the “Euclid Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Anaheim, California (the “Euclid Plaza Property”).  The Euclid Plaza Mortgage Loan was originated on February 26, 2014 by Wells Fargo Bank, National Association.  The Euclid Plaza Mortgage Loan had an original principal balance of $27,900,000, has an outstanding principal balance as of the Cut-off Date of $27,900,000 and accrues interest at an interest rate of 4.750% per annum.  The Euclid Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Euclid Plaza Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Euclid Plaza Mortgage Loan in whole, but not in part, on any date before September 1, 2023.  In addition, the Euclid Plaza Mortgage Loan is prepayable without penalty on or after September 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$27,900,000	100.0%	Loan payoff(1)	$21,073,977	75.5%
			Reserves	285,155	1.0
			Closing costs	133,625	0.5
			Return of equity	6,407,243	23.0
Total Sources	$27,900,000	100.0%	Total Uses	$27,900,000	100.0%

(1)	The Euclid Plaza Property was previously securitized in GSMS 2004-GG2.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EUCLID PLAZA

The Property.  The Euclid Plaza Property is an anchored retail center containing approximately 130,165 square feet located in Anaheim, California.  Built in 1961 and renovated in 2003, the Euclid Plaza Property consists of three buildings and is anchored by 99 Ranch Market, an Asian American grocery chain.  99 Ranch Market was established in 1984 and has over 35 store locations in California, Nevada, Texas and Washington.   The Euclid Plaza Property is situated on a 10.5-acre parcel and provides approximately 707 surface parking spaces, resulting in a parking ratio of 5.4 spaces per 1,000 square feet of rentable area.  As of December 31, 2013, the Euclid Plaza Property was 95.9% leased to 35 tenants.

The following table presents certain information relating to the tenancy at the Euclid Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(1)	Occupancy Cost(1)	Lease Expiration Date

Anchor Tenant
99 Ranch Market	NR/NR/NR	36,960	28.4%	$12.00	$443,520	17.2%	NAV	NAV	12/31/2021(2)(3)
Total Anchor Tenants		36,960	28.4%	$12.00	$443,520	17.2%

Major Tenants
Honeybee Food Corporation	NR/NR/NR	7,120	5.5%	$32.96	$234,644	9.1%	NAV	NAV	6/30/2020
Goodwill	NR/NR/NR	11,600	8.9%	$14.64	$169,878	6.6%	NAV	NAV	2/28/2021
Ten Ten Seafood	NR/NR/NR	5,300	4.1%	$29.26	$155,079	6.0%	NAV	NAV	5/31/2018
Daiso California LLC	NR/NR/NR	7,354	5.6%	$18.00	$132,372	5.1%	NAV	NAV	12/31/2018
Marinello School of Beauty	NR/NR/NR	7,328	5.6%	$16.88	$123,716	4.8%	NAV	NAV	5/31/2020
Total Major Tenants		38,702	29.7%	$21.08	$815,689	31.6%

Non-Major Tenants		49,161	37.8%	$26.92	$1,323,290	51.2%

Occupied Collateral Total		124,823	95.9%	$20.69	$2,582,500	100.0%

Vacant Space		5,342	4.1%

Collateral Total		130,165	100.0%

(1)	Tenants are not required to report sales.
(2)	The tenant has the right to terminate between December 31, 2016 and March 1, 2017 with 12 months prior written notice.
(3)	The tenant has three, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EUCLID PLAZA

The following table presents certain information relating to the lease rollover schedule at the Euclid Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,085	0.8%	1,085	0.8%	$29,946	$27.60
2014	6	9,272	7.1%	10,357	8.0%	$254,807	$27.48
2015	7	11,530	8.9%	21,887	16.8%	$355,726	$30.90
2016	3	4,131	3.2%	26,018	20.0%	$104,910	$25.40
2017	2	2,937	2.3%	28,955	22.2%	$69,484	$23.66
2018	6	18,472	14.2%	47,427	36.4%	$460,472	$24.93
2019	1	5,277	4.1%	52,704	40.5%	$125,469	$23.78
2020	5	20,272	15.6%	72,976	56.1%	$482,710	$23.81
2021	2	48,560	37.3%	121,536	93.4%	$613,398	$12.63
2022	1	1,787	1.4%	123,323	94.7%	$30,975	$17.33
2023	1	1,500	1.2%	124,823	95.9%	$54,602	$36.40
2024	0	0	0.0%	124,823	95.9%	$0	$0.00
Thereafter	0	0	0.0%	124,823	95.9%	$0	$0.00
Vacant	0	5,342	4.1%	130,165	100.0%	$0	$0.00
Total/Weighted Average	35	130,165	100.0%			$2,582,500	$20.69

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Euclid Plaza Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013
93.5%	93.9%	95.9%	95.9%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Euclid Plaza Property:

Cash Flow Analysis

	2011		2012		2013		U/W		U/W $ per SF
Base Rent	$2,690,147		$2,591,776		$2,610,680		$2,582,500		$19.84
Grossed Up Vacant Space	0		0		0		128,208		0.98
Percentage Rent	0		0		0		0		0.00
Total Reimbursables	718,768		819,365		907,059		908,554		6.98
Other Income	13,095		13,993		30,032		21,540		0.17
Less Vacancy & Credit Loss	(280,241)		(225,758)		(94,493)		(135,535	)(1)	(1.04)
Effective Gross Income	$3,141,768		$3,199,376		$3,453,278		$3,505,266		$26.93

Total Operating Expenses	$875,220		$924,853		$909,878		$956,372		$7.35

Net Operating Income	$2,266,548		$2,274,523		$2,543,400		$2,548,894		$19.58
TI/LC	0		0		0		140,211		1.08
Capital Expenditures	0		0		0		32,541		0.25
Net Cash Flow	$2,266,548		$2,274,523		$2,543,400		$2,376,142		$18.25

NOI DSCR	1.30	x	1.30	x	1.46	x	1.46	x
NCF DSCR	1.30	x	1.30	x	1.46	x	1.36	x
NOI DY	8.1%		8.2%		9.1%		9.1%
NCF DY	8.1%		8.2%		9.1%		8.5%

(1)	The underwritten economic vacancy is 5.0%. The Euclid Plaza Property was 95.9% physically occupied as of December 31, 2013.

Appraisal.  As of the appraisal valuation date of January 15, 2014, the Euclid Plaza Property had an “as-is” appraised value of $41,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated January 17, 2014, a recognized environmental condition was observed and a Phase II environmental report was performed due to a previous on-site dry cleaner tenant.  The Phase II environmental report identified perchloroethylene (“PCE”) in the soil gas/vapor samples at levels that were above the California Human Health Screening Levels (“CHHSL”) and permitted levels of the California Department of Toxic Substances

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EUCLID PLAZA

(“CDTSC”).  Based on the Environmental Protection Agency’s guidelines, the concentration of PCE represents a low health based environmental risk; however, due to the discovery of PCE, the loan documents require the borrower to have an environmental consultant perform annual soil gas/vapor sampling at the Euclid Plaza Property.  If the results of the annual soil gas/vapor testing disclose any PCE levels in excess of thresholds permitted by the CHHSL and CDTSC and the levels constitute a risk to tenants, occupants, human health or the indoor air quality environment, a consultant will design a soil gas/vapor mitigation system designed to reduce the levels of PCE. An environmental escrow in the amount of $100,000 was reserved at closing to cover the cost of the annual sampling, which is estimated to be $2,000 and if necessary, the cost of a mitigation system which is estimated to be between $40,000 and $60,000.

Market Overview and Competition.  The Euclid Plaza Property is located at the intersection of Euclid Avenue and West Crescent Avenue in the northern portion of Anaheim, California. Euclid Avenue is a major retail corridor with Anaheim Plaza, a Walmart anchored shopping center, located directly southeast of the Euclid Plaza Property and an El Super grocery store and Smart & Final are located directly east of the Euclid Plaza Property.  In addition, other neighborhood attractions include Disneyland Resort, located approximately 2 miles southeast; Knott’s Berry Farm theme park, located three miles west; and Angel Stadium, which is located five miles southeast of the Euclid Plaza Property.  Primary access to the area is provided by Interstate 5, which is two blocks south of the Euclid Plaza Property, Highway 91 and Highway 57.  According to the appraisal, as of 2013, the estimated population within a three- and five-mile radius of the Euclid Plaza Property was 78,684 and 135,341, respectively. The estimated average household income within the same three- and five-mile radius was $64,637 and $68,061, respectively. According to a third party market research report, the Euclid Plaza Property is located in the North Orange County retail submarket. As of year-end 2013, the submarket reported approximately 34.7 million square feet with a 6.6% vacancy rate and average lease rates of $19.12, on a triple net basis.

The following table presents certain information relating to comparable retail properties for the Euclid Plaza Property:

Competitive Set(1)

	Euclid Plaza (Subject)	North Euclid Shopping Center	Anaheim Town Center	Orangethorpe Plaza	Fullerton MetroCenter	Anaheim Plaza
Location	Anaheim, CA	Fullerton, CA	Anaheim, CA	Fullerton, CA	Fullerton, CA	Anaheim, CA
Distance from Subject	--	1.6 miles	3.8 miles	0.5 miles	2.3 miles	0.9 miles
Property Type	Anchored Retail	Neighborhood Center	Neighborhood Center	Neighborhood Center	Neighborhood Center	Power Center
Year Built/Renovated	1961/2003	1980/NAV	1980/NAV	2008/NAV	1965/1989	1954/1994
Anchors	99 Ranch Market	Stater Brothers	CVS Pharmacy, Vons	Fresh & Easy, Rite Aid	Sports Authority, Target, Henry’s Marketplace, PetSmart	El Super, Forever 21, Wal-Mart, Petco, Ross Dress For Less
Total GLA	130,165 SF	40,775 SF	106,000 SF	50,919 SF	457,664 SF	491,708 SF
Total Occupancy	96%	90%	92%	95%	93%	92%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is DK Euclid, LP, a single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Euclid Plaza Mortgage Loan. David Diamond, the David Allen Diamond Revocable Trust, Avrom Katzman and the Katzman Family Trust are the guarantors of certain nonrecourse carveouts under the Euclid Plaza Mortgage Loan.

The Sponsor. The loan sponsor is David Diamond who owns approximately 79.3% of the ownership interest in the borrower entity and 80.1% of the general partner who owns 1.0% of the borrower entity. Mr. Diamond has approximately 45 years of real estate development experience, primarily in the construction and development of multi-family and condominium projects.

Escrows. The loan documents provide for upfront escrows in the amount of $160,757 for real estate taxes, $24,398 for insurance and $100,000 for an environmental reserve, which is equal to 125% of the estimated cost to monitor and potentially remediate the environmental condition described in “Environmental Matters” above.   The loan documents also provide for ongoing monthly escrow deposits of $34,100 for real estate taxes, $2,712 for replacement reserves and $10,847 for tenant improvements and leasing commissions.  Until 99 Ranch Market extends its lease for at least five years after December 31, 2021, the monies collected in the tenant improvement and leasing commissions escrow can only be used for square footage which was vacant as of February 26, 2014 or for tenants who occupy greater than 4,000 square feet.  The tenant improvements and leasing commissions reserve will be capped at $275,000 but only for so long as (i) no event of default has occurred and is continuing; and (ii) the debt service coverage ratio is not less than 1.20x for two consecutive calendar quarters.  The loan documents do not require monthly escrows for insurance provided (a) no event of default has occurred and is continuing; (b) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket polices; and (c) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Euclid Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EUCLID PLAZA

swept into the borrower’s operating account on a daily basis.  During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a cash management account under control of the lender.

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.20x for two consecutive calendar quarters; or (iii) the commencement of a Tenant Trigger Period (as defined below).  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Tenant Trigger Period.

A “Tenant Trigger Period” will commence if 99 Ranch Market (i) fails to extend its lease; or (ii) declares bankruptcy, goes dark, fails to occupy or vacates its space at the Euclid Plaza Property.  A Tenant Trigger Period will terminate, provided circumstances in clause (i) and (ii) are not continuing, if the net cash flow is at least $2,450,000 or with regard to clause (i), either (a) upon the renewal or extension of the 99 Ranch Market lease for no less than five years at then-market rents including recoveries or (b) on the date on which one or more satisfactory replacement tenants are in occupancy, paying full, unabated rent and open for business in all or substantially all of the space currently leased to 99 Ranch Market for a term of at least five years; and with regard to clause (ii), either (x) upon 99 Ranch Market resuming normal business operations in its space for two consecutive calendar quarters or (y) clause (b) above.

In the event of clauses (i) or (ii) above, in lieu of causing a Tenant Trigger Period, the borrower has the option to deposit an amount equal to 15 months of 99 Ranch Market’s rent at the then-current rental rate (currently $556,012)(the “Tenant Trigger Deposit”).  Upon satisfaction of the conditions described in clause (b) above, the Tenant Trigger Deposit will be returned to the borrower.

Property Management.  The Euclid Plaza Property is managed by Milan Capital Management, Inc.

Assumption. The borrower has a two-time right to transfer the Euclid Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Euclid Plaza Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Waltonwood at Lakeside

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$21,000,000			Specific Property Type:	Independent Living
Cut-off Date Principal Balance:	$21,000,000			Location:	Sterling Heights, MI
% of Initial Pool Balance:	1.9%			Size:	122 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$172,131
Borrower Name:	Waltonwood Lakeside IL, LLC			Year Built/Renovated:	2007/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	5.150%			Property Manager:	Singh Senior Living LLC
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of):	87.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.2% (12/31/2012)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	87.5% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	89.3% (1/13/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,806,087 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,767,426 (12/31/2012)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of):	$1,956,862 (TTM 11/31/2013)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None			U/W Revenues:	$4,035,913
Additional Debt Type:	NAP			U/W Expenses:	$2,105,438
				U/W NOI:	$1,930,475
				U/W NCF:	$1,893,631
				U/W NOI DSCR:	1.40x
				U/W NCF DSCR:	1.38x
Escrows and Reserves(2):				U/W NOI Debt Yield:	9.2%
				U/W NCF Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$31,340,000
Taxes	$77,621	$15,524	NAP	As-Is Appraisal Valuation Date:	December 4, 2013
Insurance	$19,585	Springing	NAP	Cut-off Date LTV Ratio:	67.0%
Replacement Reserve	$0	$3,070	NAP	LTV Ratio at Maturity or ARD:	55.4%

(1)	See “The Sponsors” section. The Waltonwood at Lakeside Mortgage Loan is related to the mortgage loan identified in Annex A as Waltonwood Cary Parkway.
(2)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Waltonwood at Lakeside Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an independent living senior housing property located in Sterling Heights, Michigan (the “Waltonwood at Lakeside Property”).  The Waltonwood at Lakeside Mortgage Loan was originated on February 25, 2014 by Basis Real Estate Capital II, LLC.  The Waltonwood at Lakeside Mortgage Loan had an original principal balance of $21,000,000, has an outstanding principal balance as of the Cut-off Date of $21,000,000 and accrues interest at an interest rate of 5.150% per annum.  The Waltonwood at Lakeside Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Waltonwood at Lakeside Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Waltonwood at Lakeside Mortgage Loan in whole, but not in part, on any date before January 1, 2024.  In addition, the Waltonwood at Lakeside Mortgage Loan is prepayable without penalty on or after January 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	100%	Loan payoff	$17,061,491	81.2%
			Reserves	320,049	1.5
			Closing costs	97,206	0.5
			Return of equity	3,521,254	16.8
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD AT LAKESIDE

The Property. The Waltonwood at Lakeside Property is a four-story 122-unit independent living senior housing property situated on a 5.7-acre parcel in Sterling Heights, Michigan, approximately 31 miles north of the Detroit central business district.  The Waltonwood at Lakeside Property was built in 2007 and includes 64 one bedroom/one bathroom units, 58 two bedroom/two bathroom units, one model unit, one guest suite and one maintenance unit.  Amenities at the Waltonwood at Lakeside Property include a multipurpose room with home theater, internet lounge, putting green, gazebos, cafe, hair salon, information center, indoor swimming pool, spa, exercise center, library areas, activity centers, general store, and mature landscaping with walking paths. On-site health screening, 24-hour emergency call systems, social activities, bi-monthly housekeeping, two daily meals, secured and monitored entry systems, and personal transportation are also offered. The units have full kitchens with washers and dryers. The Waltonwood at Lakeside Property provides 64 uncovered parking spaces and 36 covered parking spaces, for a parking ratio of 0.9 spaces per unit.  As of January 13, 2014, the Waltonwood at Lakeside Property was 89.3% occupied.

The Waltonwood at Lakeside facility also includes an assisted living and memory care component (the “Assisted Living Facility Unit”), which does not secure the Waltonwood at Lakeside Mortgage Loan. The Waltonwood at Lakeside Property and the Assisted Living Facility Unit have separate entrances, dining areas and amenities, but share a commercial kitchen, which is located in the Assisted Living Facility Unit.  Pursuant to the condominium board documents, the Waltonwood Cary Parkway Property has an easement for access to the kitchen and the right to meals at the same price as served to the Assisted Living Facility Unit. Ownership of the Waltonwood at Lakeside Property and the Assisted Living Facility Unit is structured as a two-unit condominium. The Waltonwood at Lakeside Property is one unit and the Assisted Living Facility Unit, which is not security for the Waltonwood at Lakeside Mortgage Loan, is the other condominium unit.  The condominium documents provide that the percentage of value assigned to each of the Units shall be 62% for Unit 1 (the Waltonwood at Lakeside Property) and 38% for Unit 2 (the Assisted Living Facility Unit).  Accordingly, all major decisions by the condominium board, including material changes to the condominium documents, require the consent of the borrower, and each unit owner has easement rights to the common areas, which includes the shared kitchen.  Affiliates of the borrower own the Assisted Living Facility Unit.  The Waltonwood at Lakeside Property and Assisted Living Facility Unit offer residents a continuum of care (independent/assisted living) within one development. As residents’ needs change they have the ability to move from independent living to assisted living without relocating. The continuum of care concept allows a spouse who needs assisted living to remain in the same facility with a spouse who is able to live independently. The continuum of care concept is a competitive advantage for the Waltonwood at Lakeside Property, as most of the competitive properties offer only independent living services.

The following table presents certain information relating to the unit mix of the Waltonwood at Lakeside Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Occupied Unit
1 Bedroom/1 Bath	64	52.5%	685	$2,931
2 Bedroom/2 Bath	58	47.5%	1,097	$3,864
Total/Weighted Average	122	100.0%	881	$3,342

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Waltonwood at Lakeside Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/13/2014
87.0%	85.2%	87.4%	89.3%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD AT LAKESIDE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waltonwood at Lakeside Property:

Cash Flow Analysis

	2011		2012		TTM 11/30/2013		U/W		U/W $ per Unit
Base Rent	$4,801,136		$4,750,056		$4,309,427		$4,910,712		$40,252
Grossed Up Vacant Space	0		0		0		0		0
Less Concessions	(660,040)		(355,470)		(280,741)		(200,000)		(1,639)
Other Income	169,740		223,102		145,169		72,715		596
Less Vacancy & Credit Loss	(460,549)		(840,122)		(210,433)		(747,514)		(6,127)
Effective Gross Income	$3,850,287		$3,777,567		$3,963,423		$4,035,913		$33,081

Total Operating Expenses	$2,044,200		$2,010,141		$2,006,561		$2,105,438		$17,258

Net Operating Income	$1,806,087		$1,767,426		$1,956,862		$1,930,475		$15,824
Replacement Reserves	25,284		24,783		34,591		36,844		302
Net Cash Flow	$1,780,803		$1,742,643		$1,922,271		$1,893,631		$15,522

NOI DSCR	1.31	x	1.28	x	1.42	x	1.40	x
NCF DSCR	1.29	x	1.27	x	1.40	x	1.38	x
NOI DY	8.6%		8.4%		9.3%		9.2%
NCF DY	8.5%		8.3%		9.2%		9.0%

(1)	The underwritten economic vacancy is 15.0%. The Waltonwood at Lakeside Property was 89.3% physically occupied as of January 13, 2014.

Appraisal. As of the appraisal valuation date of December 4, 2013, the Waltonwood at Lakeside Property had an “as-is” appraised value of $31,340,000.

Environmental Matters.  According to the Phase I environmental site assessment dated December 2, 2013, there was no evidence of any recognized environmental conditions at the Waltonwood at Lakeside Property.

Market Overview and Competition.  The Waltonwood at Lakeside Property is located at the intersection of Lakeside Circle and Shorline Drive in Sterling Heights, Michigan within the southwestern portion of Macomb County, approximately 31 miles north of the Detroit central business district and 16 miles north of the Coleman A. Young International Airport.  Access to the Waltonwood at Lakeside Property is provided by the Van Dyke Freeway, two miles to the west, and Interstate 94, seven miles to the east of the Waltonwood at Lakeside Property.  According to the appraisal, the Detroit-Warren-Livonia metropolitan statistical area (“Detroit MSA”) is the 13th most populous MSA in the United States with an estimated 2013 population of 4,815,866.  The population and average household income within a five-mile radius of the Waltonwood at Lakeside Property, considered to be the primary trade area (the “PTA”), is approximately 245,605 and $64,856, respectively.  The PTA encompasses nearly all of Sterling Heights and portions of Utica, Shelby Township, Clinton Township, and Macomb Township. Detroit is the 15th largest metropolitan area economy in the nation based on gross domestic product.  Employment in the Detroit MSA is primarily based on trade, transportation, utilities, professional and business services, education and health services, and manufacturing. These sectors make up approximately 66.0% of the total county employment base. The three largest domestic automakers (Ford, Chrysler, and General Motors) play an integral role in the stability of the region and each are experiencing improving sales.

Within the PTA, there are 20 senior living facilities (including the Waltonwood at Lakeside Property) offering varying levels of care, with 978 units competing directly with the Waltonwood at Lakeside Property. The weighted average occupancy of the 20 properties is 94.0%. In comparison, a third-party market research report indicates average occupancy for independent living facilities in the Detroit MSA to be 91.0% as of third quarter 2013.  The appraisal identified a main competitive set of six independent living facilities, which exhibit a range of occupancy rates from 91.0% to 99.0%, with a weighted average occupancy of 93.1%, and the appraiser concluded to an 11.0% vacancy rate. The appraiser also concluded to monthly market rents ranging from $2,395 to $3,150 for the one-bedroom/one-bathroom units and $3,095 to $3,400 for the two-bedroom/two bathroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD AT LAKESIDE

The following table presents certain information relating to some comparable independent living properties for the Waltonwood at Lakeside Property:

Competitive Set(1)

	Waltonwood at Lakeside (Subject)	Atria Shorehaven	Villa Bella	Northpointe Village	Town Village	All Seasons	Park Place Heritage Village
Location	SterlingHeights, MI	Sterling Heights, MI	Clinton Township, MI	Utica, MI	Sterling Heights, MI	Rochester Hills, MI	Warren, MI
Distance to Subject	--	0.1 miles	1.1 miles	1.2 miles	4.6 miles	7.3 miles	8.7 miles
Property Type	Independent Living	Independent Living	Independent Living	Independent Living	Independent Living	Independent Living	Independent Living
Number of Units	122	120	128	120	222	144	136
Average Rent (per unit)
1 BR/Unit	$2,607-$3,292	$2,475	$2,450	$2,475	$2,395	$2,595-$3,005	$2,800
2 BR/Unit	$2,667-$3,763	$2,995	$2,850	$2,995	$2,825	$3,225	$3,325
Total Occupancy	90%	95%	91%	94%	91%	99%	93%

(1)	Information obtained from the appraisal and borrower provided rent roll.

The Borrower.  The borrower is Waltonwood Lakeside IL, LLC, a Delaware limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waltonwood at Lakeside Mortgage Loan.  Gurmale S. Grewal, Jeat S. Grewal, Lushman S. Grewal, the Gurmale Singh Grewal Amended and Restated Revocable Trust, the Jeat Singh Grewal Amended and Restated Revocable Trust and the Lushman Singh Grewal Amended and Restated Revocable Trust are the guarantors of certain nonrecourse carveouts under the Waltonwood at Lakeside Mortgage Loan.

The Sponsors.  The sponsors are Gurmale S. Grewal, Jeat S. Grewal and Lushman S. Grewal. The Grewals are principals of Singh Development Co., Ltd., which is a family owned, real estate developer with offices in West Bloomfield, Michigan; Cary, North Carolina; Fort Lauderdale, Florida and Chandigarh, India. Singh Development Co. Ltd. was formed in 1973 and owns and operates a portfolio of 10 senior housing communities under the brand of Waltonwood located throughout Southeast Michigan and North Carolina totaling 1,571 units. In addition to the senior living communities, Singh Development Co. Ltd.’s portfolio includes nine office properties and two industrial properties totaling over 445,000 square feet and 24 multifamily communities comprising over 3,800 units.  There is a pending lawsuit that was filed by two passive investors in Singh Development Co. Ltd. seeking to exercise a corporate buyout option.   The lawsuit names as defendants all of the family members and all of the entities that hold the family investments, including the borrower.  According to the sponsors, the parties to the lawsuit are working in good faith to settle the matter.  See “Description of the Mortgage Pool - Litigation Considerations” in the Free Writing Prospectus.  In addition, the sponsors have been involved in mortgage defaults unrelated to the Waltonwood at Lakeside Mortgage Loan.  See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront escrows in the amount of $77,621 for real estate taxes and $19,585 for insurance.  The loan documents provide for ongoing monthly reserves in the amount of $15,524 for real estate taxes, and $3,070 for replacement reserves.  The collection of ongoing monthly insurance reserves has been waived provided (i) there is no event of default continuing; (ii) the borrower escrows three months of the annual insurance premium with lender and such escrow is maintained for the term of the loan, and (iii) the lender receives evidence that the premiums are paid timely.

Lockbox and Cash Management. The Waltonwood at Lakeside Mortgage Loan requires a lender-controlled lockbox account (the “Restricted Account”) to be established in the event that the debt service coverage ratio for the trailing 12-month period falls below 1.15x (the “Lockbox Trigger Event”).   Following a Lockbox Trigger Event, the borrower and/or the property manager are required to deposit all rents directly into the Restricted Account within two business days of receipt.  For so long as a Cash Trap Event Period (as defined below) is in effect, funds deposited into the Restricted Account shall be transferred to the lender-controlled cash management account and all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar month. A Cash Trap Event Period will expire with regard to (i), upon the cure of such event of default; and with regard to (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Waltonwood at Lakeside Property is managed by Singh Senior Living LLC.

Assumption. The borrower has the right to transfer the Waltonwood at Lakeside Properties subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing, (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies, (iii) rating agency confirmation from Fitch, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates, (iv) payment of transfer fee equal to 1% of the original loan amount; and (v) receipt of all required documentation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD AT LAKESIDE

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Waltonwood at Lakeside Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS 2014-C19 Disclaimer

STATEMENT REGARDING THESE MATERIALS

The information contained herein (the "Information") forms part of the offering document relating to the WFRBS Commercial Mortgage Trust 2014-C19, Commercial Mortgage Pass-Through Certificates, Series 2014-C19 (the "Offering Document"). The Information supersedes any such information previously delivered. The Information should be reviewed only in conjunction with the entire Offering Document. All of the Information is subject to the same limitations and qualifications contained in the Offering Document. The Information does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The Information contained herein will be more fully described elsewhere in the Offering Document. The Information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. This material should be not construed as an effort to sell or the solicitation of any offer to buy any security in any jurisdiction where such offer of solicitation would be illegal.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers identifed in the Offering Document. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. None of RBS Securities Inc. (“RBSSI”), Wells Fargo Securities, LLC (“WFS”), any other underwriter or dealer participating in this offering, or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

These materials contain certain forward-looking statements. If and when included in these materials, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in these materials are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement. RBS is a trade name for the investment banking business of RBSSI. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates. Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates. RBSSI is a member of SIPC, FINRA and the NYSE. Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, any email communication to which these materials are attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

WFRBS Commercial Mortgage Trust 2014-C19
ANNEX A – CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code
1	Renaissance Chicago Downtown	WFB		1 West Wacker Drive	Chicago	IL	60601
2	Life Time Fitness Portfolio	WFB		Various	Various	Various	Various
2.01	Life Time Fitness - Gilbert	WFB		381 East Warner Road	Gilbert	AZ	85296
2.02	Life Time Fitness - Orland Park	WFB		16333 South LaGrange Road	Orland Park	IL	60467
2.03	Life Time Fitness - Centreville	WFB		5900 Trinity Parkway	Centreville	VA	20120
2.04	Life Time Fitness - South Austin	WFB		7101 South MoPac Expressway	Austin	TX	78749
2.05	Life Time Fitness - San Antonio	WFB		18510 US Highway 281 North	San Antonio	TX	78258
3	Nordic Cold Storage Portfolio	RBS		Various	Various	Various	Various
3.01	Nordic - Savannah GA	RBS		220 Nordic Way	Pooler	GA	31322
3.02	Nordic - Benson	RBS		2400 Hodges Chapel Road	Benson	NC	27504
3.03	Nordic - Lumberton	RBS		275 Cold Storage Road	Lumberton	NC	28360
3.04	Nordic - Oxford AL	RBS		670 Airport Road	Oxford	AL	36203
3.05	Nordic - Charlotte	RBS		5610 David Cox Road	Charlotte	NC	28269
3.06	Nordic - Goldsboro	RBS		403 Commerce Court	Goldsboro	NC	27534
3.07	Nordic - Forest	RBS		201 South 1st Avenue	Forest	MS	39074
3.08	Nordic - Hattiesburg	RBS		25 Bonhomie Road	Hattiesburg	MS	39401
4	Southern Highlands Marketplace	LIG I		10510-10690 Southern Highlands Parkway	Las Vegas	NV	89141
5	Waltonwood Cary Parkway	Basis		750 Southeast Cary Parkway	Cary	NC	27511
6	Brunswick Square	RBS		755 State Route 18	East Brunswick	NJ	08816
7	Prada Waikiki	WFB		2174-2176 Kalakaua Avenue	Honolulu	HI	96815
8	Charlottesville Apartment Portfolio	WFB		Various	Charlottesville	VA	22903
8.01	Wertland Street Properties	WFB		1025, 1027, 1029, 1107, 1109, 1115, 1121, 1201, 1203, 1205, 1213 Wertland Street	Charlottesville	VA	22903
8.02	10 University Circle	WFB		10 University Circle	Charlottesville	VA	22903
8.03	68 University Way	WFB		68 University Way	Charlottesville	VA	22903
8.04	324 John Street	WFB		324 John Street	Charlottesville	VA	22903
9	Euclid Plaza	WFB		601-691 North Euclid Street	Anaheim	CA	92801
10	Waltonwood at Lakeside	Basis		14750 Lakeside Circle	Sterling Heights	MI	48312
11	Seven Hills Portfolio	LIG I		Various	Henderson	NV	89052
11.01	Building I	LIG I		3175 Saint Rose Parkway	Henderson	NV	89052
11.02	Building III	LIG I		3185 Saint Rose Parkway	Henderson	NV	89052
11.03	Building II	LIG I		3195 Saint Rose Parkway	Henderson	NV	89052
12	Shadelands Self-Storage	RBS		1925 Oak Grove Road	Walnut Creek	CA	94598
13	Residence Inn Houston - Katy Mills	RBS		25401 Katy Mills Parkway	Katy	TX	77494
14	Springhill Suites Birmingham	Basis		2024 4th Avenue South	Birmingham	AL	35233
15	Alcoa Exchange	RBS		7301-7409 Alcoa Road	Bryant	AR	72022
16	Hampton Inn - Key Largo	WFB		102400 Overseas Highway	Key Largo	FL	33037
17	51st/52nd St. Tenants Corp.	NCB, FSB		39-25/65 51st Street, 39-20/60 52nd Street	Woodside	NY	11377
18	Concourse Village	WFB		71 East Indiantown Road; 131 North Alternate A1A	Jupiter	FL	33477
19	WP Carey Extra Space Florida Portfolio	WFB		Various	Various	Various	Various
19.01	Budget Self Storage	WFB		2150 25th Street North	St. Petersburg	FL	33713
19.02	Pleasant Hill Self Storage	WFB		4390 Pleasant Hill Road	Kissimmee	FL	34746
20	Wedgewood Commons	WFB		3208 Southeast Federal Highway	Stuart	FL	34997
21	Stanford Bridge	RBS		50 South Buckhout Street	Irvington	NY	10533
22	Hotel Mazarin	WFB		730 Bienville Street	New Orleans	LA	70130
23	Madison West Homewood Suites	LIG I		479 Commerce Drive	Madison	WI	53719
24	Biltmore Apartments	CIIICM		418 East Loretta Place	Seattle	WA	98102
25	Sashabaw Meadows MHC	CIIICM		4359 Dogwood Boulevard	Clarkston	MI	48348
26	Madison West Hampton Inn & Suites	LIG I		483 Commerce Drive	Madison	WI	53719
27	Washington Apartment Portfolio	LIG I		Various	Various	WA	Various
27.01	McKinley Terrace	LIG I		807 East Wright Avenue	Tacoma	WA	98404
27.02	Meadow Park Garden Court	LIG I		5710 Hannah Pierce Road	University Place	WA	98444
27.03	Chehalis Manor Apartments	LIG I		300 South Market Street	Chehalis	WA	98532
27.04	Kennewick Garden Court Apartments	LIG I		955 West 5th Avenue	Kennewick	WA	99336
28	The Village at Carolina Place	LIG I		Various	Pineville	NC	28134
28.01	The Manor Pineville	LIG I		12910 & 12940 Dorman Road	Pineville	NC	28134
28.02	The Dorchester Pineville	LIG I		12920 Dorman Road	Pineville	NC	28134
29	Devonshire Portfolio #3	LIG I		Various	Various	Various	Various
29.01	Beacon Square Shopping Center	LIG I		840 Jackson Avenue	Grand Haven	MI	49417
29.02	Grand Haven Shopping Center	LIG I		520 North Beacon Boulevard	Grand Haven	MI	49417
29.03	Titleist Club Apartments	LIG I		9510 Mandell Road	Perrysburg	OH	43551
30	Route 61 Distribution Center	CIIICM		184 Tuckerton Road	Reading	PA	19605
31	Holiday Inn - Houma, LA	LIG I		1800 Martin Luther King Boulevard	Houma	LA	70360
32	Holiday Inn Express & Suites - LaPlace	LIG I		4284 US Highway 51	LaPlace	LA	70068
33	Boise Spectrum	RBS		7609, 7701, 7703 & 7709 West Overland Road; 7802 Spectrum Street; and 1700 Entertainment Avenue	Boise	ID	83709
34	Holiday Inn & Suites Williamsburg	RBS		515 Bypass Road	Williamsburg	VA	23185
35	Crescent Square	WFB		1651-1833 North Milpitas Boulevard	Milpitas	CA	95035
36	Woodbridge Self Storage	RBS		5020 Barranca Parkway	Irvine	CA	92604
37	Center at Kirby	LIG I		2615 Southwest Freeway	Houston	TX	77098
38	Shodeen Portfolio	LIG I		Various	Various	IL	Various
38.01	The Village at Mill Creek	LIG I		39 West 250 Herrington Boulevard	Geneva	IL	60134
38.02	One River	LIG I		10 West State Street	Geneva	IL	60134
38.03	Dodson 1	LIG I		577 South 3rd Street	Geneva	IL	60134
38.04	Randall 2	LIG I		902 South Randall Road	St. Charles	IL	60174
38.05	Republic Building	LIG I		77 N. First Street	Geneva	IL	60134
38.06	Focas Building	LIG I		870 South Randall Road	St. Charles	IL	60174
39	Spirit Grocer Portfolio I	WFB		Various	Various	Various	Various
39.01	Albertson's - Midland	WFB		3317 North Midland Drive	Midland	TX	79707
39.02	Albertson's - Las Cruces	WFB		2501 North Main Street	Las Cruces	NM	88001
39.03	Stater Bros Markets - Lancaster	WFB		2845 West Avenue L	Lancaster	CA	93536
39.04	Bag 'N Save - Omaha	WFB		14444 West Center Road	Omaha	NE	68144
39.05	Albertson's - Boise	WFB		7100 West State Street	Boise	ID	83714
40	4S Village Center	RBS		16613, 16621, 16625 and 16629 Dove Canyon Road	San Diego	CA	92127
41	Rancho Niguel	RBS		25500 Rancho Niguel Road	Laguna Niguel	CA	92677
42	Stephanie Beltway Plaza	WFB		11-43 South Stephanie Street	Henderson	NV	89012
43	LA Fitness - West Covina	WFB		3101 East Garvey Avenue North	West Covina	CA	91791
44	Holiday Inn Lakewood, CO	RBS		7390 West Hampden Avenue	Lakewood	CO	80227
45	Budget Store & Lock Portfolio	LIG I		Various	Various	PA	Various
45.01	Bethlehem - Storage	LIG I		2178 Industrial Drive	Bethlehem	PA	18017
45.02	Allentown- Storage	LIG I		299 Schantz Road	Allentown	PA	18104
46	914 Hubbard Street	CIIICM		914 West Hubbard	Chicago	IL	60642
47	All Storage Lakeridge	RBS		5125 Lake Ridge Parkway	Grand Prairie	TX	75052
48	Candlewood Suites Indianapolis	Basis		1152 North White River Parkway West Drive	Indianapolis	IN	46222
49	Holiday Inn Express - Loveland	LIG I		6092 East Crossroads Boulevard	Loveland	CO	80538
50	Radisson Hotel - Baton Rouge	LIG I		2445 South Acadian Thruway	Baton Rouge	LA	70808
51	Bay Area Self Storage	WFB		2185 Stone Avenue	San Jose	CA	95125
52	The Atriums at Somerset Bldgs P&Q	Basis		2780-2790 Somerset Drive	Lauderdale Lakes	FL	33311
53	Comfort Suites - O'Hare	RBS		4200 N. River Road	Schiller Park	IL	60176
54	Sayles Place Apts	Basis		2701-2811 Douglas Road Southeast	Washington	DC	20020
55	PG County Commercial & Tech Park	WFB		10780, 10800, 10820, 10850 Hanna Street	Beltsville	MD	20705
56	Dunwoody Plaza	RBS		1400-1420 Dunwoody Village Parkway	Dunwoody	GA	30338
57	SecurLock Parker	LIG I		2208 Parker Road	Carrollton	TX	75010
58	Century Plaza	RBS		500 South Florida Avenue	Lakeland	FL	33801
59	159 Madison Owners Corp.	NCB, FSB		159 Madison Avenue	New York	NY	10016
60	Parkglenn Self Storage	CIIICM		10144 Parkglenn Way	Parker	CO	80134
61	Fremont City Sports Club	WFB		39153 Farwell Drive	Fremont	CA	94538
62	Highland Hills Estates	WFB		25600 Seeley Road	Novi	MI	48375
63	Oaktree Estates MHC	CIIICM		660 Maxey Road	Houston	TX	77013
64	450 North McClintock	Basis		450 North McClintock	Chandler	AZ	85226
65	Cruz Alta Plaza	LIG I		710-1100 Paseo del Pueblo Sur	Taos	NM	87571
66	CubeSmart - Sonoma	WFB		220 Business Park Drive	Rohnert Park	CA	94928
67	Security Public Storage - San Ramon	WFB		2071 Camino Ramon	San Ramon	CA	94583
68	Oates Park Shopping Center	RBS	Crossed Portfolio A	4400-4448 Gus Thomasson Road	Mesquite	TX	75150
69	Irving Shopping Center	RBS	Crossed Portfolio A	934 E. Grauwyler Road	Irving	TX	75061
70	Ridgewood MHC	CIIICM		6825 West Mississippi Avenue	Lakewood	CO	80226
71	Water's Edge MHC	WFB		7211, 7220, 7225, 7230, 7234 Southwest Highway; 7211, 7220, 7240, 7250 West 107th Street; 7222 West 108th Place	Various	IL	60482
72	Oak Park Apartments	CIIICM		5440 Downing Street	Alexandria	LA	71303
73	Del Papa MHC	CIIICM		14100 Del Papa Street	Houston	TX	77047
74	Salinas Self Storage	WFB		201 Harrison Road	Salinas	CA	93907
75	325 East 72nd Street, Inc.	NCB, FSB		325 East 72nd Street	New York	NY	10021
76	NB Owners Corp.	NCB, FSB		141-05 Northern Boulevard, 139-50 35th Avenue	Flushing	NY	11354
77	17211 North Freeway	CIIICM		17211 North Freeway	Houston	TX	77009
78	280 Station	CIIICM		400 Cahaba Park Circle	Birmingham	AL	35242
79	Uncle Bob's Self Storage - Curry Ford	WFB		4020 Curry Ford Road	Orlando	FL	32806
80	Hillcrest & Chiesa MHCs	CIIICM		Various	Various	TX	Various
80.01	Chiesa Estates MHC	CIIICM		7400 Chiesa Road	Rowlett	TX	75089
80.02	Hillcrest MHC	CIIICM		2500 Fort Worth Drive	Denton	TX	76205
81	Pinehurst Apartments	WFB		220 West Saginaw Highway	Grand Ledge	MI	48837
82	Las Brisas MHC	CIIICM		570 West Lawson Road	Dallas	TX	75253
83	People's Mini Storage	CIIICM		575 East 53rd Street	Davenport	IA	52807
84	Montierra Apartments	CIIICM		14401 North 22nd Street	Tampa	FL	33613
85	Holiday Air	Basis		925 West North 43rd Street	Grand Forks	ND	58203
86	Abbott Self Storage North	WFB		2016-2017, 2020-2021 and 3027 Pittway Drive	Nashville	TN	37207
87	HBO Self Storage	CIIICM		330 South Tyndall Parkway	Panama City	FL	32404
88	Capitol House Tenants Corp.	NCB, FSB		490 Atlantic Avenue	East Rockaway	NY	11518
89	168-176 East 88th Street Corporation	NCB, FSB		168-176 East 88th Street	New York	NY	10128
90	Western View	Basis		2601 Phyllis Lane	Billings	MT	59102
91	Pennington Place Apartments	WFB		4504-4524, 4536-4556; 4560-4580; 4561-4581; 4535-4555 Sabin Street	Rock Hill	SC	29732
92	Gracious Estates MHC	CIIICM		777 Eisenhower Avenue	Mason City	IA	50401
93	Seven Oaks	CIIICM		801 South Inspiration	Mission	TX	78572
94	Orange Avenue Self Storage	CIIICM		1109 West Orange Avenue	Tallahassee	FL	32310
95	2866 Marion Avenue Owners, Inc.	NCB, FSB		2866 Marion Avenue	Bronx	NY	10458
96	Montgomery Crossing	WFB		8510-8520 Montgomery Boulevard Northeast	Albuquerque	NM	87111
97	Live Oak MHC	CIIICM		1721 North McColl Road and 1 North McColl Road	Edinburg	TX	78541 and 78539
98	Western Wagon Mobile Home Park	WFB		21356 Hubbard Cutoff Road Northeast	Aurora	OR	97002
99	231 Park Place Owners Corp.	NCB, FSB		231 Park Place	Brooklyn	NY	11238

Mortgage Loan Number	Property Name	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)
1	Renaissance Chicago Downtown	Hospitality	Full Service	1991	2012	553	Rooms	162,749
2	Life Time Fitness Portfolio	Retail	Single Tenant	Various		526,671	Sq. Ft.	151
2.01	Life Time Fitness - Gilbert	Retail	Single Tenant	2003		108,890	Sq. Ft.
2.02	Life Time Fitness - Orland Park	Retail	Single Tenant	2001		108,890	Sq. Ft.
2.03	Life Time Fitness - Centreville	Retail	Single Tenant	1999		90,956	Sq. Ft.
2.04	Life Time Fitness - South Austin	Retail	Single Tenant	2007		109,045	Sq. Ft.
2.05	Life Time Fitness - San Antonio	Retail	Single Tenant	2005		108,890	Sq. Ft.
3	Nordic Cold Storage Portfolio	Industrial	Warehouse	Various	Various	907,304	Sq. Ft.	59
3.01	Nordic - Savannah GA	Industrial	Warehouse	2013		170,268	Sq. Ft.
3.02	Nordic - Benson	Industrial	Warehouse	1985	2004	135,772	Sq. Ft.
3.03	Nordic - Lumberton	Industrial	Warehouse	1982	1992	127,665	Sq. Ft.
3.04	Nordic - Oxford AL	Industrial	Warehouse	1990	1998	110,330	Sq. Ft.
3.05	Nordic - Charlotte	Industrial	Warehouse	1988	1989	100,856	Sq. Ft.
3.06	Nordic - Goldsboro	Industrial	Warehouse	1995	1998	104,197	Sq. Ft.
3.07	Nordic - Forest	Industrial	Warehouse	1990	1993	103,361	Sq. Ft.
3.08	Nordic - Hattiesburg	Industrial	Warehouse	1995		54,855	Sq. Ft.
4	Southern Highlands Marketplace	Retail	Anchored	2003		180,640	Sq. Ft.	194
5	Waltonwood Cary Parkway	Multifamily	Independent Living	2010		133	Units	240,602
6	Brunswick Square	Retail	Regional Mall	1973	2012	292,685	Sq. Ft.	263
7	Prada Waikiki	Retail	Single Tenant	1995	2005	5,840	Sq. Ft.	5,128
8	Charlottesville Apartment Portfolio	Multifamily	Student Housing	Various	Various	176	Units	169,034
8.01	Wertland Street Properties	Multifamily	Student Housing	1850	2013	128	Units
8.02	10 University Circle	Multifamily	Student Housing	1926		18	Units
8.03	68 University Way	Multifamily	Student Housing	1927		20	Units
8.04	324 John Street	Multifamily	Student Housing	1998		10	Units
9	Euclid Plaza	Retail	Anchored	1961	2003	130,165	Sq. Ft.	214
10	Waltonwood at Lakeside	Multifamily	Independent Living	2007		122	Units	172,131
11	Seven Hills Portfolio	Office	Medical	Various		114,214	Sq. Ft.	181
11.01	Building I	Office	Medical	2012		45,692	Sq. Ft.
11.02	Building III	Office	Medical	2014		45,759	Sq. Ft.
11.03	Building II	Office	Medical	2012		22,763	Sq. Ft.
12	Shadelands Self-Storage	Self Storage	Self Storage	1999		140,188	Sq. Ft.	137
13	Residence Inn Houston - Katy Mills	Hospitality	Extended Stay	2010		126	Rooms	134,921
14	Springhill Suites Birmingham	Hospitality	Limited Service	2009	2012	150	Rooms	108,699
15	Alcoa Exchange	Retail	Shadow Anchored	2006		134,490	Sq. Ft.	117
16	Hampton Inn - Key Largo	Hospitality	Full Service	1986	2009	100	Rooms	156,000
17	51st/52nd St. Tenants Corp.	Multifamily	Cooperative	1951	1998	426	Units	36,284
18	Concourse Village	Retail	Anchored	1983	2008	135,031	Sq. Ft.	109
19	WP Carey Extra Space Florida Portfolio	Self Storage	Self Storage	Various	Various	272,298	Sq. Ft.	53
19.01	Budget Self Storage	Self Storage	Self Storage	2007		85,842	Sq. Ft.
19.02	Pleasant Hill Self Storage	Self Storage	Self Storage	2005	2009	186,456	Sq. Ft.
20	Wedgewood Commons	Retail	Anchored	1987	2008	150,485	Sq. Ft.	91
21	Stanford Bridge	Office	Suburban	1930	2012	132,837	Sq. Ft.	102
22	Hotel Mazarin	Hospitality	Full Service	1971	2012	102	Rooms	132,353
23	Madison West Homewood Suites	Hospitality	Extended Stay	2008		122	Rooms	108,193
24	Biltmore Apartments	Multifamily	Mid Rise	1924		131	Units	98,153
25	Sashabaw Meadows MHC	Manufactured Housing Community	Manufactured Housing Community	1981		511	Pads	25,109
26	Madison West Hampton Inn & Suites	Hospitality	Limited Service	2008		132	Rooms	95,838
27	Washington Apartment Portfolio	Multifamily	Garden	Various		233	Units	54,161
27.01	McKinley Terrace	Multifamily	Garden	1980		107	Units
27.02	Meadow Park Garden Court	Multifamily	Garden	1980		66	Units
27.03	Chehalis Manor Apartments	Multifamily	Garden	1980		33	Units
27.04	Kennewick Garden Court Apartments	Multifamily	Garden	1981		27	Units
28	The Village at Carolina Place	Multifamily	Garden	Various		164	Units	76,372
28.01	The Manor Pineville	Multifamily	Garden	2008		61	Units
28.02	The Dorchester Pineville	Multifamily	Garden	1997		103	Units
29	Devonshire Portfolio #3	Various	Various	Various		91,899	Various	128
29.01	Beacon Square Shopping Center	Retail	Shadow Anchored	2004		51,387	Sq. Ft.
29.02	Grand Haven Shopping Center	Retail	Shadow Anchored	1997		40,428	Sq. Ft.
29.03	Titleist Club Apartments	Multifamily	Garden	1982		84	Units
30	Route 61 Distribution Center	Industrial	Warehouse	1966	2000	392,192	Sq. Ft.	30
31	Holiday Inn - Houma, LA	Hospitality	Full Service	2006	2013	97	Rooms	119,371
32	Holiday Inn Express & Suites - LaPlace	Hospitality	Limited Service	2008		91	Rooms	123,951
33	Boise Spectrum	Retail	Anchored	1997	2000	170,780	Sq. Ft.	64
34	Holiday Inn & Suites Williamsburg	Hospitality	Full Service	2006		96	Rooms	112,074
35	Crescent Square	Retail	Anchored	2000		52,038	Sq. Ft.	206
36	Woodbridge Self Storage	Self Storage	Self Storage	2004		89,954	Sq. Ft.	118
37	Center at Kirby	Retail	Shadow Anchored	2008		41,382	Sq. Ft.	254
38	Shodeen Portfolio	Various	Various	Various	Various	100,393	Various	104
38.01	The Village at Mill Creek	Mixed Use	Multifamily/Retail	2006		42,450	Sq. Ft.
38.02	One River	Mixed Use	Office/Retail	1995		22,625	Sq. Ft.
38.03	Dodson 1	Retail	Unanchored	2008		8,458	Sq. Ft.
38.04	Randall 2	Retail	Unanchored	2003		7,464	Sq. Ft.
38.05	Republic Building	Office	Suburban	1928	1991	12,107	Sq. Ft.
38.06	Focas Building	Retail	Unanchored	2001		7,289	Sq. Ft.
39	Spirit Grocer Portfolio I	Retail	Single Tenant	Various	Various	252,959	Sq. Ft.	40
39.01	Albertson's - Midland	Retail	Single Tenant	1983		60,477	Sq. Ft.
39.02	Albertson's - Las Cruces	Retail	Single Tenant	1983		40,389	Sq. Ft.
39.03	Stater Bros Markets - Lancaster	Retail	Single Tenant	1983		43,391	Sq. Ft.
39.04	Bag 'N Save - Omaha	Retail	Single Tenant	1982	2002	66,582	Sq. Ft.
39.05	Albertson's - Boise	Retail	Single Tenant	1982	2002	42,120	Sq. Ft.
40	4S Village Center	Retail	Unanchored	2002		30,606	Sq. Ft.	327
41	Rancho Niguel	Office	Medical	1989		29,382	Sq. Ft.	340
42	Stephanie Beltway Plaza	Retail	Anchored	2006		91,034	Sq. Ft.	107
43	LA Fitness - West Covina	Retail	Single Tenant	2013		45,000	Sq. Ft.	206
44	Holiday Inn Lakewood, CO	Hospitality	Full Service	1984	2007	188	Rooms	47,340
45	Budget Store & Lock Portfolio	Self Storage	Self Storage	Various		145,161	Sq. Ft.	61
45.01	Bethlehem - Storage	Self Storage	Self Storage	1988		76,461	Sq. Ft.
45.02	Allentown- Storage	Self Storage	Self Storage	1986		68,700	Sq. Ft.
46	914 Hubbard Street	Multifamily	Mid Rise	2006	2013	24	Units	364,583
47	All Storage Lakeridge	Self Storage	Self Storage	2008		129,752	Sq. Ft.	66
48	Candlewood Suites Indianapolis	Hospitality	Limited Service	1969	2007	142	Rooms	57,746
49	Holiday Inn Express - Loveland	Hospitality	Limited Service	2007		82	Rooms	97,242
50	Radisson Hotel - Baton Rouge	Hospitality	Full Service	1972	2008	132	Rooms	57,472
51	Bay Area Self Storage	Self Storage	Self Storage	2012		80,104	Sq. Ft.	94
52	The Atriums at Somerset Bldgs P&Q	Multifamily	Garden	1985		144	Rooms	52,083
53	Comfort Suites - O'Hare	Hospitality	Full Service	2001		160	Rooms	45,557
54	Sayles Place Apts	Multifamily	Garden	1968	2010	61	Units	118,852
55	PG County Commercial & Tech Park	Industrial	Warehouse	1959		145,490	Sq. Ft.	48
56	Dunwoody Plaza	Retail	Anchored	1977	1999	50,865	Sq. Ft.	133
57	SecurLock Parker	Self Storage	Self Storage	2005	2008	87,050	Sq. Ft.	77
58	Century Plaza	Office	CBD	1986		73,975	Sq. Ft.	91
59	159 Madison Owners Corp.	Multifamily	Cooperative	1911	1993	117	Units	55,468
60	Parkglenn Self Storage	Self Storage	Self Storage	2008		74,808	Sq. Ft.	84
61	Fremont City Sports Club	Retail	Single Tenant	2013		45,000	Sq. Ft.	133
62	Highland Hills Estates	Manufactured Housing Community	Manufactured Housing Community	1968		198	Pads	27,778
63	Oaktree Estates MHC	Manufactured Housing Community	Manufactured Housing Community	1972		266	Pads	19,549
64	450 North McClintock	Industrial	Flex	2008	2012	93,050	Sq. Ft.	55
65	Cruz Alta Plaza	Retail	Anchored	1989	1996	126,573	Sq. Ft.	40
66	CubeSmart - Sonoma	Self Storage	Self Storage	2001		66,900	Sq. Ft.	72
67	Security Public Storage - San Ramon	Self Storage	Self Storage	2004		32,529	Sq. Ft.	147
68	Oates Park Shopping Center	Retail	Anchored	1978		63,572	Sq. Ft.	41
69	Irving Shopping Center	Retail	Anchored	1964		39,800	Sq. Ft.	41
70	Ridgewood MHC	Manufactured Housing Community	Manufactured Housing Community	1963		97	Pads	41,177
71	Water's Edge MHC	Manufactured Housing Community	Manufactured Housing Community	1959		173	Pads	21,911
72	Oak Park Apartments	Multifamily	Garden	1973	2013	102	Units	36,765
73	Del Papa MHC	Manufactured Housing Community	Manufactured Housing Community	1965		178	Pads	19,635
74	Salinas Self Storage	Self Storage	Self Storage	1998		73,125	Sq. Ft.	48
75	325 East 72nd Street, Inc.	Multifamily	Cooperative	1926	2006	59	Units	57,627
76	NB Owners Corp.	Multifamily	Cooperative	1956	2002	125	Units	26,781
77	17211 North Freeway	Retail	Single Tenant	1979	2012	109,000	Sq. Ft.	30
78	280 Station	Retail	Unanchored	1990		24,725	Sq. Ft.	131
79	Uncle Bob's Self Storage - Curry Ford	Self Storage	Self Storage	1983	2007	71,113	Sq. Ft.	43
80	Hillcrest & Chiesa MHCs	Manufactured Housing Community	Manufactured Housing Community	Various		136	Pads	22,019
80.01	Chiesa Estates MHC	Manufactured Housing Community	Manufactured Housing Community	1970		82	Pads
80.02	Hillcrest MHC	Manufactured Housing Community	Manufactured Housing Community	1953		54	Pads
81	Pinehurst Apartments	Multifamily	Garden	1978		72	Units	41,583
82	Las Brisas MHC	Manufactured Housing Community	Manufactured Housing Community	1990		109	Pads	27,458
83	People's Mini Storage	Self Storage	Self Storage	1987	1995	71,950	Sq. Ft.	41
84	Montierra Apartments	Multifamily	Garden	1970	2013	96	Units	30,729
85	Holiday Air	Multifamily	Garden	1972		98	Units	29,082
86	Abbott Self Storage North	Self Storage	Self Storage	1965	1998	62,770	Sq. Ft.	41
87	HBO Self Storage	Self Storage	Self Storage	1982	2005	37,045	Sq. Ft.	67
88	Capitol House Tenants Corp.	Multifamily	Cooperative	1961	2001	86	Units	29,041
89	168-176 East 88th Street Corporation	Multifamily	Cooperative	1980	2000	36	Units	69,336
90	Western View	Multifamily	Garden	1974	2007	84	Units	28,571
91	Pennington Place Apartments	Multifamily	Garden	2013		30	Units	74,667
92	Gracious Estates MHC	Manufactured Housing Community	Manufactured Housing Community	1970		183	Pads	11,244
93	Seven Oaks	Manufactured Housing Community	Manufactured Housing Community	1988		232	Pads	8,513
94	Orange Avenue Self Storage	Self Storage	Self Storage	1983		71,800	Sq. Ft.	24
95	2866 Marion Avenue Owners, Inc.	Multifamily	Cooperative	1956	1999	66	Units	24,960
96	Montgomery Crossing	Retail	Shadow Anchored	1987		22,068	Sq. Ft.	65
97	Live Oak MHC	Manufactured Housing Community	Manufactured Housing Community	1984		178	Pads	7,293
98	Western Wagon Mobile Home Park	Manufactured Housing Community	Manufactured Housing Community	1964		50	Pads	25,462
99	231 Park Place Owners Corp.	Multifamily	Cooperative	1919	1999	16	Units	37,442

Mortgage Loan Number	Property Name	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date
1	Renaissance Chicago Downtown	90,000,000	90,000,000	8.2%	84,248,165	N	12/20/2013	2/1/2014
2	Life Time Fitness Portfolio	80,000,000	79,784,225	7.2%	50,519,258	N	1/28/2014	3/1/2014
2.01	Life Time Fitness - Gilbert	17,225,000	17,178,541	1.6%
2.02	Life Time Fitness - Orland Park	16,900,000	16,854,417	1.5%
2.03	Life Time Fitness - Centreville	16,000,000	15,956,845	1.4%
2.04	Life Time Fitness - South Austin	15,725,000	15,682,587	1.4%
2.05	Life Time Fitness - San Antonio	14,150,000	14,111,835	1.3%
3	Nordic Cold Storage Portfolio	53,950,000	53,950,000	4.9%	49,713,741	Y	2/11/2014	4/6/2014
3.01	Nordic - Savannah GA	20,573,800	20,573,800	1.9%
3.02	Nordic - Benson	5,732,350	5,732,350	0.5%
3.03	Nordic - Lumberton	5,668,650	5,668,650	0.5%
3.04	Nordic - Oxford AL	5,159,050	5,159,050	0.5%
3.05	Nordic - Charlotte	4,967,950	4,967,950	0.5%
3.06	Nordic - Goldsboro	4,777,500	4,777,500	0.4%
3.07	Nordic - Forest	4,713,800	4,713,800	0.4%
3.08	Nordic - Hattiesburg	2,356,900	2,356,900	0.2%
4	Southern Highlands Marketplace	35,000,000	35,000,000	3.2%	30,181,582	N	1/31/2014	3/1/2014
5	Waltonwood Cary Parkway	32,000,000	32,000,000	2.9%	26,443,287	N	2/25/2014	4/1/2014
6	Brunswick Square	30,000,000	30,000,000	2.7%	24,504,142	N	2/11/2014	4/1/2014
7	Prada Waikiki	29,950,000	29,950,000	2.7%	24,450,212	N	2/25/2014	4/1/2014
8	Charlottesville Apartment Portfolio	29,750,000	29,750,000	2.7%	24,344,530	N	2/28/2014	4/1/2014
8.01	Wertland Street Properties	22,250,000	22,250,000	2.0%
8.02	10 University Circle	3,500,000	3,500,000	0.3%
8.03	68 University Way	2,000,000	2,000,000	0.2%
8.04	324 John Street	2,000,000	2,000,000	0.2%
9	Euclid Plaza	27,900,000	27,900,000	2.5%	22,753,757	N	2/26/2014	4/1/2014
10	Waltonwood at Lakeside	21,000,000	21,000,000	1.9%	17,353,406	N	2/25/2014	4/1/2014
11	Seven Hills Portfolio	20,700,000	20,670,252	1.9%	17,156,994	N	1/6/2014	3/1/2014
11.01	Building I	8,597,000	8,584,645	0.8%
11.02	Building III	7,870,000	7,858,690	0.7%
11.03	Building II	4,233,000	4,226,917	0.4%
12	Shadelands Self-Storage	19,250,000	19,250,000	1.7%	16,966,993	N	2/11/2014	4/1/2014
13	Residence Inn Houston - Katy Mills	17,000,000	17,000,000	1.5%	10,681,827	N	2/25/2014	4/1/2014
14	Springhill Suites Birmingham	16,350,000	16,304,852	1.5%	13,136,007	N	12/30/2013	2/1/2014
15	Alcoa Exchange	15,800,000	15,800,000	1.4%	15,800,000	N	1/29/2014	3/1/2014
16	Hampton Inn - Key Largo	15,600,000	15,600,000	1.4%	12,870,287	N	2/21/2014	4/1/2014
17	51st/52nd St. Tenants Corp.	15,500,000	15,456,895	1.4%	12,512,381	N	12/27/2013	2/1/2014
18	Concourse Village	14,700,000	14,677,906	1.3%	12,027,091	N	1/22/2014	3/1/2014
19	WP Carey Extra Space Florida Portfolio	14,500,000	14,500,000	1.3%	12,816,030	N	1/23/2014	3/1/2014
19.01	Budget Self Storage	7,500,000	7,500,000	0.7%
19.02	Pleasant Hill Self Storage	7,000,000	7,000,000	0.6%
20	Wedgewood Commons	13,713,000	13,692,390	1.2%	11,219,559	N	1/22/2014	3/1/2014
21	Stanford Bridge	13,500,000	13,500,000	1.2%	11,942,779	N	2/12/2014	4/1/2014
22	Hotel Mazarin	13,500,000	13,500,000	1.2%	11,086,972	N	2/25/2014	4/1/2014
23	Madison West Homewood Suites	13,225,000	13,199,526	1.2%	9,942,545	N	1/8/2014	3/1/2014
24	Biltmore Apartments	12,858,000	12,858,000	1.2%	10,556,252	N	2/18/2014	4/5/2014
25	Sashabaw Meadows MHC	12,862,000	12,830,873	1.2%	10,678,377	N	12/6/2013	2/5/2014
26	Madison West Hampton Inn & Suites	12,675,000	12,650,586	1.1%	9,529,055	N	1/8/2014	3/1/2014
27	Washington Apartment Portfolio	12,650,000	12,619,436	1.1%	10,505,686	N	12/31/2013	2/1/2014
27.01	McKinley Terrace	6,297,000	6,281,786	0.6%
27.02	Meadow Park Garden Court	4,198,000	4,187,857	0.4%
27.03	Chehalis Manor Apartments	1,218,000	1,215,057	0.1%
27.04	Kennewick Garden Court Apartments	937,000	934,736	0.1%
28	The Village at Carolina Place	12,525,000	12,525,000	1.1%	10,905,035	N	12/24/2013	2/1/2014
28.01	The Manor Pineville	9,834,579	9,834,579	0.9%
28.02	The Dorchester Pineville	2,690,421	2,690,421	0.2%
29	Devonshire Portfolio #3	11,760,000	11,760,000	1.1%	9,967,413	N	12/6/2013	2/1/2014
29.01	Beacon Square Shopping Center	6,641,514	6,641,514	0.6%
29.02	Grand Haven Shopping Center	2,795,695	2,795,695	0.3%
29.03	Titleist Club Apartments	2,322,791	2,322,791	0.2%
30	Route 61 Distribution Center	11,740,000	11,740,000	1.1%	10,195,669	N	1/24/2014	3/5/2014
31	Holiday Inn - Houma, LA	11,600,000	11,579,022	1.0%	8,921,708	N	1/27/2014	3/1/2014
32	Holiday Inn Express & Suites - LaPlace	11,300,000	11,279,564	1.0%	8,690,974	N	1/27/2014	3/1/2014
33	Boise Spectrum	11,000,000	11,000,000	1.0%	9,044,981	N	3/3/2014	4/1/2014
34	Holiday Inn & Suites Williamsburg	10,775,000	10,759,121	1.0%	8,866,193	N	1/29/2014	3/1/2014
35	Crescent Square	10,700,000	10,700,000	1.0%	8,717,552	N	2/24/2014	4/1/2014
36	Woodbridge Self Storage	10,650,000	10,650,000	1.0%	10,650,000	Y	2/12/2014	4/1/2014
37	Center at Kirby	10,500,000	10,500,000	1.0%	9,303,289	N	12/20/2013	2/1/2014
38	Shodeen Portfolio	10,450,000	10,425,804	0.9%	8,749,150	N	12/18/2013	2/1/2014
38.01	The Village at Mill Creek	3,308,291	3,300,631	0.3%
38.02	One River	2,310,553	2,305,203	0.2%
38.03	Dodson 1	1,470,352	1,466,948	0.1%
38.04	Randall 2	1,260,302	1,257,384	0.1%
38.05	Republic Building	1,050,251	1,047,819	0.1%
38.06	Focas Building	1,050,251	1,047,819	0.1%
39	Spirit Grocer Portfolio I	10,000,000	10,000,000	0.9%	10,000,000	N	1/14/2014	3/1/2014
39.01	Albertson's - Midland	2,800,000	2,800,000	0.3%
39.02	Albertson's - Las Cruces	2,200,000	2,200,000	0.2%
39.03	Stater Bros Markets - Lancaster	1,900,000	1,900,000	0.2%
39.04	Bag 'N Save - Omaha	1,600,000	1,600,000	0.1%
39.05	Albertson's - Boise	1,500,000	1,500,000	0.1%
40	4S Village Center	10,000,000	10,000,000	0.9%	8,125,782	N	2/24/2014	4/1/2014
41	Rancho Niguel	10,000,000	9,984,999	0.9%	8,186,292	N	1/27/2014	3/1/2014
42	Stephanie Beltway Plaza	9,750,000	9,736,049	0.9%	8,091,434	N	1/17/2014	3/1/2014
43	LA Fitness - West Covina	9,250,000	9,250,000	0.8%	7,579,107	N	2/13/2014	4/1/2014
44	Holiday Inn Lakewood, CO	8,900,000	8,900,000	0.8%	7,365,428	N	2/14/2014	4/1/2014
45	Budget Store & Lock Portfolio	8,800,000	8,800,000	0.8%	7,612,205	N	12/18/2013	2/1/2014
45.01	Bethlehem - Storage	5,132,000	5,132,000	0.5%
45.02	Allentown- Storage	3,668,000	3,668,000	0.3%
46	914 Hubbard Street	8,750,000	8,750,000	0.8%	7,573,461	N	2/25/2014	4/5/2014
47	All Storage Lakeridge	8,600,000	8,587,801	0.8%	7,154,823	N	1/6/2014	3/1/2014
48	Candlewood Suites Indianapolis	8,200,000	8,200,000	0.7%	7,339,825	N	2/28/2014	4/1/2014
49	Holiday Inn Express - Loveland	8,000,000	7,973,809	0.7%	6,088,017	N	12/20/2013	2/1/2014
50	Radisson Hotel - Baton Rouge	7,600,000	7,586,256	0.7%	5,845,257	N	1/27/2014	3/1/2014
51	Bay Area Self Storage	7,500,000	7,500,000	0.7%	6,900,568	N	1/31/2014	3/1/2014
52	The Atriums at Somerset Bldgs P&Q	7,500,000	7,500,000	0.7%	6,620,979	N	2/11/2014	4/1/2014
53	Comfort Suites - O'Hare	7,300,000	7,289,066	0.7%	6,720,601	N	1/17/2014	3/1/2014
54	Sayles Place Apts	7,250,000	7,250,000	0.7%	6,725,288	N	2/21/2014	4/1/2014
55	PG County Commercial & Tech Park	7,000,000	7,000,000	0.6%	5,741,231	N	2/5/2014	4/1/2014
56	Dunwoody Plaza	6,750,000	6,750,000	0.6%	5,819,600	N	2/5/2014	4/1/2014
57	SecurLock Parker	6,750,000	6,733,258	0.6%	5,577,331	N	12/9/2013	2/1/2014
58	Century Plaza	6,700,000	6,700,000	0.6%	5,533,169	N	2/21/2014	4/1/2014
59	159 Madison Owners Corp.	6,500,000	6,489,780	0.6%	5,248,584	N	1/31/2014	3/1/2014
60	Parkglenn Self Storage	6,300,000	6,284,653	0.6%	5,223,812	N	12/24/2013	2/1/2014
61	Fremont City Sports Club	6,000,000	5,984,043	0.5%	3,814,916	N	1/23/2014	3/1/2014
62	Highland Hills Estates	5,500,000	5,500,000	0.5%	5,500,000	N	1/30/2014	3/1/2014
63	Oaktree Estates MHC	5,200,000	5,200,000	0.5%	4,298,419	N	2/13/2014	4/5/2014
64	450 North McClintock	5,140,000	5,140,000	0.5%	4,252,923	N	2/25/2014	4/1/2014
65	Cruz Alta Plaza	5,000,000	5,000,000	0.5%	4,340,375	N	12/3/2013	2/1/2014
66	CubeSmart - Sonoma	4,800,000	4,800,000	0.4%	4,357,679	N	1/8/2014	3/1/2014
67	Security Public Storage - San Ramon	4,800,000	4,787,878	0.4%	3,952,049	N	12/4/2013	2/1/2014
68	Oates Park Shopping Center	2,500,000	2,495,322	0.2%	1,899,360	N	1/30/2014	3/1/2014
69	Irving Shopping Center	1,750,000	1,746,726	0.2%	1,329,552	N	1/30/2014	3/1/2014
70	Ridgewood MHC	4,000,000	3,994,142	0.4%	3,297,369	N	1/30/2014	3/5/2014
71	Water's Edge MHC	3,800,000	3,790,667	0.3%	3,145,862	N	12/27/2013	2/1/2014
72	Oak Park Apartments	3,750,000	3,750,000	0.3%	3,121,614	N	2/4/2014	4/1/2014
73	Del Papa MHC	3,500,000	3,495,073	0.3%	2,918,308	N	1/9/2014	3/1/2014
74	Salinas Self Storage	3,500,000	3,488,017	0.3%	2,632,509	N	12/20/2013	2/1/2014
75	325 East 72nd Street, Inc.	3,400,000	3,400,000	0.3%	2,724,552	N	2/14/2014	4/1/2014
76	NB Owners Corp.	3,351,000	3,347,627	0.3%	2,992,358	N	1/30/2014	3/1/2014
77	17211 North Freeway	3,300,000	3,300,000	0.3%	2,960,032	N	1/30/2014	3/1/2014
78	280 Station	3,250,000	3,242,250	0.3%	2,705,884	N	12/23/2013	2/1/2014
79	Uncle Bob's Self Storage - Curry Ford	3,100,000	3,092,081	0.3%	2,742,946	N	12/12/2013	2/1/2014
80	Hillcrest & Chiesa MHCs	3,000,000	2,994,569	0.3%	2,306,550	N	1/2/2014	3/1/2014
80.01	Chiesa Estates MHC	1,920,000	1,916,524	0.2%
80.02	Hillcrest MHC	1,080,000	1,078,045	0.1%
81	Pinehurst Apartments	3,000,000	2,993,949	0.3%	2,655,179	N	1/22/2014	3/1/2014
82	Las Brisas MHC	3,000,000	2,992,928	0.3%	2,503,197	N	12/17/2013	2/1/2014
83	People's Mini Storage	2,950,000	2,950,000	0.3%	2,490,651	N	2/14/2014	4/5/2014
84	Montierra Apartments	2,950,000	2,950,000	0.3%	2,260,284	N	2/25/2014	4/5/2014
85	Holiday Air	2,850,000	2,850,000	0.3%	2,169,221	N	2/19/2014	4/1/2014
86	Abbott Self Storage North	2,600,000	2,596,222	0.2%	2,148,122	N	1/17/2014	3/1/2014
87	HBO Self Storage	2,500,000	2,500,000	0.2%	2,083,693	N	2/7/2014	4/1/2014
88	Capitol House Tenants Corp.	2,500,000	2,497,541	0.2%	2,243,068	N	1/24/2014	3/1/2014
89	168-176 East 88th Street Corporation	2,500,000	2,496,087	0.2%	2,021,462	N	1/31/2014	3/1/2014
90	Western View	2,400,000	2,400,000	0.2%	1,826,713	N	2/19/2014	4/1/2014
91	Pennington Place Apartments	2,240,000	2,240,000	0.2%	1,856,977	N	2/20/2014	4/1/2014
92	Gracious Estates MHC	2,062,500	2,057,662	0.2%	1,722,550	N	12/20/2013	2/5/2014
93	Seven Oaks	1,975,000	1,975,000	0.2%	1,488,872	N	2/7/2014	4/5/2014
94	Orange Avenue Self Storage	1,715,000	1,711,755	0.2%	1,297,642	N	1/30/2014	3/5/2014
95	2866 Marion Avenue Owners, Inc.	1,650,000	1,647,343	0.1%	1,323,101	N	1/28/2014	3/1/2014
96	Montgomery Crossing	1,425,000	1,425,000	0.1%	1,180,958	N	2/3/2014	4/1/2014
97	Live Oak MHC	1,300,000	1,298,205	0.1%	1,089,971	N	1/8/2014	3/5/2014
98	Western Wagon Mobile Home Park	1,275,000	1,273,097	0.1%	1,045,232	N	1/15/2014	3/1/2014
99	231 Park Place Owners Corp.	600,000	599,074	0.1%	487,139	N	1/30/2014	3/1/2014

Mortgage Loan Number	Property Name	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC FEE	Net Mortgage Rate
1	Renaissance Chicago Downtown	1/1/2017	2/1/2017	1/1/2021		4.71000%	0.00195%	0.00410%	0.02000%	0.00050%	4.68345%
2	Life Time Fitness Portfolio		3/1/2014	2/1/2024		5.06000%	0.00195%	0.00410%	0.02000%	0.00050%	5.03345%
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio	3/6/2019	4/6/2019	3/6/2024	3/6/2044	4.93200%	0.00195%	0.00410%	0.02000%	0.00050%	4.90545%
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace	2/1/2016	3/1/2016	2/1/2024		4.87000%	0.00195%	0.00410%	0.06000%	0.00050%	4.80345%
5	Waltonwood Cary Parkway		4/1/2014	3/1/2024		5.15000%	0.00195%	0.00410%	0.02000%	0.00050%	5.12345%
6	Brunswick Square		4/1/2014	3/1/2024		4.79600%	0.00000%	0.00410%	0.02000%	0.00050%	4.77140%
7	Prada Waikiki		4/1/2014	3/1/2024		4.78000%	0.00195%	0.00410%	0.02000%	0.00050%	4.75345%
8	Charlottesville Apartment Portfolio		4/1/2014	3/1/2024		4.85100%	0.00195%	0.00410%	0.03000%	0.00050%	4.81445%
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza		4/1/2014	3/1/2024		4.75000%	0.00195%	0.00410%	0.02000%	0.00050%	4.72345%
10	Waltonwood at Lakeside		4/1/2014	3/1/2024		5.15000%	0.00195%	0.00410%	0.02000%	0.00050%	5.12345%
11	Seven Hills Portfolio		3/1/2014	2/1/2024		5.26000%	0.00195%	0.00410%	0.06000%	0.00050%	5.19345%
11.01	Building I
11.02	Building III
11.03	Building II
12	Shadelands Self-Storage	3/1/2017	4/1/2017	3/1/2024		4.79900%	0.00195%	0.00410%	0.05000%	0.00050%	4.74245%
13	Residence Inn Houston - Katy Mills		4/1/2014	3/1/2024		4.92000%	0.00195%	0.00410%	0.02000%	0.00050%	4.89345%
14	Springhill Suites Birmingham		2/1/2014	1/1/2024		5.28000%	0.00195%	0.00410%	0.02000%	0.00050%	5.25345%
15	Alcoa Exchange	2/1/2024		2/1/2024		4.79600%	0.00195%	0.00410%	0.05000%	0.00050%	4.73945%
16	Hampton Inn - Key Largo		4/1/2014	3/1/2024		5.10000%	0.00195%	0.00410%	0.02000%	0.00050%	5.07345%
17	51st/52nd St. Tenants Corp.		2/1/2014	1/1/2024		4.46000%	0.00195%	0.00410%	0.08000%	0.00050%	4.37345%
18	Concourse Village		3/1/2014	2/1/2024		4.86000%	0.00195%	0.00410%	0.02000%	0.00050%	4.83345%
19	WP Carey Extra Space Florida Portfolio	2/1/2017	3/1/2017	2/1/2024		4.94000%	0.00195%	0.00410%	0.02000%	0.00050%	4.91345%
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons		3/1/2014	2/1/2024		4.86000%	0.00195%	0.00410%	0.02000%	0.00050%	4.83345%
21	Stanford Bridge		4/1/2014	3/1/2021		4.96400%	0.00195%	0.00410%	0.02000%	0.00050%	4.93745%
22	Hotel Mazarin		4/1/2014	3/1/2024		4.96000%	0.00195%	0.00410%	0.02000%	0.00050%	4.93345%
23	Madison West Homewood Suites		3/1/2014	2/1/2024		5.16000%	0.00195%	0.00410%	0.06000%	0.00050%	5.09345%
24	Biltmore Apartments		4/5/2014	3/5/2024		4.95000%	0.00195%	0.00410%	0.02000%	0.00050%	4.92345%
25	Sashabaw Meadows MHC		2/5/2014	1/5/2024		5.31000%	0.00195%	0.00410%	0.02000%	0.00050%	5.28345%
26	Madison West Hampton Inn & Suites		3/1/2014	2/1/2024		5.16000%	0.00195%	0.00410%	0.06000%	0.00050%	5.09345%
27	Washington Apartment Portfolio		2/1/2014	1/1/2024		5.32000%	0.00195%	0.00410%	0.06000%	0.00050%	5.25345%
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place	1/1/2016	2/1/2016	1/1/2024		5.25000%	0.00195%	0.00410%	0.06000%	0.00050%	5.18345%
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3	1/1/2015	2/1/2015	1/1/2024		5.14000%	0.00195%	0.00410%	0.06000%	0.00050%	5.07345%
29.01	Beacon Square Shopping Center
29.02	Grand Haven Shopping Center
29.03	Titleist Club Apartments
30	Route 61 Distribution Center	2/5/2016	3/5/2016	2/5/2024		5.15000%	0.00195%	0.00410%	0.02000%	0.00050%	5.12345%
31	Holiday Inn - Houma, LA		3/1/2014	2/1/2024		5.81000%	0.00195%	0.00410%	0.06000%	0.00050%	5.74345%
32	Holiday Inn Express & Suites - LaPlace		3/1/2014	2/1/2024		5.81000%	0.00195%	0.00410%	0.06000%	0.00050%	5.74345%
33	Boise Spectrum	4/1/2014	5/1/2014	4/1/2024		5.00000%	0.00195%	0.00410%	0.06000%	0.00050%	4.93345%
34	Holiday Inn & Suites Williamsburg		3/1/2014	2/1/2024		5.03400%	0.00195%	0.00410%	0.02000%	0.00050%	5.00745%
35	Crescent Square		4/1/2014	3/1/2024		4.72000%	0.00195%	0.00410%	0.02000%	0.00050%	4.69345%
36	Woodbridge Self Storage	3/1/2024		3/1/2024	3/1/2044	4.83300%	0.00195%	0.00410%	0.02000%	0.00050%	4.80645%
37	Center at Kirby	1/1/2017	2/1/2017	1/1/2024		5.05000%	0.00195%	0.00410%	0.06000%	0.00050%	4.98345%
38	Shodeen Portfolio		2/1/2014	1/1/2024		5.58000%	0.00195%	0.00410%	0.11000%	0.00050%	5.46345%
38.01	The Village at Mill Creek
38.02	One River
38.03	Dodson 1
38.04	Randall 2
38.05	Republic Building
38.06	Focas Building
39	Spirit Grocer Portfolio I	2/1/2019		2/1/2019		4.61000%	0.00195%	0.00410%	0.02000%	0.00050%	4.58345%
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center		4/1/2014	3/1/2024		4.64200%	0.00195%	0.00410%	0.02000%	0.00050%	4.61545%
41	Rancho Niguel		3/1/2014	2/1/2024		4.87700%	0.00195%	0.00410%	0.02000%	0.00050%	4.85045%
42	Stephanie Beltway Plaza		3/1/2014	2/1/2024		5.30000%	0.00195%	0.00410%	0.04000%	0.00050%	5.25345%
43	LA Fitness - West Covina		4/1/2014	3/1/2024		4.89000%	0.00195%	0.00410%	0.02000%	0.00050%	4.86345%
44	Holiday Inn Lakewood, CO		4/1/2014	3/1/2024		5.19600%	0.00195%	0.00410%	0.02000%	0.00050%	5.16945%
45	Budget Store & Lock Portfolio	1/1/2016	2/1/2016	1/1/2024		4.99000%	0.00195%	0.00410%	0.06000%	0.00050%	4.92345%
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street	3/5/2016	4/5/2016	3/5/2024		5.01000%	0.00195%	0.00410%	0.02000%	0.00050%	4.98345%
47	All Storage Lakeridge		3/1/2014	2/1/2024		5.37900%	0.00195%	0.00410%	0.02000%	0.00050%	5.35245%
48	Candlewood Suites Indianapolis		4/1/2014	3/1/2019		5.36000%	0.00195%	0.00410%	0.02000%	0.00050%	5.33345%
49	Holiday Inn Express - Loveland		2/1/2014	1/1/2024		5.50000%	0.00195%	0.00410%	0.11000%	0.00050%	5.38345%
50	Radisson Hotel - Baton Rouge		3/1/2014	2/1/2024		5.81000%	0.00195%	0.00410%	0.06000%	0.00050%	5.74345%
51	Bay Area Self Storage	2/1/2019	3/1/2019	2/1/2024		4.85000%	0.00195%	0.00410%	0.02000%	0.00050%	4.82345%
52	The Atriums at Somerset Bldgs P&Q	3/1/2017	4/1/2017	3/1/2024		4.87000%	0.00195%	0.00410%	0.02000%	0.00050%	4.84345%
53	Comfort Suites - O'Hare		3/1/2014	2/1/2019		4.89000%	0.00195%	0.00410%	0.02000%	0.00050%	4.86345%
54	Sayles Place Apts		4/1/2014	3/1/2019		5.39000%	0.00195%	0.00410%	0.02000%	0.00050%	5.36345%
55	PG County Commercial & Tech Park		4/1/2014	3/1/2024		4.92000%	0.00195%	0.00410%	0.07000%	0.00050%	4.84345%
56	Dunwoody Plaza	3/1/2016	4/1/2016	3/1/2024		4.85700%	0.00195%	0.00410%	0.06000%	0.00050%	4.79045%
57	SecurLock Parker		2/1/2014	1/1/2024		5.16000%	0.00195%	0.00410%	0.06000%	0.00050%	5.09345%
58	Century Plaza		4/1/2014	3/1/2024		5.13100%	0.00195%	0.00410%	0.02000%	0.00050%	5.10445%
59	159 Madison Owners Corp.		3/1/2014	2/1/2024		4.47000%	0.00195%	0.00410%	0.08000%	0.00050%	4.38345%
60	Parkglenn Self Storage		2/1/2014	1/1/2024		5.27000%	0.00195%	0.00410%	0.02000%	0.00050%	5.24345%
61	Fremont City Sports Club		3/1/2014	2/1/2024		5.23000%	0.00195%	0.00410%	0.04000%	0.00050%	5.18345%
62	Highland Hills Estates	2/1/2024		2/1/2024		4.71000%	0.00195%	0.00410%	0.02000%	0.00050%	4.68345%
63	Oaktree Estates MHC		4/5/2014	3/5/2024		5.16000%	0.00195%	0.00410%	0.02000%	0.00050%	5.13345%
64	450 North McClintock		4/1/2014	3/1/2024		5.19000%	0.00195%	0.00410%	0.02000%	0.00050%	5.16345%
65	Cruz Alta Plaza	1/1/2016	2/1/2016	1/1/2024		5.13000%	0.00195%	0.00410%	0.06000%	0.00050%	5.06345%
66	CubeSmart - Sonoma	2/1/2018	3/1/2018	2/1/2024		5.23000%	0.00195%	0.00410%	0.02000%	0.00050%	5.20345%
67	Security Public Storage - San Ramon		2/1/2014	1/1/2024		5.05000%	0.00195%	0.00410%	0.02000%	0.00050%	5.02345%
68	Oates Park Shopping Center		3/1/2014	2/1/2024		5.45600%	0.00195%	0.00410%	0.02000%	0.00050%	5.42945%
69	Irving Shopping Center		3/1/2014	2/1/2024		5.45600%	0.00195%	0.00410%	0.02000%	0.00050%	5.42945%
70	Ridgewood MHC		3/5/2014	2/5/2024		5.09000%	0.00195%	0.00410%	0.02000%	0.00050%	5.06345%
71	Water's Edge MHC		2/1/2014	1/1/2024		5.22000%	0.00195%	0.00410%	0.02000%	0.00050%	5.19345%
72	Oak Park Apartments		4/1/2014	3/1/2024		5.38000%	0.00195%	0.00410%	0.02000%	0.00050%	5.35345%
73	Del Papa MHC		3/1/2014	2/1/2024		5.45000%	0.00195%	0.00410%	0.02000%	0.00050%	5.42345%
74	Salinas Self Storage		2/1/2014	1/1/2024		5.17000%	0.00195%	0.00410%	0.02000%	0.00050%	5.14345%
75	325 East 72nd Street, Inc.		4/1/2014	3/1/2024		4.24000%	0.00195%	0.00410%	0.08000%	0.00050%	4.15345%
76	NB Owners Corp.		3/1/2014	2/1/2024		4.42000%	0.00195%	0.00410%	0.08000%	0.00050%	4.33345%
77	17211 North Freeway	2/1/2017	3/1/2017	2/1/2024		5.64000%	0.00195%	0.00410%	0.02000%	0.00050%	5.61345%
78	280 Station		2/1/2014	1/1/2024		5.40000%	0.00195%	0.00410%	0.02000%	0.00050%	5.37345%
79	Uncle Bob's Self Storage - Curry Ford		2/1/2014	1/1/2021		4.98000%	0.00195%	0.00410%	0.02000%	0.00050%	4.95345%
80	Hillcrest & Chiesa MHCs		3/1/2014	2/1/2024		5.80000%	0.00195%	0.00410%	0.02000%	0.00050%	5.77345%
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments		3/1/2014	2/1/2019		4.70000%	0.00195%	0.00410%	0.02000%	0.00050%	4.67345%
82	Las Brisas MHC		2/1/2014	1/1/2024		5.47000%	0.00195%	0.00410%	0.02000%	0.00050%	5.44345%
83	People's Mini Storage		4/5/2014	3/5/2024		5.84000%	0.00195%	0.00410%	0.02000%	0.00050%	5.81345%
84	Montierra Apartments		4/5/2014	3/5/2024		5.68000%	0.00195%	0.00410%	0.02000%	0.00050%	5.65345%
85	Holiday Air		4/1/2014	3/1/2024		5.49000%	0.00195%	0.00410%	0.02000%	0.00050%	5.46345%
86	Abbott Self Storage North		3/1/2014	2/1/2024		5.16000%	0.00195%	0.00410%	0.05750%	0.00050%	5.09595%
87	HBO Self Storage		4/1/2014	3/1/2024		5.42000%	0.00195%	0.00410%	0.02000%	0.00050%	5.39345%
88	Capitol House Tenants Corp.		3/1/2014	2/1/2024		4.59000%	0.00195%	0.00410%	0.08000%	0.00050%	4.50345%
89	168-176 East 88th Street Corporation		3/1/2014	2/1/2024		4.51000%	0.00195%	0.00410%	0.08000%	0.00050%	4.42345%
90	Western View		4/1/2014	3/1/2024		5.49000%	0.00195%	0.00410%	0.02000%	0.00050%	5.46345%
91	Pennington Place Apartments		4/1/2014	3/1/2024		5.25000%	0.00195%	0.00410%	0.02000%	0.00050%	5.22345%
92	Gracious Estates MHC		2/5/2014	1/5/2024		5.50000%	0.00195%	0.00410%	0.02000%	0.00050%	5.47345%
93	Seven Oaks		4/5/2014	3/5/2024		5.22000%	0.00195%	0.00410%	0.02000%	0.00050%	5.19345%
94	Orange Avenue Self Storage		3/5/2014	2/5/2024		5.34000%	0.00195%	0.00410%	0.02000%	0.00050%	5.31345%
95	2866 Marion Avenue Owners, Inc.		3/1/2014	2/1/2024		4.27000%	0.00195%	0.00410%	0.08000%	0.00050%	4.18345%
96	Montgomery Crossing		4/1/2014	3/1/2024		5.24000%	0.00195%	0.00410%	0.02000%	0.00050%	5.21345%
97	Live Oak MHC		3/5/2014	2/5/2024		5.63000%	0.00195%	0.00410%	0.02000%	0.00050%	5.60345%
98	Western Wagon Mobile Home Park		3/1/2014	2/1/2024		4.92000%	0.00195%	0.00410%	0.02000%	0.00050%	4.89345%
99	231 Park Place Owners Corp.		3/1/2014	2/1/2024		4.63000%	0.00195%	0.00410%	0.08000%	0.00050%	4.54345%

Mortgage Loan Number	Property Name	Interest Accrual Method	Monthly Debt Service Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)
1	Renaissance Chicago Downtown	Actual/360	467,315.13	Interest-only, Amortizing Balloon	Actual/360	84	82	36	34	360	360
2	Life Time Fitness Portfolio	Actual/360	530,619.81	Amortizing Balloon		120	119	0	0	240	239
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio	Actual/360	287,377.33	Interest-only, Amortizing ARD	Actual/360	120	120	60	60	360	360
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace	Actual/360	185,116.67	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360
5	Waltonwood Cary Parkway	Actual/360	174,728.39	Amortizing Balloon		120	120	0	0	360	360
6	Brunswick Square	Actual/360	157,327.08	Amortizing Balloon		120	120	0	0	360	360
7	Prada Waikiki	Actual/360	156,775.41	Amortizing Balloon		120	120	0	0	360	360
8	Charlottesville Apartment Portfolio	Actual/360	157,006.35	Amortizing Balloon		120	120	0	0	360	360
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza	Actual/360	145,539.61	Amortizing Balloon		120	120	0	0	360	360
10	Waltonwood at Lakeside	Actual/360	114,665.51	Amortizing Balloon		120	120	0	0	360	360
11	Seven Hills Portfolio	Actual/360	114,434.41	Amortizing Balloon		120	119	0	0	360	359
11.01	Building I
11.02	Building III
11.03	Building II
12	Shadelands Self-Storage	Actual/360	100,986.45	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360
13	Residence Inn Houston - Katy Mills	Actual/360	111,442.54	Amortizing Balloon		120	120	0	0	240	240
14	Springhill Suites Birmingham	Actual/360	93,276.28	Amortizing Balloon		120	118	0	0	336	334
15	Alcoa Exchange	Actual/360	64,024.38	Interest-only, Balloon	Actual/360	120	119	120	119	0	0
16	Hampton Inn - Key Largo	Actual/360	84,700.16	Amortizing Balloon		120	120	0	0	360	360
17	51st/52nd St. Tenants Corp.	Actual/360	78,168.26	Amortizing Balloon		120	118	0	0	360	358
18	Concourse Village	Actual/360	77,659.83	Amortizing Balloon		120	119	0	0	360	359
19	WP Carey Extra Space Florida Portfolio	Actual/360	77,308.30	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons	Actual/360	72,445.52	Amortizing Balloon		120	119	0	0	360	359
21	Stanford Bridge	Actual/360	72,174.19	Amortizing Balloon		84	84	0	0	360	360
22	Hotel Mazarin	Actual/360	72,141.25	Amortizing Balloon		120	120	0	0	360	360
23	Madison West Homewood Suites	Actual/360	78,549.86	Amortizing Balloon		120	119	0	0	300	299
24	Biltmore Apartments	Actual/360	68,632.15	Amortizing Balloon		120	120	0	0	360	360
25	Sashabaw Meadows MHC	Actual/360	71,503.18	Amortizing Balloon		120	118	0	0	360	358
26	Madison West Hampton Inn & Suites	Actual/360	75,283.14	Amortizing Balloon		120	119	0	0	300	299
27	Washington Apartment Portfolio	Actual/360	70,403.23	Amortizing Balloon		120	118	0	0	360	358
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place	Actual/360	69,163.51	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3	Actual/360	64,140.25	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360
29.01	Beacon Square Shopping Center
29.02	Grand Haven Shopping Center
29.03	Titleist Club Apartments
30	Route 61 Distribution Center	Actual/360	64,103.48	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360
31	Holiday Inn - Houma, LA	Actual/360	73,397.52	Amortizing Balloon		120	119	0	0	300	299
32	Holiday Inn Express & Suites - LaPlace	Actual/360	71,499.31	Amortizing Balloon		120	119	0	0	300	299
33	Boise Spectrum	Actual/360	59,050.38	Interest-only, Amortizing Balloon	Actual/360	121	121	1	1	360	360
34	Holiday Inn & Suites Williamsburg	Actual/360	58,066.63	Amortizing Balloon		120	119	0	0	360	359
35	Crescent Square	Actual/360	55,622.94	Amortizing Balloon		120	120	0	0	360	360
36	Woodbridge Self Storage	Actual/360	43,488.61	Interest-only, ARD	Actual/360	120	120	120	120	0	0
37	Center at Kirby	Actual/360	56,687.56	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360
38	Shodeen Portfolio	Actual/360	59,859.53	Amortizing Balloon		120	118	0	0	360	358
38.01	The Village at Mill Creek
38.02	One River
38.03	Dodson 1
38.04	Randall 2
38.05	Republic Building
38.06	Focas Building
39	Spirit Grocer Portfolio I	Actual/360	38,950.23	Interest-only, Balloon	Actual/360	60	59	60	59	0	0
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center	Actual/360	51,515.74	Amortizing Balloon		120	120	0	0	360	360
41	Rancho Niguel	Actual/360	52,932.96	Amortizing Balloon		120	119	0	0	360	359
42	Stephanie Beltway Plaza	Actual/360	54,142.20	Amortizing Balloon		120	119	0	0	360	359
43	LA Fitness - West Covina	Actual/360	49,036.01	Amortizing Balloon		120	120	0	0	360	360
44	Holiday Inn Lakewood, CO	Actual/360	48,848.88	Amortizing Balloon		120	120	0	0	360	360
45	Budget Store & Lock Portfolio	Actual/360	47,186.54	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street	Actual/360	47,025.38	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360
47	All Storage Lakeridge	Actual/360	48,178.97	Amortizing Balloon		120	119	0	0	360	359
48	Candlewood Suites Indianapolis	Actual/360	49,671.91	Amortizing Balloon		60	60	0	0	300	300
49	Holiday Inn Express - Loveland	Actual/360	49,127.00	Amortizing Balloon		120	118	0	0	300	298
50	Radisson Hotel - Baton Rouge	Actual/360	48,088.03	Amortizing Balloon		120	119	0	0	300	299
51	Bay Area Self Storage	Actual/360	39,576.89	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360
52	The Atriums at Somerset Bldgs P&Q	Actual/360	39,667.86	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360
53	Comfort Suites - O'Hare	Actual/360	38,698.69	Amortizing Balloon		60	59	0	0	360	359
54	Sayles Place Apts	Actual/360	40,665.74	Amortizing Balloon		60	60	0	0	360	360
55	PG County Commercial & Tech Park	Actual/360	37,236.01	Amortizing Balloon		120	120	0	0	360	360
56	Dunwoody Plaza	Actual/360	35,647.84	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360
57	SecurLock Parker	Actual/360	36,898.37	Amortizing Balloon		120	118	0	0	360	358
58	Century Plaza	Actual/360	36,505.37	Amortizing Balloon		120	120	0	0	360	360
59	159 Madison Owners Corp.	Actual/360	32,818.78	Amortizing Balloon		120	119	0	0	360	359
60	Parkglenn Self Storage	Actual/360	34,866.90	Amortizing Balloon		120	118	0	0	360	358
61	Fremont City Sports Club	Actual/360	40,363.64	Amortizing Balloon		120	119	0	0	240	239
62	Highland Hills Estates	Actual/360	21,887.33	Interest-only, Balloon	Actual/360	120	119	120	119	0	0
63	Oaktree Estates MHC	Actual/360	28,425.41	Amortizing Balloon		120	120	0	0	360	360
64	450 North McClintock	Actual/360	28,192.56	Amortizing Balloon		120	120	0	0	360	360
65	Cruz Alta Plaza	Actual/360	27,239.73	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360
66	CubeSmart - Sonoma	Actual/360	26,446.35	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360
67	Security Public Storage - San Ramon	Actual/360	25,914.31	Amortizing Balloon		120	118	0	0	360	358
68	Oates Park Shopping Center	Actual/360	15,286.57	Amortizing Balloon		120	119	0	0	300	299
69	Irving Shopping Center	Actual/360	10,700.60	Amortizing Balloon		120	119	0	0	300	299
70	Ridgewood MHC	Actual/360	21,693.42	Amortizing Balloon		120	119	0	0	360	359
71	Water's Edge MHC	Actual/360	20,913.19	Amortizing Balloon		120	118	0	0	360	358
72	Oak Park Apartments	Actual/360	21,010.61	Amortizing Balloon		120	120	0	0	360	360
73	Del Papa MHC	Actual/360	19,762.96	Amortizing Balloon		120	119	0	0	360	359
74	Salinas Self Storage	Actual/360	20,808.81	Amortizing Balloon		120	118	0	0	300	298
75	325 East 72nd Street, Inc.	Actual/360	16,706.06	Amortizing Balloon		120	120	0	0	360	360
76	NB Owners Corp.	Actual/360	14,892.96	Amortizing Balloon		120	119	0	0	480	479
77	17211 North Freeway	Actual/360	19,027.93	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360
78	280 Station	Actual/360	18,249.75	Amortizing Balloon		120	118	0	0	360	358
79	Uncle Bob's Self Storage - Curry Ford	Actual/360	16,603.60	Amortizing Balloon		84	82	0	0	360	358
80	Hillcrest & Chiesa MHCs	Actual/360	18,963.94	Amortizing Balloon		120	119	0	0	300	299
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments	Actual/360	17,017.36	Amortizing Balloon		60	59	0	0	300	299
82	Las Brisas MHC	Actual/360	16,977.25	Amortizing Balloon		120	118	0	0	360	358
83	People's Mini Storage	Actual/360	17,384.43	Amortizing Balloon		120	120	0	0	360	360
84	Montierra Apartments	Actual/360	18,434.06	Amortizing Balloon		120	120	0	0	300	300
85	Holiday Air	Actual/360	17,484.48	Amortizing Balloon		120	120	0	0	300	300
86	Abbott Self Storage North	Actual/360	14,212.71	Amortizing Balloon		120	119	0	0	360	359
87	HBO Self Storage	Actual/360	14,069.50	Amortizing Balloon		120	120	0	0	360	360
88	Capitol House Tenants Corp.	Actual/360	11,384.11	Amortizing Balloon		120	119	0	0	480	479
89	168-176 East 88th Street Corporation	Actual/360	12,681.99	Amortizing Balloon		120	119	0	0	360	359
90	Western View	Actual/360	14,723.77	Amortizing Balloon		120	120	0	0	300	300
91	Pennington Place Apartments	Actual/360	12,369.36	Amortizing Balloon		120	120	0	0	360	360
92	Gracious Estates MHC	Actual/360	11,710.65	Amortizing Balloon		120	118	0	0	360	358
93	Seven Oaks	Actual/360	11,800.21	Amortizing Balloon		120	120	0	0	300	300
94	Orange Avenue Self Storage	Actual/360	10,368.36	Amortizing Balloon		120	119	0	0	300	299
95	2866 Marion Avenue Owners, Inc.	Actual/360	8,136.34	Amortizing Balloon		120	119	0	0	360	359
96	Montgomery Crossing	Actual/360	7,860.08	Amortizing Balloon		120	120	0	0	360	360
97	Live Oak MHC	Actual/360	7,487.64	Amortizing Balloon		120	119	0	0	360	359
98	Western Wagon Mobile Home Park	Actual/360	6,782.27	Amortizing Balloon		120	119	0	0	360	359
99	231 Park Place Owners Corp.	Actual/360	3,086.63	Amortizing Balloon		120	119	0	0	360	359

Mortgage Loan Number	Property Name	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(5)	Appraised Value ($)(6)	Appraisal Date(6)	Coop - Rental Value(7)	Coop - LTV as Rental(7)	Coop - Unsold Percent(8)	Coop - Sponsor Units(8)
1	Renaissance Chicago Downtown	2	L(26),D(54),O(4)	5	5	139,000,000	12/1/2013
2	Life Time Fitness Portfolio	1	L(24),GRTR 1% or YM(89),O(7)	5	5	134,560,000	Various
2.01	Life Time Fitness - Gilbert					28,900,000	12/6/2013
2.02	Life Time Fitness - Orland Park					28,500,000	12/6/2013
2.03	Life Time Fitness - Centreville					27,000,000	12/7/2013
2.04	Life Time Fitness - South Austin					26,400,000	12/5/2013
2.05	Life Time Fitness - San Antonio					23,760,000	12/5/2013
3	Nordic Cold Storage Portfolio	0	L(24),GRTR 1% or YM(89),O(7)	0	0	83,800,000	1/7/2014
3.01	Nordic - Savannah GA					32,000,000	1/7/2014
3.02	Nordic - Benson					8,900,000	1/7/2014
3.03	Nordic - Lumberton					8,800,000	1/7/2014
3.04	Nordic - Oxford AL					8,000,000	1/7/2014
3.05	Nordic - Charlotte					7,700,000	1/7/2014
3.06	Nordic - Goldsboro					7,400,000	1/7/2014
3.07	Nordic - Forest					7,300,000	1/7/2014
3.08	Nordic - Hattiesburg					3,700,000	1/7/2014
4	Southern Highlands Marketplace	1	L(25),D(91),O(4)	5	5	52,760,000	12/3/2013
5	Waltonwood Cary Parkway	0	L(24),D(93),O(3)	5	5	46,400,000	12/10/2013
6	Brunswick Square	0	L(24),D(89),O(7)	5	5	113,000,000	1/15/2014
7	Prada Waikiki	0	L(24),D(92),O(4)	5	5	45,500,000	12/12/2013
8	Charlottesville Apartment Portfolio	0	L(24),D(92),O(4)	5	5	41,900,000	1/6/2014
8.01	Wertland Street Properties					31,900,000	1/6/2014
8.02	10 University Circle					4,800,000	1/6/2014
8.03	68 University Way					2,700,000	1/6/2014
8.04	324 John Street					2,500,000	1/6/2014
9	Euclid Plaza	0	L(24),D(89),O(7)	5	5	41,000,000	1/15/2014
10	Waltonwood at Lakeside	0	L(24),D(93),O(3)	5	5	31,340,000	12/4/2013
11	Seven Hills Portfolio	1	L(25),D(91),O(4)	5	5	29,900,000	Various
11.01	Building I					13,000,000	10/17/2013
11.02	Building III					10,500,000	11/14/2013
11.03	Building II					6,400,000	10/28/2013
12	Shadelands Self-Storage	0	L(23),GRTR 1% or YM(94),O(3)	0	0	26,500,000	1/24/2014
13	Residence Inn Houston - Katy Mills	0	L(24),D(92),O(4)	5	5	26,600,000	9/19/2013
14	Springhill Suites Birmingham	2	L(26),D(92),O(2)	5	5	23,900,000	12/2/2013
15	Alcoa Exchange	1	L(25),GRTR 1% or YM(91),O(4)	0	0	24,700,000	12/16/2013
16	Hampton Inn - Key Largo	0	L(24),D(92),O(4)	5	5	22,600,000	12/4/2013
17	51st/52nd St. Tenants Corp.	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	96,700,000	11/1/2013	71,200,000	21.7%	17.8%	76
18	Concourse Village	1	L(25),GRTR 1% or YM or D(91),O(4)	5	5	23,000,000	7/7/2013
19	WP Carey Extra Space Florida Portfolio	1	L(25),D(91),O(4)	5	5	21,500,000	Various
19.01	Budget Self Storage					9,700,000	12/17/2013
19.02	Pleasant Hill Self Storage					11,800,000	12/10/2013
20	Wedgewood Commons	1	L(25),GRTR 1% or YM or D(91),O(4)	5	5	23,200,000	7/7/2013
21	Stanford Bridge	0	L(24),D(54),O(6)	5	0	20,000,000	1/15/2014
22	Hotel Mazarin	0	L(24),D(92),O(4)	5	5	21,700,000	11/22/2013
23	Madison West Homewood Suites	1	L(25),D(91),O(4)	5	5	19,500,000	10/31/2013
24	Biltmore Apartments	0	L(24),D(93),O(3)	0	0	20,870,000	12/19/2013
25	Sashabaw Meadows MHC	2	L(26),D(91),O(3)	0	0	17,100,000	11/1/2013
26	Madison West Hampton Inn & Suites	1	L(25),D(91),O(4)	5	5	18,700,000	10/31/2013
27	Washington Apartment Portfolio	2	L(26),D(90),O(4)	5	5	16,875,000	Various
27.01	McKinley Terrace					8,400,000	8/19/2013
27.02	Meadow Park Garden Court					5,600,000	8/19/2013
27.03	Chehalis Manor Apartments					1,625,000	8/19/2013
27.04	Kennewick Garden Court Apartments					1,250,000	8/14/2013
28	The Village at Carolina Place	2	L(26),D(91),O(3)	5	5	17,225,000	11/14/2013
28.01	The Manor Pineville					13,525,000	11/14/2013
28.02	The Dorchester Pineville					3,700,000	11/14/2013
29	Devonshire Portfolio #3	2	L(27),GRTR 1% or YM(89),O(4)	5	5	16,910,000	Various
29.01	Beacon Square Shopping Center					9,550,000	10/23/2013
29.02	Grand Haven Shopping Center					4,020,000	6/6/2013
29.03	Titleist Club Apartments					3,340,000	10/10/2013
30	Route 61 Distribution Center	1	L(25),D(92),O(3)	0	0	17,940,000	12/11/2013
31	Holiday Inn - Houma, LA	1	L(25),D(91),O(4)	5	5	16,600,000	11/14/2013
32	Holiday Inn Express & Suites - LaPlace	1	L(25),D(91),O(4)	5	5	16,200,000	11/13/2013
33	Boise Spectrum	0	L(25),D(92),O(4)	0	0	17,730,000	1/6/2014
34	Holiday Inn & Suites Williamsburg	1	L(25),D(91),O(4)	0	0	16,700,000	12/29/2013
35	Crescent Square	0	L(24),D(92),O(4)	5	5	19,000,000	12/23/2013
36	Woodbridge Self Storage	0	L(48),GRTR 1% or YM(62),O(10)	0	5	16,000,000	12/16/2013
37	Center at Kirby	2	L(26),D(90),O(4)	5	5	15,200,000	10/25/2013
38	Shodeen Portfolio	2	L(26),D(90),O(4)	5	5	14,925,000	Various
38.01	The Village at Mill Creek					4,725,000	8/29/2013
38.02	One River					3,300,000	10/7/2013
38.03	Dodson 1					2,100,000	10/7/2013
38.04	Randall 2					1,800,000	10/7/2013
38.05	Republic Building					1,500,000	10/7/2013
38.06	Focas Building					1,500,000	10/7/2013
39	Spirit Grocer Portfolio I	1	L(25),D(31),O(4)	5	5	18,035,000	Various
39.01	Albertson's - Midland					4,800,000	11/4/2013
39.02	Albertson's - Las Cruces					3,825,000	11/6/2013
39.03	Stater Bros Markets - Lancaster					3,430,000	10/7/2013
39.04	Bag 'N Save - Omaha					3,010,000	11/7/2013
39.05	Albertson's - Boise					2,970,000	11/4/2013
40	4S Village Center	0	L(35),GRTR 1% or YM(81),O(4)	0	5	16,000,000	12/23/2013
41	Rancho Niguel	1	L(35),GRTR 1% or YM(81),O(4)	0	5	15,550,000	12/20/2013
42	Stephanie Beltway Plaza	1	L(25),D(91),O(4)	5	0	17,480,000	10/29/2013
43	LA Fitness - West Covina	0	L(24),D(92),O(4)	5	5	14,800,000	12/16/2013
44	Holiday Inn Lakewood, CO	0	L(24),D(92),O(4)	5	5	13,000,000	1/2/2014
45	Budget Store & Lock Portfolio	2	L(26),D(90),O(4)	5	5	13,170,000	Various
45.01	Bethlehem - Storage					7,680,000	11/14/2013
45.02	Allentown- Storage					5,490,000	11/15/2013
46	914 Hubbard Street	0	L(24),D(93),O(3)	0	0	12,400,000	1/2/2014
47	All Storage Lakeridge	1	L(25),D(91),O(4)	0	0	11,550,000	12/10/2013
48	Candlewood Suites Indianapolis	0	L(24),D(34),O(2)	5	5	13,000,000	1/10/2014
49	Holiday Inn Express - Loveland	2	L(26),D(90),O(4)	5	5	11,100,000	6/7/2013
50	Radisson Hotel - Baton Rouge	1	L(25),D(91),O(4)	5	5	11,100,000	11/14/2013
51	Bay Area Self Storage	1	L(25),D(88),O(7)	5	5	14,500,000	10/28/2013
52	The Atriums at Somerset Bldgs P&Q	0	L(24),D(92),O(4)	5	5	10,150,000	12/23/2013
53	Comfort Suites - O'Hare	1	L(25),D(31),O(4)	0	5	10,600,000	11/26/2013
54	Sayles Place Apts	0	L(24),D(34),O(2)	5	5	9,950,000	1/31/2014
55	PG County Commercial & Tech Park	0	L(24),D(92),O(4)	5	0	11,850,000	12/3/2013
56	Dunwoody Plaza	0	L(24),D(92),O(4)	5	5	9,400,000	1/8/2014
57	SecurLock Parker	2	L(26),D(90),O(4)	5	5	9,000,000	11/6/2013
58	Century Plaza	0	L(24),D(92),O(4)	5	5	9,550,000	12/12/2013
59	159 Madison Owners Corp.	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	73,461,641	1/2/2014	35,000,000	18.5%	0.9%	0
60	Parkglenn Self Storage	2	L(26),D(91),O(3)	0	0	9,380,000	11/5/2013
61	Fremont City Sports Club	1	L(25),D(91),O(4)	5	0	11,100,000	10/24/2013
62	Highland Hills Estates	1	L(25),D(91),O(4)	5	5	11,000,000	12/3/2013
63	Oaktree Estates MHC	0	L(24),D(92)O(4)	0	0	8,200,000	11/14/2013
64	450 North McClintock	0	L(24),D(94),O(2)	5	5	7,800,000	10/1/2013
65	Cruz Alta Plaza	2	L(26),D(89),O(5)	5	5	10,300,000	11/4/2013
66	CubeSmart - Sonoma	1	L(25),D(91),O(4)	5	5	8,520,000	11/19/2013
67	Security Public Storage - San Ramon	2	L(26),GRTR 1% or YM or D(87),O(7)	5	5	7,600,000	10/30/2013
68	Oates Park Shopping Center	1	L(25),D(91),O(4)	0	0	3,850,000	11/24/2013
69	Irving Shopping Center	1	L(25),D(91),O(4)	0	0	2,950,000	11/24/2013
70	Ridgewood MHC	1	L(25),D(92),O(3)	0	0	5,400,000	11/19/2013
71	Water's Edge MHC	2	L(26),GRTR 1% or YM(90),O(4)	5	5	7,300,000	11/20/2013
72	Oak Park Apartments	0	L(24),D(93),O(3)	0	0	5,000,000	11/20/2013
73	Del Papa MHC	1	L(25),D(92),O(3)	0	0	5,300,000	11/15/2013
74	Salinas Self Storage	2	L(26),D(90),O(4)	5	5	6,240,000	10/30/2013
75	325 East 72nd Street, Inc.	0	GRTR 1% or YM(113),1%(3),O(4)	10	10	79,300,000	1/10/2014	26,800,000	12.7%	0.0%	0
76	NB Owners Corp.	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	24,500,000	11/26/2013	15,600,000	21.5%	10.4%	0
77	17211 North Freeway	1	L(25),D(92),O(3)	0	0	6,150,000	11/9/2013
78	280 Station	2	L(26),D(91),O(3)	0	0	5,000,000	8/5/2013
79	Uncle Bob's Self Storage - Curry Ford	2	L(26),D(54),O(4)	5	5	6,550,000	9/17/2013
80	Hillcrest & Chiesa MHCs	1	L(25),D(91),O(4)	0	0	4,750,000	Various
80.01	Chiesa Estates MHC					2,790,000	11/19/2013
80.02	Hillcrest MHC					1,960,000	11/18/2013
81	Pinehurst Apartments	1	L(25),D(31),O(4)	5	5	4,300,000	12/10/2013
82	Las Brisas MHC	2	L(26),D(91),O(3)	0	0	4,610,000	11/9/2013
83	People's Mini Storage	0	L(24),D(93),O(3)	0	0	4,220,000	1/6/2014
84	Montierra Apartments	0	L(24),D(93),O(3)	0	0	4,400,000	9/6/2013
85	Holiday Air	0	L(24),D(93),O(3)	5	5	4,200,000	12/27/2013
86	Abbott Self Storage North	1	L(25),D(88),O(7)	5	5	4,100,000	12/16/2013
87	HBO Self Storage	0	L(24),D(93),O(3)	0	0	3,700,000	11/19/2013
88	Capitol House Tenants Corp.	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	13,100,000	12/17/2013	12,100,000	20.6%	0.0%	0
89	168-176 East 88th Street Corporation	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	31,982,000	12/18/2013	14,400,000	17.3%	0.0%	0
90	Western View	0	L(24),D(93),O(3)	5	5	3,550,000	12/27/2013
91	Pennington Place Apartments	0	L(24),D(92),O(4)	5	5	3,200,000	12/16/2013
92	Gracious Estates MHC	2	L(26),D(91),O(3)	0	0	2,750,000	11/8/2013
93	Seven Oaks	0	L(24),D(93),O(3)	0	0	2,900,000	7/15/2013
94	Orange Avenue Self Storage	1	L(25),D(91),O(4)	0	0	2,700,000	11/18/2013
95	2866 Marion Avenue Owners, Inc.	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	7,860,000	12/13/2013	5,000,000	32.9%	47.0%	0
96	Montgomery Crossing	0	L(24),D(92),O(4)	5	5	3,000,000	11/8/2013
97	Live Oak MHC	1	L(25),GRTR 1% or YM(91),O(4)	0	0	2,500,000	9/5/2013
98	Western Wagon Mobile Home Park	1	L(25),D(91),O(4)	5	5	2,060,000	12/11/2013
99	231 Park Place Owners Corp.	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	7,860,000	12/23/2013	4,600,000	13.0%	12.5%	0

Mortgage Loan Number	Property Name	Coop - Investor Units(8)	Coop - Coop Units(8)	Coop - Sponsor/Investor Carry(8)	Coop - Committed Secondary Debt(11)	U/W NOI DSCR (x)(4)(6)(9)	U/W NCF DSCR (x)(4)(6)(9)	Cut-off Date LTV Ratio(4)(6)(13)	LTV Ratio at Maturity or ARD(4)(6)	Cut-off Date U/W NOI Debt Yield (4)(6)(9)	Cut-off Date U/W NCF Debt Yield (4)(6)(9)
1	Renaissance Chicago Downtown					2.12	1.77	64.7%	60.6%	13.2%	11.0%
2	Life Time Fitness Portfolio					1.68	1.59	59.3%	37.5%	13.4%	12.7%
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio					1.74	1.67	64.4%	59.3%	11.1%	10.6%
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace					1.59	1.49	66.3%	57.2%	10.1%	9.5%
5	Waltonwood Cary Parkway					1.42	1.40	69.0%	57.0%	9.3%	9.1%
6	Brunswick Square					1.64	1.54	68.1%	55.7%	10.3%	9.7%
7	Prada Waikiki					1.55	1.50	65.8%	53.7%	9.7%	9.4%
8	Charlottesville Apartment Portfolio					1.39	1.36	71.0%	58.1%	8.8%	8.6%
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza					1.46	1.36	68.0%	55.5%	9.1%	8.5%
10	Waltonwood at Lakeside					1.40	1.38	67.0%	55.4%	9.2%	9.0%
11	Seven Hills Portfolio					1.52	1.39	69.1%	57.4%	10.1%	9.2%
11.01	Building I
11.02	Building III
11.03	Building II
12	Shadelands Self-Storage					1.45	1.43	72.6%	64.0%	9.1%	9.0%
13	Residence Inn Houston - Katy Mills					1.54	1.40	63.9%	40.2%	12.1%	11.0%
14	Springhill Suites Birmingham					1.60	1.45	68.2%	55.0%	11.0%	9.9%
15	Alcoa Exchange					2.47	2.31	64.0%	64.0%	12.0%	11.2%
16	Hampton Inn - Key Largo					1.79	1.60	69.0%	56.9%	11.7%	10.5%
17	51st/52nd St. Tenants Corp.	0	0	369,686	1,000,000	5.31	5.31	16.0%	12.9%	32.2%	32.2%
18	Concourse Village					1.67	1.53	63.8%	52.3%	10.6%	9.7%
19	WP Carey Extra Space Florida Portfolio					1.59	1.56	67.4%	59.6%	10.2%	10.0%
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons					1.59	1.44	59.0%	48.4%	10.1%	9.2%
21	Stanford Bridge					1.72	1.53	67.5%	59.7%	11.0%	9.8%
22	Hotel Mazarin					2.03	1.71	62.2%	51.1%	13.0%	11.0%
23	Madison West Homewood Suites					1.76	1.59	67.7%	51.0%	12.5%	11.4%
24	Biltmore Apartments					1.36	1.31	61.6%	50.6%	8.7%	8.4%
25	Sashabaw Meadows MHC					1.45	1.42	75.0%	62.4%	9.7%	9.5%
26	Madison West Hampton Inn & Suites					1.95	1.76	67.7%	51.0%	13.9%	12.6%
27	Washington Apartment Portfolio					1.37	1.30	74.8%	62.3%	9.2%	8.7%
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place					1.38	1.32	72.7%	63.3%	9.1%	8.7%
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3					1.68	1.47	69.5%	58.9%	11.0%	9.6%
29.01	Beacon Square Shopping Center
29.02	Grand Haven Shopping Center
29.03	Titleist Club Apartments
30	Route 61 Distribution Center					1.58	1.40	65.4%	56.8%	10.4%	9.2%
31	Holiday Inn - Houma, LA					1.63	1.44	69.8%	53.7%	12.4%	11.0%
32	Holiday Inn Express & Suites - LaPlace					1.60	1.45	69.6%	53.6%	12.2%	11.0%
33	Boise Spectrum					1.62	1.49	62.0%	51.0%	10.5%	9.6%
34	Holiday Inn & Suites Williamsburg					1.88	1.70	64.4%	53.1%	12.2%	11.0%
35	Crescent Square					1.58	1.46	56.3%	45.9%	9.8%	9.1%
36	Woodbridge Self Storage					2.09	2.07	66.6%	66.6%	10.3%	10.1%
37	Center at Kirby					1.69	1.55	69.1%	61.2%	11.0%	10.0%
38	Shodeen Portfolio					1.51	1.34	69.9%	58.6%	10.4%	9.2%
38.01	The Village at Mill Creek
38.02	One River
38.03	Dodson 1
38.04	Randall 2
38.05	Republic Building
38.06	Focas Building
39	Spirit Grocer Portfolio I					2.93	2.59	55.4%	55.4%	13.7%	12.1%
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center					1.58	1.52	62.5%	50.8%	9.8%	9.4%
41	Rancho Niguel					1.46	1.37	64.2%	52.6%	9.3%	8.7%
42	Stephanie Beltway Plaza					1.62	1.51	55.7%	46.3%	10.8%	10.1%
43	LA Fitness - West Covina					1.48	1.39	62.5%	51.2%	9.4%	8.8%
44	Holiday Inn Lakewood, CO					2.04	1.68	68.5%	56.7%	13.4%	11.0%
45	Budget Store & Lock Portfolio					1.73	1.69	66.8%	57.8%	11.1%	10.9%
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street					1.35	1.33	70.6%	61.1%	8.7%	8.6%
47	All Storage Lakeridge					1.49	1.46	74.4%	61.9%	10.0%	9.9%
48	Candlewood Suites Indianapolis					1.77	1.54	63.1%	56.5%	12.9%	11.2%
49	Holiday Inn Express - Loveland					1.84	1.65	71.8%	54.8%	13.6%	12.2%
50	Radisson Hotel - Baton Rouge					1.60	1.43	68.3%	52.7%	12.2%	10.9%
51	Bay Area Self Storage					1.55	1.52	51.7%	47.6%	9.8%	9.7%
52	The Atriums at Somerset Bldgs P&Q					1.61	1.54	73.9%	65.2%	10.2%	9.7%
53	Comfort Suites - O'Hare					1.82	1.53	68.8%	63.4%	11.6%	9.7%
54	Sayles Place Apts					1.29	1.25	72.9%	67.6%	8.7%	8.4%
55	PG County Commercial & Tech Park					1.84	1.64	59.1%	48.4%	11.7%	10.5%
56	Dunwoody Plaza					1.73	1.58	71.8%	61.9%	11.0%	10.0%
57	SecurLock Parker					1.45	1.42	74.8%	62.0%	9.5%	9.3%
58	Century Plaza					1.80	1.60	70.2%	57.9%	11.8%	10.4%
59	159 Madison Owners Corp.	0	1	NAP	500,000	5.99	5.99	8.8%	7.1%	36.4%	36.4%
60	Parkglenn Self Storage					1.41	1.39	67.0%	55.7%	9.4%	9.3%
61	Fremont City Sports Club					1.40	1.30	53.9%	34.4%	11.3%	10.5%
62	Highland Hills Estates					3.08	3.04	50.0%	50.0%	14.7%	14.5%
63	Oaktree Estates MHC					1.74	1.70	63.4%	52.4%	11.4%	11.2%
64	450 North McClintock					1.48	1.33	65.9%	54.5%	9.7%	8.8%
65	Cruz Alta Plaza					2.33	2.04	48.5%	42.1%	15.2%	13.3%
66	CubeSmart - Sonoma					1.69	1.66	56.3%	51.1%	11.2%	11.0%
67	Security Public Storage - San Ramon					1.48	1.46	63.0%	52.0%	9.6%	9.5%
68	Oates Park Shopping Center					1.81	1.51	62.4%	47.5%	13.3%	11.1%
69	Irving Shopping Center					1.81	1.51	62.4%	47.5%	13.3%	11.1%
70	Ridgewood MHC					1.41	1.39	74.0%	61.1%	9.2%	9.1%
71	Water's Edge MHC					2.16	2.12	51.9%	43.1%	14.3%	14.0%
72	Oak Park Apartments					1.51	1.40	75.0%	62.4%	10.2%	9.4%
73	Del Papa MHC					1.45	1.42	65.9%	55.1%	9.9%	9.6%
74	Salinas Self Storage					1.45	1.40	55.9%	42.2%	10.3%	10.0%
75	325 East 72nd Street, Inc.	0	0	NAP	500,000	9.02	9.02	4.3%	3.4%	53.2%	53.2%
76	NB Owners Corp.	0	13	NAP	500,000	5.68	5.68	13.7%	12.2%	30.3%	30.3%
77	17211 North Freeway					2.07	1.77	53.7%	48.1%	14.3%	12.3%
78	280 Station					1.74	1.56	64.8%	54.1%	11.8%	10.5%
79	Uncle Bob's Self Storage - Curry Ford					1.82	1.77	47.2%	41.9%	11.7%	11.4%
80	Hillcrest & Chiesa MHCs					1.46	1.43	63.0%	48.6%	11.1%	10.8%
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments					1.66	1.56	69.6%	61.7%	11.3%	10.6%
82	Las Brisas MHC					1.61	1.59	64.9%	54.3%	11.0%	10.8%
83	People's Mini Storage					1.47	1.42	69.9%	59.0%	10.4%	10.0%
84	Montierra Apartments					1.44	1.34	67.0%	51.4%	10.8%	10.0%
85	Holiday Air					1.49	1.35	67.9%	51.6%	11.0%	9.9%
86	Abbott Self Storage North					1.59	1.54	63.3%	52.4%	10.5%	10.1%
87	HBO Self Storage					1.45	1.39	67.6%	56.3%	9.8%	9.4%
88	Capitol House Tenants Corp.	0	0	NAP	500,000	6.44	6.44	19.1%	17.1%	35.2%	35.2%
89	168-176 East 88th Street Corporation	0	0	NAP	500,000	5.91	5.91	7.8%	6.3%	36.0%	36.0%
90	Western View					1.49	1.35	67.6%	51.5%	11.0%	9.9%
91	Pennington Place Apartments					1.55	1.50	70.0%	58.0%	10.2%	9.9%
92	Gracious Estates MHC					1.48	1.41	74.8%	62.6%	10.1%	9.6%
93	Seven Oaks					1.48	1.40	68.1%	51.3%	10.6%	10.0%
94	Orange Avenue Self Storage					1.49	1.40	63.4%	48.1%	10.8%	10.2%
95	2866 Marion Avenue Owners, Inc.	31	0	144,712	400,000	3.70	3.70	21.0%	16.8%	21.9%	21.9%
96	Montgomery Crossing					2.24	1.96	47.5%	39.4%	14.8%	13.0%
97	Live Oak MHC					1.60	1.50	51.9%	43.6%	11.0%	10.4%
98	Western Wagon Mobile Home Park					1.95	1.92	61.8%	50.7%	12.4%	12.2%
99	231 Park Place Owners Corp.	2	0	2,074		8.46	8.46	7.6%	6.2%	52.3%	52.3%

Mortgage Loan Number	Property Name	U/W Revenues ($)(9)	U/W Expenses ($)(9)	U/W Net Operating Income ($)(9)	U/W Replacement ($)(9)	U/W TI/LC ($)	U/W Net Cash Flow ($)(9)	Occupancy Rate(10)	Occupancy as-of Date(10)	U/W Hotel ADR	U/W Hotel RevPAR
1	Renaissance Chicago Downtown	49,356,889	37,441,478	11,915,411	0	0	9,941,136	78.0%	10/31/2013	222	173
2	Life Time Fitness Portfolio	11,019,991	330,600	10,689,392	105,334	440,800	10,143,258	100.0%	3/1/2014
2.01	Life Time Fitness - Gilbert	2,342,564	70,277	2,272,287	21,778	93,703	2,156,807	100.0%	3/1/2014
2.02	Life Time Fitness - Orland Park	2,449,044	73,471	2,375,573	21,778	97,962	2,255,833	100.0%	3/1/2014
2.03	Life Time Fitness - Centreville	2,179,105	65,373	2,113,732	18,191	87,164	2,008,377	100.0%	3/1/2014
2.04	Life Time Fitness - South Austin	2,132,635	63,979	2,068,656	21,809	85,305	1,961,542	100.0%	3/1/2014
2.05	Life Time Fitness - San Antonio	1,916,643	57,499	1,859,144	21,778	76,666	1,760,700	100.0%	3/1/2014
3	Nordic Cold Storage Portfolio	6,175,000	185,250	5,989,750	136,096	110,621	5,743,033	100.0%	3/1/2014
3.01	Nordic - Savannah GA	2,357,995	70,740	2,287,255	51,970	42,242	2,193,044	100.0%	3/1/2014
3.02	Nordic - Benson	655,817	19,675	636,143	14,454	11,749	609,940	100.0%	3/1/2014
3.03	Nordic - Lumberton	648,449	19,453	628,995	14,292	11,617	603,087	100.0%	3/1/2014
3.04	Nordic - Oxford AL	589,499	17,685	571,814	12,992	10,560	548,261	100.0%	3/1/2014
3.05	Nordic - Charlotte	567,393	17,022	550,371	12,505	10,164	527,701	100.0%	3/1/2014
3.06	Nordic - Goldsboro	545,286	16,359	528,928	12,018	9,768	507,141	100.0%	3/1/2014
3.07	Nordic - Forest	537,918	16,138	521,780	11,856	9,636	500,288	100.0%	3/1/2014
3.08	Nordic - Hattiesburg	272,643	8,179	264,464	6,009	4,884	253,571	100.0%	3/1/2014
4	Southern Highlands Marketplace	4,632,167	1,094,099	3,538,068	37,682	188,590	3,311,796	87.9%	12/13/2013
5	Waltonwood Cary Parkway	5,955,112	2,988,034	2,967,078	39,900	0	2,927,178	96.2%	1/13/2014
6	Brunswick Square	12,242,344	4,275,457	7,966,887	137,562	356,026	7,473,300	99.2%	1/9/2014
7	Prada Waikiki	3,075,397	167,910	2,907,487	1,460	84,725	2,821,302	100.0%	3/1/2014
8	Charlottesville Apartment Portfolio	3,658,993	1,032,091	2,626,903	62,364	0	2,564,539	100.0%	2/23/2014
8.01	Wertland Street Properties	2,741,788	778,180	1,963,609	37,376	0	1,926,233	100.0%	2/23/2014
8.02	10 University Circle	415,975	111,810	304,165	5,688	0	298,477	100.0%	2/23/2014
8.03	68 University Way	260,048	77,107	182,942	13,040	0	169,902	100.0%	2/23/2014
8.04	324 John Street	241,182	64,994	176,188	6,260	0	169,928	100.0%	2/23/2014
9	Euclid Plaza	3,505,266	956,372	2,548,894	32,541	140,211	2,376,142	95.9%	12/31/2013
10	Waltonwood at Lakeside	4,035,913	2,105,438	1,930,475	36,844	0	1,893,631	89.3%	1/13/2014
11	Seven Hills Portfolio	2,523,237	429,343	2,093,894	22,843	161,939	1,909,112	87.6%	12/20/2013
11.01	Building I	965,286	136,838	828,448	9,138	69,827	749,483	100.0%	12/20/2013
11.02	Building III	1,112,683	198,863	913,820	9,152	56,659	848,010	76.4%	12/20/2013
11.03	Building II	445,267	93,641	351,626	4,553	35,454	311,619	85.1%	12/20/2013
12	Shadelands Self-Storage	2,303,842	546,778	1,757,064	21,028	0	1,736,036	96.3%	1/27/2014
13	Residence Inn Houston - Katy Mills	4,864,914	2,799,876	2,065,038	0	0	1,870,442	81.2%	11/30/2013	131	104
14	Springhill Suites Birmingham	4,326,260	2,535,563	1,790,697	0	0	1,617,647	66.2%	12/31/2013	111	73
15	Alcoa Exchange	2,541,991	641,674	1,900,318	33,623	94,033	1,772,662	99.0%	12/16/2013
16	Hampton Inn - Key Largo	4,684,883	2,866,380	1,818,503	0	0	1,631,108	77.7%	11/30/2013	169	125
17	51st/52nd St. Tenants Corp.	7,951,861	2,973,000	4,978,861	98,000	NAP	4,978,861	95.0%	11/1/2013
18	Concourse Village	2,419,274	866,168	1,553,106	37,809	87,515	1,427,782	99.1%	12/31/2013
19	WP Carey Extra Space Florida Portfolio	2,252,769	779,224	1,473,545	24,498	0	1,449,047	81.5%	Various
19.01	Budget Self Storage	1,042,290	373,247	669,043	11,987	0	657,055	88.6%	12/16/2013
19.02	Pleasant Hill Self Storage	1,210,479	405,977	804,503	12,510	0	791,992	78.3%	12/31/2013
20	Wedgewood Commons	2,131,037	752,762	1,378,276	39,126	85,242	1,253,908	89.9%	2/25/2014
21	Stanford Bridge	2,633,109	1,141,857	1,491,252	33,209	133,452	1,324,590	94.1%	1/13/2014
22	Hotel Mazarin	7,143,456	5,386,147	1,757,309	0	0	1,482,028	74.4%	1/31/2014	198	147
23	Madison West Homewood Suites	3,910,123	2,254,281	1,655,842	0	0	1,499,437	74.6%	10/31/2013	116	86
24	Biltmore Apartments	1,835,894	713,564	1,122,330	39,338	0	1,082,992	94.7%	1/31/2014
25	Sashabaw Meadows MHC	2,061,504	819,942	1,241,562	25,550	0	1,216,012	81.2%	11/21/2013
26	Madison West Hampton Inn & Suites	4,229,117	2,468,252	1,760,865	0	0	1,591,700	70.8%	10/31/2013	122	86
27	Washington Apartment Portfolio	2,100,072	941,468	1,158,604	58,290	0	1,100,314	97.9%	11/1/2013
27.01	McKinley Terrace	1,045,369	468,642	576,727	29,015	0	547,712	98.1%	11/1/2013
27.02	Meadow Park Garden Court	696,913	312,428	384,485	19,344	0	365,141	95.5%	11/1/2013
27.03	Chehalis Manor Apartments	202,229	90,660	111,569	5,613	0	105,956	100.0%	11/1/2013
27.04	Kennewick Garden Court Apartments	155,561	69,738	85,823	4,318	0	81,505	100.0%	11/1/2013
28	The Village at Carolina Place	2,399,810	1,255,832	1,143,978	51,671	0	1,092,307	97.0%	10/22/2013
28.01	The Manor Pineville	1,884,321	986,074	898,247	40,572	0	857,675	91.8%	10/22/2013
28.02	The Dorchester Pineville	515,489	269,758	245,731	11,099	0	234,632	100.0%	10/22/2013
29	Devonshire Portfolio #3	2,024,821	733,303	1,291,518	52,279	108,891	1,130,348	91.3%	Various
29.01	Beacon Square Shopping Center	1,019,627	293,774	725,853	10,277	70,254	645,322	96.7%	12/3/2013
29.02	Grand Haven Shopping Center	467,284	137,265	330,019	16,287	38,637	275,095	84.5%	12/3/2013
29.03	Titleist Club Apartments	537,910	302,264	235,646	25,715	0	209,931	86.9%	12/2/2013
30	Route 61 Distribution Center	1,769,781	554,159	1,215,622	58,829	76,627	1,080,167	99.4%	12/10/2013
31	Holiday Inn - Houma, LA	3,995,484	2,563,968	1,431,516	0	0	1,271,697	81.8%	10/31/2013	121	95
32	Holiday Inn Express & Suites - LaPlace	3,201,642	1,830,499	1,371,143	0	0	1,243,077	70.3%	10/31/2013	135	95
33	Boise Spectrum	1,693,912	544,094	1,149,818	29,406	67,823	1,052,589	90.5%	10/22/2013
34	Holiday Inn & Suites Williamsburg	3,188,761	1,876,359	1,312,401	0	0	1,184,851	67.9%	12/31/2013	114	78
35	Crescent Square	1,547,530	495,507	1,052,022	15,852	64,416	971,754	89.6%	12/31/2013
36	Woodbridge Self Storage	1,427,071	334,292	1,092,779	13,493	0	1,079,286	90.9%	12/17/2013
37	Center at Kirby	1,694,447	542,263	1,152,184	8,276	88,768	1,055,140	100.0%	9/1/2013
38	Shodeen Portfolio	1,799,406	718,082	1,081,324	33,661	86,941	960,722	88.3%	12/6/2013
38.01	The Village at Mill Creek	586,651	267,703	318,948	11,303	11,013	296,632	84.9%	12/6/2013
38.02	One River	393,594	128,096	265,498	9,406	35,877	220,215	94.6%	12/6/2013
38.03	Dodson 1	240,753	85,650	155,103	1,692	12,495	140,916	100.0%	12/6/2013
38.04	Randall 2	190,249	74,820	115,429	2,875	8,836	103,718	76.8%	12/6/2013
38.05	Republic Building	198,203	87,872	110,331	6,183	6,238	97,910	100.0%	12/6/2013
38.06	Focas Building	189,956	73,941	116,015	2,202	12,482	101,331	100.0%	12/6/2013
39	Spirit Grocer Portfolio I	1,413,508	42,405	1,371,102	63,240	99,417	1,208,446	100.0%	3/1/2014
39.01	Albertson's - Midland	369,201	11,076	358,125	15,119	23,768	319,238	100.0%	3/1/2014
39.02	Albertson's - Las Cruces	308,209	9,246	298,963	10,097	15,874	272,992	100.0%	3/1/2014
39.03	Stater Bros Markets - Lancaster	249,495	7,485	242,010	10,848	17,053	214,108	100.0%	3/1/2014
39.04	Bag 'N Save - Omaha	260,122	7,804	252,318	16,646	26,168	209,505	100.0%	3/1/2014
39.05	Albertson's - Boise	226,481	6,794	219,687	10,530	16,554	192,602	100.0%	3/1/2014
40	4S Village Center	1,407,692	429,022	978,671	7,652	32,407	938,612	91.9%	1/1/2014
41	Rancho Niguel	1,216,478	291,970	924,507	7,346	47,022	870,140	92.4%	1/1/2014
42	Stephanie Beltway Plaza	1,326,280	274,129	1,052,151	18,199	53,688	980,264	85.7%	1/17/2014
43	LA Fitness - West Covina	902,085	33,511	868,574	11,250	38,941	818,384	100.0%	3/1/2014
44	Holiday Inn Lakewood, CO	5,318,006	4,122,933	1,195,073	0	0	982,353	67.8%	11/30/2013	85	57
45	Budget Store & Lock Portfolio	1,407,560	429,754	977,806	19,785	0	958,021	81.3%	12/2/2013
45.01	Bethlehem - Storage	820,809	250,608	570,201	11,537	0	558,664	81.4%	12/2/2013
45.02	Allentown- Storage	586,751	179,146	407,605	8,248	0	399,357	81.2%	12/2/2013
46	914 Hubbard Street	950,145	190,839	759,306	8,280	0	751,026	100.0%	1/1/2014
47	All Storage Lakeridge	1,264,696	404,079	860,617	14,273	0	846,344	97.7%	12/3/2013
48	Candlewood Suites Indianapolis	2,990,977	1,936,145	1,054,832	0	0	917,661	70.0%	12/31/2013	85	58
49	Holiday Inn Express - Loveland	2,698,852	1,616,669	1,082,183	0	0	974,229	78.2%	6/30/2013	112	88
50	Radisson Hotel - Baton Rouge	2,490,246	1,566,692	923,554	0	0	823,944	54.5%	10/31/2013	76	41
51	Bay Area Self Storage	1,215,142	476,683	738,459	14,300	0	724,158	88.3%	1/27/2014
52	The Atriums at Somerset Bldgs P&Q	1,491,763	724,990	766,773	36,000	0	730,773	96.5%	12/31/2013
53	Comfort Suites - O'Hare	3,443,534	2,597,032	846,501	0	0	708,760	71.9%	12/31/2013	72	52
54	Sayles Place Apts	975,568	346,939	628,629	18,300	0	610,329	96.7%	1/6/2014
55	PG County Commercial & Tech Park	1,154,925	333,962	820,963	21,824	65,500	733,639	87.8%	2/5/2014
56	Dunwoody Plaza	982,373	240,743	741,630	12,716	52,570	676,344	100.0%	1/31/2014
57	SecurLock Parker	962,208	322,074	640,134	13,058	0	627,076	89.4%	12/5/2013
58	Century Plaza	1,316,437	525,927	790,510	14,795	76,003	699,712	93.7%	1/5/2014
59	159 Madison Owners Corp.	4,504,157	2,143,700	2,360,457	28,000	NAP	2,360,457	95.1%	1/2/2014
60	Parkglenn Self Storage	995,752	406,620	589,132	7,481	0	581,651	94.1%	11/30/2013
61	Fremont City Sports Club	979,688	301,041	678,647	8,886	42,082	627,679	100.0%	3/1/2014
62	Highland Hills Estates	1,309,073	499,560	809,513	9,900	0	799,613	96.0%	1/1/2014
63	Oaktree Estates MHC	1,151,433	558,040	593,393	13,300	0	580,093	90.6%	1/31/2014
64	450 North McClintock	852,178	352,209	499,969	18,610	31,436	449,923	100.0%	12/1/2013
65	Cruz Alta Plaza	1,108,132	345,955	762,177	32,909	61,930	667,338	89.9%	12/2/2013
66	CubeSmart - Sonoma	823,223	286,537	536,686	10,033	0	526,653	93.5%	11/26/2013
67	Security Public Storage - San Ramon	804,153	343,029	461,123	7,156	0	453,967	95.8%	1/15/2014
68	Oates Park Shopping Center	468,156	155,302	312,853	12,714	41,413	258,726	93.9%	11/30/2013
69	Irving Shopping Center	379,433	128,943	250,489	7,960	30,063	212,466	100.0%	11/30/2013
70	Ridgewood MHC	566,189	199,008	367,182	4,850	0	362,332	99.0%	11/1/2013
71	Water's Edge MHC	1,008,866	466,483	542,383	10,380	0	532,003	96.5%	11/21/2013
72	Oak Park Apartments	753,753	372,009	381,744	28,050	0	353,694	97.1%	1/31/2014
73	Del Papa MHC	752,914	408,067	344,847	8,900	0	335,947	98.3%	10/31/2013
74	Salinas Self Storage	648,190	287,280	360,910	10,969	0	349,941	81.7%	12/5/2013
75	325 East 72nd Street, Inc.	3,666,910	1,859,600	1,807,310	21,200	NAP	1,807,310	95.0%	1/10/2014
76	NB Owners Corp.	2,048,470	1,033,276	1,015,194	18,150	NAP	1,015,194	95.0%	11/26/2013
77	17211 North Freeway	618,106	145,250	472,856	21,800	46,598	404,459	100.0%	1/23/2014
78	280 Station	543,858	162,001	381,857	6,429	33,485	341,943	100.0%	12/9/2013
79	Uncle Bob's Self Storage - Curry Ford	708,412	345,609	362,803	10,667	0	352,136	91.0%	10/4/2013
80	Hillcrest & Chiesa MHCs	622,657	291,164	331,493	6,750	0	324,743	89.0%	2/5/2014
80.01	Chiesa Estates MHC	375,766	164,937	210,829	4,050	0	206,779	93.9%	2/5/2014
80.02	Hillcrest MHC	246,891	126,227	120,664	2,700	0	117,964	81.5%	2/5/2014
81	Pinehurst Apartments	699,193	360,796	338,397	19,944	0	318,453	94.4%	12/10/2013
82	Las Brisas MHC	538,052	209,279	328,773	5,450	0	323,323	91.7%	11/26/2013
83	People's Mini Storage	511,189	205,192	305,997	10,793	0	295,204	89.0%	12/27/2013
84	Montierra Apartments	689,150	369,623	319,527	24,000	0	295,527	97.9%	1/23/2014
85	Holiday Air	845,745	532,868	312,877	29,400	0	283,477	100.0%	12/19/2013
86	Abbott Self Storage North	504,853	233,176	271,677	9,375	0	262,302	91.1%	12/31/2013
87	HBO Self Storage	491,492	246,985	244,507	9,304	0	235,204	96.3%	11/2/2013
88	Capitol House Tenants Corp.	1,532,360	653,000	879,360	20,000	NAP	879,360	95.0%	12/17/2013
89	168-176 East 88th Street Corporation	1,721,134	821,500	899,634	13,000	NAP	899,634	95.0%	12/18/2013
90	Western View	643,240	379,411	263,829	25,200	0	238,629	97.6%	11/30/2013
91	Pennington Place Apartments	375,486	145,902	229,584	7,500	0	222,084	96.7%	1/17/2014
92	Gracious Estates MHC	416,847	208,515	208,332	10,065	0	198,267	78.7%	12/11/2013
93	Seven Oaks	373,384	163,355	210,030	11,600	0	198,430	75.4%	2/4/2014
94	Orange Avenue Self Storage	394,374	208,870	185,504	10,770	0	174,734	72.7%	12/31/2013
95	2866 Marion Avenue Owners, Inc.	864,586	503,000	361,586	18,000	NAP	361,586	96.0%	12/13/2013
96	Montgomery Crossing	402,532	191,465	211,067	5,517	20,366	185,184	81.6%	2/1/2014
97	Live Oak MHC	356,231	212,862	143,369	8,900	0	134,469	77.0%	12/31/2013
98	Western Wagon Mobile Home Park	248,424	90,008	158,416	2,500	0	155,916	94.0%	11/30/2013
99	231 Park Place Owners Corp.	428,085	114,900	313,185	3,200	NAP	313,185	95.0%	12/23/2013

Mortgage Loan Number	Property Name	Most Recent Period(12)	Most Recent Revenues ($)(12)	Most Recent Expenses ($)(12)	Most Recent NOI ($)(12)	Most Recent Capital Expenditures(12)	Most Recent NCF ($)(12)	Most Recent Hotel ADR
1	Renaissance Chicago Downtown	TTM 10/31/2013	49,356,889	37,146,348	12,210,541	1,974,294	10,236,247	222
2	Life Time Fitness Portfolio	NAV	NAV	NAV	NAV	NAV	NAV
2.01	Life Time Fitness - Gilbert	NAV	NAV	NAV	NAV	NAV	NAV
2.02	Life Time Fitness - Orland Park	NAV	NAV	NAV	NAV	NAV	NAV
2.03	Life Time Fitness - Centreville	NAV	NAV	NAV	NAV	NAV	NAV
2.04	Life Time Fitness - South Austin	NAV	NAV	NAV	NAV	NAV	NAV
2.05	Life Time Fitness - San Antonio	NAV	NAV	NAV	NAV	NAV	NAV
3	Nordic Cold Storage Portfolio	NAV	NAV	NAV	NAV	NAV	NAV
3.01	Nordic - Savannah GA	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Nordic - Benson	NAV	NAV	NAV	NAV	NAV	NAV
3.03	Nordic - Lumberton	NAV	NAV	NAV	NAV	NAV	NAV
3.04	Nordic - Oxford AL	NAV	NAV	NAV	NAV	NAV	NAV
3.05	Nordic - Charlotte	NAV	NAV	NAV	NAV	NAV	NAV
3.06	Nordic - Goldsboro	NAV	NAV	NAV	NAV	NAV	NAV
3.07	Nordic - Forest	NAV	NAV	NAV	NAV	NAV	NAV
3.08	Nordic - Hattiesburg	NAV	NAV	NAV	NAV	NAV	NAV
4	Southern Highlands Marketplace	TTM 10/31/2013	4,280,881	1,018,341	3,262,540	0	3,262,540
5	Waltonwood Cary Parkway	TTM 11/30/2013	5,869,209	2,861,410	3,007,799	16,784	2,991,015
6	Brunswick Square	TTM 11/30/2013	12,017,059	3,803,702	8,213,357	0	8,213,357
7	Prada Waikiki	Actual 2013	2,374,465	0	2,374,465	0	2,374,465
8	Charlottesville Apartment Portfolio	Actual 2013	2,948,805	666,694	2,282,111	0	2,282,111
8.01	Wertland Street Properties	Actual 2013	1,977,705	449,980	1,527,726	0	1,527,726
8.02	10 University Circle	Actual 2013	455,054	97,030	358,024	0	358,024
8.03	68 University Way	Actual 2013	267,753	68,576	199,177	0	199,177
8.04	324 John Street	Actual 2013	248,292	51,108	197,184	0	197,184
9	Euclid Plaza	Actual 2013	3,453,278	909,878	2,543,400	0	2,543,400
10	Waltonwood at Lakeside	TTM 11/30/2013	3,963,423	2,006,561	1,956,862	34,591	1,922,271
11	Seven Hills Portfolio	Various	225,219	119,079	106,140	0	106,140
11.01	Building I	Actual 2012	127,771	76,773	50,998	0	50,998
11.02	Building III	NAV	NAV	NAV	NAV	NAV	NAV
11.03	Building II	Actual 2012	97,448	42,306	55,142	0	55,142
12	Shadelands Self-Storage	Actual 2013	2,315,677	607,053	1,708,624	0	1,708,624
13	Residence Inn Houston - Katy Mills	TTM 11/30/2013	4,938,118	2,665,404	2,272,714	0	2,272,714	131
14	Springhill Suites Birmingham	Actual 2013	4,326,212	2,516,314	1,809,898	173,048	1,636,850	111
15	Alcoa Exchange	TTM 11/30/2013	2,645,854	618,168	2,027,686	0	2,027,686
16	Hampton Inn - Key Largo	TTM 11/30/2013	4,685,009	2,827,932	1,857,077	102,111	1,754,966	161
17	51st/52nd St. Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
18	Concourse Village	Actual 2012	2,592,899	697,990	1,894,909	0	1,894,909
19	WP Carey Extra Space Florida Portfolio	TTM 11/30/2013	2,228,931	727,717	1,501,214	16,276	1,484,938
19.01	Budget Self Storage	TTM 11/30/2013	1,019,929	362,939	656,990	16,276	640,714
19.02	Pleasant Hill Self Storage	TTM 11/30/2013	1,209,002	364,778	844,224	0	844,224
20	Wedgewood Commons	Actual 2012	2,138,186	673,738	1,464,448	0	1,464,448
21	Stanford Bridge	Actual 2013	2,410,148	997,017	1,413,131	0	1,413,131
22	Hotel Mazarin	TTM 1/31/2014	7,143,456	5,415,000	1,728,456	349,335	1,379,121	198
23	Madison West Homewood Suites	TTM 10/31/2013	3,910,123	2,256,746	1,653,377	0	1,653,377	116
24	Biltmore Apartments	TTM 12/31/2013	1,831,155	669,629	1,161,526	0	1,161,526
25	Sashabaw Meadows MHC	TTM 9/30/2013	2,061,504	723,910	1,337,594	0	1,337,594
26	Madison West Hampton Inn & Suites	TTM 10/31/2013	4,229,116	2,469,470	1,759,646	0	1,759,646	122
27	Washington Apartment Portfolio	TTM 6/30/2013	2,162,635	939,824	1,222,812	0	1,222,812
27.01	McKinley Terrace	TTM 6/30/2013	1,076,512	467,824	608,689	0	608,689
27.02	Meadow Park Garden Court	TTM 6/30/2013	717,674	311,882	405,792	0	405,792
27.03	Chehalis Manor Apartments	TTM 6/30/2013	208,254	90,502	117,752	0	117,752
27.04	Kennewick Garden Court Apartments	TTM 6/30/2013	160,195	69,617	90,579	0	90,579
28	The Village at Carolina Place	TTM 10/31/2013	2,430,953	1,197,740	1,233,213	0	1,233,213
28.01	The Manor Pineville	TTM 10/31/2013	1,908,774	940,461	968,314	0	968,314
28.02	The Dorchester Pineville	TTM 10/31/2013	522,179	257,279	264,899	0	264,899
29	Devonshire Portfolio #3	Actual 2012	2,096,497	668,785	1,427,712	0	1,427,712
29.01	Beacon Square Shopping Center	Actual 2012	1,132,241	274,743	857,498	0	857,498
29.02	Grand Haven Shopping Center	Actual 2012	431,235	135,395	295,840	0	295,840
29.03	Titleist Club Apartments	Actual 2012	533,021	258,647	274,374	0	274,374
30	Route 61 Distribution Center	TTM 10/31/2013	1,332,508	536,983	795,525	0	795,525
31	Holiday Inn - Houma, LA	TTM 10/31/2013	4,108,710	2,533,309	1,575,401	0	1,575,401	120
32	Holiday Inn Express & Suites - LaPlace	TTM 10/31/2013	3,216,321	1,587,678	1,628,643	0	1,628,643	137
33	Boise Spectrum	TTM 11/30/2013	1,370,069	549,705	820,364	0	820,364
34	Holiday Inn & Suites Williamsburg	Actual 2013	3,188,512	1,930,616	1,257,896	0	1,257,896	114
35	Crescent Square	Actual 2013	1,600,312	409,016	1,191,296	0	1,191,296
36	Woodbridge Self Storage	TTM 11/30/2013	1,427,072	317,195	1,109,877	0	1,109,877
37	Center at Kirby	TTM 8/31/2013	1,794,193	1,250,436	543,757	0	543,757
38	Shodeen Portfolio	Various	1,724,166	750,530	973,636	0	973,636
38.01	The Village at Mill Creek	TTM 8/31/2013	535,219	297,436	237,783	0	237,783
38.02	One River	TTM 7/31/2013	292,597	117,627	174,970	0	174,970
38.03	Dodson 1	TTM 7/31/2013	225,999	90,580	135,419	0	135,419
38.04	Randall 2	TTM 7/31/2013	192,717	75,398	117,319	0	117,319
38.05	Republic Building	TTM 7/31/2013	325,743	92,858	232,885	0	232,885
38.06	Focas Building	TTM 7/31/2013	151,891	76,631	75,260	0	75,260
39	Spirit Grocer Portfolio I	NAV	NAV	NAV	NAV	NAV	NAV
39.01	Albertson's - Midland	NAV	NAV	NAV	NAV	NAV	NAV
39.02	Albertson's - Las Cruces	NAV	NAV	NAV	NAV	NAV	NAV
39.03	Stater Bros Markets - Lancaster	NAV	NAV	NAV	NAV	NAV	NAV
39.04	Bag 'N Save - Omaha	NAV	NAV	NAV	NAV	NAV	NAV
39.05	Albertson's - Boise	NAV	NAV	NAV	NAV	NAV	NAV
40	4S Village Center	Actual 2013	1,260,798	413,384	847,414	0	847,414
41	Rancho Niguel	TTM 11/30/2013	1,169,841	283,219	886,622	0	886,622
42	Stephanie Beltway Plaza	Actual 2013	1,279,027	270,174	1,008,853	0	1,008,853
43	LA Fitness - West Covina	NAV	NAV	NAV	NAV	NAV	NAV
44	Holiday Inn Lakewood, CO	TTM 11/30/2013	5,329,491	4,148,318	1,181,173	0	1,181,173	85
45	Budget Store & Lock Portfolio	TTM 9/30/2013	1,407,560	311,500	1,096,060	0	1,096,060
45.01	Bethlehem - Storage	TTM 9/30/2013	820,809	181,649	639,160	0	639,160
45.02	Allentown- Storage	TTM 9/30/2013	586,751	129,851	456,900	0	456,900
46	914 Hubbard Street	TTM 12/31/2013	763,330	133,587	629,743	0	629,743
47	All Storage Lakeridge	TTM 11/30/2013	1,264,696	347,794	916,902	0	916,902
48	Candlewood Suites Indianapolis	Actual 2013	3,102,979	2,060,961	1,042,018	0	1,042,018	85
49	Holiday Inn Express - Loveland	TTM 06/30/2013	2,698,852	1,611,645	1,087,208	0	1,087,208	112
50	Radisson Hotel - Baton Rouge	TTM 10/31/2013	2,485,061	1,601,940	883,121	0	883,121	76
51	Bay Area Self Storage	Actual 2013	853,336	473,390	379,946	0	379,946
52	The Atriums at Somerset Bldgs P&Q	TTM 11/30/2013	1,483,523	676,816	806,707	38,148	768,559
53	Comfort Suites - O'Hare	Actual 2013	3,443,511	2,631,575	811,936	0	811,936	72
54	Sayles Place Apts	Actual 2013	989,362	329,984	659,378	0	659,378
55	PG County Commercial & Tech Park	Actual 2013	1,145,623	332,048	813,574	20,967	792,607
56	Dunwoody Plaza	TTM 11/30/2013	577,862	239,891	337,971	0	337,971
57	SecurLock Parker	TTM 9/30/2013	936,118	305,685	630,433	0	630,433
58	Century Plaza	TTM 11/30/2013	1,283,373	527,568	755,805	0	755,805
59	159 Madison Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
60	Parkglenn Self Storage	TTM 11/30/2013	969,170	372,323	596,847	0	596,847
61	Fremont City Sports Club	NAV	NAV	NAV	NAV	NAV	NAV
62	Highland Hills Estates	Actual 2013	1,335,467	491,738	843,729	0	843,729
63	Oaktree Estates MHC	TTM 12/31/2013	1,151,433	533,519	617,914	0	617,914
64	450 North McClintock	TTM 11/30/2013	732,269	286,214	446,055	0	446,055
65	Cruz Alta Plaza	Actual 2012	1,121,768	346,721	775,047	0	775,047
66	CubeSmart - Sonoma	Actual 2013	872,596	266,866	605,730	0	605,730
67	Security Public Storage - San Ramon	TTM 10/31/2013	847,826	333,337	514,489	1,722	512,767
68	Oates Park Shopping Center	TTM 11/30/2013	492,229	163,327	328,902	0	328,902
69	Irving Shopping Center	TTM 10/31/2013	403,989	153,927	250,062	0	250,062
70	Ridgewood MHC	TTM 11/30/2013	572,531	196,273	376,258	0	376,258
71	Water's Edge MHC	TTM 10/31/2013	965,111	444,310	520,801	0	520,801
72	Oak Park Apartments	TTM 12/31/2013	760,811	361,214	399,598	15,412	384,185
73	Del Papa MHC	TTM 9/30/2013	757,696	385,922	371,774	0	371,774
74	Salinas Self Storage	TTM 11/30/2013	665,471	250,384	415,087	0	415,087
75	325 East 72nd Street, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
76	NB Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
77	17211 North Freeway	TTM 10/31/2013	676,244	152,660	523,584	0	523,584
78	280 Station	TTM 11/30/2013	579,415	167,289	412,126	0	412,126
79	Uncle Bob's Self Storage - Curry Ford	Actual 2013	708,889	308,037	400,852	0	400,852
80	Hillcrest & Chiesa MHCs	TTM 11/30/2013	632,025	273,152	358,873	16,018	342,855
80.01	Chiesa Estates MHC	TTM 11/30/2013	385,134	150,522	234,612	12,313	222,299
80.02	Hillcrest MHC	TTM 11/30/2013	246,891	122,630	124,261	3,705	120,556
81	Pinehurst Apartments	TTM 11/30/2013	692,120	348,868	343,252	19,800	323,452
82	Las Brisas MHC	TTM 9/30/2013	547,871	167,806	380,066	0	380,066
83	People's Mini Storage	TTM 12/31/2013	543,491	170,528	372,963	0	372,963
84	Montierra Apartments	TTM 12/31/2013	705,888	324,486	381,402	24,000	357,402
85	Holiday Air	TTM 11/30/2013	848,222	549,394	298,828	0	298,828
86	Abbott Self Storage North	TTM 11/30/2013	517,364	218,322	299,042	0	299,042
87	HBO Self Storage	TTM 11/30/2013	498,112	196,155	301,957	0	301,957
88	Capitol House Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
89	168-176 East 88th Street Corporation	NAP	NAP	NAP	NAP	NAP	NAP
90	Western View	TTM 11/30/2013	656,693	382,107	274,586	0	274,586
91	Pennington Place Apartments	Actual 2013	271,271	113,656	157,615	0	157,615
92	Gracious Estates MHC	TTM 11/30/2013	411,151	207,139	204,012	0	204,012
93	Seven Oaks	TTM 12/31/2013	373,109	148,356	224,753	0	224,753
94	Orange Avenue Self Storage	TTM 11/30/2013	394,374	193,890	200,484	0	200,484
95	2866 Marion Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
96	Montgomery Crossing	Actual 2013	414,161	210,598	203,564	14,278	189,286
97	Live Oak MHC	TTM 10/31/2013	339,118	192,865	146,253	0	146,253
98	Western Wagon Mobile Home Park	TTM 11/30/2013	242,996	83,956	159,040	0	159,040
99	231 Park Place Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP

Mortgage Loan Number	Property Name	Most Recent Hotel RevPAR	Second Most Recent Period(12)	Second Most Recent Revenues ($)(12)	Second Most Recent Expenses ($)(12)	Second Most Recent NOI ($)(12)	Second Most Recent Capital Expenditures(12)	Second Most Recent NCF ($)(12)
1	Renaissance Chicago Downtown	173	Actual 2012	48,680,790	37,180,390	11,500,400	1,947,232	9,553,168
2	Life Time Fitness Portfolio		NAV	NAV	NAV	NAV	NAV	NAV
2.01	Life Time Fitness - Gilbert		NAV	NAV	NAV	NAV	NAV	NAV
2.02	Life Time Fitness - Orland Park		NAV	NAV	NAV	NAV	NAV	NAV
2.03	Life Time Fitness - Centreville		NAV	NAV	NAV	NAV	NAV	NAV
2.04	Life Time Fitness - South Austin		NAV	NAV	NAV	NAV	NAV	NAV
2.05	Life Time Fitness - San Antonio		NAV	NAV	NAV	NAV	NAV	NAV
3	Nordic Cold Storage Portfolio		NAV	NAV	NAV	NAV	NAV	NAV
3.01	Nordic - Savannah GA		NAV	NAV	NAV	NAV	NAV	NAV
3.02	Nordic - Benson		NAV	NAV	NAV	NAV	NAV	NAV
3.03	Nordic - Lumberton		NAV	NAV	NAV	NAV	NAV	NAV
3.04	Nordic - Oxford AL		NAV	NAV	NAV	NAV	NAV	NAV
3.05	Nordic - Charlotte		NAV	NAV	NAV	NAV	NAV	NAV
3.06	Nordic - Goldsboro		NAV	NAV	NAV	NAV	NAV	NAV
3.07	Nordic - Forest		NAV	NAV	NAV	NAV	NAV	NAV
3.08	Nordic - Hattiesburg		NAV	NAV	NAV	NAV	NAV	NAV
4	Southern Highlands Marketplace		Actual 2012	4,217,767	1,020,993	3,196,774	0	3,196,774
5	Waltonwood Cary Parkway		Actual 2012	4,579,637	2,321,634	2,258,003	9,403	2,248,600
6	Brunswick Square		Actual 2012	11,788,268	4,332,406	7,455,862	0	7,455,862
7	Prada Waikiki		Actual 2012	2,169,488	0	2,169,488	0	2,169,488
8	Charlottesville Apartment Portfolio		Actual 2012	2,481,607	582,600	1,899,007	0	1,899,007
8.01	Wertland Street Properties		Actual 2012	1,536,605	368,814	1,167,791	0	1,167,791
8.02	10 University Circle		Actual 2012	442,078	90,666	351,412	0	351,412
8.03	68 University Way		Actual 2012	259,830	73,379	186,451	0	186,451
8.04	324 John Street		Actual 2012	243,094	49,741	193,353	0	193,353
9	Euclid Plaza		Actual 2012	3,199,376	924,853	2,274,523	0	2,274,523
10	Waltonwood at Lakeside		Actual 2012	3,777,567	2,010,141	1,767,426	24,783	1,742,643
11	Seven Hills Portfolio		NAV	NAV	NAV	NAV	NAV	NAV
11.01	Building I		NAV	NAV	NAV	NAV	NAV	NAV
11.02	Building III		NAV	NAV	NAV	NAV	NAV	NAV
11.03	Building II		NAV	NAV	NAV	NAV	NAV	NAV
12	Shadelands Self-Storage		Actual 2012	2,278,562	559,379	1,719,183	0	1,719,183
13	Residence Inn Houston - Katy Mills	106	Actual 2012	4,398,826	2,518,594	1,880,232	0	1,880,232
14	Springhill Suites Birmingham	73	Actual 2012	4,223,669	2,388,025	1,835,644	168,947	1,666,697
15	Alcoa Exchange		Actual 2012	2,575,097	643,355	1,931,742	0	1,931,742
16	Hampton Inn - Key Largo	125	Actual 2012	3,943,970	2,534,104	1,409,866	336,000	1,073,866
17	51st/52nd St. Tenants Corp.		NAP	NAP	NAP	NAP	NAP	NAP
18	Concourse Village		Actual 2011	2,626,532	795,090	1,831,442	0	1,831,442
19	WP Carey Extra Space Florida Portfolio		Actual 2012	2,053,142	689,366	1,363,776	4,342	1,359,434
19.01	Budget Self Storage		Actual 2012	942,650	338,121	604,529	4,342	600,187
19.02	Pleasant Hill Self Storage		Actual 2012	1,110,492	351,245	759,247	0	759,247
20	Wedgewood Commons		Actual 2011	2,194,803	694,152	1,500,651	0	1,500,651
21	Stanford Bridge		Actual 2012	2,228,054	927,898	1,300,156	0	1,300,156
22	Hotel Mazarin	147	Actual 2013	6,983,392	5,317,718	1,665,674	335,185	1,330,489
23	Madison West Homewood Suites	86	Actual 2012	3,684,417	2,197,715	1,486,702	0	1,486,702
24	Biltmore Apartments		Actual 2012	1,724,551	587,753	1,136,798	0	1,136,798
25	Sashabaw Meadows MHC		Actual 2012	2,102,799	726,554	1,376,245	0	1,376,245
26	Madison West Hampton Inn & Suites	86	Actual 2012	4,043,591	2,431,402	1,612,189	0	1,612,189
27	Washington Apartment Portfolio		Actual 2012	2,144,260	904,895	1,239,366	0	1,239,366
27.01	McKinley Terrace		Actual 2012	1,067,365	450,437	616,929	0	616,929
27.02	Meadow Park Garden Court		Actual 2012	711,577	300,291	411,286	0	411,286
27.03	Chehalis Manor Apartments		Actual 2012	206,484	87,138	119,346	0	119,346
27.04	Kennewick Garden Court Apartments		Actual 2012	158,834	67,029	91,805	0	91,805
28	The Village at Carolina Place		Actual 2012	2,209,299	1,273,741	935,558	0	935,558
28.01	The Manor Pineville		Actual 2012	1,734,733	1,000,136	734,596	0	734,596
28.02	The Dorchester Pineville		Actual 2012	474,566	273,605	200,962	0	200,962
29	Devonshire Portfolio #3		Actual 2011	1,814,209	719,093	1,095,116	0	1,095,116
29.01	Beacon Square Shopping Center		Actual 2011	978,052	272,777	705,275	0	705,275
29.02	Grand Haven Shopping Center		Actual 2011	294,776	158,490	136,286	0	136,286
29.03	Titleist Club Apartments		Actual 2011	541,381	287,826	253,555	0	253,555
30	Route 61 Distribution Center		Actual 2012	1,140,710	482,314	658,396	0	658,396
31	Holiday Inn - Houma, LA	98	Actual 2012	3,899,597	2,451,728	1,447,869	0	1,447,869
32	Holiday Inn Express & Suites - LaPlace	96	Actual 2012	3,146,431	1,523,626	1,622,805	0	1,622,805
33	Boise Spectrum		Actual 2012	1,494,185	640,760	853,425	0	853,425
34	Holiday Inn & Suites Williamsburg	78	Actual 2012	3,131,582	1,872,899	1,258,683	0	1,258,683
35	Crescent Square		Actual 2012	1,580,696	413,506	1,167,190	16,674	1,150,516
36	Woodbridge Self Storage		Actual 2012	1,346,236	366,847	979,389	0	979,389
37	Center at Kirby		Actual 2012	1,771,803	587,868	1,183,935	0	1,183,935
38	Shodeen Portfolio		Actual 2012	1,710,546	707,229	1,003,317	0	1,003,317
38.01	The Village at Mill Creek		Actual 2012	524,845	263,324	261,521	0	261,521
38.02	One River		Actual 2012	268,191	124,600	143,591	0	143,591
38.03	Dodson 1		Actual 2012	212,461	80,346	132,115	0	132,115
38.04	Randall 2		Actual 2012	230,580	72,644	157,936	0	157,936
38.05	Republic Building		Actual 2012	329,279	98,502	230,777	0	230,777
38.06	Focas Building		Actual 2012	145,190	67,813	77,377	0	77,377
39	Spirit Grocer Portfolio I		NAV	NAV	NAV	NAV	NAV	NAV
39.01	Albertson's - Midland		NAV	NAV	NAV	NAV	NAV	NAV
39.02	Albertson's - Las Cruces		NAV	NAV	NAV	NAV	NAV	NAV
39.03	Stater Bros Markets - Lancaster		NAV	NAV	NAV	NAV	NAV	NAV
39.04	Bag 'N Save - Omaha		NAV	NAV	NAV	NAV	NAV	NAV
39.05	Albertson's - Boise		NAV	NAV	NAV	NAV	NAV	NAV
40	4S Village Center		Actual 2012	1,231,516	485,482	746,034	0	746,034
41	Rancho Niguel		Actual 2012	1,241,978	278,334	963,644	0	963,644
42	Stephanie Beltway Plaza		Actual 2012	903,632	251,835	651,797	0	651,797
43	LA Fitness - West Covina		NAV	NAV	NAV	NAV	NAV	NAV
44	Holiday Inn Lakewood, CO	57	Actual 2012	5,081,520	3,982,041	1,099,479	0	1,099,479
45	Budget Store & Lock Portfolio		Actual 2012	1,352,716	332,543	1,020,173	0	1,020,173
45.01	Bethlehem - Storage		Actual 2012	788,828	193,920	594,907	0	594,907
45.02	Allentown- Storage		Actual 2012	563,888	138,623	425,266	0	425,266
46	914 Hubbard Street		Actual 2012	430,503	175,081	255,421	0	255,421
47	All Storage Lakeridge		Actual 2012	1,201,943	375,056	826,887	0	826,887
48	Candlewood Suites Indianapolis	60	Actual 2012	2,929,258	1,872,550	1,056,708	0	1,056,708
49	Holiday Inn Express - Loveland	88	Actual 2012	2,643,270	1,602,646	1,040,624	0	1,040,624
50	Radisson Hotel - Baton Rouge	41	Actual 2012	3,015,510	1,911,984	1,103,526	0	1,103,526
51	Bay Area Self Storage		Annualized 10 12/31/2012	283,807	402,249	-118,442	0	-118,442
52	The Atriums at Somerset Bldgs P&Q		Actual 2012	1,493,047	670,590	822,457	34,535	787,922
53	Comfort Suites - O'Hare	52	Actual 2012	3,351,703	2,534,109	817,594	0	817,594
54	Sayles Place Apts		Actual 2012	946,351	317,466	628,885	0	628,885
55	PG County Commercial & Tech Park		Actual 2012	1,217,487	327,889	889,598	19,705	869,893
56	Dunwoody Plaza		Actual 2012	680,112	232,893	447,219	0	447,219
57	SecurLock Parker		Actual 2012	889,001	316,019	572,982	0	572,982
58	Century Plaza		Actual 2012	1,272,319	555,701	716,618	0	716,618
59	159 Madison Owners Corp.		NAP	NAP	NAP	NAP	NAP	NAP
60	Parkglenn Self Storage		Actual 2012	853,120	340,092	513,028	0	513,028
61	Fremont City Sports Club		NAV	NAV	NAV	NAV	NAV	NAV
62	Highland Hills Estates		Actual 2012	1,315,912	484,572	831,340	0	831,340
63	Oaktree Estates MHC		Actual 2012	1,152,447	542,408	610,039	0	610,039
64	450 North McClintock		Actual 2012	583,745	139,862	443,883	0	443,883
65	Cruz Alta Plaza		Actual 2011	1,195,086	352,280	842,806	0	842,806
66	CubeSmart - Sonoma		Actual 2012	792,418	315,471	476,947	0	476,947
67	Security Public Storage - San Ramon		Actual 2012	814,784	341,206	473,578	22,630	450,948
68	Oates Park Shopping Center		Actual 2012	480,972	162,086	318,886	0	318,886
69	Irving Shopping Center		Actual 2012	405,431	131,785	273,646	0	273,646
70	Ridgewood MHC		Actual 2012	559,974	184,421	375,553	0	375,553
71	Water's Edge MHC		Actual 2012	938,639	532,956	405,683	0	405,683
72	Oak Park Apartments		Actual 2012	635,674	344,794	290,880	445,651	-154,771
73	Del Papa MHC		Actual 2012	703,924	378,256	325,668	0	325,668
74	Salinas Self Storage		Actual 2012	656,062	244,313	411,749	0	411,749
75	325 East 72nd Street, Inc.		NAP	NAP	NAP	NAP	NAP	NAP
76	NB Owners Corp.		NAP	NAP	NAP	NAP	NAP	NAP
77	17211 North Freeway		Actual 2012	657,441	158,566	498,875	0	498,875
78	280 Station		Actual 2012	536,163	152,215	383,948	0	383,948
79	Uncle Bob's Self Storage - Curry Ford		Actual 2012	589,002	266,969	322,033	0	322,033
80	Hillcrest & Chiesa MHCs		Actual 2012	619,886	260,502	359,384	0	359,384
80.01	Chiesa Estates MHC		Actual 2012	373,493	145,048	228,444	0	228,444
80.02	Hillcrest MHC		Actual 2012	246,393	115,453	130,940	0	130,940
81	Pinehurst Apartments		Actual 2012	670,138	351,333	318,805	0	318,805
82	Las Brisas MHC		Actual 2012	529,824	166,627	363,197	0	363,197
83	People's Mini Storage		Actual 2012	480,513	156,510	324,003	0	324,003
84	Montierra Apartments		Actual 2012	679,965	371,246	308,719	0	308,719
85	Holiday Air		Actual 2012	840,737	488,232	352,505	0	352,505
86	Abbott Self Storage North		Actual 2012	453,854	214,324	239,531	0	239,531
87	HBO Self Storage		Actual 2012	428,222	195,929	232,293	0	232,293
88	Capitol House Tenants Corp.		NAP	NAP	NAP	NAP	NAP	NAP
89	168-176 East 88th Street Corporation		NAP	NAP	NAP	NAP	NAP	NAP
90	Western View		Actual 2012	633,752	375,866	257,886	0	257,886
91	Pennington Place Apartments		NAV	NAV	NAV	NAV	NAV	NAV
92	Gracious Estates MHC		Actual 2012	404,738	183,433	221,305	0	221,305
93	Seven Oaks		Actual 2012	369,645	144,719	224,926	0	224,926
94	Orange Avenue Self Storage		Actual 2012	380,859	185,257	195,602	0	195,602
95	2866 Marion Avenue Owners, Inc.		NAP	NAP	NAP	NAP	NAP	NAP
96	Montgomery Crossing		Actual 2012	399,431	186,277	213,154	8,808	204,346
97	Live Oak MHC		Actual 2012	305,501	196,830	108,671	0	108,671
98	Western Wagon Mobile Home Park		Actual 2012	243,340	94,851	148,489	0	148,489
99	231 Park Place Owners Corp.		NAP	NAP	NAP	NAP	NAP	NAP

Mortgage Loan Number	Property Name	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period(12)	Third Most Recent Revenues ($)(12)	Third Most Recent Expenses ($)(12)	Third Most Recent NOI ($)(12)	Third Most Recent Capital Expenditures(12)
1	Renaissance Chicago Downtown	208	163	Actual 2011	44,085,565	34,623,385	9,462,180	1,763,423
2	Life Time Fitness Portfolio			NAV	NAV	NAV	NAV	NAV
2.01	Life Time Fitness - Gilbert			NAV	NAV	NAV	NAV	NAV
2.02	Life Time Fitness - Orland Park			NAV	NAV	NAV	NAV	NAV
2.03	Life Time Fitness - Centreville			NAV	NAV	NAV	NAV	NAV
2.04	Life Time Fitness - South Austin			NAV	NAV	NAV	NAV	NAV
2.05	Life Time Fitness - San Antonio			NAV	NAV	NAV	NAV	NAV
3	Nordic Cold Storage Portfolio			NAV	NAV	NAV	NAV	NAV
3.01	Nordic - Savannah GA			NAV	NAV	NAV	NAV	NAV
3.02	Nordic - Benson			NAV	NAV	NAV	NAV	NAV
3.03	Nordic - Lumberton			NAV	NAV	NAV	NAV	NAV
3.04	Nordic - Oxford AL			NAV	NAV	NAV	NAV	NAV
3.05	Nordic - Charlotte			NAV	NAV	NAV	NAV	NAV
3.06	Nordic - Goldsboro			NAV	NAV	NAV	NAV	NAV
3.07	Nordic - Forest			NAV	NAV	NAV	NAV	NAV
3.08	Nordic - Hattiesburg			NAV	NAV	NAV	NAV	NAV
4	Southern Highlands Marketplace			Actual 2011	3,049,937	1,086,560	1,963,377	0
5	Waltonwood Cary Parkway			Actual 2011	3,246,219	1,847,631	1,398,588	4,717
6	Brunswick Square			Actual 2011	11,605,280	4,266,025	7,339,255	0
7	Prada Waikiki			Actual 2011	2,033,183	0	2,033,183	0
8	Charlottesville Apartment Portfolio			Actual 2011	2,488,743	564,469	1,924,274	0
8.01	Wertland Street Properties			Actual 2011	1,568,642	365,610	1,203,032	0
8.02	10 University Circle			Actual 2011	424,639	93,607	331,032	0
8.03	68 University Way			Actual 2011	254,745	63,058	191,687	0
8.04	324 John Street			Actual 2011	240,717	42,193	198,523	0
9	Euclid Plaza			Actual 2011	3,141,768	875,220	2,266,548	0
10	Waltonwood at Lakeside			Actual 2011	3,850,287	2,044,200	1,806,087	25,284
11	Seven Hills Portfolio			NAV	NAV	NAV	NAV	NAV
11.01	Building I			NAV	NAV	NAV	NAV	NAV
11.02	Building III			NAV	NAV	NAV	NAV	NAV
11.03	Building II			NAV	NAV	NAV	NAV	NAV
12	Shadelands Self-Storage			Actual 2011	2,191,632	600,013	1,591,619	0
13	Residence Inn Houston - Katy Mills	121	94	Actual 2011	3,880,707	2,582,134	1,298,573	0
14	Springhill Suites Birmingham	105	71	Actual 2011	1,002,257	658,155	344,102	40,090
15	Alcoa Exchange			Actual 2011	2,505,078	661,403	1,843,675	0
16	Hampton Inn - Key Largo	147	105	Actual 2011	3,731,095	2,145,479	1,585,616	149,960
17	51st/52nd St. Tenants Corp.			NAP	NAP	NAP	NAP	NAP
18	Concourse Village			Actual 2010	2,657,152	771,905	1,885,247	0
19	WP Carey Extra Space Florida Portfolio			Actual 2011	1,886,998	738,888	1,148,110	3,244
19.01	Budget Self Storage			Actual 2011	857,610	393,875	463,735	3,244
19.02	Pleasant Hill Self Storage			Actual 2011	1,029,388	345,013	684,375	0
20	Wedgewood Commons			Actual 2010	2,212,884	694,793	1,518,091	0
21	Stanford Bridge			Actual 2011	1,889,620	865,865	1,023,755	0
22	Hotel Mazarin	195	144	Actual 2012	5,081,796	4,270,882	810,914	389,247
23	Madison West Homewood Suites	111	81	Actual 2011	3,429,345	2,216,404	1,212,941	0
24	Biltmore Apartments			Actual 2011	1,623,094	568,253	1,054,841	0
25	Sashabaw Meadows MHC			Actual 2011	2,085,174	766,332	1,318,842	0
26	Madison West Hampton Inn & Suites	114	82	Actual 2011	3,729,978	2,358,054	1,371,924	0
27	Washington Apartment Portfolio			Actual 2011	2,116,308	890,961	1,225,347	0
27.01	McKinley Terrace			Actual 2011	1,053,451	443,501	609,951	0
27.02	Meadow Park Garden Court			Actual 2011	702,301	295,667	406,634	0
27.03	Chehalis Manor Apartments			Actual 2011	203,793	85,796	117,996	0
27.04	Kennewick Garden Court Apartments			Actual 2011	156,764	65,997	90,766	0
28	The Village at Carolina Place			Actual 2011	1,924,984	1,204,200	720,784	0
28.01	The Manor Pineville			Actual 2011	1,511,490	945,533	565,957	0
28.02	The Dorchester Pineville			Actual 2011	413,494	258,667	154,827	0
29	Devonshire Portfolio #3			Actual 2010	1,561,220	606,090	955,130	0
29.01	Beacon Square Shopping Center			Actual 2010	1,002,485	293,860	708,625	0
29.02	Grand Haven Shopping Center			NAV	NAV	NAV	NAV	NAV
29.03	Titleist Club Apartments			Actual 2010	558,735	312,230	246,505	0
30	Route 61 Distribution Center			Actual 2011	1,327,008	475,596	851,412	0
31	Holiday Inn - Houma, LA	123	91	Actual 2011	3,727,665	2,464,656	1,263,009	0
32	Holiday Inn Express & Suites - LaPlace	134	94	Actual 2011	2,484,650	1,476,273	1,008,378	0
33	Boise Spectrum			Actual 2011	1,658,542	635,666	1,022,876	0
34	Holiday Inn & Suites Williamsburg	112	77	Actual 2011	2,983,076	1,803,448	1,179,628	0
35	Crescent Square			Actual 2011	1,535,982	412,634	1,123,348	8,908
36	Woodbridge Self Storage			Actual 2011	1,271,087	341,275	929,812	0
37	Center at Kirby			Actual 2011	1,608,551	437,471	1,171,080	0
38	Shodeen Portfolio			Actual 2011	1,668,879	676,896	991,983	0
38.01	The Village at Mill Creek			Actual 2011	505,286	231,800	273,486	0
38.02	One River			Actual 2011	269,348	133,445	135,903	0
38.03	Dodson 1			Actual 2011	202,205	67,804	134,401	0
38.04	Randall 2			Actual 2011	222,271	77,633	144,638	0
38.05	Republic Building			Actual 2011	327,417	97,376	230,041	0
38.06	Focas Building			Actual 2011	142,352	68,838	73,514	0
39	Spirit Grocer Portfolio I			NAV	NAV	NAV	NAV	NAV
39.01	Albertson's - Midland			NAV	NAV	NAV	NAV	NAV
39.02	Albertson's - Las Cruces			NAV	NAV	NAV	NAV	NAV
39.03	Stater Bros Markets - Lancaster			NAV	NAV	NAV	NAV	NAV
39.04	Bag 'N Save - Omaha			NAV	NAV	NAV	NAV	NAV
39.05	Albertson's - Boise			NAV	NAV	NAV	NAV	NAV
40	4S Village Center			Actual 2011	1,199,840	380,427	819,413	0
41	Rancho Niguel			Actual 2011	1,225,302	242,302	983,000	0
42	Stephanie Beltway Plaza			Actual 2011	816,364	263,720	552,644	0
43	LA Fitness - West Covina			NAV	NAV	NAV	NAV	NAV
44	Holiday Inn Lakewood, CO	85	54	Actual 2011	4,675,949	3,865,923	810,026	0
45	Budget Store & Lock Portfolio			Actual 2011	1,294,924	331,874	963,050	0
45.01	Bethlehem - Storage			Actual 2011	755,127	193,530	561,596	0
45.02	Allentown- Storage			Actual 2011	539,797	138,344	401,454	0
46	914 Hubbard Street			Actual 2011	435,762	182,408	253,354	0
47	All Storage Lakeridge			Actual 2011	1,090,478	386,282	704,196	0
48	Candlewood Suites Indianapolis	87	56	Actual 2011	2,747,997	1,825,110	922,887	0
49	Holiday Inn Express - Loveland	109	86	Actual 2011	2,252,195	1,468,805	783,389	0
50	Radisson Hotel - Baton Rouge	89	52	Actual 2011	2,557,160	1,977,324	579,836	0
51	Bay Area Self Storage			NAV	NAV	NAV	NAV	NAV
52	The Atriums at Somerset Bldgs P&Q			Actual 2011	1,409,796	670,027	739,769	45,700
53	Comfort Suites - O'Hare	68	50	Actual 2011	2,552,135	2,070,580	481,555	0
54	Sayles Place Apts			NAV	NAV	NAV	NAV	NAV
55	PG County Commercial & Tech Park			Actual 2011	1,124,394	336,441	787,953	24,744
56	Dunwoody Plaza			Actual 2011	622,744	217,388	405,356	0
57	SecurLock Parker			Actual 2011	798,399	292,720	505,679	0
58	Century Plaza			Actual 2011	1,278,344	559,621	718,723	0
59	159 Madison Owners Corp.			NAP	NAP	NAP	NAP	NAP
60	Parkglenn Self Storage			Actual 2011	710,208	350,996	359,212	0
61	Fremont City Sports Club			NAV	NAV	NAV	NAV	NAV
62	Highland Hills Estates			Actual 2011	1,296,393	491,288	805,105	0
63	Oaktree Estates MHC			Actual 2011	1,156,790	607,854	548,936	0
64	450 North McClintock			Actual 2011	537,340	174,380	362,960	0
65	Cruz Alta Plaza			Actual 2010	1,107,201	283,599	823,602	0
66	CubeSmart - Sonoma			Actual 2011	773,252	287,561	485,691	0
67	Security Public Storage - San Ramon			Actual 2011	772,341	335,937	436,404	2,341
68	Oates Park Shopping Center			Actual 2011	544,672	165,260	379,412	0
69	Irving Shopping Center			Actual 2011	404,147	106,775	297,372	0
70	Ridgewood MHC			Actual 2011	553,196	184,833	368,363	0
71	Water's Edge MHC			Actual 2011	901,484	477,440	424,044	0
72	Oak Park Apartments			Actual 2011	729,381	337,450	391,931	415,276
73	Del Papa MHC			Actual 2011	561,540	372,319	189,221	0
74	Salinas Self Storage			Actual 2011	655,315	248,514	406,802	0
75	325 East 72nd Street, Inc.			NAP	NAP	NAP	NAP	NAP
76	NB Owners Corp.			NAP	NAP	NAP	NAP	NAP
77	17211 North Freeway			Actual 2011	625,305	145,886	479,419	0
78	280 Station			Actual 2011	485,973	163,222	322,751	0
79	Uncle Bob's Self Storage - Curry Ford			Actual 2011	458,013	235,840	222,173	0
80	Hillcrest & Chiesa MHCs			Actual 2011	601,026	279,774	321,252	0
80.01	Chiesa Estates MHC			NAV	NAV	NAV	NAV	NAV
80.02	Hillcrest MHC			NAV	NAV	NAV	NAV	NAV
81	Pinehurst Apartments			Actual 2011	669,776	351,020	318,756	0
82	Las Brisas MHC			Actual 2011	521,289	154,812	366,477	0
83	People's Mini Storage			Actual 2011	470,636	175,131	295,505	0
84	Montierra Apartments			Actual 2011	652,511	294,366	358,145	0
85	Holiday Air			Actual 2011	807,986	500,507	307,479	0
86	Abbott Self Storage North			Actual 2011	495,385	234,510	260,875	0
87	HBO Self Storage			Actual 2011	386,953	177,116	209,838	0
88	Capitol House Tenants Corp.			NAP	NAP	NAP	NAP	NAP
89	168-176 East 88th Street Corporation			NAP	NAP	NAP	NAP	NAP
90	Western View			Actual 2011	637,129	378,919	258,210	0
91	Pennington Place Apartments			NAV	NAV	NAV	NAV	NAV
92	Gracious Estates MHC			Actual 2011	356,802	160,893	195,909	0
93	Seven Oaks			Actual 2011	384,965	140,655	244,310	0
94	Orange Avenue Self Storage			Actual 2011	377,615	184,589	193,026	0
95	2866 Marion Avenue Owners, Inc.			NAP	NAP	NAP	NAP	NAP
96	Montgomery Crossing			Actual 2011	355,655	178,424	177,231	2,468
97	Live Oak MHC			Actual 2011	278,853	159,746	119,107	0
98	Western Wagon Mobile Home Park			Actual 2011	239,778	93,016	146,762	0
99	231 Park Place Owners Corp.			NAP	NAP	NAP	NAP	NAP

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)(12)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(13)(14)(15)(24)	Largest Tenant Sq. Ft.(14) (15)(17)(24)
1	Renaissance Chicago Downtown	7,698,757	203	148	N
2	Life Time Fitness Portfolio	NAV			N	Life Time Fitness	526,671
2.01	Life Time Fitness - Gilbert	NAV			N	Life Time Fitness	108,890
2.02	Life Time Fitness - Orland Park	NAV			N	Life Time Fitness	108,890
2.03	Life Time Fitness - Centreville	NAV			N	Life Time Fitness	90,956
2.04	Life Time Fitness - South Austin	NAV			N	Life Time Fitness	109,045
2.05	Life Time Fitness - San Antonio	NAV			N	Life Time Fitness	108,890
3	Nordic Cold Storage Portfolio	NAV			N	Nordic Cold Storage Holdings II, LLC	907,304
3.01	Nordic - Savannah GA	NAV			N	Nordic Cold Storage Holdings II, LLC	170,268
3.02	Nordic - Benson	NAV			N	Nordic Cold Storage Holdings II, LLC	135,772
3.03	Nordic - Lumberton	NAV			N	Nordic Cold Storage Holdings II, LLC	127,665
3.04	Nordic - Oxford AL	NAV			N	Nordic Cold Storage Holdings II, LLC	110,330
3.05	Nordic - Charlotte	NAV			N	Nordic Cold Storage Holdings II, LLC	100,856
3.06	Nordic - Goldsboro	NAV			N	Nordic Cold Storage Holdings II, LLC	104,197
3.07	Nordic - Forest	NAV			N	Nordic Cold Storage Holdings II, LLC	103,361
3.08	Nordic - Hattiesburg	NAV			N	Nordic Cold Storage Holdings II, LLC	54,855
4	Southern Highlands Marketplace	1,963,377			N	Smith's Food and Drug Centers	58,019
5	Waltonwood Cary Parkway	1,393,871			N
6	Brunswick Square	7,339,255			N	Starplex Cinemas	49,313
7	Prada Waikiki	2,033,183			N	Prada	5,840
8	Charlottesville Apartment Portfolio	1,924,274			N
8.01	Wertland Street Properties	1,203,032			N
8.02	10 University Circle	331,032			N
8.03	68 University Way	191,687			N
8.04	324 John Street	198,523			N
9	Euclid Plaza	2,266,548			N	Tawa Supermarket-99 Ranch Market	36,960
10	Waltonwood at Lakeside	1,780,803			N
11	Seven Hills Portfolio	NAV			N	Various	Various
11.01	Building I	NAV			N	University of Nevada School of Medicine	15,926
11.02	Building III	NAV			N	Americana, LLC	34,950
11.03	Building II	NAV			N	Ear, Nose and Throat Consultants	6,350
12	Shadelands Self-Storage	1,591,619			N
13	Residence Inn Houston - Katy Mills	1,298,573	110	83	N
14	Springhill Suites Birmingham	304,012	96	61	N
15	Alcoa Exchange	1,843,675			N	Best Buy	30,000
16	Hampton Inn - Key Largo	1,435,656	135	100	N
17	51st/52nd St. Tenants Corp.	NAP			NAP
18	Concourse Village	1,885,247			N	Ross Dress 4 Less	30,264
19	WP Carey Extra Space Florida Portfolio	1,144,866			N
19.01	Budget Self Storage	460,491			N
19.02	Pleasant Hill Self Storage	684,375			N
20	Wedgewood Commons	1,518,091			N	Publix Supermarkets	42,112
21	Stanford Bridge	1,023,755			N	Mela Sciences, Inc.	21,657
22	Hotel Mazarin	421,667	181	103	N
23	Madison West Homewood Suites	1,212,941	101	76	N
24	Biltmore Apartments	1,054,841			N
25	Sashabaw Meadows MHC	1,318,842			Y
26	Madison West Hampton Inn & Suites	1,371,924	105	76	N
27	Washington Apartment Portfolio	1,225,347			N
27.01	McKinley Terrace	609,951			N
27.02	Meadow Park Garden Court	406,634			N
27.03	Chehalis Manor Apartments	117,996			N
27.04	Kennewick Garden Court Apartments	90,766			N
28	The Village at Carolina Place	720,784			N
28.01	The Manor Pineville	565,957			N
28.02	The Dorchester Pineville	154,827			N
29	Devonshire Portfolio #3	955,130			N	Various	Various
29.01	Beacon Square Shopping Center	708,625			N	Staples	14,600
29.02	Grand Haven Shopping Center	NAV			N	Dollar Tree	10,880
29.03	Titleist Club Apartments	246,505			N
30	Route 61 Distribution Center	851,412			N	Pratt Inc	114,550
31	Holiday Inn - Houma, LA	1,263,009	120	86	N
32	Holiday Inn Express & Suites - LaPlace	1,008,378	117	74	N
33	Boise Spectrum	1,022,876			N	Regal Entertainment	106,402
34	Holiday Inn & Suites Williamsburg	1,179,628	99	71	N
35	Crescent Square	1,114,440			N	Walgreens, Co	13,905
36	Woodbridge Self Storage	929,812			N
37	Center at Kirby	1,171,080			N	Methodist Urgent Care	16,917
38	Shodeen Portfolio	991,983			N	Various	Various
38.01	The Village at Mill Creek	273,486			N	Mill Creek Market	3,016
38.02	One River	135,903			N	Foote Law Office	5,432
38.03	Dodson 1	134,401			N	Front Street Cantina	3,917
38.04	Randall 2	144,638			N	Taco Fresco	2,000
38.05	Republic Building	230,041			N	Shodeen Group, LLC	6,053
38.06	Focas Building	73,514			N	FOCAS, Inc.	5,137
39	Spirit Grocer Portfolio I	NAV			N	Various	Various
39.01	Albertson's - Midland	NAV			N	Albertson's LLC	60,477
39.02	Albertson's - Las Cruces	NAV			N	Albertson's LLC	40,389
39.03	Stater Bros Markets - Lancaster	NAV			N	Stater Bros. Markets	43,391
39.04	Bag 'N Save - Omaha	NAV			N	Bag 'N Save, Inc.	66,582
39.05	Albertson's - Boise	NAV			N	Albertson's LLC	42,120
40	4S Village Center	819,413			N	Carls Jr. (NEW)	3,900
41	Rancho Niguel	983,000			N	Lenore Sikorski MD	4,531
42	Stephanie Beltway Plaza	552,644			N	Gold's Gym	29,727
43	LA Fitness - West Covina	NAV			N	LA Fitness	45,000
44	Holiday Inn Lakewood, CO	810,026	84	48	N
45	Budget Store & Lock Portfolio	963,050			N
45.01	Bethlehem - Storage	561,596			N
45.02	Allentown- Storage	401,454			N
46	914 Hubbard Street	253,354			N
47	All Storage Lakeridge	704,196			N
48	Candlewood Suites Indianapolis	922,887	69	53	N
49	Holiday Inn Express - Loveland	783,389	102	73	N
50	Radisson Hotel - Baton Rouge	579,836	72	42	N
51	Bay Area Self Storage	NAV			N
52	The Atriums at Somerset Bldgs P&Q	694,069			N
53	Comfort Suites - O'Hare	481,555	70	38	N
54	Sayles Place Apts	NAV			N
55	PG County Commercial & Tech Park	763,209			N	Behe Performance, Inc.	8,916
56	Dunwoody Plaza	405,356			N	Dentistry for Children	14,236
57	SecurLock Parker	505,679			N
58	Century Plaza	718,723			N	Clark,Campbell,Lancaster&Munson,PA	10,421
59	159 Madison Owners Corp.	NAP			NAP
60	Parkglenn Self Storage	359,212			N
61	Fremont City Sports Club	NAV			N	Fitness International, LLC	45,000
62	Highland Hills Estates	805,105			N
63	Oaktree Estates MHC	548,936			N
64	450 North McClintock	362,960			N	CLF of Arizona LLC	47,850
65	Cruz Alta Plaza	823,602			N	Albertson's	52,107
66	CubeSmart - Sonoma	485,691			N
67	Security Public Storage - San Ramon	434,063			N
68	Oates Park Shopping Center	379,412			N	Minyard	34,517
69	Irving Shopping Center	297,372			N	Bravo Ranch Market	23,100
70	Ridgewood MHC	368,363			N
71	Water's Edge MHC	424,044			N
72	Oak Park Apartments	-23,345			N
73	Del Papa MHC	189,221			Y
74	Salinas Self Storage	406,802			N
75	325 East 72nd Street, Inc.	NAP			NAP
76	NB Owners Corp.	NAP			NAP
77	17211 North Freeway	479,419			N	Floor & Décor Outlets of America, Inc.	109,000
78	280 Station	322,751			N	Studio 21 Salon	3,500
79	Uncle Bob's Self Storage - Curry Ford	222,173			N
80	Hillcrest & Chiesa MHCs	321,252			N
80.01	Chiesa Estates MHC	NAV			N
80.02	Hillcrest MHC	NAV			N
81	Pinehurst Apartments	318,756			N
82	Las Brisas MHC	366,477			N
83	People's Mini Storage	295,505			N
84	Montierra Apartments	358,145			N
85	Holiday Air	307,479			N
86	Abbott Self Storage North	260,875			N
87	HBO Self Storage	209,838			N
88	Capitol House Tenants Corp.	NAP			NAP
89	168-176 East 88th Street Corporation	NAP			NAP
90	Western View	258,210			N
91	Pennington Place Apartments	NAV			N
92	Gracious Estates MHC	195,909			N
93	Seven Oaks	244,310			N
94	Orange Avenue Self Storage	193,026			N
95	2866 Marion Avenue Owners, Inc.	NAP			NAP
96	Montgomery Crossing	174,763			N	ARTICLES	2,708
97	Live Oak MHC	119,107			N
98	Western Wagon Mobile Home Park	146,762			N
99	231 Park Place Owners Corp.	NAP			NAP

Mortgage Loan Number	Property Name	Largest Tenant % of NRA(15)(17)(24)	Largest Tenant Exp. Date(15)(17)	2nd Largest Tenant Name(15)	2nd Largest Tenant Sq. Ft.(15)	2nd Largest Tenant % of NRA(15)	2nd Largest Tenant Exp. Date(15)
1	Renaissance Chicago Downtown
2	Life Time Fitness Portfolio	100.0%	1/28/2029
2.01	Life Time Fitness - Gilbert	100.0%	1/28/2029
2.02	Life Time Fitness - Orland Park	100.0%	1/28/2029
2.03	Life Time Fitness - Centreville	100.0%	1/28/2029
2.04	Life Time Fitness - South Austin	100.0%	1/28/2029
2.05	Life Time Fitness - San Antonio	100.0%	1/28/2029
3	Nordic Cold Storage Portfolio	100.0%	12/31/2033
3.01	Nordic - Savannah GA	100.0%	12/31/2033
3.02	Nordic - Benson	100.0%	12/31/2033
3.03	Nordic - Lumberton	100.0%	12/31/2033
3.04	Nordic - Oxford AL	100.0%	12/31/2033
3.05	Nordic - Charlotte	100.0%	12/31/2033
3.06	Nordic - Goldsboro	100.0%	12/31/2033
3.07	Nordic - Forest	100.0%	12/31/2033
3.08	Nordic - Hattiesburg	100.0%	12/31/2033
4	Southern Highlands Marketplace	32.1%	12/31/2023	Ace Hardware	17,808	9.9%	12/31/2021
5	Waltonwood Cary Parkway
6	Brunswick Square	16.8%	5/31/2022	Barnes & Noble	24,833	8.5%	7/31/2019
7	Prada Waikiki	100.0%	12/31/2025
8	Charlottesville Apartment Portfolio
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza	28.4%	12/31/2021	Goodwill	11,600	8.9%	2/28/2021
10	Waltonwood at Lakeside
11	Seven Hills Portfolio	Various	Various	Various	Various	Various	Various
11.01	Building I	34.9%	11/30/2023	Sunset Clinic	7,500	16.4%	1/14/2023
11.02	Building III	76.4%	1/31/2024
11.03	Building II	27.9%	12/25/2022	John B. Siegler, LTD	5,000	22.0%	12/31/2023
12	Shadelands Self-Storage
13	Residence Inn Houston - Katy Mills
14	Springhill Suites Birmingham
15	Alcoa Exchange	22.3%	1/31/2019	Old Navy	15,000	11.2%	10/31/2016
16	Hampton Inn - Key Largo
17	51st/52nd St. Tenants Corp.
18	Concourse Village	22.4%	1/31/2018	TJ Maxx	30,000	22.2%	1/31/2018
19	WP Carey Extra Space Florida Portfolio
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons	28.0%	11/18/2017	Bealls Outlet Stores, Inc.	21,687	14.4%	4/30/2019
21	Stanford Bridge	16.3%	12/31/2016	ISP Optics Corporation	13,250	10.0%	8/31/2020
22	Hotel Mazarin
23	Madison West Homewood Suites
24	Biltmore Apartments
25	Sashabaw Meadows MHC
26	Madison West Hampton Inn & Suites
27	Washington Apartment Portfolio
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3	Various	Various	Various	Various	Various	Various
29.01	Beacon Square Shopping Center	28.4%	11/30/2014	Advance Auto Parts	7,000	13.6%	1/31/2022
29.02	Grand Haven Shopping Center	26.9%	8/31/2016	Doncaster, Inc.	8,178	20.2%	9/20/2018
29.03	Titleist Club Apartments
30	Route 61 Distribution Center	29.2%	4/30/2023	Reitnouer, Inc.	80,504	20.5%	12/31/2017
31	Holiday Inn - Houma, LA
32	Holiday Inn Express & Suites - LaPlace
33	Boise Spectrum	62.3%	11/30/2017	IMAX	9,892	5.8%	12/31/2014
34	Holiday Inn & Suites Williamsburg
35	Crescent Square	26.7%	4/30/2051	Crescent Montessori School	8,500	16.3%	8/30/2016
36	Woodbridge Self Storage
37	Center at Kirby	40.9%	11/1/2015	Corner Bakery	4,225	10.2%	11/30/2018
38	Shodeen Portfolio	Various	Various	Various	Various	Various	Various
38.01	The Village at Mill Creek	7.1%	11/30/2016	Dr. Skidmore	1,384	3.3%	6/30/2023
38.02	One River	24.0%	3/31/2018	Anytime Fitness	5,191	22.9%	3/31/2015
38.03	Dodson 1	46.3%	6/30/2018	The Spice House	2,820	33.3%	5/31/2015
38.04	Randall 2	26.8%	9/30/2016	The UPS Store	1,400	18.8%	11/30/2017
38.05	Republic Building	50.0%	1/31/2024	Shodeen Homes, LLC	3,027	25.0%	1/31/2024
38.06	Focas Building	70.5%	2/28/2015	Streetstyle, Inc.	2,152	29.5%	8/31/2020
39	Spirit Grocer Portfolio I	Various	Various
39.01	Albertson's - Midland	100.0%	1/31/2019
39.02	Albertson's - Las Cruces	100.0%	1/31/2019
39.03	Stater Bros Markets - Lancaster	100.0%	2/28/2019
39.04	Bag 'N Save - Omaha	100.0%	12/31/2017
39.05	Albertson's - Boise	100.0%	12/31/2017
40	4S Village Center	12.7%	8/31/2034	Yoga Six	3,663	12.0%	5/31/2018
41	Rancho Niguel	15.4%	10/31/2016	Michael Kent MD	3,508	11.9%	10/31/2015
42	Stephanie Beltway Plaza	32.7%	12/31/2017	King Putt Family Fun	14,859	16.3%	7/1/2017
43	LA Fitness - West Covina	100.0%	3/31/2034
44	Holiday Inn Lakewood, CO
45	Budget Store & Lock Portfolio
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street
47	All Storage Lakeridge
48	Candlewood Suites Indianapolis
49	Holiday Inn Express - Loveland
50	Radisson Hotel - Baton Rouge
51	Bay Area Self Storage
52	The Atriums at Somerset Bldgs P&Q
53	Comfort Suites - O'Hare
54	Sayles Place Apts
55	PG County Commercial & Tech Park	6.1%	2/28/2022	Ultimate Car Style & Performance	7,290	5.0%	2/28/2016
56	Dunwoody Plaza	28.0%	5/31/2024	Dunwoody Pediatric	10,000	19.7%	12/31/2021
57	SecurLock Parker
58	Century Plaza	14.1%	3/31/2015	RealCo Prop.(Century Realty Funds)	9,718	13.1%	11/30/2015
59	159 Madison Owners Corp.
60	Parkglenn Self Storage
61	Fremont City Sports Club	100.0%	4/30/2028
62	Highland Hills Estates
63	Oaktree Estates MHC
64	450 North McClintock	51.4%	12/31/2023	Southwest Bakery Operations Group, LLC	25,000	26.9%	2/28/2022
65	Cruz Alta Plaza	41.2%	5/31/2015	Beall's Department Store	14,000	11.1%	1/31/2020
66	CubeSmart - Sonoma
67	Security Public Storage - San Ramon
68	Oates Park Shopping Center	54.3%	1/31/2018	Family Dollar	8,270	13.0%	12/31/2018
69	Irving Shopping Center	58.0%	9/30/2019	Family Dollar	7,500	18.8%	12/31/2017
70	Ridgewood MHC
71	Water's Edge MHC
72	Oak Park Apartments
73	Del Papa MHC
74	Salinas Self Storage
75	325 East 72nd Street, Inc.
76	NB Owners Corp.
77	17211 North Freeway	100.0%	11/30/2022
78	280 Station	14.2%	6/30/2015	Vintage Wine Shop	3,456	14.0%	10/31/2018
79	Uncle Bob's Self Storage - Curry Ford
80	Hillcrest & Chiesa MHCs
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments
82	Las Brisas MHC
83	People's Mini Storage
84	Montierra Apartments
85	Holiday Air
86	Abbott Self Storage North
87	HBO Self Storage
88	Capitol House Tenants Corp.
89	168-176 East 88th Street Corporation
90	Western View
91	Pennington Place Apartments
92	Gracious Estates MHC
93	Seven Oaks
94	Orange Avenue Self Storage
95	2866 Marion Avenue Owners, Inc.
96	Montgomery Crossing	12.3%	7/31/2015	Form Cove Mfg Co, Inc.	2,582	11.7%	9/30/2017
97	Live Oak MHC
98	Western Wagon Mobile Home Park
99	231 Park Place Owners Corp.
Mortgage Loan Number	Property Name	3rd Largest Tenant Name(13)(15)	3rd Largest Tenant Sq. Ft.(15)	3rd Largest Tenant % of NRA(15)	3rd Largest Tenant Exp. Date(15)	4th Largest Tenant Name(14)(15)
1	Renaissance Chicago Downtown
2	Life Time Fitness Portfolio
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace	Walgreen Co.	13,650	7.6%	9/16/2079	Fitness 19
5	Waltonwood Cary Parkway
6	Brunswick Square	Old Navy	15,856	5.4%	MTM	Forever 21
7	Prada Waikiki
8	Charlottesville Apartment Portfolio
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza	Daiso California, LLC	7,354	5.6%	12/31/2018	B&H Education (Marinello School of Beauty)
10	Waltonwood at Lakeside
11	Seven Hills Portfolio	Various	Various	Various	Various	Various
11.01	Building I	LV Radiology and LV cardiology	7,500	16.4%	2/28/2023	Sibel Foot, Ankle & Prosthetics
11.02	Building III
11.03	Building II	Optic Gallery	3,534	15.5%	9/17/2022	Vegas Voice Institute
12	Shadelands Self-Storage
13	Residence Inn Houston - Katy Mills
14	Springhill Suites Birmingham
15	Alcoa Exchange	Petco	13,750	10.2%	12/31/2018	Shoe Carnival
16	Hampton Inn - Key Largo
17	51st/52nd St. Tenants Corp.
18	Concourse Village	Office Depot	19,125	14.2%	3/31/2018	Shoe Carnival
19	WP Carey Extra Space Florida Portfolio
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons	Harbor Freight Tools Inc	12,885	8.6%	11/30/2018	Dollar Tree Stores, Inc.
21	Stanford Bridge	Eileen Fisher, Inc.	12,000	9.0%	10/31/2018	Market Vision Studios
22	Hotel Mazarin
23	Madison West Homewood Suites
24	Biltmore Apartments
25	Sashabaw Meadows MHC
26	Madison West Hampton Inn & Suites
27	Washington Apartment Portfolio
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3	Various	Various	Various	Various	Various
29.01	Beacon Square Shopping Center	West Marine	4,933	9.6%	12/31/2016	Hallmark
29.02	Grand Haven Shopping Center	O'Reilly Automotive	6,716	16.6%	1/17/2027	Plainfield Floral
29.03	Titleist Club Apartments
30	Route 61 Distribution Center	SCBT (Landis Logistics)	78,665	20.1%	6/30/2018	Ethosource
31	Holiday Inn - Houma, LA
32	Holiday Inn Express & Suites - LaPlace
33	Boise Spectrum	Toni&Guys Beauty Academy	9,734	5.7%	1/31/2024	On the Border (ground lease)
34	Holiday Inn & Suites Williamsburg
35	Crescent Square	Cathay Bank	3,121	6.0%	7/31/2015	Kalesa Restaurant
36	Woodbridge Self Storage
37	Center at Kirby	Dowling Music	3,540	8.6%	5/15/2014	Krav Maga
38	Shodeen Portfolio	Various	Various	Various	Various	Various
38.01	The Village at Mill Creek	Mill Creek Cleaners	1,310	3.1%	8/31/2016	EllenBe Salon
38.02	One River	Morgan Stanley	4,500	19.9%	5/31/2015	AAA
38.03	Dodson 1	Burning Leaf Cigars	1,721	20.3%	5/31/2018
38.04	Randall 2	Scottrade	1,269	17.0%	2/28/2015	Fox Valley Mathmatics, LLC
38.05	Republic Building	Shodeen Construction Company, LLC	3,027	25.0%	1/31/2024
38.06	Focas Building
39	Spirit Grocer Portfolio I
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center	4S Ranch Gas dba Shell (ground lease)	3,380	11.0%	1/31/2023	Bruce Barnes DVM
41	Rancho Niguel	Edward A. Wagner MD	3,085	10.5%	12/31/2020	Coastal Kids INC
42	Stephanie Beltway Plaza	McGhie's	11,619	12.8%	4/30/2023	Lumber Liquidators
43	LA Fitness - West Covina
44	Holiday Inn Lakewood, CO
45	Budget Store & Lock Portfolio
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street
47	All Storage Lakeridge
48	Candlewood Suites Indianapolis
49	Holiday Inn Express - Loveland
50	Radisson Hotel - Baton Rouge
51	Bay Area Self Storage
52	The Atriums at Somerset Bldgs P&Q
53	Comfort Suites - O'Hare
54	Sayles Place Apts
55	PG County Commercial & Tech Park	Baltimore Lithotripsy Associates, LLC	6,400	4.4%	5/31/2014	Peet's Coffee
56	Dunwoody Plaza	JK Beverage	5,663	11.1%	1/31/2022	El Azteca
57	SecurLock Parker
58	Century Plaza	People Technology	9,500	12.8%	4/30/2017	Saddle Creek Transporation Services
59	159 Madison Owners Corp.
60	Parkglenn Self Storage
61	Fremont City Sports Club
62	Highland Hills Estates
63	Oaktree Estates MHC
64	450 North McClintock	KRN Aviation	15,200	16.3%	4/30/2016	First Cup, LLC
65	Cruz Alta Plaza	Family Dollar	9,451	7.5%	12/31/2018	Taos Lifestyle
66	CubeSmart - Sonoma
67	Security Public Storage - San Ramon
68	Oates Park Shopping Center	Sarah's Beauty Supply	4,550	7.2%	1/31/2018	Express Wash Sub
69	Irving Shopping Center	American Transfers	1,650	4.1%	10/31/2014	A&P Car Wash
70	Ridgewood MHC
71	Water's Edge MHC
72	Oak Park Apartments
73	Del Papa MHC
74	Salinas Self Storage
75	325 East 72nd Street, Inc.
76	NB Owners Corp.
77	17211 North Freeway
78	280 Station	Wild Bird Center of America	2,400	9.7%	12/31/2015	Express Employment Professionals
79	Uncle Bob's Self Storage - Curry Ford
80	Hillcrest & Chiesa MHCs
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments
82	Las Brisas MHC
83	People's Mini Storage
84	Montierra Apartments
85	Holiday Air
86	Abbott Self Storage North
87	HBO Self Storage
88	Capitol House Tenants Corp.
89	168-176 East 88th Street Corporation
90	Western View
91	Pennington Place Apartments
92	Gracious Estates MHC
93	Seven Oaks
94	Orange Avenue Self Storage
95	2866 Marion Avenue Owners, Inc.
96	Montgomery Crossing	Figments Tea Shoppe	2,263	10.3%	6/30/2017	Bond Paint Co.
97	Live Oak MHC
98	Western Wagon Mobile Home Park
99	231 Park Place Owners Corp.

Mortgage Loan Number	Property Name	4th Largest Tenant Sq. Ft.(15)	4th Largest Tenant % of NRA(15)	4th Largest Tenant Exp. Date(15)	5th Largest Tenant Name(15)	5th Largest Tenant Sq. Ft.(15)	5th Largest Tenant % of NRA (15)
1	Renaissance Chicago Downtown
2	Life Time Fitness Portfolio
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace	7,008	3.9%	4/30/2017	Bogart's Bone Appetit	6,004	3.3%
5	Waltonwood Cary Parkway
6	Brunswick Square	12,508	4.3%	1/31/2020	Against All Odds	10,594	3.6%
7	Prada Waikiki
8	Charlottesville Apartment Portfolio
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza	7,328	5.6%	5/31/2020	Honeybee Food Corporation	7,120	5.5%
10	Waltonwood at Lakeside
11	Seven Hills Portfolio	Various	Various	Various	Various	Various	Various
11.01	Building I	6,850	15.0%	7/26/2022	Matt Smith Physical Therapy	4,393	9.6%
11.02	Building III
11.03	Building II	2,493	11.0%	12/22/2017	Titanium Construction	2,000	8.8%
12	Shadelands Self-Storage
13	Residence Inn Houston - Katy Mills
14	Springhill Suites Birmingham
15	Alcoa Exchange	7,500	5.6%	8/31/2016	Kirkland's	6,500	4.8%
16	Hampton Inn - Key Largo
17	51st/52nd St. Tenants Corp.
18	Concourse Village	10,000	7.4%	2/28/2018	Tires Plus	4,750	3.5%
19	WP Carey Extra Space Florida Portfolio
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons	9,738	6.5%	5/31/2019	Tuesday Morning, Inc	8,000	5.3%
21	Stanford Bridge	9,000	6.8%	6/30/2016	House Party, Inc.	7,000	5.3%
22	Hotel Mazarin
23	Madison West Homewood Suites
24	Biltmore Apartments
25	Sashabaw Meadows MHC
26	Madison West Hampton Inn & Suites
27	Washington Apartment Portfolio
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3	Various	Various	Various	Various	Various	Various
29.01	Beacon Square Shopping Center	3,988	7.8%	2/29/2016	Don Luis Mexican Grill	3,300	6.4%
29.02	Grand Haven Shopping Center	2,452	6.1%	9/30/2017	Shoreline Pizza Inc.	1,744	4.3%
29.03	Titleist Club Apartments
30	Route 61 Distribution Center	44,927	11.5%	6/30/2016	IFS Industries	34,456	8.8%
31	Holiday Inn - Houma, LA
32	Holiday Inn Express & Suites - LaPlace
33	Boise Spectrum	8,000	4.7%	12/31/2014	Legends Sport Pub	7,465	4.4%
34	Holiday Inn & Suites Williamsburg
35	Crescent Square	3,076	5.9%	3/31/2017	Happy 8 Healthy Center, Inc.	2,721	5.2%
36	Woodbridge Self Storage
37	Center at Kirby	2,955	7.1%	2/1/2019	Day Spa	2,952	7.1%
38	Shodeen Portfolio	Various	Various	Various	Various	Various	Various
38.01	The Village at Mill Creek	856	2.0%	7/31/2018	Mill Creek Leasing Office	714	1.7%
38.02	One River	2,410	10.7%	3/31/2014	Summers Commercial Realty	2,335	10.3%
38.03	Dodson 1
38.04	Randall 2	956	12.8%	1/31/2018
38.05	Republic Building
38.06	Focas Building
39	Spirit Grocer Portfolio I
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center	2,760	9.0%	1/31/2022	Los Primos Mexican	1,645	5.4%
41	Rancho Niguel	2,123	7.2%	3/31/2016	Simonmed Imaging	1,985	6.8%
42	Stephanie Beltway Plaza	5,541	6.1%	10/15/2017	Gimme Some Sugar, LLC	3,391	3.7%
43	LA Fitness - West Covina
44	Holiday Inn Lakewood, CO
45	Budget Store & Lock Portfolio
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street
47	All Storage Lakeridge
48	Candlewood Suites Indianapolis
49	Holiday Inn Express - Loveland
50	Radisson Hotel - Baton Rouge
51	Bay Area Self Storage
52	The Atriums at Somerset Bldgs P&Q
53	Comfort Suites - O'Hare
54	Sayles Place Apts
55	PG County Commercial & Tech Park	6,400	4.4%	12/31/2018	3 Star Foreign Car Repair, Inc.	6,200	4.3%
56	Dunwoody Plaza	4,041	7.9%	3/31/2016	Village Animal Clinic	3,166	6.2%
57	SecurLock Parker
58	Century Plaza	7,030	9.5%	8/31/2016	Abel A Putnam	5,646	7.6%
59	159 Madison Owners Corp.
60	Parkglenn Self Storage
61	Fremont City Sports Club
62	Highland Hills Estates
63	Oaktree Estates MHC
64	450 North McClintock	5,000	5.4%	4/30/2017
65	Cruz Alta Plaza	8,000	6.3%	7/31/2022	Taos Tack & Supply	5,000	4.0%
66	CubeSmart - Sonoma
67	Security Public Storage - San Ramon
68	Oates Park Shopping Center	3,900	6.1%	11/30/2019	Clean Dental	3,900	6.1%
69	Irving Shopping Center	1,500	3.8%	7/31/2014	Discoteca Video	1,100	2.8%
70	Ridgewood MHC
71	Water's Edge MHC
72	Oak Park Apartments
73	Del Papa MHC
74	Salinas Self Storage
75	325 East 72nd Street, Inc.
76	NB Owners Corp.
77	17211 North Freeway
78	280 Station	2,269	9.2%	8/31/2017	Budget Car Rental	2,050	8.3%
79	Uncle Bob's Self Storage - Curry Ford
80	Hillcrest & Chiesa MHCs
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments
82	Las Brisas MHC
83	People's Mini Storage
84	Montierra Apartments
85	Holiday Air
86	Abbott Self Storage North
87	HBO Self Storage
88	Capitol House Tenants Corp.
89	168-176 East 88th Street Corporation
90	Western View
91	Pennington Place Apartments
92	Gracious Estates MHC
93	Seven Oaks
94	Orange Avenue Self Storage
95	2866 Marion Avenue Owners, Inc.
96	Montgomery Crossing	2,245	10.2%	7/31/2018	Picaflor Day Spa	1,946	8.8%
97	Live Oak MHC
98	Western Wagon Mobile Home Park
99	231 Park Place Owners Corp.

Mortgage Loan Number	Property Name	5th Largest Tenant Exp. Date(15)	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)
1	Renaissance Chicago Downtown		12/2/2013	11/1/2013				N
2	Life Time Fitness Portfolio		12/9/2013	Various				N
2.01	Life Time Fitness - Gilbert		12/9/2013	12/9/2013				N
2.02	Life Time Fitness - Orland Park		12/9/2013	12/9/2013				N
2.03	Life Time Fitness - Centreville		12/9/2013	12/9/2013				N
2.04	Life Time Fitness - South Austin		12/9/2013	12/6/2013				N
2.05	Life Time Fitness - San Antonio		12/9/2013	12/9/2013				N
3	Nordic Cold Storage Portfolio		Various	Various				N
3.01	Nordic - Savannah GA		1/21/2014	11/18/2013				N
3.02	Nordic - Benson		1/21/2014	11/18/2013				N
3.03	Nordic - Lumberton		1/21/2014	11/19/2013				N
3.04	Nordic - Oxford AL		1/20/2014	11/18/2013				N
3.05	Nordic - Charlotte		1/20/2014	11/18/2013				N
3.06	Nordic - Goldsboro		1/21/2014	11/18/2013				N
3.07	Nordic - Forest		1/21/2014	11/19/2013				N
3.08	Nordic - Hattiesburg		1/21/2014	11/19/2013				N
4	Southern Highlands Marketplace	11/30/2016	12/5/2013	12/4/2013				N
5	Waltonwood Cary Parkway		12/4/2013	11/25/2013				N
6	Brunswick Square	8/31/2015	1/23/2014	1/23/2014				N
7	Prada Waikiki		12/13/2013	12/13/2013				N
8	Charlottesville Apartment Portfolio		2/21/2014	Various				N
8.01	Wertland Street Properties		2/21/2014	2/14/2014				N
8.02	10 University Circle		2/21/2014	1/31/2014				N
8.03	68 University Way		2/21/2014	1/31/2014				N
8.04	324 John Street		2/21/2014	2/14/2014				N
9	Euclid Plaza	6/30/2020	1/17/2014	1/17/2014	2/5/2014	12/24/2013	16.0%	N
10	Waltonwood at Lakeside		12/3/2013	12/2/2013				N
11	Seven Hills Portfolio	Various	Various	Various				N
11.01	Building I	7/26/2017	11/5/2013	11/5/2013				N
11.02	Building III		12/23/2013	12/23/2013				N
11.03	Building II	1/31/2023	11/5/2013	11/4/2013				N
12	Shadelands Self-Storage		1/30/2014	1/30/2014		1/30/2014	11.5%	N
13	Residence Inn Houston - Katy Mills		2/19/2014	10/16/2013				N
14	Springhill Suites Birmingham		12/6/2012	12/11/2013				N
15	Alcoa Exchange	1/31/2017	11/12/2013	11/13/2013				N
16	Hampton Inn - Key Largo		12/12/2013	12/12/2013				N
17	51st/52nd St. Tenants Corp.		11/19/2013	11/26/2013				N
18	Concourse Village	8/31/2019	7/31/2013	8/2/2013				N
19	WP Carey Extra Space Florida Portfolio		1/3/2014	Various				N
19.01	Budget Self Storage		1/3/2014	1/13/2014				N
19.02	Pleasant Hill Self Storage		1/3/2014	1/7/2014				N
20	Wedgewood Commons	7/15/2018	7/31/2013	8/2/2013				N
21	Stanford Bridge	3/31/2020	1/23/2014	1/24/2014				N
22	Hotel Mazarin		12/10/2013	12/12/2013				N
23	Madison West Homewood Suites		11/11/2013	11/14/2013				N
24	Biltmore Apartments		12/26/2013	12/26/2013		12/30/2013	21.0%	Y
25	Sashabaw Meadows MHC		11/8/2013	11/6/2013				N
26	Madison West Hampton Inn & Suites		11/12/2013	11/13/2013				N
27	Washington Apartment Portfolio		Various	9/19/2013		Various	Various	N
27.01	McKinley Terrace		9/19/2013	9/19/2013		9/19/2013	8.7%	N
27.02	Meadow Park Garden Court		9/20/2013	9/19/2013		9/20/2013	8.0%	N
27.03	Chehalis Manor Apartments		9/19/2013	9/19/2013		9/19/2013	5.5%	N
27.04	Kennewick Garden Court Apartments		9/19/2013	9/19/2013				N
28	The Village at Carolina Place		11/27/2013	11/26/2013				N
28.01	The Manor Pineville		11/27/2013	11/26/2013				N
28.02	The Dorchester Pineville		11/27/2013	11/26/2013				N
29	Devonshire Portfolio #3	Various	Various	Various				N
29.01	Beacon Square Shopping Center	5/31/2017	11/1/2013	11/1/2013				N
29.02	Grand Haven Shopping Center	2/17/2018	6/25/2013	10/21/2013				N
29.03	Titleist Club Apartments		10/28/2013	10/30/2013				N
30	Route 61 Distribution Center	2/28/2019	12/18/2013	12/18/2013				N
31	Holiday Inn - Houma, LA		11/20/2013	11/21/2013				N
32	Holiday Inn Express & Suites - LaPlace		11/20/2013	11/21/2013				N
33	Boise Spectrum	11/30/2016	1/6/2014	1/6/2014				N
34	Holiday Inn & Suites Williamsburg		1/10/2014	1/9/2014				N
35	Crescent Square	9/30/2014	1/7/2014	1/9/2014		1/7/2014	15.0%	N
36	Woodbridge Self Storage		12/19/2013	12/19/2013		12/19/2013	9.0%	N
37	Center at Kirby	2/23/2019	11/6/2013	11/6/2013				N
38	Shodeen Portfolio	Various	Various	Various	Various			N
38.01	The Village at Mill Creek	3/31/2014	9/3/2013	8/27/2013				N
38.02	One River	6/30/2014	10/11/2013	10/9/2013				N
38.03	Dodson 1		10/10/2013	10/11/2013				N
38.04	Randall 2		10/9/2013	10/11/2013				N
38.05	Republic Building		10/9/2013	11/11/2013	11/11/2013			N
38.06	Focas Building		10/9/2013	10/10/2013				N
39	Spirit Grocer Portfolio I		Various	11/20/2013				N
39.01	Albertson's - Midland		11/25/2013	11/20/2013				N
39.02	Albertson's - Las Cruces		11/25/2013	11/20/2013				N
39.03	Stater Bros Markets - Lancaster		12/9/2013	11/20/2013		12/9/2013	13.0%	N
39.04	Bag 'N Save - Omaha		11/25/2013	11/20/2013				N
39.05	Albertson's - Boise		12/3/2013	11/20/2013				N
40	4S Village Center	5/31/2017	12/16/2013	12/16/2013		12/16/2013	5.0%	N
41	Rancho Niguel	12/31/2015	12/20/2013	12/20/2013		12/20/2013	13.0%	N
42	Stephanie Beltway Plaza	Multiple Leases -- 1,972 square feet expiring 10/22/2016; 1,419 square feet expiring 12/31/2017	11/7/2013	11/7/2013		11/6/2013	4.0%	N
43	LA Fitness - West Covina		12/18/2013	12/18/2013		12/17/2013	11.0%	N
44	Holiday Inn Lakewood, CO		1/2/2014	1/2/2014				N
45	Budget Store & Lock Portfolio		11/13/2013	11/26/2013				N
45.01	Bethlehem - Storage		11/13/2013	11/26/2013				N
45.02	Allentown- Storage		11/13/2013	11/26/2013				N
46	914 Hubbard Street		1/9/2014	5/1/2013				N
47	All Storage Lakeridge		12/13/2013	12/13/2013				N
48	Candlewood Suites Indianapolis		1/13/2014	1/14/2014				N
49	Holiday Inn Express - Loveland		6/17/2013	6/17/2013				N
50	Radisson Hotel - Baton Rouge		11/19/2013	11/19/2013				N
51	Bay Area Self Storage		11/12/2013	11/12/2013		11/12/2013	13.0%	N
52	The Atriums at Somerset Bldgs P&Q		1/3/2014	1/3/2014				N
53	Comfort Suites - O'Hare		11/27/2013	11/27/2013				N
54	Sayles Place Apts		2/5/2014	2/5/2014				N
55	PG County Commercial & Tech Park	MTM	12/9/2013	12/10/2013				N
56	Dunwoody Plaza	11/30/2016	11/5/2013	11/11/2013				N
57	SecurLock Parker		11/13/2013	11/14/2013				N
58	Century Plaza	9/30/2016	12/19/2013	12/19/2013				N
59	159 Madison Owners Corp.		1/6/2014	12/20/2013				N
60	Parkglenn Self Storage		11/12/2013	11/12/2013				N
61	Fremont City Sports Club		11/4/2013	11/4/2013		11/4/2013	13.0%	N
62	Highland Hills Estates		12/6/2013	12/6/2013				N
63	Oaktree Estates MHC		11/25/2013	11/21/2013				N
64	450 North McClintock		9/30/2013	10/15/2013				N
65	Cruz Alta Plaza	11/30/2021	11/12/2013	11/11/2013				N
66	CubeSmart - Sonoma		12/2/2013	12/2/2013		12/1/2013	11.0%	N
67	Security Public Storage - San Ramon		11/8/2013	11/8/2013		11/7/2013	17.0%	N
68	Oates Park Shopping Center	4/30/2021	12/2/2013	12/2/2013				N
69	Irving Shopping Center	6/30/2018	12/2/2013	12/5/2013				N
70	Ridgewood MHC		11/27/2013	11/26/2013				N
71	Water's Edge MHC		11/25/2013	10/31/2013				N
72	Oak Park Apartments		12/2/2013	12/2/2013				N
73	Del Papa MHC		11/22/2013	11/22/2013				N
74	Salinas Self Storage		11/13/2013	7/22/2013		11/13/2013	5.0%	N
75	325 East 72nd Street, Inc.		1/16/2014	1/16/2014				N
76	NB Owners Corp.		11/20/2013	12/4/2013				N
77	17211 North Freeway		12/3/2013	10/17/2013				N
78	280 Station	12/31/2016	8/8/2013	8/8/2013				N
79	Uncle Bob's Self Storage - Curry Ford		10/2/2013	10/2/2013				N
80	Hillcrest & Chiesa MHCs		11/25/2013	Various				N
80.01	Chiesa Estates MHC		11/25/2013	11/26/2013				N
80.02	Hillcrest MHC		11/25/2013	11/25/2013				N
81	Pinehurst Apartments		12/11/2013	12/11/2013				N
82	Las Brisas MHC		11/20/2013	11/20/2013				N
83	People's Mini Storage		1/4/2014	1/6/2014				N
84	Montierra Apartments		11/6/2013	11/6/2013				N
85	Holiday Air		1/2/2014	1/3/2014				N
86	Abbott Self Storage North		12/18/2013	12/17/2013				N
87	HBO Self Storage		11/27/2013	12/2/2013				N
88	Capitol House Tenants Corp.		12/20/2013	12/19/2013				N
89	168-176 East 88th Street Corporation		12/31/2013	12/20/2013				N
90	Western View		12/27/2013	1/2/2014				N
91	Pennington Place Apartments		12/16/2013	12/16/2013				N
92	Gracious Estates MHC		10/21/2013	10/21/2013				N
93	Seven Oaks		7/19/2013	7/19/2013				N
94	Orange Avenue Self Storage		11/19/2013	11/19/2013				N
95	2866 Marion Avenue Owners, Inc.		12/26/2013	12/24/2013				N
96	Montgomery Crossing	8/31/2018	11/11/2013	11/11/2013				N
97	Live Oak MHC		9/24/2013	9/24/2013				N
98	Western Wagon Mobile Home Park		12/13/2013	12/13/2013		12/10/2013	6.0%	N
99	231 Park Place Owners Corp.		1/7/2014	1/6/2014				N

Mortgage Loan Number	Property Name	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
1	Renaissance Chicago Downtown	Y	Acquisition	1,301,722	1,588,159	264,693	Cash
2	Life Time Fitness Portfolio	Y	Refinance	0	0	Springing
2.01	Life Time Fitness - Gilbert	Y
2.02	Life Time Fitness - Orland Park	Y
2.03	Life Time Fitness - Centreville	Y
2.04	Life Time Fitness - South Austin	Y
2.05	Life Time Fitness - San Antonio	Y
3	Nordic Cold Storage Portfolio	Y	Acquisition	1,072,783	0	Springing
3.01	Nordic - Savannah GA	Y
3.02	Nordic - Benson	Y
3.03	Nordic - Lumberton	Y
3.04	Nordic - Oxford AL	Y
3.05	Nordic - Charlotte	Y
3.06	Nordic - Goldsboro	Y
3.07	Nordic - Forest	Y
3.08	Nordic - Hattiesburg	Y
4	Southern Highlands Marketplace	Y	Refinance	0	48,659	24,329	Cash
5	Waltonwood Cary Parkway	Y	Refinance	0	86,039	21,510	Cash
6	Brunswick Square	Y	Refinance	0	0	Springing
7	Prada Waikiki	Y	Refinance	0	0	Springing
8	Charlottesville Apartment Portfolio	Y	Acquisition	52,000	101,608	25,402	Cash
8.01	Wertland Street Properties	Y
8.02	10 University Circle	Y
8.03	68 University Way	Y
8.04	324 John Street	Y
9	Euclid Plaza	Y	Refinance	0	160,757	34,100	Cash
10	Waltonwood at Lakeside	Y	Refinance	0	77,621	15,524	Cash
11	Seven Hills Portfolio	Y	Refinance	46,875	5,067	5,067	Cash
11.01	Building I	Y
11.02	Building III	Y
11.03	Building II	Y
12	Shadelands Self-Storage	Y	Refinance	0	0	9,633	Cash
13	Residence Inn Houston - Katy Mills	Y	Refinance	2,813	99,599	33,200	Cash
14	Springhill Suites Birmingham	Y	Refinance	0	45,691	22,845	Cash
15	Alcoa Exchange	Y	Acquisition	6,250	74,746	18,686	Cash
16	Hampton Inn - Key Largo	Y	Refinance	0	31,950	6,390	Cash
17	51st/52nd St. Tenants Corp.	Y	Refinance	0	116,054	58,027	Cash
18	Concourse Village	Y	Refinance	0	0	Springing
19	WP Carey Extra Space Florida Portfolio	Y	Acquisition	0	0	Springing
19.01	Budget Self Storage	Y
19.02	Pleasant Hill Self Storage	Y
20	Wedgewood Commons	Y	Refinance	0	0	Springing
21	Stanford Bridge	Y	Refinance	38,866	139,070	33,729	Cash
22	Hotel Mazarin	Y	Refinance	0	24,801	8,267	Cash
23	Madison West Homewood Suites	Y	Refinance	0	21,647	10,824	Cash
24	Biltmore Apartments	Y	Refinance	148,563	78,464	19,616	Cash
25	Sashabaw Meadows MHC	Y	Acquisition	32,500	49,072	24,536	Cash
26	Madison West Hampton Inn & Suites	Y	Refinance	0	25,610	12,805	Cash
27	Washington Apartment Portfolio	Y	Refinance	700,363	87,062	17,412	Cash
27.01	McKinley Terrace	Y
27.02	Meadow Park Garden Court	Y
27.03	Chehalis Manor Apartments	Y
27.04	Kennewick Garden Court Apartments	Y
28	The Village at Carolina Place	Y	Refinance	125,018	23,956	11,978	Cash
28.01	The Manor Pineville	Y
28.02	The Dorchester Pineville	Y
29	Devonshire Portfolio #3	Y	Various	105,950	117,867	19,645	Cash
29.01	Beacon Square Shopping Center	Y
29.02	Grand Haven Shopping Center	Y
29.03	Titleist Club Apartments	Y
30	Route 61 Distribution Center	Y	Acquisition	356,250	90,604	22,651	Cash
31	Holiday Inn - Houma, LA	Y	Refinance	0	24,879	6,220	Cash
32	Holiday Inn Express & Suites - LaPlace	Y	Refinance	0	6,399	1,600	Cash
33	Boise Spectrum	Y	Refinance	2,375	155,845	51,948	Cash
34	Holiday Inn & Suites Williamsburg	Y	Refinance	0	62,000	Springing	Cash
35	Crescent Square	Y	Refinance	0	15,325	15,325	Cash
36	Woodbridge Self Storage	Y	Refinance	0	10,184	5,092	Cash
37	Center at Kirby	Y	Refinance	0	45,996	22,998	Cash
38	Shodeen Portfolio	Y	Refinance	11,751	157,270	26,212	Cash
38.01	The Village at Mill Creek	Y
38.02	One River	Y
38.03	Dodson 1	Y
38.04	Randall 2	Y
38.05	Republic Building	Y
38.06	Focas Building	Y
39	Spirit Grocer Portfolio I	Y	Acquisition	0	0	Springing
39.01	Albertson's - Midland	Y
39.02	Albertson's - Las Cruces	Y
39.03	Stater Bros Markets - Lancaster	Y
39.04	Bag 'N Save - Omaha	Y
39.05	Albertson's - Boise	Y
40	4S Village Center	Y	Refinance	0	23,020	11,510	Cash
41	Rancho Niguel	Y	Refinance	0	5,717	5,717	Cash
42	Stephanie Beltway Plaza	Y	Refinance	0	0	4,622	Cash
43	LA Fitness - West Covina	Y	Acquisition	0	0	Springing
44	Holiday Inn Lakewood, CO	Y	Refinance	8,750	67,900	16,969	Cash
45	Budget Store & Lock Portfolio	Y	Refinance	30,969	91,840	13,120	Cash
45.01	Bethlehem - Storage	Y
45.02	Allentown- Storage	Y
46	914 Hubbard Street	Y	Refinance	33,125	10,395	5,197	Cash
47	All Storage Lakeridge	Y	Refinance	0	30,611	15,305	Cash
48	Candlewood Suites Indianapolis	Y	Refinance	44,000	60,280	12,056	Cash
49	Holiday Inn Express - Loveland	Y	Refinance	0	119,540	10,867	Cash
50	Radisson Hotel - Baton Rouge	Y	Refinance	0	18,594	4,648	Cash
51	Bay Area Self Storage	Y	Refinance	0	0	11,641	Cash
52	The Atriums at Somerset Bldgs P&Q	Y	Refinance	10,800	61,789	10,298	Cash
53	Comfort Suites - O'Hare	Y	Refinance	5,000	239,400	20,061	Cash
54	Sayles Place Apts	Y	Refinance	5,650	25,238	3,605	Cash
55	PG County Commercial & Tech Park	Y	Refinance	28,063	80,200	13,367	Cash
56	Dunwoody Plaza	Y	Acquisition	296,438	32,448	6,490	Cash
57	SecurLock Parker	Y	Refinance	0	12,270	6,135	Cash
58	Century Plaza	Y	Refinance	48,750	35,248	7,050	Cash
59	159 Madison Owners Corp.	Y	Refinance	0	0	Springing
60	Parkglenn Self Storage	Y	Refinance	0	10,667	10,667	Cash
61	Fremont City Sports Club	Y	Refinance	0	0	Springing
62	Highland Hills Estates	Y	Refinance	0	6,712	6,712	Cash
63	Oaktree Estates MHC	Y	Refinance	0	17,789	5,930	Cash
64	450 North McClintock	Y	Refinance	1,563	18,654	9,327	Cash
65	Cruz Alta Plaza	Y	Refinance	19,625	13,705	3,426	Cash
66	CubeSmart - Sonoma	Y	Refinance	0	28,310	5,662	Cash
67	Security Public Storage - San Ramon	Y	Refinance	0	0	Springing
68	Oates Park Shopping Center	Y	Refinance	0	9,979	4,990	Cash
69	Irving Shopping Center	Y	Refinance	0	9,330	4,665	Cash
70	Ridgewood MHC	Y	Refinance	0	2,952	1,476	Cash
71	Water's Edge MHC	Y	Refinance	60,313	72,782	13,675	Cash
72	Oak Park Apartments	Y	Refinance	52,500	9,414	3,138	Cash
73	Del Papa MHC	Y	Refinance	7,500	2,847	1,423	Cash
74	Salinas Self Storage	Y	Refinance	0	13,484	3,371	Cash
75	325 East 72nd Street, Inc.	Y	Refinance	0	0	Springing
76	NB Owners Corp.	Y	Refinance	0	0	Springing
77	17211 North Freeway	Y	Refinance	0	18,502	9,251	Cash
78	280 Station	Y	Refinance	81,250	3,357	3,357	Cash
79	Uncle Bob's Self Storage - Curry Ford	Y	Acquisition	0	18,018	6,006	Cash
80	Hillcrest & Chiesa MHCs	Y	Refinance	0	14,237	4,746	Cash
80.01	Chiesa Estates MHC	Y
80.02	Hillcrest MHC	Y
81	Pinehurst Apartments	Y	Refinance	0	6,811	6,811	Cash
82	Las Brisas MHC	Y	Refinance	1,875	9,333	4,667	Cash
83	People's Mini Storage	Y	Refinance	97,163	6,665	6,665	Cash
84	Montierra Apartments	Y	Refinance	22,875	14,241	3,560	Cash
85	Holiday Air	Y	Refinance	3,675	9,860	4,930	Cash
86	Abbott Self Storage North	Y	Refinance	0	3,741	3,741	Cash
87	HBO Self Storage	Y	Refinance	413,518	3,439	1,146	Cash
88	Capitol House Tenants Corp.	Y	Refinance	0	0	Springing
89	168-176 East 88th Street Corporation	Y	Refinance	0	0	Springing
90	Western View	Y	Refinance	0	24,547	4,091	Cash
91	Pennington Place Apartments	Y	Refinance	0	10,320	3,440	Cash
92	Gracious Estates MHC	Y	Acquisition	40,000	13,193	3,298	Cash
93	Seven Oaks	Y	Refinance	1,813	7,269	2,423	Cash
94	Orange Avenue Self Storage	Y	Refinance	93,456	9,583	2,396	Cash
95	2866 Marion Avenue Owners, Inc.	Y	Refinance	0	28,650	9,550	Cash
96	Montgomery Crossing	Y	Refinance	0	0	Springing
97	Live Oak MHC	Y	Refinance	12,500	5,056	1,685	Cash
98	Western Wagon Mobile Home Park	Y	Refinance	13,510	3,412	853	Cash
99	231 Park Place Owners Corp.	Y	Refinance	0	0	Springing
Mortgage Loan Number	Property Name	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(16)
1	Renaissance Chicago Downtown	0	Springing			0	Springing
2	Life Time Fitness Portfolio	0	Springing			0	0
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio	0	Springing			0	Springing
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace	60,358	5,030	Cash		3,140	3,140
5	Waltonwood Cary Parkway	22,431	Springing	Cash		0	3,325
6	Brunswick Square	0	Springing			0	Springing
7	Prada Waikiki	0	Springing			0	0
8	Charlottesville Apartment Portfolio	5,693	5,693	Cash		0	5,190
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza	24,398	4,067	Cash		0	2,712
10	Waltonwood at Lakeside	19,585	Springing	Cash		0	3,070
11	Seven Hills Portfolio	33,292	3,329	Cash		1,910	1,910
11.01	Building I
11.02	Building III
11.03	Building II
12	Shadelands Self-Storage	6,093	1,219	Cash		0	1,752
13	Residence Inn Houston - Katy Mills	71,200	5,933	Cash		572,310	Springing
14	Springhill Suites Birmingham	16,787	2,098	Cash		0	Springing
15	Alcoa Exchange	9,352	3,117	Cash		0	2,801
16	Hampton Inn - Key Largo	0	Springing			0	15,568
17	51st/52nd St. Tenants Corp.	0	Springing			0	0
18	Concourse Village	0	Springing			0	Springing
19	WP Carey Extra Space Florida Portfolio	0	Springing			0	Springing
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons	0	Springing			0	Springing
21	Stanford Bridge	77,936	6,495	Cash		2,767	2,767
22	Hotel Mazarin	0	Springing			0	22,415
23	Madison West Homewood Suites	0	Springing			1,239,325	The greater of i) $13,034 and ii) 4% of the property's gross revenue for the month.
24	Biltmore Apartments	3,430	3,430	Cash		3,278	3,278
25	Sashabaw Meadows MHC	2,506	1,253	Cash		2,129	2,129
26	Madison West Hampton Inn & Suites	0	Springing			1,118,059	The greater of i) $14,097 and ii) 4% of the property's gross revenue for the month.
27	Washington Apartment Portfolio	40,641	3,695	Cash		1,254,858	4,858
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place	5,459	1,820	Cash		4,332	4,332
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3	27,232	1,945	Cash		4,357	4,357
29.01	Beacon Square Shopping Center
29.02	Grand Haven Shopping Center
29.03	Titleist Club Apartments
30	Route 61 Distribution Center	7,978	7,978	Cash		4,902	4,902
31	Holiday Inn - Houma, LA	0	Springing			9,989	9,989
32	Holiday Inn Express & Suites - LaPlace	0	Springing			8,004	8,004
33	Boise Spectrum	31,026	3,447	Cash		2,450	2,450
34	Holiday Inn & Suites Williamsburg	0	Springing			0	10,628
35	Crescent Square	0	1,689	Cash		0	1,321
36	Woodbridge Self Storage	1,760	587	Cash		374	374
37	Center at Kirby	37,623	4,180	Cash		517	517
38	Shodeen Portfolio	34,817	2,678	Cash		2,714	2,714
38.01	The Village at Mill Creek
38.02	One River
38.03	Dodson 1
38.04	Randall 2
38.05	Republic Building
38.06	Focas Building
39	Spirit Grocer Portfolio I	0	Springing			0	Springing
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center	0	Springing			638	638
41	Rancho Niguel	0	Springing			612	612
42	Stephanie Beltway Plaza	0	Springing			0	1,517
43	LA Fitness - West Covina	0	Springing			0	Springing
44	Holiday Inn Lakewood, CO	46,676	5,834	Cash		0	17,727
45	Budget Store & Lock Portfolio	2,892	964	Cash		1,700	1,700
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street	6,881	1,376	Cash		690	690
47	All Storage Lakeridge	16,254	1,354	Cash		0	1,189
48	Candlewood Suites Indianapolis	7,803	Springing	Cash		0	9,970
49	Holiday Inn Express - Loveland	10,024	2,005	Cash		18,000	9,000
50	Radisson Hotel - Baton Rouge	0	Springing			8,301	8,301
51	Bay Area Self Storage	0	Springing			0	1,192
52	The Atriums at Somerset Bldgs P&Q	17,215	4,304	Cash		0	3,000
53	Comfort Suites - O'Hare	20,516	3,419	Cash		0	11,479
54	Sayles Place Apts	21,209	2,357	Cash		0	1,525
55	PG County Commercial & Tech Park	1,590	1,590	Cash		50,000	1,819
56	Dunwoody Plaza	4,566	1,142	Cash		0	1,060
57	SecurLock Parker	4,856	540	Cash		725	725
58	Century Plaza	30,190	2,516	Cash		320,000	1,233
59	159 Madison Owners Corp.	0	Springing			0	0
60	Parkglenn Self Storage	986	986	Cash		0	623
61	Fremont City Sports Club	0	Springing			0	0
62	Highland Hills Estates	0	Springing			0	Springing
63	Oaktree Estates MHC	21,358	2,136	Cash		1,108	1,108
64	450 North McClintock	5,642	2,821	Cash		0	1,551
65	Cruz Alta Plaza	6,030	2,010	Cash		2,750	2,750
66	CubeSmart - Sonoma	0	Springing			0	836
67	Security Public Storage - San Ramon	0	Springing			0	Springing
68	Oates Park Shopping Center	5,076	1,692	Cash		77,000	1,060
69	Irving Shopping Center	3,536	1,179	Cash		95,000	829
70	Ridgewood MHC	617	206	Cash		404	404
71	Water's Edge MHC	0	Springing			0	Springing
72	Oak Park Apartments	39,032	4,923	Cash		2,338	2,338
73	Del Papa MHC	2,751	1,376	Cash		742	742
74	Salinas Self Storage	6,323	903	Cash		0	914
75	325 East 72nd Street, Inc.	0	Springing			0	0
76	NB Owners Corp.	0	Springing			0	0
77	17211 North Freeway	15,308	1,276	Cash		2,271	2,271
78	280 Station	2,263	377	Cash		536	536
79	Uncle Bob's Self Storage - Curry Ford	9,091	1,506	Cash		0	889
80	Hillcrest & Chiesa MHCs	11,146	929	Cash		563	563
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments	194	1,948	Cash		0	1,662
82	Las Brisas MHC	15,064	1,255	Cash		454	454
83	People's Mini Storage	9,550	1,061	Cash		899	899
84	Montierra Apartments	3,736	3,736	Cash		2,000	2,000
85	Holiday Air	32,313	4,039	Cash		0	2,450
86	Abbott Self Storage North	387	387	Cash		0	781
87	HBO Self Storage	1,904	1,904	Cash		775	775
88	Capitol House Tenants Corp.	0	Springing			0	0
89	168-176 East 88th Street Corporation	0	Springing			0	0
90	Western View	15,191	1,688	Cash		0	2,100
91	Pennington Place Apartments	0	1,263	Cash		0	625
92	Gracious Estates MHC	1,130	1,130	Cash		839	839
93	Seven Oaks	8,583	1,073	Cash		8,584	715
94	Orange Avenue Self Storage	3,117	1,559	Cash		898	898
95	2866 Marion Avenue Owners, Inc.	0	Springing			0	0
96	Montgomery Crossing	0	Springing			0	Springing
97	Live Oak MHC	2,559	320	Cash		742	742
98	Western Wagon Mobile Home Park	2,082	520	Cash		0	208
99	231 Park Place Owners Corp.	0	Springing			0	0

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(17)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC
1	Renaissance Chicago Downtown	0			0	0	0
2	Life Time Fitness Portfolio	0			0	0	0
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio	1,000,000			0	Springing	2,000,000
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace	0	Cash		15,000	15,000	400,000	Cash
5	Waltonwood Cary Parkway	0	Cash		0	0	0
6	Brunswick Square	273,600			0	Springing	711,600
7	Prada Waikiki	0			0	0	0
8	Charlottesville Apartment Portfolio	0	Cash		0	0	0
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza	0	Cash		0	10,847	275,000	Cash
10	Waltonwood at Lakeside	0	Cash		0	0	0
11	Seven Hills Portfolio	68,760	Cash		15,000	15,000	500,000	Cash
11.01	Building I
11.02	Building III
11.03	Building II
12	Shadelands Self-Storage	0	Cash		0	0	0
13	Residence Inn Houston - Katy Mills	572,310	Cash		0	0	0
14	Springhill Suites Birmingham	0			0	0	0
15	Alcoa Exchange	0	Cash		0	7,836	0	Cash
16	Hampton Inn - Key Largo	0	Cash		0	0	0
17	51st/52nd St. Tenants Corp.	0			0	0	0
18	Concourse Village	0			0	0	0
19	WP Carey Extra Space Florida Portfolio	0			0	0	0
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons	0			150,000	12,500	150,000	Cash
21	Stanford Bridge	0	Cash		11,070	11,070	265,674	Cash
22	Hotel Mazarin	0	Cash		0	0	0
23	Madison West Homewood Suites	0	Cash		0	0	0
24	Biltmore Apartments	0	Cash		0	0	0
25	Sashabaw Meadows MHC	115,000	Cash		0	0	0
26	Madison West Hampton Inn & Suites	0	Cash		0	0	0
27	Washington Apartment Portfolio	0	Cash		0	0	0
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place	0	Cash		0	0	0
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3	0	Cash		10,250	10,250	246,000	Cash
29.01	Beacon Square Shopping Center
29.02	Grand Haven Shopping Center
29.03	Titleist Club Apartments
30	Route 61 Distribution Center	0	Cash		133,171	8,171	500,000	Cash
31	Holiday Inn - Houma, LA	0	Cash		0	0	0
32	Holiday Inn Express & Suites - LaPlace	0	Cash		0	0	0
33	Boise Spectrum	0	Cash		5,652	5,652	0	Cash
34	Holiday Inn & Suites Williamsburg	0	Cash		0	0	0
35	Crescent Square	0	Cash		0	5,368	128,833	Cash
36	Woodbridge Self Storage	0	Cash		0	0	0
37	Center at Kirby	0	Cash		8,333	8,333	300,000	Cash
38	Shodeen Portfolio	0	Cash		8,250	8,250	250,000	Cash
38.01	The Village at Mill Creek
38.02	One River
38.03	Dodson 1
38.04	Randall 2
38.05	Republic Building
38.06	Focas Building
39	Spirit Grocer Portfolio I	0			0	3,095	0	Cash
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center	0	Cash		2,701	2,701	0	Cash
41	Rancho Niguel	0	Cash		3,919	3,919	0	Cash
42	Stephanie Beltway Plaza	0	Cash		150,000	5,690	205,000	Cash
43	LA Fitness - West Covina	0			0	0	0
44	Holiday Inn Lakewood, CO	0	Cash		0	0	0
45	Budget Store & Lock Portfolio	0	Cash		0	0	0
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street	0	Cash		0	0	0
47	All Storage Lakeridge	42,818	Cash		0	0	0
48	Candlewood Suites Indianapolis	0	Cash		0	0	0
49	Holiday Inn Express - Loveland	0	Cash		0	0	0
50	Radisson Hotel - Baton Rouge	0	Cash		0	0	0
51	Bay Area Self Storage	0	Cash		0	0	0
52	The Atriums at Somerset Bldgs P&Q	0	Cash		0	0	0
53	Comfort Suites - O'Hare	0	Cash		0	0	0
54	Sayles Place Apts	0	Cash		0	0	0
55	PG County Commercial & Tech Park	65,000	Cash		0	4,800	175,000	Cash
56	Dunwoody Plaza	0	Cash		0	4,239	150,000	Cash
57	SecurLock Parker	27,000	Cash		0	0	0
58	Century Plaza	0	Cash		160,400	6,250	300,000	Cash
59	159 Madison Owners Corp.	0			0	0	0
60	Parkglenn Self Storage	30,000	Cash		0	0	0
61	Fremont City Sports Club	0			0	0	0
62	Highland Hills Estates	0			0	0	0
63	Oaktree Estates MHC	0	Cash		0	0	0
64	450 North McClintock	0	Cash		0	2,620	100,000	Cash
65	Cruz Alta Plaza	0	Cash		257,000	7,000	250,000	Cash
66	CubeSmart - Sonoma	30,000	Cash		0	0	0
67	Security Public Storage - San Ramon	0			0	0	0
68	Oates Park Shopping Center	0	Cash		0	3,333	120,000	Cash
69	Irving Shopping Center	0	Cash		0	2,500	105,000	Cash
70	Ridgewood MHC	0	Cash		0	0	0
71	Water's Edge MHC	0			0	0	0
72	Oak Park Apartments	0	Cash		0	0	0
73	Del Papa MHC	0	Cash		0	0	0
74	Salinas Self Storage	0	Cash		0	0	0
75	325 East 72nd Street, Inc.	0			0	0	0
76	NB Owners Corp.	0			0	0	0
77	17211 North Freeway	0	Cash		300,000	Springing	0	Cash
78	280 Station	19,300	Cash		2,800	2,800	100,800	Cash
79	Uncle Bob's Self Storage - Curry Ford	0	Cash		0	0	0
80	Hillcrest & Chiesa MHCs	0	Cash		0	0	0
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments	0	Cash		0	0	0
82	Las Brisas MHC	0	Cash		0	0	0
83	People's Mini Storage	0	Cash		0	0	0
84	Montierra Apartments	0	Cash		0	0	0
85	Holiday Air	0	Cash		0	0	0
86	Abbott Self Storage North	0	Cash		0	0	0
87	HBO Self Storage	0	Cash		0	0	0
88	Capitol House Tenants Corp.	0			0	0	0
89	168-176 East 88th Street Corporation	0			0	0	0
90	Western View	0	Cash		0	0	0
91	Pennington Place Apartments	30,000	Cash		0	0	0
92	Gracious Estates MHC	0	Cash		0	0	0
93	Seven Oaks	8,584	Cash		0	0	0
94	Orange Avenue Self Storage	0	Cash		0	0	0
95	2866 Marion Avenue Owners, Inc.	0			0	0	0
96	Montgomery Crossing	0			0	Springing	0
97	Live Oak MHC	26,700	Cash		0	0	0
98	Western Wagon Mobile Home Park	0	Cash		0	0	0
99	231 Park Place Owners Corp.	0			0	0	0

Mortgage Loan Number	Property Name	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial)(14)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	Renaissance Chicago Downtown		0	0			Self Directed PIP Reserve
2	Life Time Fitness Portfolio		0	0
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio		0	0
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace		0	0			Paul Mitchell TI Reserve
5	Waltonwood Cary Parkway		0	0
6	Brunswick Square		0	0
7	Prada Waikiki		0	0
8	Charlottesville Apartment Portfolio		0	0
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza		0	0
10	Waltonwood at Lakeside		0	0
11	Seven Hills Portfolio		0	0
11.01	Building I
11.02	Building III
11.03	Building II
12	Shadelands Self-Storage		0	0
13	Residence Inn Houston - Katy Mills		0	0
14	Springhill Suites Birmingham		0	0
15	Alcoa Exchange		0	0			Old Navy Reserve
16	Hampton Inn - Key Largo		0	0			Seasonality Reserve
17	51st/52nd St. Tenants Corp.		0	0			Collateral Security Agreement for Capital Improvements
18	Concourse Village		0	0
19	WP Carey Extra Space Florida Portfolio		0	0
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons		0	0
21	Stanford Bridge		0	0
22	Hotel Mazarin		0	0			Seasonality Reserve
23	Madison West Homewood Suites		0	0
24	Biltmore Apartments		0	0			Retrofit Reserve
25	Sashabaw Meadows MHC		0	0			Water Meter Installation Reserve
26	Madison West Hampton Inn & Suites		0	0
27	Washington Apartment Portfolio		0	0
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place		0	0
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3		0	0
29.01	Beacon Square Shopping Center
29.02	Grand Haven Shopping Center
29.03	Titleist Club Apartments
30	Route 61 Distribution Center		0	0			Capital and TI/LC Reserve
31	Holiday Inn - Houma, LA		0	0			Letter of Credit Holdback
32	Holiday Inn Express & Suites - LaPlace		0	0			Letter of Credit Holdback
33	Boise Spectrum		0	0			Tony & Guy TILC Reserve
34	Holiday Inn & Suites Williamsburg		0	0			PIP Reserve
35	Crescent Square		0	0			Walgreens Reserve
36	Woodbridge Self Storage		0	0
37	Center at Kirby		0	0
38	Shodeen Portfolio		0	0
38.01	The Village at Mill Creek
38.02	One River
38.03	Dodson 1
38.04	Randall 2
38.05	Republic Building
38.06	Focas Building
39	Spirit Grocer Portfolio I		0	0			Applicable Tenant Reserve
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center		0	0			Carl's Jr. Lease Reserve
41	Rancho Niguel		0	0
42	Stephanie Beltway Plaza		0	0			Gold's Gym Reserve
43	LA Fitness - West Covina		97,960	0	Cash
44	Holiday Inn Lakewood, CO		0	0			PIP Reserve
45	Budget Store & Lock Portfolio		0	0
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street		0	0			Liquidity Reserve
47	All Storage Lakeridge		0	0
48	Candlewood Suites Indianapolis		0	0			Seasonality Reserve
49	Holiday Inn Express - Loveland		0	0
50	Radisson Hotel - Baton Rouge		0	0
51	Bay Area Self Storage		0	0
52	The Atriums at Somerset Bldgs P&Q		0	0			Condominium Assessments Reserve
53	Comfort Suites - O'Hare		116,096	0	Cash		PIP Reserve
54	Sayles Place Apts		0	0
55	PG County Commercial & Tech Park		0	0			Rent Reserve
56	Dunwoody Plaza		0	0			Rent Concession Reserve
57	SecurLock Parker		0	0
58	Century Plaza		0	0			People Tech Reserve
59	159 Madison Owners Corp.		0	0
60	Parkglenn Self Storage		0	0
61	Fremont City Sports Club		0	0
62	Highland Hills Estates		0	0
63	Oaktree Estates MHC		0	0
64	450 North McClintock		0	0
65	Cruz Alta Plaza		0	0
66	CubeSmart - Sonoma		0	0
67	Security Public Storage - San Ramon		0	0
68	Oates Park Shopping Center		0	0
69	Irving Shopping Center		0	0
70	Ridgewood MHC		0	0			Electrical Service Reserve
71	Water's Edge MHC		0	0
72	Oak Park Apartments		0	0
73	Del Papa MHC		0	0
74	Salinas Self Storage		0	0
75	325 East 72nd Street, Inc.		0	0
76	NB Owners Corp.		0	0
77	17211 North Freeway		0	0
78	280 Station		0	0
79	Uncle Bob's Self Storage - Curry Ford		0	0
80	Hillcrest & Chiesa MHCs		0	0			Capital Improvement Reserve
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments		0	0
82	Las Brisas MHC		0	0
83	People's Mini Storage		0	0
84	Montierra Apartments		0	0
85	Holiday Air		0	0			Roof Repair Reserve
86	Abbott Self Storage North		0	0
87	HBO Self Storage		0	0			55 Unit Expansion Deposit
88	Capitol House Tenants Corp.		0	0
89	168-176 East 88th Street Corporation		0	0
90	Western View		0	0
91	Pennington Place Apartments		0	0
92	Gracious Estates MHC		0	0
93	Seven Oaks		0	0			Seasonality Reserve
94	Orange Avenue Self Storage		0	0
95	2866 Marion Avenue Owners, Inc.		0	0			Collateral Security Agreement for Capital Improvements
96	Montgomery Crossing		0	0
97	Live Oak MHC		0	0
98	Western Wagon Mobile Home Park		0	0
99	231 Park Place Owners Corp.		0	0

Mortgage Loan Number	Property Name	Other Escrow I (Initial)(14)	Other Escrow I (Monthly)(18)	Other Escrow I Cap(18)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description
1	Renaissance Chicago Downtown	17,963,407	0	0	Cash
2	Life Time Fitness Portfolio	0	0	0
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio	0	0	0
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace	60,270	0	0	Cash
5	Waltonwood Cary Parkway	0	0	0
6	Brunswick Square	0	0	0
7	Prada Waikiki	0	0	0
8	Charlottesville Apartment Portfolio	0	0	0
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza	0	0	0
10	Waltonwood at Lakeside	0	0	0
11	Seven Hills Portfolio	0	0	0
11.01	Building I
11.02	Building III
11.03	Building II
12	Shadelands Self-Storage	0	0	0
13	Residence Inn Houston - Katy Mills	0	0	0
14	Springhill Suites Birmingham	0	0	0
15	Alcoa Exchange	189,212	0	0	Cash
16	Hampton Inn - Key Largo	0	Springing	0			Flood / PIP Reserve
17	51st/52nd St. Tenants Corp.	250,000	0	0	Cash
18	Concourse Village	0	0	0
19	WP Carey Extra Space Florida Portfolio	0	0	0
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons	0	0	0
21	Stanford Bridge	0	0	0
22	Hotel Mazarin	339,769	56,628	56,628	Cash
23	Madison West Homewood Suites			0
24	Biltmore Apartments	275,000	0	0	Cash
25	Sashabaw Meadows MHC	200,000	0	0	Cash
26	Madison West Hampton Inn & Suites			0
27	Washington Apartment Portfolio	0	0	0
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place	0	0	0
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3	0	0	0
29.01	Beacon Square Shopping Center
29.02	Grand Haven Shopping Center
29.03	Titleist Club Apartments
30	Route 61 Distribution Center	240,000	0	0	Cash
31	Holiday Inn - Houma, LA	250,000		0	Cash		PIP Reserve
32	Holiday Inn Express & Suites - LaPlace	250,000		0	Cash		PIP Reserve
33	Boise Spectrum	289,963	0	0	Cash
34	Holiday Inn & Suites Williamsburg	0	Springing	0			Seasonality Reserve
35	Crescent Square	0	Springing	0			Tenant Specific Reserve
36	Woodbridge Self Storage	0	0	0
37	Center at Kirby	0	0	0
38	Shodeen Portfolio	0	0	0
38.01	The Village at Mill Creek
38.02	One River
38.03	Dodson 1
38.04	Randall 2
38.05	Republic Building
38.06	Focas Building
39	Spirit Grocer Portfolio I	0	Springing	0			Semi Annual Rent Reserve
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center	1,441,161	0	0	Cash
41	Rancho Niguel	0	0	0
42	Stephanie Beltway Plaza	0	Springing	0			PQ Nails and Spa Reserve
43	LA Fitness - West Covina	0	0	0
44	Holiday Inn Lakewood, CO	2,241,276	Springing	0	Cash		Debt Yield Reserve
45	Budget Store & Lock Portfolio	0	0	0
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street	80,000	10,000	100,000	Cash		Special Reserve
47	All Storage Lakeridge	0	0	0
48	Candlewood Suites Indianapolis	50,000	Springing	50,000	Cash
49	Holiday Inn Express - Loveland	0	0	0
50	Radisson Hotel - Baton Rouge	0	0	0
51	Bay Area Self Storage	0	0	0
52	The Atriums at Somerset Bldgs P&Q	29,863	29,863	0	Cash
53	Comfort Suites - O'Hare	270,000	0	0	Cash		Franchise Reserve
54	Sayles Place Apts	0	0	0
55	PG County Commercial & Tech Park	162,015	0	0	Cash
56	Dunwoody Plaza	116,800	0	0	Cash
57	SecurLock Parker	0	0	0
58	Century Plaza	13,459	0	0	Cash
59	159 Madison Owners Corp.	0	0	0
60	Parkglenn Self Storage	0	0	0
61	Fremont City Sports Club	0	0	0
62	Highland Hills Estates	0	0	0
63	Oaktree Estates MHC	0	0	0
64	450 North McClintock	0	0	0
65	Cruz Alta Plaza	0	0	0
66	CubeSmart - Sonoma	0	0	0
67	Security Public Storage - San Ramon	0	0	0
68	Oates Park Shopping Center	0	0	0
69	Irving Shopping Center	0	0	0
70	Ridgewood MHC	30,313	0	0	Cash
71	Water's Edge MHC	0	0	0
72	Oak Park Apartments	0	0	0
73	Del Papa MHC	0	0	0
74	Salinas Self Storage	0	0	0
75	325 East 72nd Street, Inc.	0	0	0
76	NB Owners Corp.	0	0	0
77	17211 North Freeway	0	0	0
78	280 Station	0	0	0
79	Uncle Bob's Self Storage - Curry Ford	0	0	0
80	Hillcrest & Chiesa MHCs	111,540	0	0	Cash
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments	0	0	0
82	Las Brisas MHC	0	0	0
83	People's Mini Storage	0	0	0
84	Montierra Apartments	0	0	0
85	Holiday Air	0	521	0	Cash
86	Abbott Self Storage North	0	0	0
87	HBO Self Storage	40,000	0	0	Cash
88	Capitol House Tenants Corp.	0	0	0
89	168-176 East 88th Street Corporation	0	0	0
90	Western View	0	0	0
91	Pennington Place Apartments	0	0	0
92	Gracious Estates MHC	0	0	0
93	Seven Oaks	70,801	0	125,000	Cash
94	Orange Avenue Self Storage	0	0	0
95	2866 Marion Avenue Owners, Inc.	50,000	0	0	Cash
96	Montgomery Crossing	0	0	0
97	Live Oak MHC	0	0	0
98	Western Wagon Mobile Home Park	0	0	0
99	231 Park Place Owners Corp.	0	0	0
Mortgage Loan Number	Property Name	Other Escrow II (Initial)	Other Escrow II (Monthly)	Other Escrow II Cap	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest (19)
1	Renaissance Chicago Downtown	0	0	0				Leasehold
2	Life Time Fitness Portfolio	0	0	0				Fee
2.01	Life Time Fitness - Gilbert							Fee
2.02	Life Time Fitness - Orland Park							Fee
2.03	Life Time Fitness - Centreville							Fee
2.04	Life Time Fitness - South Austin							Fee
2.05	Life Time Fitness - San Antonio							Fee
3	Nordic Cold Storage Portfolio	0	0	0				Fee
3.01	Nordic - Savannah GA							Fee
3.02	Nordic - Benson							Fee
3.03	Nordic - Lumberton							Fee
3.04	Nordic - Oxford AL							Fee
3.05	Nordic - Charlotte							Fee
3.06	Nordic - Goldsboro							Fee
3.07	Nordic - Forest							Fee
3.08	Nordic - Hattiesburg							Fee
4	Southern Highlands Marketplace	0	0	0				Fee
5	Waltonwood Cary Parkway	0	0	0				Fee
6	Brunswick Square	0	0	0				Fee
7	Prada Waikiki	0	0	0				Fee
8	Charlottesville Apartment Portfolio	0	0	0				Fee
8.01	Wertland Street Properties							Fee
8.02	10 University Circle							Fee
8.03	68 University Way							Fee
8.04	324 John Street							Fee
9	Euclid Plaza	0	0	0				Fee
10	Waltonwood at Lakeside	0	0	0				Fee
11	Seven Hills Portfolio	0	0	0				Fee
11.01	Building I							Fee
11.02	Building III							Fee
11.03	Building II							Fee
12	Shadelands Self-Storage	0	0	0				Fee
13	Residence Inn Houston - Katy Mills	0	0	0				Fee
14	Springhill Suites Birmingham	0	0	0				Fee
15	Alcoa Exchange	0	0	0				Fee
16	Hampton Inn - Key Largo	0	Springing	0				Fee
17	51st/52nd St. Tenants Corp.	0	0	0				Fee
18	Concourse Village	0	0	0				Fee
19	WP Carey Extra Space Florida Portfolio	0	0	0				Fee
19.01	Budget Self Storage							Fee
19.02	Pleasant Hill Self Storage							Fee
20	Wedgewood Commons	0	0	0				Fee
21	Stanford Bridge	0	0	0				Fee
22	Hotel Mazarin	0	0	0				Fee
23	Madison West Homewood Suites	0	0	0				Fee
24	Biltmore Apartments	0	0	0				Fee
25	Sashabaw Meadows MHC	0	0	0				Fee
26	Madison West Hampton Inn & Suites	0	0	0				Fee
27	Washington Apartment Portfolio	0	0	0				Fee
27.01	McKinley Terrace							Fee
27.02	Meadow Park Garden Court							Fee
27.03	Chehalis Manor Apartments							Fee
27.04	Kennewick Garden Court Apartments							Fee
28	The Village at Carolina Place	0	0	0				Fee
28.01	The Manor Pineville							Fee
28.02	The Dorchester Pineville							Fee
29	Devonshire Portfolio #3	0	0	0				Fee
29.01	Beacon Square Shopping Center							Fee
29.02	Grand Haven Shopping Center							Fee
29.03	Titleist Club Apartments							Fee
30	Route 61 Distribution Center	0	0	0				Fee
31	Holiday Inn - Houma, LA	0	Springing	0				Fee
32	Holiday Inn Express & Suites - LaPlace	0	Springing	0				Fee
33	Boise Spectrum	0	0	0				Fee
34	Holiday Inn & Suites Williamsburg	0	Springing	55,000				Fee
35	Crescent Square	96,000	0	0	Cash			Fee
36	Woodbridge Self Storage	0	0	0				Fee
37	Center at Kirby	0	0	0				Fee
38	Shodeen Portfolio	0	0	0				Fee
38.01	The Village at Mill Creek							Fee
38.02	One River							Fee
38.03	Dodson 1							Fee
38.04	Randall 2							Fee
38.05	Republic Building							Fee
38.06	Focas Building							Fee
39	Spirit Grocer Portfolio I	0	Springing	0				Fee
39.01	Albertson's - Midland							Fee
39.02	Albertson's - Las Cruces							Fee
39.03	Stater Bros Markets - Lancaster							Fee
39.04	Bag 'N Save - Omaha							Fee
39.05	Albertson's - Boise							Fee
40	4S Village Center	0	0	0				Fee
41	Rancho Niguel	0	0	0				Fee
42	Stephanie Beltway Plaza	28,697	0	0	Cash			Fee
43	LA Fitness - West Covina	0	0	0				Fee
44	Holiday Inn Lakewood, CO	200,000	Springing	200,000	Cash			Fee
45	Budget Store & Lock Portfolio	0	0	0				Fee
45.01	Bethlehem - Storage							Fee
45.02	Allentown- Storage							Fee
46	914 Hubbard Street	85,500	0	0	Cash			Fee
47	All Storage Lakeridge	0	0	0				Fee
48	Candlewood Suites Indianapolis	0	0	0				Fee
49	Holiday Inn Express - Loveland	0	0	0				Fee
50	Radisson Hotel - Baton Rouge	0	0	0				Fee
51	Bay Area Self Storage	0	0	0				Fee
52	The Atriums at Somerset Bldgs P&Q	0	0	0				Fee
53	Comfort Suites - O'Hare	0	Springing	285,000				Fee
54	Sayles Place Apts	0	0	0				Fee
55	PG County Commercial & Tech Park	0	0	0				Fee
56	Dunwoody Plaza	0	0	0				Fee
57	SecurLock Parker	0	0	0				Fee
58	Century Plaza	0	0	0				Fee
59	159 Madison Owners Corp.	0	0	0				Fee
60	Parkglenn Self Storage	0	0	0				Fee
61	Fremont City Sports Club	0	0	0				Fee
62	Highland Hills Estates	0	0	0				Fee
63	Oaktree Estates MHC	0	0	0				Fee
64	450 North McClintock	0	0	0				Fee
65	Cruz Alta Plaza	0	0	0				Fee
66	CubeSmart - Sonoma	0	0	0				Fee
67	Security Public Storage - San Ramon	0	0	0				Fee
68	Oates Park Shopping Center	0	0	0				Fee
69	Irving Shopping Center	0	0	0				Fee
70	Ridgewood MHC	0	0	0				Fee
71	Water's Edge MHC	0	0	0				Fee
72	Oak Park Apartments	0	0	0				Fee
73	Del Papa MHC	0	0	0				Fee
74	Salinas Self Storage	0	0	0				Fee
75	325 East 72nd Street, Inc.	0	0	0				Fee
76	NB Owners Corp.	0	0	0				Fee
77	17211 North Freeway	0	0	0				Fee
78	280 Station	0	0	0				Fee
79	Uncle Bob's Self Storage - Curry Ford	0	0	0				Fee
80	Hillcrest & Chiesa MHCs	0	0	0				Fee
80.01	Chiesa Estates MHC							Fee
80.02	Hillcrest MHC							Fee
81	Pinehurst Apartments	0	0	0				Fee
82	Las Brisas MHC	0	0	0				Fee
83	People's Mini Storage	0	0	0				Fee
84	Montierra Apartments	0	0	0				Fee
85	Holiday Air	0	0	0				Fee
86	Abbott Self Storage North	0	0	0				Fee
87	HBO Self Storage	0	0	0				Fee
88	Capitol House Tenants Corp.	0	0	0				Fee
89	168-176 East 88th Street Corporation	0	0	0				Fee
90	Western View	0	0	0				Fee
91	Pennington Place Apartments	0	0	0				Fee
92	Gracious Estates MHC	0	0	0				Fee
93	Seven Oaks	0	0	0				Fee
94	Orange Avenue Self Storage	0	0	0				Fee
95	2866 Marion Avenue Owners, Inc.	0	0	0				Fee
96	Montgomery Crossing	0	0	0				Fee
97	Live Oak MHC	0	0	0				Fee
98	Western Wagon Mobile Home Park	0	0	0				Fee
99	231 Park Place Owners Corp.	0	0	0				Fee

Mortgage Loan Number	Property Name	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance(20)(22)
1	Renaissance Chicago Downtown	6/30/2087	934,781	Parcel A: Scheduled increases per lease; Parcel B: NAP	Soft/Springing Cash Management
2	Life Time Fitness Portfolio				Springing (Without Established Account)
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio				Hard/Springing Cash Management
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace				Hard/Springing Cash Management
5	Waltonwood Cary Parkway				Springing (With Established Account)
6	Brunswick Square				Hard/Springing Cash Management
7	Prada Waikiki				Springing (Without Established Account)
8	Charlottesville Apartment Portfolio				Springing (Without Established Account)
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza				Soft/Springing Cash Management
10	Waltonwood at Lakeside				Springing (With Established Account)
11	Seven Hills Portfolio				Hard/Springing Cash Management
11.01	Building I
11.02	Building III
11.03	Building II
12	Shadelands Self-Storage				Hard/Springing Cash Management
13	Residence Inn Houston - Katy Mills				Springing (Without Established Account)
14	Springhill Suites Birmingham				Hard/Springing Cash Management
15	Alcoa Exchange				Hard/Springing Cash Management
16	Hampton Inn - Key Largo				Springing (Without Established Account)
17	51st/52nd St. Tenants Corp.				None	16,456,895
18	Concourse Village				Springing (Without Established Account)
19	WP Carey Extra Space Florida Portfolio				Springing (Without Established Account)
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons				Springing (Without Established Account)
21	Stanford Bridge				Hard/Springing Cash Management
22	Hotel Mazarin				Hard/Upfront Cash Management
23	Madison West Homewood Suites				None
24	Biltmore Apartments				Springing (Without Established Account)
25	Sashabaw Meadows MHC				Springing (Without Established Account)
26	Madison West Hampton Inn & Suites				None
27	Washington Apartment Portfolio				None
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place				Hard/Springing Cash Management
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3				Springing (Without Established Account)
29.01	Beacon Square Shopping Center
29.02	Grand Haven Shopping Center
29.03	Titleist Club Apartments
30	Route 61 Distribution Center				Springing (Without Established Account)
31	Holiday Inn - Houma, LA				Soft/Springing Cash Management
32	Holiday Inn Express & Suites - LaPlace				Soft/Springing Cash Management
33	Boise Spectrum				Hard/Springing Cash Management
34	Holiday Inn & Suites Williamsburg				Springing (Without Established Account)
35	Crescent Square				Springing (Without Established Account)
36	Woodbridge Self Storage				Springing (Without Established Account)
37	Center at Kirby				Hard/Springing Cash Management
38	Shodeen Portfolio				Hard/Springing Cash Management
38.01	The Village at Mill Creek
38.02	One River
38.03	Dodson 1
38.04	Randall 2
38.05	Republic Building
38.06	Focas Building
39	Spirit Grocer Portfolio I				Springing (Without Established Account)
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center				None
41	Rancho Niguel				None
42	Stephanie Beltway Plaza				None
43	LA Fitness - West Covina				Hard/Upfront Cash Management
44	Holiday Inn Lakewood, CO				None
45	Budget Store & Lock Portfolio				None
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street				Springing (Without Established Account)
47	All Storage Lakeridge				Springing (Without Established Account)
48	Candlewood Suites Indianapolis				Hard/Springing Cash Management
49	Holiday Inn Express - Loveland				Hard/Springing Cash Management
50	Radisson Hotel - Baton Rouge				Soft/Springing Cash Management
51	Bay Area Self Storage				Soft/Springing Cash Management
52	The Atriums at Somerset Bldgs P&Q				Springing (With Established Account)
53	Comfort Suites - O'Hare				Hard/Springing Cash Management
54	Sayles Place Apts				Springing (Without Established Account)
55	PG County Commercial & Tech Park				None
56	Dunwoody Plaza				Hard/Springing Cash Management
57	SecurLock Parker				None
58	Century Plaza				Springing (Without Established Account)
59	159 Madison Owners Corp.				None	6,989,780
60	Parkglenn Self Storage				Springing (Without Established Account)
61	Fremont City Sports Club				Springing (Without Established Account)
62	Highland Hills Estates				None
63	Oaktree Estates MHC				None
64	450 North McClintock				Hard/Springing Cash Management
65	Cruz Alta Plaza				Hard/Springing Cash Management
66	CubeSmart - Sonoma				None
67	Security Public Storage - San Ramon				None
68	Oates Park Shopping Center				Soft/Springing Cash Management
69	Irving Shopping Center				Soft/Springing Cash Management
70	Ridgewood MHC				Springing (Without Established Account)
71	Water's Edge MHC				None
72	Oak Park Apartments				Springing (Without Established Account)
73	Del Papa MHC				Springing (Without Established Account)
74	Salinas Self Storage				None
75	325 East 72nd Street, Inc.				None	3,900,000
76	NB Owners Corp.				None	3,847,627
77	17211 North Freeway				Springing (Without Established Account)
78	280 Station				Springing (Without Established Account)
79	Uncle Bob's Self Storage - Curry Ford				None
80	Hillcrest & Chiesa MHCs				Springing (Without Established Account)
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments				None
82	Las Brisas MHC				Springing (Without Established Account)
83	People's Mini Storage				Springing (Without Established Account)
84	Montierra Apartments				Springing (Without Established Account)
85	Holiday Air				Springing (Without Established Account)
86	Abbott Self Storage North				Springing (Without Established Account)
87	HBO Self Storage				Springing (Without Established Account)
88	Capitol House Tenants Corp.				None	2,997,541
89	168-176 East 88th Street Corporation				None	2,996,087
90	Western View				Springing (Without Established Account)
91	Pennington Place Apartments				None
92	Gracious Estates MHC				Springing (Without Established Account)
93	Seven Oaks				Springing (Without Established Account)
94	Orange Avenue Self Storage				Soft/Springing Cash Management
95	2866 Marion Avenue Owners, Inc.				None	2,079,442
96	Montgomery Crossing				None
97	Live Oak MHC				None
98	Western Wagon Mobile Home Park				None
99	231 Park Place Owners Corp.				None

Mortgage Loan Number	Property Name	Whole Loan Debt Service(8)(20)(22)	Subordinate Secured Debt Original Balance ($)(20)(22)	Subordinate Secured Debt Cut-off Date Balance(20)(22)	Whole Loan U/W NOI DSCR (x)(9)(20)(22)	Whole Loan U/W NCF DSCR (x)(9)(20)(22)	Whole Loan Cut-off Date LTV Ratio(6)(21)(22)	Whole Loan Cut-off Date U/W NOI Debt Yield(9)(21)(22)
1	Renaissance Chicago Downtown
2	Life Time Fitness Portfolio
2.01	Life Time Fitness - Gilbert
2.02	Life Time Fitness - Orland Park
2.03	Life Time Fitness - Centreville
2.04	Life Time Fitness - South Austin
2.05	Life Time Fitness - San Antonio
3	Nordic Cold Storage Portfolio
3.01	Nordic - Savannah GA
3.02	Nordic - Benson
3.03	Nordic - Lumberton
3.04	Nordic - Oxford AL
3.05	Nordic - Charlotte
3.06	Nordic - Goldsboro
3.07	Nordic - Forest
3.08	Nordic - Hattiesburg
4	Southern Highlands Marketplace
5	Waltonwood Cary Parkway
6	Brunswick Square
7	Prada Waikiki
8	Charlottesville Apartment Portfolio
8.01	Wertland Street Properties
8.02	10 University Circle
8.03	68 University Way
8.04	324 John Street
9	Euclid Plaza
10	Waltonwood at Lakeside
11	Seven Hills Portfolio
11.01	Building I
11.02	Building III
11.03	Building II
12	Shadelands Self-Storage
13	Residence Inn Houston - Katy Mills
14	Springhill Suites Birmingham
15	Alcoa Exchange
16	Hampton Inn - Key Largo
17	51st/52nd St. Tenants Corp.	81,651.69	1,000,000	0	5.08	5.08	17.0%	30.3%
18	Concourse Village
19	WP Carey Extra Space Florida Portfolio
19.01	Budget Self Storage
19.02	Pleasant Hill Self Storage
20	Wedgewood Commons
21	Stanford Bridge
22	Hotel Mazarin
23	Madison West Homewood Suites
24	Biltmore Apartments
25	Sashabaw Meadows MHC
26	Madison West Hampton Inn & Suites
27	Washington Apartment Portfolio
27.01	McKinley Terrace
27.02	Meadow Park Garden Court
27.03	Chehalis Manor Apartments
27.04	Kennewick Garden Court Apartments
28	The Village at Carolina Place
28.01	The Manor Pineville
28.02	The Dorchester Pineville
29	Devonshire Portfolio #3
29.01	Beacon Square Shopping Center
29.02	Grand Haven Shopping Center
29.03	Titleist Club Apartments
30	Route 61 Distribution Center
31	Holiday Inn - Houma, LA
32	Holiday Inn Express & Suites - LaPlace
33	Boise Spectrum
34	Holiday Inn & Suites Williamsburg
35	Crescent Square
36	Woodbridge Self Storage
37	Center at Kirby
38	Shodeen Portfolio
38.01	The Village at Mill Creek
38.02	One River
38.03	Dodson 1
38.04	Randall 2
38.05	Republic Building
38.06	Focas Building
39	Spirit Grocer Portfolio I
39.01	Albertson's - Midland
39.02	Albertson's - Las Cruces
39.03	Stater Bros Markets - Lancaster
39.04	Bag 'N Save - Omaha
39.05	Albertson's - Boise
40	4S Village Center
41	Rancho Niguel
42	Stephanie Beltway Plaza
43	LA Fitness - West Covina
44	Holiday Inn Lakewood, CO
45	Budget Store & Lock Portfolio
45.01	Bethlehem - Storage
45.02	Allentown- Storage
46	914 Hubbard Street
47	All Storage Lakeridge
48	Candlewood Suites Indianapolis
49	Holiday Inn Express - Loveland
50	Radisson Hotel - Baton Rouge
51	Bay Area Self Storage
52	The Atriums at Somerset Bldgs P&Q
53	Comfort Suites - O'Hare
54	Sayles Place Apts
55	PG County Commercial & Tech Park
56	Dunwoody Plaza
57	SecurLock Parker
58	Century Plaza
59	159 Madison Owners Corp.	34,608.59	500,000	0	5.68	5.68	9.5%	33.8%
60	Parkglenn Self Storage
61	Fremont City Sports Club
62	Highland Hills Estates
63	Oaktree Estates MHC
64	450 North McClintock
65	Cruz Alta Plaza
66	CubeSmart - Sonoma
67	Security Public Storage - San Ramon
68	Oates Park Shopping Center
69	Irving Shopping Center
70	Ridgewood MHC
71	Water's Edge MHC
72	Oak Park Apartments
73	Del Papa MHC
74	Salinas Self Storage
75	325 East 72nd Street, Inc.	18,495.87	500,000	0	8.14	8.14	4.9%	46.3%
76	NB Owners Corp.	16,788.39	500,000	0	5.04	5.04	15.7%	26.4%
77	17211 North Freeway
78	280 Station
79	Uncle Bob's Self Storage - Curry Ford
80	Hillcrest & Chiesa MHCs
80.01	Chiesa Estates MHC
80.02	Hillcrest MHC
81	Pinehurst Apartments
82	Las Brisas MHC
83	People's Mini Storage
84	Montierra Apartments
85	Holiday Air
86	Abbott Self Storage North
87	HBO Self Storage
88	Capitol House Tenants Corp.	13,175.83	500,000	0	5.56	5.56	22.9%	29.3%
89	168-176 East 88th Street Corporation	14,571.80	500,000	0	5.14	5.14	9.4%	30.0%
90	Western View
91	Pennington Place Apartments
92	Gracious Estates MHC
93	Seven Oaks
94	Orange Avenue Self Storage
95	2866 Marion Avenue Owners, Inc.	(A) $9,688.19 (B) $0.00	(A) $400,000.00 (B) $32,098.72	(A) $0.00 (B) $32,098.72	3.11	3.11	26.5%	17.4%
96	Montgomery Crossing
97	Live Oak MHC
98	Western Wagon Mobile Home Park
99	231 Park Place Owners Corp.

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield(9)(21)(22)	Mezzanine Debt Cut-off Date Balance($)	Sponsor(23)	Affiliated Sponsors	Mortgage Loan Number
1	Renaissance Chicago Downtown			Carey Watermark Investors Incorporated	Y- Group A	1
2	Life Time Fitness Portfolio			Life Time Fitness, Inc.		2
2.01	Life Time Fitness - Gilbert					2
2.02	Life Time Fitness - Orland Park					2
2.03	Life Time Fitness - Centreville					2
2.04	Life Time Fitness - South Austin					2
2.05	Life Time Fitness - San Antonio					2
3	Nordic Cold Storage Portfolio			Angelo, Gordon & Company		3
3.01	Nordic - Savannah GA					3
3.02	Nordic - Benson					3
3.03	Nordic - Lumberton					3
3.04	Nordic - Oxford AL					3
3.05	Nordic - Charlotte					3
3.06	Nordic - Goldsboro					3
3.07	Nordic - Forest					3
3.08	Nordic - Hattiesburg					3
4	Southern Highlands Marketplace			Garry V. Goett		4
5	Waltonwood Cary Parkway			Gurmale S. Grewal, Jeat S. Grewal, Lushman S. Grewal	Y- Group B	5
6	Brunswick Square			Simon Property Group		6
7	Prada Waikiki			Yoko Kimura; Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust; Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust		7
8	Charlottesville Apartment Portfolio			Richard T. Spurzem		8
8.01	Wertland Street Properties					8
8.02	10 University Circle					8
8.03	68 University Way					8
8.04	324 John Street					8
9	Euclid Plaza			David Diamond		9
10	Waltonwood at Lakeside			Gurmale S. Grewal, Jeat S. Grewal, Lushman S. Grewal	Y- Group B	10
11	Seven Hills Portfolio			MVP REIT		11
11.01	Building I					11
11.02	Building III					11
11.03	Building II					11
12	Shadelands Self-Storage			Mark D. Hall	Y- Group C	12
13	Residence Inn Houston - Katy Mills			Insignia Hospitality Group, Inc.		13
14	Springhill Suites Birmingham			John Tampa & Yagnesh Patel		14
15	Alcoa Exchange			Hall Equities Group	Y- Group C	15
16	Hampton Inn - Key Largo			Pacifica Hosts, Inc.		16
17	51st/52nd St. Tenants Corp.	30.3%		NAP		17
18	Concourse Village			Morris Realty Associates LLC; Joseph Morris; Robert Morris	Y- Group E	18
19	WP Carey Extra Space Florida Portfolio			Corporate Property Associates 18 - Global Incorporated	Y- Group A	19
19.01	Budget Self Storage				Y- Group A	19
19.02	Pleasant Hill Self Storage				Y- Group A	19
20	Wedgewood Commons			Morris Realty Associates LLC; Joseph Morris; Robert Morris	Y- Group E	20
21	Stanford Bridge			Charles Flock		21
22	Hotel Mazarin			Wayne Ducote and Joseph A. Jaeger, Jr.		22
23	Madison West Homewood Suites			C.J. Raymond	Y- Group F	23
24	Biltmore Apartments			Raymond Russo and Linda Russo		24
25	Sashabaw Meadows MHC			Gabriel J. Cahill		25
26	Madison West Hampton Inn & Suites			C.J. Raymond	Y- Group F	26
27	Washington Apartment Portfolio			Larry N. Blake and Michael Healy		27
27.01	McKinley Terrace					27
27.02	Meadow Park Garden Court					27
27.03	Chehalis Manor Apartments					27
27.04	Kennewick Garden Court Apartments					27
28	The Village at Carolina Place			Charles Hodges		28
28.01	The Manor Pineville					28
28.02	The Dorchester Pineville					28
29	Devonshire Portfolio #3			Devonshire Operating Partnership, LP and Devonshire REIT, Inc.		29
29.01	Beacon Square Shopping Center					29
29.02	Grand Haven Shopping Center					29
29.03	Titleist Club Apartments					29
30	Route 61 Distribution Center			Thomas B. Shell,Jr.		30
31	Holiday Inn - Houma, LA			Kishorbhai S. Patel and Jayesh Patel	Y- Group D	31
32	Holiday Inn Express & Suites - LaPlace			Kishorbhai S. Patel, Jayesh Patel and Vimal Patel	Y- Group D	32
33	Boise Spectrum			D. D. Dunlop Companies		33
34	Holiday Inn & Suites Williamsburg			Hitesh Patel		34
35	Crescent Square			Roxanne Chang; Myoung Soon Kang		35
36	Woodbridge Self Storage			CEM Capital		36
37	Center at Kirby			Ali Ebrahimi		37
38	Shodeen Portfolio			Eric M. Shodeen and Craig A. Shodeen		38
38.01	The Village at Mill Creek					38
38.02	One River					38
38.03	Dodson 1					38
38.04	Randall 2					38
38.05	Republic Building					38
38.06	Focas Building					38
39	Spirit Grocer Portfolio I			Spirit Realty, L.P.		39
39.01	Albertson's - Midland					39
39.02	Albertson's - Las Cruces					39
39.03	Stater Bros Markets - Lancaster					39
39.04	Bag 'N Save - Omaha					39
39.05	Albertson's - Boise					39
40	4S Village Center			Buie Stoddard Group	Y- Group G	40
41	Rancho Niguel			Buie Stoddard Group	Y- Group G	41
42	Stephanie Beltway Plaza			Andrew Tavakoli; Mason Shayan; Babak Mohammadi		42
43	LA Fitness - West Covina			Arturo Sneider		43
44	Holiday Inn Lakewood, CO			Granite Hospitality		44
45	Budget Store & Lock Portfolio			Mike Moyer & Joe Mooney		45
45.01	Bethlehem - Storage					45
45.02	Allentown- Storage					45
46	914 Hubbard Street			Mark R. Fisher		46
47	All Storage Lakeridge			Jay Schuminsky		47
48	Candlewood Suites Indianapolis		900,000	Tom Dora, Robert Dora, and McCormack Hotel Group II		48
49	Holiday Inn Express - Loveland			Robby Uehran, William G. Albrecht		49
50	Radisson Hotel - Baton Rouge			Kishorbhai S. Patel, Jayesh Patel and Jayatilal Patel	Y- Group D	50
51	Bay Area Self Storage			Derek K. Hunter, Jr. individually and as Trustee of The Hunter 1988 Revocable Trust		51
52	The Atriums at Somerset Bldgs P&Q			Carole Landa and William W. Landa		52
53	Comfort Suites - O'Hare			Beechwood Hospitality		53
54	Sayles Place Apts			Aubrey Carter Nowell		54
55	PG County Commercial & Tech Park			William L. Walde; Jack Y. Matthews		55
56	Dunwoody Plaza			Kenneth Levy		56
57	SecurLock Parker			Steven Houghton		57
58	Century Plaza			Century Plaza, LTD		58
59	159 Madison Owners Corp.	33.8%		NAP		59
60	Parkglenn Self Storage			John R. Aronson		60
61	Fremont City Sports Club			SyWest Holdings LLC		61
62	Highland Hills Estates			Spencer M. Partrich; Mickey Shapiro		62
63	Oaktree Estates MHC			Granite Oaktree Estates, LLC		63
64	450 North McClintock			David Gilbert		64
65	Cruz Alta Plaza			W. Robert Dyer Jr.		65
66	CubeSmart - Sonoma			Troy Downing; James F. Stark		66
67	Security Public Storage - San Ramon			Michael B. Eisler; Michael Orwitz; Michael Bradley Eisler Revocable Trust; Michael Orwitz Living Trust; BACO Realty Corporation		67
68	Oates Park Shopping Center			Tri-State Commercial Associates	Y- Group I	68
69	Irving Shopping Center			Tri-State Commercial Associates	Y- Group I	69
70	Ridgewood MHC			Ronald K. Weiss and David F. Gross		70
71	Water's Edge MHC			Edward C. Zeman		71
72	Oak Park Apartments			Stephen M. Stewart and Martin J. Ford		72
73	Del Papa MHC			Todd G. Lamb, John W. Harbison, Richard Rainer and Clayton L. McDaniel		73
74	Salinas Self Storage			R. Michael House; Evan Lillevand; Frank Gerber; Nancy E. Spencer		74
75	325 East 72nd Street, Inc.	46.3%		NAP		75
76	NB Owners Corp.	26.4%		NAP		76
77	17211 North Freeway			Hartman Income REIT, Inc.		77
78	280 Station			Jon Rotenstreich, Gail Bayer, Jeffrey Bayer		78
79	Uncle Bob's Self Storage - Curry Ford			Virtus Real Estate Capital Holdings, LP		79
80	Hillcrest & Chiesa MHCs			Paul E. Liechty and Paul S. Liechty		80
80.01	Chiesa Estates MHC					80
80.02	Hillcrest MHC					80
81	Pinehurst Apartments			Gary Baxter		81
82	Las Brisas MHC			John W. Hendry		82
83	People's Mini Storage			Steven T. Fry and Theresa L. Fry		83
84	Montierra Apartments			Afshin "Alan" Soroory		84
85	Holiday Air		2,383,616	Deane Earl Ross	Y- Group H	85
86	Abbott Self Storage North			James Gill Stice		86
87	HBO Self Storage			Leeroy A.Eilers		87
88	Capitol House Tenants Corp.	29.3%		NAP		88
89	168-176 East 88th Street Corporation	30.0%		NAP		89
90	Western View		2,100,000	Deane Earl Ross	Y- Group H	90
91	Pennington Place Apartments			Greg R. Whitehead		91
92	Gracious Estates MHC			Bo Thorenfeldt		92
93	Seven Oaks			Matthias Baumueller		93
94	Orange Avenue Self Storage			Joseph Ross Hannon and Michael Hannon		94
95	2866 Marion Avenue Owners, Inc.	17.4%		NAP		95
96	Montgomery Crossing			Richard J. Chew		96
97	Live Oak MHC			Bruce Simon		97
98	Western Wagon Mobile Home Park			Maurice A. Kaz		98
99	231 Park Place Owners Corp.			NAP		99

WFRBS Commercial Mortgage Trust 2014-C19

FOOTNOTES to ANNEX A-1

See "Annex D: Additional Mortgage Loan Information/Definitions" in the Free Writing Prospectus for additional information on all mortgage loans and "Annex B-3: Summaries of the Fifteen Largest Mortgage Loans" in the Free Writing Prospectus.

(1)
"WFB" denotes Wells Fargo Bank, National Association, "RBS" denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. ("RBSFP"), "LIG I" denotes Liberty Island Group I LLC, "Basis" denotes Basis Real Estate Capital II, LLC, and "CIIICM" denotes C-III Commercial Mortgage LLC. RBSFP was the originator of mortgage loan #12 (Shadelands Self-Storage), mortgage loan #36 (Woodbridge Self Storage), mortgage loan #40 (4S Village Center), and mortgage loan #41 (Rancho Niguel). The Royal Bank of Scotland plc was the sole originator of all other RBS loans.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable LTV, DSCR, Debt Yields and Cut-off Date Balance per Unit of Measure for each such mortgage loan are based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(3)
For mortgage loan #24 (Biltmore Apartments), the mortgaged property consists of a six story building with 125 apartment units, a two story building with five apartment units and 3,000 square feet of commercial space, and a one-story single family residence.

For mortgage loan #38 (Shodeen Portfolio), the Number of Units includes 11,511 square feet of office space in the One River mortgaged property, and 31 units encompassing 29,252 square feet of multifamily space in the Village at Mill Creek mortgaged property.

(4)
For mortgage loan #6 (Brunswick Square), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $77,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate ("Brunswick Square Loan Combination"). The Note A-2 mortgage loan is the non-controlling interest in the Brunswick Square Loan Combination.

(5)
For mortgage loans #1 (Renaissance Chicago Downtown) and #19 (WP Carey Extra Space Florida Portfolio), the borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12-month calendar period or (ii) with respect to the first two delinquent payments following any change by the lender to the Monthly P&I Payment following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

(6)
For mortgage loan #1 (Renaissance Chicago Downtown), the Appraised Value represents the as-is value assuming the self-directed performance improvement plan, which is expected to be completed by December 2014, has not been completed.  The appraised value assuming the self-directed performance improvement plan has been completed is $163,000,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $163,000,000 appraised value are 55.2% and 51.7%, respectively.

For mortgage loan #22 (Hotel Mazarin), the borrower exchanged a 10% ownership stake in the borrowing entity and historic tax credits arising from the 2012 renovation of the property to a tax credit investor for a capital contribution.  A master lease is in place with the tax credit investor as master tenant, and a borrower-controlled entity as master tenant manager. The master lease must remain in effect through January 1, 2017 to avert any recoupment of the historic tax credits from the tax credit investor by the Internal Revenue Service. The lender has agreed not to terminate the master lease prior to January 1, 2017. Mortgage loan underwriting was based on the underlying performance of the mortgaged property. However, based on the master lease rent payment of $1,350,000 annually, Cut-Off Date UW NOI and NCF Debt Yield are 10.0% and UW NOI and NCF DSCR are 1.56x. The Appraised Value assumes that the master lease tax credit structure will not impact the marketability of the mortgaged property and that a purchaser of the mortgaged property will likely acquire the master tenant manager’s interest as part of the purchase.

For mortgage loan #42 (Stephanie Beltway Plaza), the Appraised Value includes $1,180,000 attributed to two fully improved pad sites available for free release.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD, based on the appraised value excluding the pad site, are 59.7% and 49.6%, respectively.

With respect to the mortgage loans secured by residential cooperative properties, the as-is appraised value of each property is the appraised value of such property assuming such property is operated as a residential cooperative.

(7)	The Coop - Rental Value of a residential cooperative property is the appraised value of such property assuming such property is operated as a multifamily rental property.

(8)
Coop - Sponsor Units refers to the number of units owned by the original sponsor responsible for the property’s conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale (either individually or as a whole). Coop - Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units. Coop - Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated.  Coop - Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

(9)
For purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan, the U/W NCF and the U/W NOI for a residential cooperative property are based on the projected net cash flow reflected in an appraisal of such residential cooperative property.

For mortgage loan #8 (Charlottesville Apartment Portfolio), the U/W Revenues are based on leases signed for the 2014-2015 school year and, excluding the 1029 Wertland and 1115 Wertland Street mortgaged properties, has been 100% leased for over 10 years.  The portfolio is 98% pre-leased for the 2014-2015 school year and has been 100% leased for over 10 years.  The 1029 Wertland and 1115 Wertland Street morgaged properties have been 100% leased since their original construction dates.

(10)
With respect to the residential cooperative mortgage loans, the Occupancy Rate reported reflects the property vacancy assumption in the related appraisal for purposes of determining the Appraised Value of the related Mortgaged Property as a multifamily rental property (i.e., the Coop - Rental Value). Additionally, the Occupancy as-of Date reflects the appraisal valuation date for such loans.

(11)
With respect to the mortgage loans secured by residential cooperative properties, the Coop - Committed Secondary Debt equals the balance of any subordinate line of credit mortgage loan (the “Subordinate LOC”), based on the full face amount of the Subordinate LOC.

(12)
The Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown for the mortgage loans secured by residential cooperative properties are “NAP”. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the property if it were operated as a multifamily rental property.

(13)
For mortgage loan #39 (Spirit Grocer Portfolio I), the only tenants at the Stater Bros Markets – Lancaster (43,391 square feet), Bag ‘N Save – Omaha (66,582 square feet) and Albertson’s – Boise (42,120 square feet) mortgaged properties, representing 100% of net rentable square feet at the mortgaged properties, make semi-annual rent payments in arrears.  Semi-annual rent payments have been made through December 2013 for the Bag ‘N Save – Omaha and Albertson’s – Boise mortgaged properties.  Semi-annual rent payments have been made through August 2013 for the Stater Bros Market – Lancaster mortgage property.

(14)
In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting. The tenant leases discussed in this footnote are not intended to be an exclusive list. In particular, the tenant leases mentioned below are generally included only for top five tenants by net rentable square feet.

For mortgage loan #31 (Holiday Inn - Houma, LA) and #32 (Holiday Inn Express & Suites - LaPlace), the Other Escrow 1 will be replaced with a letter of credit within ten days of loan closing.

For mortgage loan #40 (4S Village Center), the largest tenant (3,900 square feet), representing  12.7% of net rentable square feet, has signed a lease which is scheduled to begin no later than September 1, 2014. There is a $1,441,161 reserve representing the gap rent period.

For mortgage loan #43 (LA Fitness – West Covina), the only tenant (45,000 square feet), representing 100% of net rentable square feet, has executed a lease and is in occupancy but is not scheduled to begin paying rent until March 28, 2014.  There is a $97,960 reserve representing the outstanding rent abatement.

For mortgage loan #55 (PG County Commercial & Tech Park), the fourth largest tenant (6,400 square feet), representing 4.4% of net rentable square feet, has executed a lease but is not in occupancy or paying rent. The fourth largest tenant is expected to begin paying rent in April 2014. There is a $21,601 reserve representing the gap rent period.

For mortgage loan #93 (Seven Oaks), there are 232 total available pads of which 85 are occupied by annual tenants. The Occupancy Rate reflects annual renters plus transient tenants as of February 4, 2014. Transient tenants may occupy the property for a period ranging from a day to several months. The underwritten occupancy figure was calculated based only on the annual rent paying tenants.

(15)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #4 (Southern Highlands Marketplace), the third largest tenant (13,650 square feet), representing 7.6% of net rentable square feet, has the right to terminate its lease as of September 2029, and every five years thereafter, upon providing six months written notice.

For mortgage loan #9 (Euclid Plaza), the largest tenant (36,960 square feet), representing 28.4% of net rentable square feet, may terminate its lease upon providing 12 months written notice between December 31, 2016 and March 1, 2017 and payment of a termination fee equal to $125,000.

For mortgage loan #11 (Seven Hills Portfolio), the second largest tenant (15,926 square feet), representing 13.9% of net rentable square feet, may terminate its lease at any time upon providing 30 days prior written notice in the event funding to the second largest tenant or its divisions, colleges, or departments fails and causes the tenant to no longer be able to fulfill lease obligations. In the event the second largest tenant exercises this right, the second largest tenant must pay all unamortized tenant improvements in excess of $50 per square foot made to the premises and the landlord's re-leasing costs.

For mortgage loan #18 (Concourse Village), the third largest tenant (19,125 square feet), representing 14.2% of net rentable square feet,  notified the landlord in February 2011 that landlord’s leasing and permitting continued operation of an adjacent restaurant was in breach of the exclusive use and prohibited use covenants of its lease. The landlord’s March 2011 response rejected the third largest tenant’s position, arguing that the lease requires that the third largest tenant shows its ability to conduct its normal business operations is materially adversely affected due to the breach of the covenants.  Upon doing so, rent shall be abated or reduced until the impairment is cured.  The landlord maintains that the third largest tenant has not been adversely affected and the third largest tenant has not pursued this claim, but, in its estoppel provided in connection with the mortgage loan, it did reserve all rights with respect to this claim.

For mortgage loan #30 (Route 61 Distribution Center), the largest tenant (114,550 square feet), representing 29.2% of net rentable square feet, may terminate the lease between April 2018 and November 2018 with nine months notice and a payment of $950,000. The second largest tenant (80,504 square feet), representing 20.5% of net rentable square feet, may terminate its lease on January 1, 2017 with six months notice and payment of $72,424. The fifth largest tenant (34,456 square feet) representing 8.8% of net rentable square feet, may terminate on December 1st of each year of the lease term, with 90 days notice.

For mortgage loan #35 (Crescent Square), the largest tenant (13,905 square feet), representing 26.7% of net rentable square feet, may terminate its lease as of December 31, 2020 and every five years thereafter upon providing six months written notice.

For mortgage loan #38 (Shodeen Portfolio), the fifth largest tenant (4,500 square feet), representing 6.3% of net rentable square feet, may terminate its lease at any time after May 31, 2014 upon payment of a $4,500 termination fee.

For mortgage loan #96 (Montgomery Crossing), the fourth largest tenant (2,245 square feet), representing 10.2% of net rentable square feet, may terminate its lease at any time after July 31, 2016 upon providing 90 days written notice and payment of all unamortized tenant improvements and leasing commissions.

(16)	For mortgage loan #13 (Residence Inn Houston - Katy Mills), the Monthly Replacement Reserve is equal to 1/12th of 4% of the annual rents of the mortgaged property for the previous calendar year.

For mortgage loan #14 (Springhill Suites Birmingham)  the Monthly Replacement Reserve commences on February 1, 2015, and is equal to the greater of (1) 1/12th of 4.0% of the gross income and (2) such amount required by the related Franchisor, to be adjusted annually each January thereafter, but in no event may the Monthly Replacement Reserve be less than $14,417.

For mortgage loan #16 (Hampton Inn – Key Largo), the Monthly Replacement Reserve will be adjusted to an amount equal to 1/12th of an amount equal to 4% of total revenue from the immediately prior 12 months.

For mortgage loan #22 (Hotel Mazarin), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of operating income from the prior fiscal year.

For mortgage loans #34 (Holiday Inn & Suites Williamsburg) and mortgage loan #53 (Comfort Suites - O'Hare), the Monthly Replacement Reserve will be adjusted to 1/12th of 4% of the annual gross revenues of the property for the previous 12 months.

For mortgage loan #35 (Crescent Square), the Monthly Replacement Reserve will be adjusted to $6,945 from April 2019 through March 2020.  From April 2020 through the end of the loan term, the Monthly Replacement Reserve will be $1,321 subject to a cap of $31,704.

For mortgage loan #44 (Holiday Inn Lakewood, CO), the Monthly Replacement Reserve will be adjusted to 1/12th of 4% of the budgeted rents for the current calendar year.

For mortgage loan #48 (Candlewood Suites Indianapolis) the Monthly Replacement Reserve is equal to the greater of (1) 1/12th of 4% of the actual annual gross income and (2) such amount required by the related Franchisor, to be adjusted annually each January, but in no event may the Monthly Replacement Reserve be less than $9,970.

(17)
For mortgage loan #9 (Euclid Plaza), until the largest tenant (36,960 square feet), representing 28.4% of net rentable square feet, enters into a lease extension that terminates at least five years beyond the current lease maturity date on terms and conditions reasonably acceptable to the lender, or an acceptable replacement tenant enters into a lease for at least five years and is paying full unabated rent, the TI/LC reserve can only be used for qualifying leasing expenses incurred in connection with current tenants occupying at least 4,000 square feet (80,939 square feet) or future tenants occupying the current vacant space (5,342 square feet).

(18)
For mortgage loan #22 (Hotel Mazarin), the Other Escrow I (Monthly) amount is not deposited in January, June, July, August, September and December and is only required in the remaining months to the extent that the reserve is less than the Other Escrow I Cap.  In addition, on an annual basis the lender may adjust the Other Escrow I Cap to 125% of the shortfall for the prior 12 months based on annual operating statements from the borrower.

(19)
For mortgage loan #3 (Nordic Cold Storage Portfolio), to obtain certain real estate tax abatements, the borrower’s predecessor-in-interest transferred the fee interest in the Nordic - Savannah, GA mortgaged property to the Savannah Economic Development Agency (“SEDA”).  The SEDA issued to the borrower’s predecessor-in-interest an economic development bond (the “Bond”) and leased the fee interest back to the borrower’s predecessor-in-interest pursuant to a ground lease (the “Ground Lease”) that expires in September 2022.  The rental payments under the Ground Lease and the amounts due to the holder of the Bond are equal, so that for so long as the holder of the Bond and the lessee under the Ground Lease are affiliates, no actual payments are required to be made.  All documents (and rights thereunder) related to the Bond and the Ground Lease were assigned to the borrower in connection with the borrower’s acquisition of the Nordic-Savannah, GA mortgaged property and were further collaterally assigned to the lender in connection with the origination of the Nordic Cold Storage Portfolio Loan.  For so long as the Ground Lease is in place, the Nordic - Savannah, GA mortgaged property benefits from a real estate tax abatement.  The lender has standard notice and cure rights under the Ground Lease so that it can maintain the tax benefit in the event of a default or an early termination of the Ground Lease.  Upon the expiration of the Ground Lease, the borrower is required to purchase the fee interest from SEDA for $1.00 (plus any related costs and expenses), which such purchase is contemplated under the terms of the Ground Lease.

(20)
With respect to the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, except for mortgage loan #95 (2866 Marion Avenue Owners, Inc.), the Whole Loan Cut-off Date Balance equals the sum of the Cut-off Date Balance plus the balance of the existing subordinate loan, assuming the existing subordinate loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date. See Footnote 23 below with respect to the 2866 Marion Avenue Owners, Inc. subordinate debt.

Except for mortgage loan #95 (2866 Marion Avenue Owners, Inc.), the Whole Loan Debt Service, Whole Loan UW NOI DSCR and Whole Loan UW NCF DSCR for the mortgage loans secured by residential cooperative properties that have existing subordinate secured debt are calculated assuming (i) that interest on the subordinate secured indebtedness is accruing pursuant to the applicable loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of February 14, 2014 and giving effect to any applicable interest rate floor), (ii) that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) that the initial interest-only period for such subordinate secured indebtedness has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note. See Footnote 23 below with respect to the 2866 Marion Avenue Owners, Inc. subordinate debt.

Except for mortgage loan #95 (2866 Marion Avenue Owners, Inc.), the Subordinate Secured Debt Original Balance for the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness indicates as if the existing subordinate loan amount is fully advanced on the date of closing of said subordinate loan. See Footnote 22 below with respect to the 2866 Marion Avenue Owners, Inc. subordinate debt.

With respect to the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, except for mortgage loan #95 (2866 Marion Avenue Owners, Inc.), the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the subordinate secured indebtedness as of February 14, 2014. See Footnote 22 below with respect to the 2866 Marion Avenue Owners, Inc. subordinate debt.

(21)
Except for mortgage loan #95 (2866 Marion Avenue Owners, Inc.), the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-Off Date U/W NCF Debt Yield for the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness are calculated assuming that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date. See Footnote 22 below with respect to the 2866 Marion Avenue Owners, Inc. subordinate debt.

(22)
For mortgage loan #95 (2866 Marion Avenue Owners, Inc. Mortgage) the property securing such loan is subject to (A) a subordinate line of credit mortgage loan in the amount of $400,000 (the “Subordinate LOC”) and (B) a subordinate wraparound mortgage (the “Wrap Mortgage”) with a stated principal balance of $1,682,099.  The wraparound mortgagee’s “equity” (i.e., principal amount of the Wrap Mortgage as to which the wraparound mortgagee is entitled to payment) is $32,098.72 (such amount, the “Wrap Mortgage Equity Amount”).  Simultaneously with the closing of the 2866 Marion Avenue Owners, Inc. Mortgage Loan, the holder of the Wrap Mortgage (the “Wrap Mortgagee”) entered into an Intercreditor and Subordination Agreement.  For all purposes herein, the Wrap Mortgage is considered to have a principal balance equal to the Wrap Mortgage Equity Amount with no required debt service payments.

For the mortgage loan #95 (2866 Marion Avenue Owners, Inc.) the Whole Loan Cut-off Date Balance equals the sum of the Cut-off Date Balance plus the balance of the Subordinate LOC, assuming the Subordinate LOC is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, plus the Wrap Mortgage Equity Amount.

For the mortgage loan #95 (2866 Marion Avenue Owners, Inc.) the Whole Loan U/W NOI DSCR, Whole Loan U/W NCF DSCR, and component (A) of Whole Loan Cut-off Debt Service are calculated assuming (i) that interest on the Subordinate LOC is accruing pursuant to the applicable loan document (with the applicable interest rate determined using 1 month LIBOR in effect as of February 14, 2014 and giving effect to any applicable interest rate floor), (ii) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (iii) that the initial interest-only period for the Subordinate LOC has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (iv) that no payments are required under the Wrap Mortgage. The Whole Loan Cut-off Debt Service with respect to component (B) is calculated assuming no payments are required under the Wrap Mortgage.

For the mortgage loan #95 (2866 Marion Avenue Owners, Inc.) the Whole Loan Cut-Off Date LTV Ratio, Whole Loan Cut-Off Date UW NOI Debt Yield and Whole Loan Cut-Off Date UW NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced, the entire amount thereof is outstanding as of the Cut-off Date, and that the Wrap Mortgage has a principal balance of equal to the Wrap Mortgage Equity Amount.

(23)
With respect to the mortgage loans secured by residential cooperative properties, each property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity.

(24)	For mortgage loan #2 (Life Time Fitness Portfolio), the only tenant (526,671 square feet), representing 100% of net rentable square feet at the mortgaged properties, is affiliated with the borrower.

For mortgage loan #38 (Shodeen Portfolio), the largest tenant in the portfolio (6,053 square feet), representing 8.5% of net rentable square feet, is affiliated with the borrower.